                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-69864

                                   PROSPECTUS
                                 $1,369,000,000
                         LEASE INVESTMENT FLIGHT TRUST
                               OFFER TO EXCHANGE
           CLASS A-1 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1,
           CLASS A-2 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1, CLASS A-3 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1,
           CLASS B-1 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1,
             CLASS B-2 FIXED RATE ASSET BACKED NOTES SERIES 2001-1,
           CLASS C-1 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1,
           AND CLASS C-2 FIXED RATE ASSET BACKED NOTES SERIES 2001-1
                          FOR ANY AND ALL OUTSTANDING
           CLASS A-1 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1,
           CLASS A-2 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1, CLASS A-3 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1,
           CLASS B-1 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1,
             CLASS B-2 FIXED RATE ASSET BACKED NOTES SERIES 2001-1,
           CLASS C-1 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1,
           AND CLASS C-2 FIXED RATE ASSET BACKED NOTES SERIES 2001-1

    This prospectus and the accompanying letter of transmittal relate to the offer by Lease Investment Flight Trust, or LIFT for short, to exchange up to $1,369,000,000 aggregate principal amount of new exchange notes for any and all outstanding notes of the same class that were issued in a private offering by LIFT on June 26, 2001.

    (1) The exchange offer expires 5:00 p.m., New York City time, on December 12, 2001, unless extended.

    (2) The terms of each class of exchange notes are substantially identical to the terms of the same class of originally issued notes, except that the exchange notes will be freely transferable and issued free of covenants regarding exchange and registration rights.

    (3) All notes that are validly tendered and not validly withdrawn will be exchanged.

    (4) Tenders of notes may be withdrawn at any time prior to expiration of the exchange offer.

    (5) Holders of originally issued notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Notes not exchanged in the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but except under very limited circumstances will have no further exchange or registration rights.

    (6) The originally issued notes were listed on the Luxembourg Stock Exchange on October 4, 2001. LIFT has applied to list the exchange notes on the Luxembourg Stock Exchange.

    PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE EXCHANGE NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    LIFT MAY AMEND OR SUPPLEMENT THIS PROSPECTUS FROM TIME TO TIME BY FILING AMENDMENTS OR SUPPLEMENTS AS REQUIRED. PLEASE READ THIS ENTIRE PROSPECTUS, THE ACCOMPANYING LETTER OF TRANSMITTAL, THE RELATED DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR INVESTMENT DECISION.

                THE DATE OF THIS PROSPECTUS IS NOVEMBER 8, 2001.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Where You Can Find More Information.........................     ii
Summary.....................................................      1
Risk Factors................................................     11
Forward-Looking Statements..................................     17
Use of Proceeds of the Exchange Notes.......................     18
The Exchange Offer..........................................     19
Lease Investment Flight Trust...............................     30
Portfolio Information.......................................     49
The Commercial Aircraft Industry............................     62
Management of LIFT..........................................     86
Capitalization..............................................     89
Selected Consolidated Financial Data........................     89
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     90
Note Payment Assumptions....................................     93
Description of the Indenture and the Notes..................    106
Reports to Noteholders......................................    146
Book-Entry Registration, Global Clearance and Settlement....    148
Plan of Distribution........................................    151
U.S. Federal Income Tax Consequences........................    152
ERISA Considerations........................................    156
Legal Matters...............................................    156
Luxembourg Listing and General Information..................    157
Experts.....................................................    157
Index to Financial Statements...............................    F-1
Appendices..................................................      1

                      WHERE YOU CAN FIND MORE INFORMATION

    LIFT became subject to the information reporting requirements of the Securities Exchange Act of 1934 upon the effectiveness of the Registration Statement on Form S-4 filed by LIFT under the Securities Act with respect to the exchange notes and in accordance with the Exchange Act will file reports, proxy statements and other information with the Securities and Exchange Commission. Any reports and other information filed by LIFT with the SEC may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the SEC located at the Woolworth Building, 233 Broadway, New York, New York 10279 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC maintains a web site (http://www.sec.gov) that contains the registration statement of which this prospectus is a part and will contain future reports and other information filed by LIFT.

    This prospectus does not contain all the information set forth in the registration statement and its exhibits and schedules, some portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to LIFT and the exchange notes, please read the registration statement and the exhibits and schedules filed with it. They are on file at the offices of the SEC and may be obtained upon payment of the fee prescribed by the SEC or may be examined without charge at the offices of the SEC. Statements contained in this prospectus as to the contents of any documents are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the SEC.

    The notes originally issued to you were listed on the Luxembourg Stock Exchange on October 4, 2001, and the exchange notes will be listed upon issuance, subject only to notice of issuance. The constitutive documents of LIFT and the legal notice relating to the issuance of the notes have been deposited with the Registrar of the District Court in Luxembourg-Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg where they will be available for inspection and where these documents will be obtainable upon request. Copies of this prospectus and the reports to the holders of the notes referred to under "Reports to Noteholders" are available at the office of the listing agent in
Luxembourg: Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg. Financial information regarding LIFT will be included in LIFT's quarterly reports on Form 10-Q and annual reports on Form 10-K and will be available at the office of the listing agent in Luxembourg after the respective reports are filed with the SEC.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND DOES NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. PLEASE READ THE ENTIRE PROSPECTUS FOR MORE COMPLETE INFORMATION ABOUT LIFT, THE NOTES AND THE EXCHANGE OFFER BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

LEASE INVESTMENT FLIGHT TRUST

    LIFT was formed on June 13, 2001 as a Delaware business trust. On June 26, 2001, LIFT acquired one direct subsidiary, LIFT Trust-Sub 1, or LIFT 1, a Delaware business trust, from Automatic LIFT I, LP. LIFT 1 owns various domestic and foreign subsidiaries that own or lease aircraft. The authorized business of LIFT and its subsidiaries is limited to buying, owning, leasing, maintaining, operating or selling aircraft. LIFT's principal executive offices are located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890. Its telephone number is (302) 651-1000. Affiliates of Automatic LLC own indirectly all the beneficial interest of LIFT.

    On June 26, 2001, LIFT issued $1,429.0 million of its initial notes, consisting of $400.0 million of its initial Class A-1 Notes, $260.0 million of its initial Class A-2 Notes, $425.0 million of its initial Class A-3 Notes, $60.0 million of its initial Class B-1 Notes, $83.0 million of its initial
Class B-2 Notes, $69.0 million of its initial Class C-1 Notes, $72.0 million of its initial Class C-2 Notes, $35.0 million of its initial Class D-1 Notes and $25.0 million of its initial Class D-2 Notes. As of the date of this prospectus, $400.0 million of LIFT's initial Class A-1 Notes, $260.0 million of LIFT's initial Class A-2 Notes, $409.0 million of LIFT's initial Class A-3 Notes,
$59.1 million of LIFT's initial Class B-1 Notes, $81.8 million of LIFT's initial Class B-2 Notes, $69.0 million of LIFT's initial Class C-1 Notes, $72.0 million of LIFT's initial Class C-2 notes, $35.0 million of LIFT's initial Class D-1 notes and $25.0 million of LIFT's initial Class D-2 notes were outstanding. The outstanding notes are not, and the exchange notes will not be, obligations of, or guaranteed by, General Electric Capital Corporation or any of its affiliates. The exchange notes are not being offered for sale by General Electric Capital Corporation or any of its affiliates. The initial Class D Notes are not part of the exchange offer.

    LIFT used the proceeds from the sale of the initial notes to pay the cash purchase price described in the following paragraph, to repay the bridge notes described later in this paragraph, to fund cash reserves and to pay transaction expenses. LIFT is authorized to issue additional notes to acquire additional aircraft. On June 26, 2001, LIFT 1 issued $1,310.5 million of bridge notes to Credit Suisse First Boston. The proceeds of the bridge notes were used by LIFT 1 to pay the aircraft purchase price to General Electric Capital Corporation as described below.

    Also on June 26, 2001, LIFT and its subsidiaries agreed with Automatic LIFT I, LP to purchase LIFT 1 under a beneficial interest purchase agreement, to pay to Automatic the cash purchase price of approximately $5.5 million and to repay the bridge notes on behalf of LIFT 1. As a result, LIFT 1 became a wholly-owned subsidiary of LIFT on June 26, 2001.

    On June 26, 2001, LIFT 1 agreed to purchase the 39 initial aircraft from General Electric Capital Corporation and its affiliates under an asset purchase agreement and paid the full aircraft purchase price for all 39 aircraft from the proceeds of the bridge notes. As of the date of this prospectus, 36 of the 39 initial aircraft had been delivered to LIFT 1. General Electric Capital Corporation and the other sellers are obligated to deliver all of the remaining initial aircraft or substitute aircraft meeting the criteria specified in that agreement no later than January 22, 2002. If any undelivered aircraft is significantly damaged or is destroyed before delivery, the sellers may elect either to pay over any insurance proceeds or to deliver a substitute aircraft. If an undelivered aircraft or a substitute aircraft is not timely delivered for any other reason, General Electric Capital Corporation is required to refund a portion of the purchase price to LIFT 1.

    As of December 31, 2000, the 39 initial aircraft had an aggregate initial appraised value of approximately $1,551.491 million. As of the date of this prospectus, 38 of the initial aircraft are leased to 24 lessees based in 17 countries. As of the date of this prospectus, one aircraft is off-lease. Delivery of any initial aircraft is to include the lessor's rights under the related lease. Pending delivery of the initial aircraft, the sellers will pay LIFT and its subsidiaries an amount equal to all security deposits under the leases as of June 26, 2001 and are in general required to pay LIFT and its subsidiaries an amount equal to all rents, maintenance reserves and other payments made under the leases after June 26, 2001. Pending delivery, LIFT will in general be responsible for all amounts payable by the lessor under the leases after June 26, 2001 in respect of any maintenance. LIFT and its subsidiaries must accept delivery of an initial aircraft even if the related lessee is not current on its payment obligations.

SELECTED FEATURES OF THE EXCHANGE NOTES AND THE INITIAL CLASS D NOTES

    The following table summarizes selected terms and attributes of the exchange notes and the initial Class D Notes. You should not view the ratings of the notes as a recommendation to buy, sell or hold the notes. The ratings only address the likelihood of the timely payment of interest at the rate specified below and the ultimate payment of principal on those notes. The ratings do not address other payments on the notes or the effect of any withholding tax on the notes.

                                 CLASS A-1            CLASS A-2           CLASS A-3            CLASS B-1       CLASS B-2
                                   NOTES                NOTES               NOTES                NOTES           NOTES
                            --------------------   ---------------   --------------------   ---------------   ------------
Initial Aggregate
  Amount..................      $400,000,000        $260,000,000         $425,000,000         $60,000,000     $83,000,000
Aggregate Principal Amount
  as of 11/08/01..........      $400,000,000        $260,000,000         $409,043,872         $59,138,887     $81,808,793
  Ratings
    Fitch.................           AA                  AA                   AA                   A               A
    Moody's...............          Aa2                  Aa2                 Aaa                  A2               A2
    Standard & Poor's.....           AA                  AA                   AA                   A               A
Interest Rate.............      LIBOR+0.390%        LIBOR+0.430%         LIBOR+0.430%        LIBOR+1.120%        7.124%
Initial Loan to Value.....         66.38%              66.38%               66.38%              75.13%           75.13%
Initial Loan to Assumed
  First Year's Net
  Revenue.................          7.8x                7.8x                 7.8x                8.8x             8.8x
Assumed Interest Coverage
  Ratio...................          2.1x                2.1x                 2.1x                1.4x             1.4x
Expected Weighted Average
  Life (Years)............          2.05                3.05                 4.96                10.20           10.20
Expected Initial Principal                                                                                      July 15,
  Payment Date............     July 15, 2003        July 15, 2004       July 15, 2001        July 15, 2001        2001
Expected Final Payment
  Date....................     July 15, 2003        July 15, 2004      August 15, 2010       May 15, 2018     May 15, 2018
                                                                                                                July 15,
Final Maturity Date.......     July 15, 2031        July 15, 2031       July 15, 2016        July 15, 2031        2031

                                                             CLASS C-1       CLASS C-2        CLASS D-1       CLASS D-2
                                                               NOTES           NOTES            NOTES           NOTES
                                                          ---------------   ------------   ---------------   ------------
Initial Aggregate Amount................................    $69,000,000     $72,000,000      $35,000,000     $25,000,000
  Ratings
Aggregate Principal Amount as of 11/08/01...............    $69,000,000     $72,000,000      $35,000,000     $25,000,000
  Fitch.................................................        BBB             BBB              BB               BB
  Moody's...............................................       Baa2             Baa2             Ba2             Ba2
  Standard & Poor's.....................................        BBB             BBB              BB               BB
Interest Rate...........................................   LIBOR+2.120%        8.093%       LIBOR+2.000%        8.000%
Initial Loan to Value...................................      83.76%           83.76%          87.43%           87.43%
Initial Loan to Assumed First Year's Net Revenue........       9.8x             9.8x            10.3x           10.3x
Assumed Interest Coverage Ratio.........................       1.2x             1.2x            1.2x             1.2x
Expected Weighted Average Life (Years)..................       10.60           10.60            10.60           10.60
                                                                              July 15,                         July 15,
Expected Initial Principal Payment Date.................   July 15, 2002        2002        July 15, 2002        2002
Expected Final Payment Date.............................   May 15, 2018     May 15, 2018    May 15, 2018     May 15, 2018
                                                                              July 15,                         July 15,
Final Maturity Date.....................................   July 15, 2031        2031        July 15, 2031        2031

    The exchange offer applies to the initial Class A, Class B, and Class C Notes. The exchange offer does not apply to the initial Class D Notes, but a few terms of the Class D Notes are described where useful to understanding the priority of payments.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

The Exchange Notes........................  LIFT will issue the exchange notes under the trust indenture dated as of June 26, 2001 between it, LIFT 1,
                                            as the bridge issuer, Phoenix American Financial
                                            Services, Inc., as the administrative agent, and Bankers
                                            Trust Company, who will act as the trustee.

Payment Dates.............................  The 15th day of each month or, if that date is not a business day in New York, New York, London, England and,
                                            with respect to any action to be taken there,
                                            Luxembourg, the next day that is a business day.

Interest..................................  LIFT must pay interest on the exchange notes at a rate per annum of LIBOR plus 0.39% for the Class A-1 Notes,
                                            LIBOR plus 0.43% for the Class A-2 Notes, LIBOR plus
                                            0.43% for the Class A-3 Notes, LIBOR plus 1.12% for the
                                            Class B-1 Notes, 7.124% for the Class B-2 Notes, LIBOR
                                            plus 2.12% for the Class C-1 Notes and 8.093% for the
                                            Class C-2 Notes. Interest is payable monthly on each
                                            payment date.

Calculation of Interest...................  Interest based on LIBOR will be calculated on the basis of a year of 360 days and the actual number of days
                                            elapsed. Interest at a fixed rate will be calculated on
                                            the basis of a year of 360 days and of twelve 30-day
                                            months.

Maturity Step-Up Interest.................  If any Class A-1 Note or Class A-2 Note is not paid in full on or before its expected maturity date, interest
                                            for that Class A-1 Note or Class A-2 Note will accrue
                                            after that date at a rate equal to its existing rate
                                            plus 0.50% per annum. Payments of interest at the
                                            increased rate have a lower payment priority than
                                            regular interest payments and will not be rated.

Additional Interest.......................  Accrued interest and premium on any note that is not paid when due will bear interest at the then current
                                            interest rate for that note. For this purpose, the then
                                            current interest on any note will include any rate
                                            increase resulting from the failure to have paid any
                                            Class A-1 Note or Class A-2 Note on or before its
                                            expected maturity date. Payments of interest on past due
                                            interest or premium have a lower payment priority than
                                            regular interest payments and will not be rated.

Expected Principal Payments...............  Principal payments are not fixed in amount but rather are determined monthly based on revenues collected and
                                            costs incurred prior to the relevant calculation date.
                                            Effectively, all revenues collected during each monthly
                                            period are, after payment of expenses, paid out or
                                            reserved in accordance with the payment priorities set
                                            out on page 117. LIFT has,

                                            however, determined expected principal payments of the
                                            notes based on revenue assumptions regarding primarily:

                                            (1) the timing and amount of payments under current
                                            leases and future leases;

                                            (2) the terms of future leases;

                                            (3) LIFT's ability to refinance the Class A-1 and
                                            Class A-2 Notes; and

                                            (4) the amount of operating costs incurred in the
                                            ordinary course of LIFT's business.

                                            These expected payments are reflected in the "Expected
                                            Final Payment Date" line item in the table set out on
                                            page 3 and in the table entitled "Percent of Initial
                                            Principal Balance of the Initial Notes Based on the
                                            Assumed Case" on page 96. It is unlikely that actual
                                            experience will correspond to those assumptions. The
                                            timing and amount of the principal payments on any note
                                            may, therefore, vary from the expected principal
                                            payments and may vary significantly.

                                            If revenues decline too significantly, LIFT may be able
                                            to repay only part of the principal of the notes.

                                            For a more detailed explanation of the formulas that
                                            determine principal payments and the assumptions on
                                            which the expected final payment dates are based, please
                                            see the following:

                                            Pages 11 to 16 and 30 to 37, for various risk factors
                                            and business conditions, respectively, that can, and
                                            likely will determine and result in monthly variances in
                                            revenues and expenses that will affect the principal
                                            payments on the notes.

                                            Pages 107 to 112, for the several mathematical formulas
                                            that are applied to the monthly revenues received to
                                            determine interest, principal and other payments.

                                            Pages 93 to 105, for the various assumptions that were
                                            used to determine the expected final payment dates
                                            referred to above as well as the expected average life
                                            and the expected final payment date of each of the
                                            classes of notes.

                                            Pages 117 to 122, for the priorities by which these
                                            payments are allocated among the classes of notes and
                                            LIFT's other obligations.

                                            Pages 97 to 105, for the effect that a variety of
                                            specified changes in these assumptions would have on the
                                            expected final payment dates and average life of the
                                            notes.

Optional Redemption of the Notes..........  LIFT may at any time redeem any class or subclass of notes by giving specified required notices and
                                            depositing the necessary funds with the security
                                            trustee. A redemption prior to acceleration of the notes
                                            may be of the whole or any part

                                            of any class or subclass of notes. A redemption after
                                            acceleration of the notes upon default may only be of
                                            all of the notes. LIFT may redeem notes only from funds
                                            other than its and its subsidiaries' operating cash
                                            flow, but it may use the proceeds of notes issued to
                                            refinance the redeemed notes.

                                            Except in a redemption to avoid material taxes or after
                                            acceleration, LIFT must pay a premium when it redeems
                                            any notes. Redemption payments are not subject to the
                                            order of payment priorities described in this summary.

                                            Proceeds from the sale or loss of an aircraft will be
                                            paid in accordance with those payment priorities, and
                                            any resulting payments of principal will not be deemed a
                                            redemption.

Refinancing Notes and Additional Notes....  LIFT may redeem outstanding notes using the proceeds of refinancing notes issued under the indenture governing
                                            the notes. Refinancing notes need not be of the same
                                            class or subclass as the notes they refinance and may be
                                            issued in any subclasses of Class A, Class B, Class C
                                            and Class D Notes. LIFT also has the right to finance
                                            the acquisition of additional aircraft in part through
                                            the issuance of additional notes under the indenture and
                                            additional beneficial interests. The additional notes
                                            may be issued in any one or more subclasses of Class A,
                                            Class B, Class C and Class D Notes. Any class or
                                            subclass of refinancing notes or additional notes will
                                            have the same payment priority as other notes of the
                                            class and subclass to which those notes belong but may
                                            not ever have a payment priority higher than that of the
                                            Class A Notes.

Sources of Payments on the Notes..........  The only sources for payments of the notes and the other obligations of LIFT and its subsidiaries consist of

                                            (1) payments from the leasing of aircraft owned or to be
                                            acquired by them;

                                            (2) sales and insurance proceeds;

                                            (3) amounts drawn under any credit support facilities;

                                            (4) net payments under any swap or other hedging
                                            agreements;

                                            (5) amounts on deposit in the accounts held by the
                                            security trustee and related investment earnings; and

                                            (6) net cash proceeds received from the sale of any
                                            refinancing notes.

                                            LIFT will make payments on the notes only after the
                                            payment of ongoing expenses.

Security for the Notes....................  The notes are direct obligations of LIFT. Holders will not have any lien or similar interest in any of the
                                            aircraft. LIFT and its subsidiaries will grant to the
                                            security trustee for the

                                            benefit of the holders of the notes and the other
                                            secured parties a security interest in:

                                            (1) the ownership interests in the aircraft-owning
                                            subsidiaries of LIFT;

                                            (2) the individual aircraft leases;

                                            (3) any cash or other assets contained in the accounts
                                            held by the security trustee; and

                                            (4) rights under the servicing agreement for the
                                            aircraft and other service, credit support and hedge
                                            agreements.

Cash Reserves.............................  Cash reserves as of the date of this prospectus are approximately $83.0 million, exclusive of security
                                            deposits and maintenance reserves under the leases. Cash
                                            reserves provide a source of liquidity to pay ongoing
                                            expenses, amounts due under senior swap agreements and
                                            interest on the notes. If cash reserves fall below
                                            $33.0 million, LIFT may continue to pay ongoing
                                            expenses, senior swap amounts and interest on the
                                            Class A Notes but may not make any payments having a
                                            lower payment priority until the reserves have been
                                            replenished to that amount. Similar cash reserve levels
                                            have been set as to the Class B, Class C and Class D
                                            Notes and are available for payments that rank prior to,
                                            or have the same ranking as, payments of interest on the
                                            Class B, Class C and Class D Notes, respectively. The
                                            reserve levels will be reduced as principal is paid and
                                            may be reduced by LIFT if the rating agencies confirm
                                            that they will not lower, qualify or withdraw their
                                            ratings.

Operating Covenants.......................  LIFT may not enter into any future lease unless it is in compliance with geographic and other concentration
                                            limits. This restriction does not apply to renewals,
                                            extensions or restructurings of existing leases. LIFT
                                            may enter into a future lease not meeting these
                                            requirements if the rating agencies confirm that they
                                            will not lower, qualify or withdraw their ratings of any
                                            notes as a result.

Tax Withholding...........................  LIFT is not obligated to make any additional payments on the notes to offset any withholding or deduction from
                                            payments on the notes required under applicable law. If
                                            any withholding or deduction is required as to payments
                                            on the notes and LIFT does not redeem the notes, the net
                                            amount of interest received by the holders of the notes
                                            will be reduced by the amount of such withholding or
                                            deduction.

OVERVIEW OF PRIORITY OF PAYMENTS

    The following list summarizes the order of priority of payments on the notes and other obligations of LIFT out of all funds received by LIFT and its subsidiaries other than security deposits and funds required by any lease to be segregated and funds to be used to redeem the notes. LIFT may incur any amount of additional notes at any and at all levels of payment priority if the proceeds are used to acquire more aircraft and for related purposes and if the rating agencies confirm that they will not lower, qualify or withdraw their ratings of any notes as a result. For definitions of the terms used below and further information about the priority of payments and changes in the order of priority upon acceleration of the notes, please see "Description of the Indenture and the Notes--Priority of Payments".

    - Regularly occurring fees, indemnities and other ongoing expenses

    - Class A Notes interest and interest rate and currency swap payments that are senior

    - Payments under any credit facilities or to cash collateral accounts at the Class A Notes level

    - Replenishment of reserves to the lowest required level

    - Class A Notes Minimum Principal Payment Amount

    - Class B Notes interest

    - Payments under any credit facilities or to cash collateral accounts at the Class B Notes level

    - Replenishment of reserves to the next required level

    - Class B Notes Minimum Principal Payment Amount

    - Class C Notes interest

    - Payments under any credit facilities or to cash collateral accounts at the Class C Notes level

    - Replenishment of reserves to the next required level

    - Class C Notes Minimum Principal Payment Amount

    - Class D Notes interest

    - Payments under any credit facilities or to cash collateral accounts at the Class D Notes level

    - Replenishment of reserves to the highest required level

    - Class D Notes Minimum Principal Payment Amount

    - Anticipated expenses other than for modifications of aircraft and refinancings

    - Increased interest on the Class A-1 Notes and the Class A-2 Notes and interest on past due interest and premium

    - Class A Notes Scheduled Principal Payment Amount

    - Class B Notes Scheduled Principal Payment Amount

    - Class C Notes Scheduled Principal Payment Amount

    - Class D Notes Scheduled Principal Payment Amount

    - Reimbursement of any payments made by LIFT to cure note defaults from other funds

    - Expenses related to modifications of aircraft and refinancings

    - Class A Notes outstanding principal

    - Class B Notes outstanding principal

    - Class C Notes outstanding principal

    - Class D Notes outstanding principal

    - Interest rate and currency swap payments that are subordinated

    - Additional fees under the aircraft servicing agreement

    - Remainder to LIFT for distribution to the holders of its beneficial interests

SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

The Exchange Offer.....................  LIFT is offering to exchange up to $1,369 million aggregate principal amount of exchange notes for an equal
                                         aggregate principal amount of outstanding notes of the
                                         same class. The form and terms of each class of exchange
                                         notes are substantially the same as the form and terms of
                                         the outstanding notes of the same class, except that the
                                         exchange notes have been or will be registered under the
                                         Securities Act and will not bear legends restricting their transfer.

Registration Rights Agreement..........  You have rights to exchange your Class A, Class B or
                                         Class C Notes for exchange notes of the same class, and
                                         the exchange offer is intended to satisfy those rights.
                                         After the exchange offer is complete, you will no longer
                                         be entitled to any exchange or registration rights with
                                         respect to your notes unless you tender your notes and do
                                         not receive freely tradable exchange notes in the exchange offer or you are ineligible to participate in the exchange offer.

Resales of the Exchange Notes..........  LIFT believes that the exchange notes may be resold by you without compliance with the registration and prospectus
                                         delivery provisions of the Securities Act if:

                                         (1) you are acquiring the exchange notes in the ordinary
                                         course of your business;

                                         (2) you are not participating, do not intend to
                                         participate and have no arrangement or understanding with
                                         any person to participate, in a distribution of the
                                         exchange notes;

                                         (3) you are not an affiliate of LIFT; and

                                         (4) you are not an initial purchaser who acquired notes
                                         directly from LIFT in the initial offering.

                                         If you do not meet those conditions, you may incur
                                         liability under the Securities Act if you transfer any
                                         exchange note without delivering a prospectus meeting the
                                         requirements of the Securities Act. LIFT does not assume,
                                         or indemnify you against, that liability.

                                         Each broker-dealer that receives exchange notes for its
                                         own account in exchange for the notes originally issued to it, where such original notes were acquired by that
                                         broker-dealer as a result of market-making activities or
                                         other trading activities, must acknowledge that it will
                                         deliver a prospectus in connection with any resale of
                                         exchange notes. A broker-dealer may use this prospectus
                                         for an offer to resell or to otherwise transfer the
                                         exchange notes.

Expiration Date........................  The exchange offer will expire at 5:00 p.m., New York City time, on December 12, 2001, unless LIFT decides to extend
                                         the exchange offer.

Conditions to the Exchange Offer.......  The only conditions to completing the exchange offer are that the exchange offer not violate applicable law or any
                                         applicable interpretation of the staff of the SEC; that no action or proceeding is instituted with respect to the
                                         exchange offer; that no law, rule or regulation is adopted that LIFT expects would impair its ability to proceed with the exchange offer; and that LIFT obtains all necessary
                                         governmental approval for the exchange offer.

Procedures for Tendering Notes.........  The outstanding Class A, Class B and Class C Notes were issued as global securities in fully registered form.
                                         Beneficial interests in those notes held by direct or
                                         indirect participants in The Depository Trust Company
                                         through depositary interests are shown on records
                                         maintained in book-entry form by DTC with respect to its
                                         participants. Transfers can be made only on those records.
                                         If you are a holder of a note held in the form of a
                                         book-entry interest and you wish to tender your note under the exchange offer, you must transmit through a financial
                                         institution that is a participant in DTC's book-entry
                                         transfer facility system on or prior to the expiration of
                                         the exchange offer a computer-generated message
                                         transmitted by means of DTC's Automated Tender Offer
                                         Program system together with a part of a confirmation of
                                         book-entry transfer in which you acknowledge and agree to
                                         be bound by the terms of the letter of transmittal.

Special Procedures for Beneficial
  Owners...............................  If you are the beneficial owner of notes that are registered in the name of a broker, dealer, commercial
                                         bank, trust company or other nominee and you wish to
                                         tender your notes, you should promptly contact the person
                                         in whose name your notes are registered and instruct that
                                         person to tender on your behalf.

Guaranteed Delivery Procedures.........  If you wish to tender your notes and cannot complete the procedure for book-entry transfer on a timely basis, you
                                         may still tender your notes in accordance with the
                                         guaranteed delivery procedures set forth in "The Exchange
                                         Offer--Procedures for Tendering--Guaranteed Delivery
                                         Procedures".

Acceptance of Notes and Delivery of
  Exchange Notes.......................  Unless the conditions to the exchange offer are not met or tendered notes are properly withdrawn, LIFT will accept
                                         any and all outstanding Class A, Class B and Class C Notes that are properly tendered in the exchange offer prior to
                                         5:00 p.m., New York City time, on the expiration date.

Withdrawal.............................  You may withdraw the tender of your notes at any time prior to 5:00 p.m., New York City time, on the expiration
                                         date. LIFT will return to you any notes not accepted for
                                         exchange for any reason without expense to you as soon as
                                         practicable after withdrawal.

Exchange Agent.........................  Bankers Trust Company is serving as the exchange agent for the exchange offer.

Federal Income Tax Consequences........  The exchange of your notes in the exchange offer will not be a taxable event for federal income tax purposes.

                                  RISK FACTORS

    Please consider carefully the risks described below before making a decision to accept the exchange notes.

    LIFT IS A SPECIAL PURPOSE ENTITY, AND THEREFORE YOU ARE RELYING ON ONLY A LIMITED NUMBER OF REVENUE SOURCES FOR THE REPAYMENT OF YOUR NOTES.

    The sole sources of payment for the exchange notes, the Class D Notes and the other obligations of LIFT and its subsidiaries are:

        (1) funds derived from the aircraft owned or to be acquired by them, including: rent payments under the leases, security deposits, maintenance reserves and other payments under existing leases and any future leases, insurance and sales proceeds;

        (2) liquidity reserves funded out of the proceeds of the initial notes or that may be funded out of the proceeds of any future notes or beneficial interests in LIFT or provided through any future credit facilities;

        (3) net payments under swap or other hedging agreements;

        (4) investment earnings; and

        (5) net proceeds from the sale of any notes issued to refinance other notes.

    It is unlikely that LIFT would be able to obtain any alternate source of funds if any of its limited sources of funds are insufficient to pay the notes and its other obligations.

    LIFT WILL NOT RECEIVE ENOUGH REVENUES FROM ITS CURRENT AIRCRAFT LEASES TO REPAY YOUR NOTES IN FULL, AND THEREFORE IT WILL HAVE TO RE-LEASE OR SELL THE AIRCRAFT IN ORDER TO REPAY YOU IN FULL.

    LIFT will need to re-lease aircraft as current leases expire in order to continue to generate sufficient revenue to pay the notes in full. LIFT's ability to re-lease aircraft will depend on general market and competitive conditions. Some of LIFT's competitors may have greater access to financial resources and, as a result of restrictions contained in the indenture, may have greater operational flexibility. If LIFT is not able to re-lease an aircraft, it may need to attempt to sell the aircraft to provide funds for note payments. Further, LIFT's ability to re-lease or sell aircraft on favorable terms or without significant off-lease time is likely to be adversely impacted by the effects of the recent terrorist attacks on the United States.

    OVER THE LIFE OF THE AIRCRAFT PORTFOLIO, IT IS LIKELY THAT SOME OF THE AIRCRAFT LESSEES WILL EXPERIENCE FINANCIAL DIFFICULTIES AND DELAY OR MISS RENTAL PAYMENTS TO LIFT WHICH MAY IN TURN ADVERSELY AFFECT THE TIMELY OR FULL REPAYMENT OF YOUR NOTES.

    Many of LIFT's existing lessees are in a weak financial position, and this is likely to be the case with future aircraft lessees as well. In a portfolio the size of LIFT's, you should expect that some aircraft lessees from time to time, and possibly in the near future, will be slow in paying or will fail to pay in full. In some instances, late payments are recovered, together with default interest or other similar payments required by the leases. In other instances, a restructuring of the lease is required, involving anything from a simple rescheduling of payments to the termination of a lease without receiving all or any of the past due amounts. With respect to LIFT's current lessees, recently several lessees have been slow in making lease payments, and recently restructurings have been worked out with two lessees involving three aircraft. Six lessees with respect to eight aircraft, representing 16.91% of the initial appraised value of all aircraft, have requested reductions in or deferrals of one or more months of rental payments. If any of those requests are granted, LIFT expects that the reduced or deferred rental payments would be payable over all or some part of the remaining term of the lease. LIFT may be unable to agree upon acceptable terms for some or all of the requested restructurings and as a result may exercise its remedies under those leases. If LIFT, in the exercise of its remedies, repossesses the aircraft, LIFT cannot assure you that it will be able to release the aircraft promptly or at favorable rates. You should expect that restructurings with some of the other lessees may occur. In addition, agreements have been entered into with some lessees in the portfolio granting rental reductions in return for other benefits to the lessor, such as a lease extension. One of these lessees made a request for further rental reductions which may apply to some of the initial aircraft. You should expect that future rental reductions of this type will occur. Also, as a result of the recent terrorist attacks on the United States, the financial position of LIFT's existing lessees is very likely to be further weakened, and in some cases significantly weakened, which in turn is likely to cause an increase in delayed, missed or reduced rental payments.

    A delayed or missed rental payment from a lessee decreases LIFT's revenues and may adversely affect the timely or full repayment of your notes. Some level of delinquency has been assumed for purposes of calculating the estimated final payment date for your notes. Default levels may increase over time, particularly if current economic conditions deteriorate.

    AS A RESULT OF THE RECENT TERRORIST ATTACKS ON THE UNITED STATES, SOME IF NOT MOST OF THE INITIAL LESSEES MAY EXPERIENCE SIGNIFICANTLY LOWER REVENUES, INCREASED COSTS AND ECONOMIC UNCERTAINTIES WHICH MAY ADVERSELY AFFECT THE TIMELY REPAYMENT OF THE NOTES.

    On September 11, 2001, terrorists hijacked and crashed four United States commercial aircraft, with attendant significant loss of life, property damage and economic disruption. As a result, air travel in the United States was suspended for several days, restrictions have been placed on United States air travel, airline costs such as aircraft insurance and aircraft security have increased and passenger demand for air travel has significantly declined. Consequently, the initial lessees, particularly those directly or indirectly serving the United States, are likely to incur higher costs and lower revenues, which would adversely impact their financial position. Any additional terrorist attacks or any military or economic responses by the United States may further increase airline costs and cause further declines in air travel demand.

    These events may also affect the ability of airlines to obtain insurance. The unavailability of insurance could result in aircraft groundings. Any such actions may further impair a lessee's financial condition and ability to pay rent.

    These conditions, particularly should they continue, may affect the lessees' ability to make rent and other lease payments, may impair the ability of LIFT to re-lease aircraft on a timely basis and at favorable rates and may reduce the value of the aircraft for possible sale. These factors can have an adverse effect on LIFT's ability to pay the notes on a timely basis and in full.

    BECAUSE LIFT IS A NEW ENTITY, IT HAS NO ESTABLISHED OPERATING HISTORY OR HISTORICAL FINANCIAL STATEMENTS FOR YOU TO RELY ON IN MAKING AN INVESTMENT DECISION. THIS MAKES YOUR ASSESSMENT OF ITS PROSPECTS AND MANAGEMENT MORE DIFFICULT.

    In the absence of an operating history and historical financial statements for LIFT and its subsidiaries, it will be more difficult for you to evaluate LIFT's likely future performance based on past experience than it would be were such information available. Likewise, it will be more difficult for you to assess the quality of its management.

    THE PRINCIPAL PAYMENTS YOU WILL RECEIVE EACH MONTH WILL VARY DEPENDING ON LIFT'S REVENUES AND EXPENSES FOR THE PREVIOUS MONTH. SINCE THESE AMOUNTS ARE NOT PRECISELY PREDICTABLE, YOUR MONTHLY PRINCIPAL PAYMENTS WILL ALSO BE UNPREDICTABLE.

    Because principal payments on the notes on any payment date are a function of the revenues and expenses of the previous month, principal payments will be particularly sensitive to variations in collections and expenses. Although LIFT has determined an expected schedule of installments based on revenue assumptions, actual payments will be different, and may differ materially, from those assumed. Further, LIFT's assumptions at the time the notes were issued did not anticipate events such as the recent terrorist attacks on the United States, and LIFT expects these events to affect adversely its future cash flows in a manner that the assumptions did not anticipate. Revenues and expenses are also affected by general economic conditions and factors such as:

        (1) changes in the mix of the aircraft portfolio that will change the mix of lessees and the values of aircraft as a result of the loss, substitution, non-delivery, sale or purchase of aircraft;

        (2) the possible mismatch between the mix of fixed and floating rates on the notes and mix of fixed and floating rates on aircraft leases;

        (3) costs involved in terminating interest rate hedge arrangements;

        (4) reduced revenues from credit problems facing lessees and lease defaults as a result of competition, weak financial condition and local economic conditions;

        (5) aging of the aircraft portfolio or changes in the relative value or marketability of the aircraft portfolio resulting in reduced values and lease rates and the resulting need to lease to less creditworthy entities, and the inability to collect or enforce lease payments;

        (6) increased costs resulting from the enforcement of defaulted leases;

        (7) increased maintenance, registration and other operating costs resulting from new governmental regulations, the failure of a lessee to perform its obligations or, the aging of aircraft;

        (8) possible reduced lease rates and lower sale proceeds than appraised values as the current leases expire;

        (9) non-reimbursed or non-reimbursable withholding and other taxes or charges that reduce revenues; and

        (10) the possible inability to re-lease or sell aircraft that are currently off-lease or as the current leases expire. As of the date of this prospectus, one aircraft representing 1.05% of the aggregate initial appraised value was off-lease.

LIFT expects that many of the above factors will be adversely affected by the effects of the recent terrorist attacks on the United States.

    LIFT HAS NO EMPLOYEES OR MANAGERS OF ITS OWN, AND SO ITS ABILITY TO GENERATE REVENUES TO PAY THE NOTES DEPENDS ON CONTRACTS WITH, AND PERFORMANCE BY, INDEPENDENT THIRD PARTY SERVICE PROVIDERS.

    LIFT is especially dependent on service providers because neither LIFT nor its subsidiaries will have any employees or executive managers of its own.

    Inadequate performance and resignations by service providers may materially and adversely affect revenues and costs and thereby the timing of note payments and ultimate repayment. In the absence of an ownership stake, third party service providers may have no incentive to perform beyond the strict requirements of their contract.

    LIFT will rely on contracts with GE Capital Aviation Services, Limited as the servicer, Phoenix American Financial Services, Inc. as the administrative agent, Credit Suisse First Boston as the capital markets advisor and the financial advisor and perhaps other service providers for all asset servicing, executive and administrative functions. Regarding these arrangements, please note that:

        (1) any of these organizations may fail to perform its contractual obligations adequately;

        (2) any of them may exercise contract termination rights;

        (3) LIFT may find it difficult to recover damages from any of these third parties for poor performance in light of contractual limitations;

        (4) LIFT may not be able to terminate the contract itself and in particular its rights to terminate the servicing agreement are very limited; and

        (5) LIFT may not have the legal right to locate satisfactory replacements on favorable terms.

    THE AIRCRAFT SERVICER MAY FACE CONFLICTS OF INTEREST THAT COULD RESULT IN PREFERENTIAL TREATMENT FOR A THIRD PARTY AT THE EXPENSE OF THE AIRCRAFT OF LIFT. IF THE SERVICER DID PREFER A THIRD PARTY IN A CONFLICT OF INTEREST, IT COULD REDUCE LIFT'S REVENUES AND ADVERSELY AFFECT THE TIMELY OR FULL REPAYMENT OF YOUR NOTES.

    GE Capital Aviation Services, Limited will from time to time have conflicts of interest that may adversely affect its ability to perform its obligations as the servicer to LIFT because it manages aircraft and other assets of many other entities, in particular for its affiliate, General Electric Capital Corporation and its group. These conflicts will arise when LIFT aircraft are leased to entities that are also the lessees of other aircraft managed by the servicer and decisions affecting some aircraft may be adverse to others. If the servicer makes a decision adverse to LIFT's interests, LIFT's revenues could suffer.

    These conflicts may be particularly acute when a lessee in financial distress needs to return some of its aircraft. Conflicts will also arise when the aircraft of LIFT are being marketed for re-lease or sale at a time when other aircraft managed by the servicer are similarly being marketed. These circumstances may be especially sensitive where General Electric Capital Corporation is providing financing for the marketed aircraft or where the servicer's contractual arrangements have the effect of requiring preferential treatment for other aircraft.

    Under the terms of its servicing agreement with the servicer, LIFT is not necessarily entitled to be informed of all conflicts of interest involving the servicer and is limited in its right to replace the servicer because of conflicts of interest.

    BECAUSE LIFT'S CONTRACT LIMITS ITS REMEDIES AGAINST THE SERVICER FOR POOR PERFORMANCE, LIFT MAY AT SOME POINT BEAR COSTS THAT WILL REDUCE ITS AVAILABLE REVENUES AND ADVERSELY AFFECT THE TIMELY OR FULL REPAYMENT OF YOUR NOTES.

    Under the servicing agreement, LIFT may not in many cases have the right to recover damages from the servicer for inadequate performance. Further, LIFT's right to terminate the servicing agreement by reason of a failure of the servicer to perform is limited to those failures to perform that materially and adversely affect LIFT and its subsidiaries as a whole.

    In addition, the servicer is in particular not contractually responsible for:

        (1) the transfer of aircraft, leases or other assets to any person within LIFT and its subsidiaries;

        (2) determining the adequacy of the terms of any aircraft lease, including rent payments, maintenance reserves or security deposits;

        (3) determining the reliability or creditworthiness of any lessee; and

        (4) complying with the terms of the notes and the ability of LIFT to comply with the terms of the notes.

    LIFT has agreed to indemnify the servicer and its affiliates for broad categories of losses arising out of the performance of services for the aircraft and leases held by subsidiaries of LIFT unless the losses arise from the servicer's gross negligence or willful misconduct. LIFT also agreed to indemnify the servicer and its affiliates as to losses arising out of the exchange offer and the disclosures in this prospectus, except disclosures as provided by the servicer.

    YOU WILL NOT HAVE ANY LIEN OR SIMILAR INTEREST IN THE AIRCRAFT AND MAY RECOVER LESS UPON DEFAULT THAN IF A LIEN WERE AVAILABLE.

    The security trustee will not on your behalf have available the broader category of protection, such as priority over competing liens, and enforcement rights upon default, such as seizing the aircraft, that would have been available in some jurisdictions with a lien on the aircraft. Although the aircraft leases and the ownership interest in LIFT subsidiaries that own the aircraft have been or will be pledged to the security trustee for your benefit, the amount recoverable as to the aircraft may be less in the absence of a direct lien on the aircraft.

    THE NOTES ARE NOT ALL ENTITLED TO THE SAME PAYMENT PRIORITY. A REVENUE SHORTFALL WILL AFFECT THE MORE JUNIOR CLASSES OF NOTES BEFORE IT AFFECTS THE MORE SENIOR CLASSES.

    Any cash flow shortfall will more directly affect claimants with a lower payment priority. This effect will be more pronounced after acceleration of the notes upon any bankruptcy of LIFT or other defaults when the order of payment priorities would be changed to favor the senior classes of notes to a greater degree.

    IF THE VALUE OF LIFT'S AIRCRAFT DECLINES, THE PRINCIPAL PAYMENTS TO THE MOST SENIOR CLASS OF NOTES WILL BE ACCELERATED, AND THIS MAY EXTEND THE TIMING OF AND AFFECT THE AMOUNT OF REPAYMENT FOR THE MORE JUNIOR CLASSES OF NOTES.

    The principal payment amounts payable on the Class A Notes will be made more quickly if the appraisals of the aircraft that LIFT is to obtain at least annually reflect a decline in aircraft values that is significantly greater than expected. These accelerated principal payments on the Class A Notes may have the effect of suspending principal payments on more junior notes and extending the weighted average lives of those junior notes. You should note that aircraft appraisers have recently been reducing, and in some cases significantly reducing, their appraised values for aircraft, reflecting the supply effects of new aircraft orders, manufacturers' price discounting and other factors. The substantial difficulties faced by airlines as a result of the recent terrorist attacks on the United States have resulted in yet further reductions in aircraft values. Accordingly, LIFT cannot assure you that the expected average lives of its more junior notes will not be materially extended and that the repayment for the more junior notes will not be adversely affected.

    THE JUNIOR CLASSES OF NOTES WILL NOT BE ABLE TO DIRECT THE EXERCISE OF REMEDIES UNTIL THE SENIOR CLASSES HAVE BEEN PAID IN FULL AND MAY BE ADVERSELY AFFECTED BY DECISIONS OF THE SENIOR CLASSES.

    Upon default, only the holders of the senior-most class of notes still outstanding, determined in alphabetical order, and in limited instances the provider of any future senior credit facility will be able to direct the trustee and the security trustee as to the exercise of remedies against LIFT and the collateral. The holders of the other classes of notes will not be able to give any direction of that type. In giving directions regarding the exercise of remedies, the holders of the senior class are entitled to consider their own interests without regard to the interests of the other classes.

    BECAUSE AN ACTIVE TRADING MARKET FOR THE EXCHANGE NOTES MAY NEVER DEVELOP, IT MAY BE DIFFICULT FOR YOU TO RESELL YOUR NOTES EVEN AFTER REGISTRATION.

    Although those holders of exchange notes who are not LIFT's "affiliates" under the Securities Act may resell exchange notes without registration under the Securities Act, there is no existing market for the exchange notes. LIFT cannot assure you as to the liquidity of any markets that may develop for the exchange notes, your ability to sell exchange notes or the prices at which you would be able to sell exchange notes. Future trading prices of the exchange notes will depend on many factors, such as prevailing interest rates, LIFT's operating results, the market for similar securities and the liquidity of any market that may develop for the exchange notes.

    The initial purchasers in the private offering of the notes have advised LIFT that they intend to make a market in the exchange notes after the exchange offer. They are not, however, obligated to do so, and they may discontinue any market making at any time without notice. In addition, market-making activity may be limited during the exchange offer.

    IF YOU DO NOT EXCHANGE YOUR NOTES, THE RESALE OF YOUR EXISTING NOTES WILL CONTINUE TO BE HIGHLY RESTRICTED.

    If you do not exchange your current Class A, Class B or Class C Notes for exchange notes in the exchange offer, you will continue to be subject to existing transfer restrictions after the exchange offer.

LIFT issued the notes in a private offering exempt from the registration requirements of the Securities Act. Therefore, you may not offer or sell your current notes except in compliance with the registration or qualification requirements of the Securities Act and applicable state securities laws or pursuant to exceptions from, or in transactions not subject to, those requirements.

    In addition, if you do not tender your current notes in the exchange offer, you will no longer be entitled to any registration rights after the exchange offer unless you are legally precluded from participating in the exchange offer. To the extent that your notes are not tendered and accepted in the exchange offer, any trading liquidity for untendered notes could be adversely affected.

    IF THE NOTES ARE SUBJECTED TO WITHHOLDING TAXES, YOU WILL RECEIVE LESS THAN THE NET AMOUNT OF INTEREST PAYABLE ON THE NOTES.

    LIFT will not make any additional payments to you if any withholding or deduction on the notes is required to be made by law. If any withholding or deduction is required, LIFT will attempt to avoid the withholding or deduction and may redeem the notes. If any withholding taxes are imposed and LIFT does not redeem the notes, the amount of interest received by you will be reduced by the amount of the taxes.

    AS A RESULT OF THE RECENT TERRORIST ATTACKS ON THE UNITED STATES, ALL THREE RATING AGENCIES ARE RE-EVALUATING THEIR RATINGS OF AIRCRAFT LEASE SECURITIZATIONS, AND SOME OR ALL OF THE NOTES MAY BE DOWNGRADED BY ONE OR MORE OF THE RATING AGENCIES. THE LIQUIDITY OF YOUR NOTES AND THE VALUE AT WHICH YOUR NOTES TRADE MAY ALSO BE AFFECTED ADVERSELY BY RECENT ACTIONS OF THE RATING AGENCIES.

    As a result of the recent terrorist attacks on the United States and the significant financial impact that these attacks have had on the airline industry, all three rating agencies have begun to re-evaluate their ratings of aircraft lease securitizations. With respect to LIFT, Fitch has placed all of the notes on "credit watch negative," and Standard & Poor's and Moody's have placed the Class D Notes on "credit watch negative."

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes "forward-looking statements" within the meaning of the securities laws. All statements regarding LIFT's expected financial position, business and financing plans are forward-looking statements. Forward-looking statements also include representations of LIFT's expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with:

        (1) the aircraft;

        (2) the leases for the aircraft;

        (3) the lessees of the aircraft;

        (4) the prospects of re-leasing or disposing of the aircraft;

        (5) lessee concentrations;

        (6) any future acquisition of aircraft;

        (7) LIFT's ability to pay interest, principal and premium on the notes; and

        (8) risks relating to tax withholding.

The expectations reflected in those forward-looking statements may prove to be incorrect. Important factors that could cause actual results to differ materially from those expectations have been disclosed by LIFT in this prospectus under "Risk Factors". All subsequent written and oral forward-looking statements attributable to LIFT or persons acting on its behalf are expressly qualified by the cautionary statements included in this prospectus.

                     USE OF PROCEEDS OF THE EXCHANGE NOTES

    The exchange offer is intended to satisfy a number of LIFT's obligations to the initial purchasers of the Class A, Class B and Class C Notes. LIFT will not receive any proceeds from the issuance of the exchange notes offered under this prospectus.

    In consideration for issuing the exchange notes, LIFT will receive, in exchange, originally issued notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the initial notes of the same class, except as otherwise described under "The Exchange Offer--Terms of the Exchange Offer." Notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in LIFT's outstanding debt.

    The net cash proceeds to LIFT from the initial offering of its notes were approximately $1,412.9 million after reduction for original issue discount of $16.1 million but before payment of subscription discounts and commissions to and expenses of the initial purchasers of the notes in the amount of approximately $9.3 million. LIFT used the net proceeds to it to pay to Automatic the $5.5 million cash portion of the purchase price for LIFT 1, to repay in full the indebtedness under the bridge notes incurred by LIFT 1 to acquire the 39 aircraft from General Electric Capital Corporation and its affiliates in the amount of $1,310.5 million, to fund a cash reserve in the amount of $83.0 million and to pay additional expenses of $4.6 million.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    LIFT initially sold the Class A, Class B and Class C Notes in a private offering on June 26, 2001 to Credit Suisse First Boston Corporation, Lehman Brothers Inc. and Salomon Smith Barney Inc., referred to as the initial purchasers in this prospectus, pursuant to a purchase agreement dated June 13, 2001 between it and Credit Suisse First Boston Corporation, as the representative of the initial purchasers. Those initial notes are referred to as the "Restricted Notes". The initial purchasers subsequently resold the Restricted Notes to qualified institutional buyers in the United States in reliance on, and subject to the restrictions of, Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. The initial Class D Notes were part of the same private offering but are not subject to the exchange offer.

    In connection with the private offering of the Restricted Notes, LIFT and the initial purchasers entered into a registration rights agreement dated June 26, 2001, in which LIFT agreed, among other things:

        (1) to file with the SEC as soon as practicable, a registration statement relating to an exchange offer for the Restricted Notes;

        (2) to use all commercially reasonable efforts to cause that registration statement to be declared effective under the Securities Act at the earliest possible time;

        (3) upon the effectiveness of that registration statement, to offer the holders of the Restricted Notes the opportunity to exchange their Restricted Notes in the exchange offer for a like principal amount of exchange notes;

        (4) to keep the exchange offer open for not less than 20 business days or longer, if required by applicable law, after that registration statement is declared effective;

        (5) to use all commercially reasonable efforts to consummate the exchange offer on the earliest practicable date after that registration statement has become effective, but in no event later than 30 business days after effectiveness; and

        (6) to use all commercially reasonable efforts to consummate the exchange offer on or before March 23, 2002.

    LIFT also agreed that where applicable law or SEC policy makes the exchange offer itself, or the participation in the exchange offer by one or more holders of the Restricted Notes, impermissible or impossible, it would:

        (1) use its best efforts to file a shelf registration statement relating to the offer and sale of the Restricted Notes by the holders of the Restricted Notes;

        (2) use its best efforts to cause the shelf registration statement to be declared effective within 270 days after the obligation to file one arises; and

        (3) use its best efforts to keep the shelf registration statement effective for at least two years, as may be extended under the registration rights agreement, or until the Restricted Notes covered by the shelf registration statement have been sold or until the Restricted Notes become eligible for resale without volume restrictions pursuant to Rule 144 under the Securities Act.

    The exchange offer made by this prospectus is intended to satisfy your registration rights under the registration rights agreement. If LIFT fails to fulfill its registration and exchange obligations, you, as a holder of outstanding Restricted Notes, are entitled to receive additional interest at a rate of 0.50% per annum.

    Restricted Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits that holders of Restricted Notes have under the indenture governing the notes. No holder of Restricted Notes will be entitled to receive any additional interest as noted in the prior paragraph on its Restricted Notes, if that holder was, at any time while the exchange offer is pending, eligible to exchange, and did not validly tender, its Restricted Notes for exchange notes in the exchange offer.

    The foregoing is a summary of the material terms of the registration rights agreement. For a comprehensive understanding of your registration rights, you should refer to the registration rights agreement, which is included as
Exhibit 4.3 to the Registration Statement that relates to this prospectus.

RESALE OF EXCHANGE NOTES

    Based on no-action letters issued by the staff of the SEC in unrelated transactions, LIFT believes that you may offer for resale, resell or otherwise transfer any exchange notes issued to you in the exchange offer in exchange for Restricted Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, if:

        (1) you are acquiring the exchange notes issued in the exchange offer in the ordinary course of your business;

        (2) you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes;

        (3) you are not an "affiliate" of LIFT, as that term is defined in Rule 405 under the Securities Act; and

        (4) you are not an initial purchaser who is holding exchange notes you received in exchange for Restricted Notes acquired directly from LIFT in the initial offering.

    If you are an "affiliate" of LIFT or an initial purchaser described above or if you have any arrangement or understanding with any person to participate in a distribution of the exchange notes:

        (1) you will not be able to rely on the interpretations of the staff of the SEC in connection with any offer for resale, resale or other transfer of exchange notes; and

        (2) you must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available to you, in connection with any offer for resale, resale or other transfer of the exchange notes. This prospectus may be used for an offer for sale, resale or other transfer of the exchange notes only as specifically set forth in this prospectus.

    In addition, LIFT is not making the exchange offer to, nor will it accept surrenders of Restricted Notes from, holders of Restricted Notes in any state in which the exchange offer would not comply with the applicable securities laws or "blue sky" laws of that state.

    Each broker-dealer that receives exchange notes for its own account in exchange for Restricted Notes, where Restricted Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of exchange notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER

    On the terms and conditions set forth in this prospectus and in the accompanying letter of transmittal, LIFT will accept all outstanding Restricted Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date, which is defined below in "--Expiration Date; Extensions; Amendments". After authentication of the exchange notes by the trustee or an authenticating agent, LIFT will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding Restricted Notes accepted in the exchange offer. You may tender some or all of your Restricted Notes pursuant to the exchange offer, but only in integral multiples of $1,000.

    By tendering Restricted Notes in exchange for exchange notes and by executing the letter of transmittal, you will be representing to LIFT that, among other things:

        (1) any exchange notes to be received by you will be acquired in the ordinary course of your business;

        (2) you are not engaging in a distribution nor do you have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

        (3) you are not an "affiliate" of LIFT, as defined in Rule 405 under the Securities Act, or, if you are an affiliate, that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    IN THE CASE OF A BROKER-DEALER THAT RECEIVES EXCHANGE NOTES FOR ITS OWN ACCOUNT IN EXCHANGE FOR RESTRICTED NOTES THAT WERE ACQUIRED BY IT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES, THE LETTER OF TRANSMITTAL WILL ALSO INCLUDE AN ACKNOWLEDGMENT THAT THE BROKER-DEALER WILL DELIVER A COPY OF THIS PROSPECTUS IN CONNECTION WITH THE RESALE BY IT OF EXCHANGE NOTES RECEIVED PURSUANT TO THE EXCHANGE OFFER; HOWEVER, BY SO ACKNOWLEDGING AND BY DELIVERING A PROSPECTUS, THE BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT. SEE "PLAN OF DISTRIBUTION".

    The exchange notes will be issued under and entitled to the benefits of the indenture that governs the Restricted Notes. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding Restricted Notes, except that:

        (1) the offering of the exchange notes has been registered under the Securities Act;

        (2) the exchange notes will not be subject to transfer restrictions; and

        (3) the exchange notes will be issued without registration rights.

    As of the date of this prospectus, approximately $1,411 million aggregate principal amount of the Restricted Notes is outstanding. In connection with the issuance of the Restricted Notes, LIFT arranged for the Restricted Notes to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, acting as a depositary. The exchange notes will also be available and transferable in book-entry form through DTC.

    This prospectus and the accompanying letter of transmittal are initially being sent to all registered holders of Restricted Notes as of the close of business on November 2, 2001. There will be no fixed record date for determining registered holders of Restricted Notes entitled to participate in the exchange offer. The exchange offer is not conditioned upon the tender of any minimum aggregate principal amount of Restricted Notes. The exchange offer is, however, subject to customary conditions, which may be waived by LIFT, and to the terms and provisions of the registration rights agreement. See "--Conditions of the Exchange Offer."

    LIFT will be deemed to have accepted validly tendered Restricted Notes when and if it has given oral or written notice to the exchange agent. See "--Exchange Agent." The exchange agent will act as agent for the tendering holders of Restricted Notes for the purpose of receiving exchange notes from LIFT and delivering exchange notes to those holders.

    If any tendered Restricted Notes are not accepted for exchange because of an invalid tender or the occurrence of other events set forth in this section, certificates for any of the unaccepted Restricted

Notes will be returned, at the expense of LIFT, to the tendering holder as promptly as practicable after the Expiration Date.

    Holders who tender Restricted Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Restricted Notes pursuant to the exchange offer. LIFT will pay all charges and expenses, other than specified applicable taxes, in connection with the exchange offer. See "--Solicitation of Tenders; Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" means 5:00 p.m., New York City time, on
December 12, 2001, or the latest date to which LIFT extends the exchange offer. LIFT may extend the exchange offer at any time and from time to time, in its sole discretion, by giving oral or written notice to the exchange agent and by timely public announcement.

    If any of the conditions set forth under "--Conditions of the Exchange Offer" has occurred and has not been waived by LIFT, LIFT expressly reserves the right, in its sole discretion, by giving oral or written notice to the exchange agent, to:

        (1) extend the exchange offer or delay accepting any Restricted Notes;

        (2) amend the terms of the exchange offer; or

        (3) terminate the exchange offer and return any tendered notes.

    Any delay in accepting any Restricted Note and any extension, amendment or termination of the exchange offer will be followed as promptly as practicable by oral or written notice to the registered holders of the Restricted Notes. If LIFT amends the exchange offer in a manner that it determines to constitute a material change, LIFT will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment, and LIFT will extend the exchange offer to the extent required by law.

    Without limiting the manner in which it may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, LIFT is not obligated to publish, advise, or otherwise communicate any public announcement, other than by making a timely press release.

INTEREST ON THE EXCHANGE NOTES

    Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the Restricted Notes that are surrendered in exchange or, if no interest has been paid on the Restricted Notes, from June 26, 2001. The rate of and payment dates for interest on the exchange notes will be the same as those of the related Restricted Note.

PROCEDURES FOR TENDERING

    BOOK-ENTRY INTERESTS. The Restricted Notes were issued as global securities in fully registered form without interest coupons. Beneficial interests in the global securities held by direct or indirect participants in DTC are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants.

    If you hold your Restricted Notes in the form of book-entry interests and you wish to tender your Restricted Notes for exchange in the exchange offer, you must transmit to the exchange agent on or prior to the Expiration Date either:

        (1) a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the exchange agent at the address set forth on the cover page of the letter of transmittal; or

        (2) a computer-generated message, or Agent's Message, transmitted by means of DTC's Automated Tender Offer Program, or ATOP, system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

    In addition, in order to deliver Restricted Notes held in the form of book-entry interests (1) a timely confirmation of book-entry transfer of those notes into the exchange agent's account at DTC pursuant to the procedure for book-entry transfers described below under "--Book-Entry Transfer" must be received by the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date; or (2) you must comply with the guaranteed delivery procedures described below under "--Guaranteed Delivery Procedures".

    THE METHOD OF DELIVERY OF RESTRICTED NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, LIFT RECOMMENDS THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR RESTRICTED NOTES TO LIFT OR DTC. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY, OR NOMINEE TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

    CERTIFICATED RESTRICTED NOTES. Only registered holders of certificated Restricted Notes may tender those notes in the exchange offer. Certificated notes are notes held in physical, as opposed to book-entry, form. If your Restricted Notes are certificated notes and you wish to tender those notes for exchange in the exchange offer, you must transmit to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date, a written or facsimile copy of a properly completed and duly executed letter of transmittal, including all other required documents, to the address set forth below under "--Exchange Agent." In addition, in order to validly tender your certificated Restricted
Notes:

        (1) the certificates representing your Restricted Notes must be received by the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date; or

        (2) you must comply with the guaranteed delivery procedures described below under
"--Guaranteed Delivery Procedures".

    PROCEDURES APPLICABLE TO ALL HOLDERS. If you tender a Restricted Note and you do not withdraw the tender prior to 5:00 p.m., New York City time, on the Expiration Date, you will have made an agreement with LIFT in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

    If your Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, either make appropriate arrangements to register ownership of the Restricted Notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless:

        (1) Restricted Notes tendered in the exchange offer are tendered either

            (a) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or

            (b) for the account of an eligible institution; and

        (2) the box entitled "Special Registration Instructions" on the letter of transmittal has not been completed.

    If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantee must be by a financial institution, which includes most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program.

    If the letter of transmittal is signed by a person other than you, your Restricted Notes must be endorsed or accompanied by a properly completed bond power and signed by you as your name appears on those Restricted Notes.

    If the letter of transmittal or any Restricted Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless LIFT waives this requirement, in this instance you must submit with the letter of transmittal proper evidence satisfactory to LIFT of their authority to act on your behalf.

    In addition, LIFT reserves the right in its sole discretion to:

        (1) purchase or make offers for, or offer registered notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer; or

        (2) to the extent permitted by applicable law, purchase notes in the open market, in privately negotiated transactions or otherwise.

    The terms of any of these purchases or offers could differ from the terms of the exchange offer.

    In all cases, LIFT will issue registered notes for Restricted Notes that are accepted for exchange in the exchange offer after timely receipt by the exchange agent of certificates for your Restricted Notes or a timely book-entry confirmation of your Restricted Notes into the exchange agent's account at DTC, a properly completed and duly executed letter of transmittal, or a computer-generated message instead of the letter of transmittal, and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Notes are submitted for a greater principal amount than you desire to exchange and you withdraw tender of such Restricted Notes you do not desire to exchange, those or substitute Restricted Notes will be returned without expense to you. In addition, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described below under "--Book-Entry Transfer", the unexchanged Restricted Notes will be credited to your account maintained with DTC, as promptly as practicable after the expiration or termination of the exchange offer.

    LIFT will determine, in its sole discretion, all questions regarding the validity, form, eligibility, time of receipt, acceptance of tendered Restricted Notes and withdrawal of tendered Restricted Notes, and that determination will be final and binding on all parties. LIFT reserves the absolute right to reject any and all Restricted Notes not properly tendered or to refuse to accept any Restricted Notes that would, in the opinion of counsel to LIFT, be unlawful. LIFT also reserves the right to waive, in its sole discretion, any defects, irregularities or conditions of tender as to any particular Restricted Note. LIFT's interpretation of the terms and conditions of the exchange offer and the instructions in the letter of transmittal will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Restricted Notes must be cured within such time as LIFT may determine. Although LIFT intends to notify any affected holder of defects or irregularities in the tender of Restricted Notes, none of LIFT, the exchange agent, the trustee or any other person undertakes any liability for any failure to give that notice. Tenders of Restricted Notes will not be deemed to have been properly made until these defects or irregularities have been cured or waived.

    Any Restricted Notes received by the exchange agent that LIFT determines are not properly tendered or the tender of which is otherwise rejected by it and as to which the defects or irregularities have not been cured or waived by it will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date.

    LIFT will execute, and the trustee will authenticate and deliver to the surrendering holder of Restricted Notes, exchange notes in the same aggregate principal amount as the Restricted Notes so surrendered and then outstanding as promptly as practicable following the Expiration Date whenever any Restricted Notes are validly tendered for exchange and accepted by LIFT. If any Restricted Notes tendered are paid down prior to the consummation of the exchange offer, the principal amount of Restricted Notes exchanged will be the amount of those notes tendered that are then outstanding.

    GUARANTEED DELIVERY PROCEDURES. If you desire to tender your Restricted Notes and your Restricted Notes are not immediately available or one of the situations described in "--Book-Entry Transfer" occurs, you may tender if:

        (1) you tender through an eligible financial institution;

        (2) prior to 5:00 p.m., New York City time, on the Expiration Date, the exchange agent receives from an eligible institution, a written or facsimile copy of a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by LIFT; and

        (3) the certificates for all certificated Restricted Notes, in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

    The notice of guaranteed delivery may be sent by facsimile transmission, mail or hand delivery. The notice of guaranteed delivery must set forth:

        (1) your name and address;

        (2) the amount of Restricted Notes you are tendering; and

        (3) a statement that your tender is being made by the notice of guaranteed delivery and that you guarantee that within three New York Stock Exchange trading days after the execution of the notice of guaranteed delivery, the eligible institution will deliver the following documents to the exchange agent:

            (a) the certificates for all certificated Restricted Notes being tendered, in proper form for transfer or a book-entry confirmation of tender;

            (b) a written or facsimile copy of the letter of transmittal, or a book-entry confirmation instead of the letter of transmittal; and

            (c) any other documents required by the letter of transmittal.

    BOOK-ENTRY TRANSFER. The exchange agent will establish an account with respect to the book-entry interests at DTC for purposes of the exchange offer promptly after the date of this prospectus. You must deliver your book-entry interest by book-entry transfer to the account maintained by the exchange agent at DTC. Any financial institution that is a participant in DTC's systems may make book-entry delivery of book-entry interests by causing DTC to transfer the book-entry interests into the exchange agent's account at DTC in accordance with DTC's procedures for transfer.

    If you cannot deliver a book-entry confirmation of book-entry delivery of your book-entry interests into the exchange agent's account at DTC, or you cannot deliver all other documents required by the letter of transmittal to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date, then you must tender your book-entry interests according to the guaranteed delivery procedures discussed above under "--Guaranteed Delivery Procedures".

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, you may withdraw tenders of Restricted Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth below under "--Exchange Agent" at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    In any notice of withdrawal, you must:

        (1) specify your name in the same manner as when you deposited the Restricted Notes to be withdrawn;

        (2) identify the Restricted Notes to be withdrawn, including the principal amount of the Restricted Notes of each series, as applicable, and the name and number of the account at DTC to be credited;

        (3) sign electronically in the same manner as your original signature on the letter of transmittal by which your Restricted Notes were tendered or accompany your notice of withdrawal with documents of transfer sufficient to permit the registrar to register the transfer of the Restricted Notes into your name; and

        (4) specify the name in which you want any Restricted Notes to be registered, if not your own.

    All questions as to the validity, form, eligibility and time of receipt of any withdrawal notices will be determined by LIFT in its sole discretion and its determination will be final and binding on all parties. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer, and no exchange notes will be issued in exchange for them unless the Restricted Notes so withdrawn are validly retendered. Any Restricted Notes that have been tendered but are validly withdrawn will be returned to the relevant holder without cost to that holder as soon as practicable after withdrawal. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

CONDITIONS OF THE EXCHANGE OFFER

    LIFT is not required to accept for exchange, or to exchange notes for, any Restricted Notes, and may terminate or amend the exchange offer before the acceptance of any Restricted Notes, if, in its judgment, any of the following conditions has occurred or has not been satisfied:

        (1) the exchange offer, or the making of any exchange by a holder of Restricted Notes, violates applicable interpretations of the SEC staff;

        (2) any action or proceeding is instituted or threatened in any court or by or before any governmental body with respect to the exchange offer;

        (3) there is adopted or enacted any law, rule or regulation that LIFT expects to impair its ability to proceed with the exchange offer; or

        (4) any governmental approval that LIFT, in its sole discretion, deems necessary for the exchange offer is not obtained.

    If LIFT determines to terminate the exchange offer for any of the reasons set forth above, it will refuse to accept any Restricted Notes and return any Restricted Notes that have been tendered; alternatively, if LIFT determines not to terminate the exchange offer despite the existence of any of the reasons set forth above, it may extend or otherwise amend the exchange offer, delay accepting any tendered Restricted Note and retain all Restricted Notes tendered prior to 5:00 p.m., New York City time, on the Expiration Date, subject to the rights of the holders of the tendered Restricted Notes to withdraw the Restricted Notes. LIFT may, in its discretion, waive any rule or condition and proceed with the exchange offer. If LIFT determines that a waiver constitutes a material change in the exchange offer, LIFT will promptly disclose that change.

    In addition, LIFT will not accept for exchange any Restricted Notes tendered, and no exchange notes will be issued in exchange for the Restricted Notes, if at that time any stop order is threatened or in effect with respect to either the Registration Statement of which this prospectus is a part or the qualification of the indenture governing the notes under the Trust Indenture Act of 1939.

    The specified conditions are for the sole benefit of LIFT, and it may assert any of the conditions regardless of the circumstances giving rise to any condition or may waive the condition in whole or in part at any time and from time to time in its sole discretion. LIFT's failure at any time to exercise any of these rights is not to be deemed a waiver of any right, and each right is an ongoing right that may be asserted at any time and from time to time.

EXCHANGE AGENT

    Bankers Trust, the trustee under the indenture governing the notes, has been appointed as the exchange agent for the exchange offer. In its capacity as the exchange agent, Bankers Trust has no fiduciary duties and will be acting solely on directions from LIFT. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

By Mail:                                       BT Services Tennessee, Inc.
                                               Reorganization Unit
                                               P.O. Box 292737
                                               Nashville, Tennessee 37229-2737

By Hand or Overnight Delivery:                 BT Services Tennessee, Inc.
                                               Reorganization Unit
                                               648 Grassmere Park Road
                                               Nashville, Tennessee 37211

By Facsimile:                                  (615) 835-3701

By Telephone:                                  (800) 735-7777

    Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

SOLICITATION OF TENDERS; FEES AND EXPENSES

    LIFT will bear all expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation pursuant to the exchange offer is being made by mail. Additional solicitations may be made by Phoenix American Financial Services, Inc., the administrative agent, or by LIFT in person, by telegraph, telephone or facsimile transmission.

    LIFT has not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. LIFT will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. LIFT will also pay the administrative agent its ongoing fees and expenses. LIFT may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Restricted Notes and in handling or forwarding tenders for exchange.

    LIFT will also pay all other expenses incurred by it in connection with the exchange offer, including accounting and legal fees and printing costs. In addition, LIFT has agreed to indemnify its accountants for any claims, liabilities and expenses incurred by them relating to the prospective financial information contained in this prospectus.

ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the Restricted Notes, as reflected in LIFT's accounting records on the date of the exchange. Accordingly, LIFT will not recognize any gain or loss for accounting purposes as a result of the consummation of the exchange offer.

TRANSFER TAXES

    LIFT will pay any transfer taxes imposed in the United States that are applicable to the exchange of Restricted Notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the mere exchange of Restricted Notes pursuant to the exchange offer, the amount of any transfer taxes--whether imposed on a registered holder or any other person--will be payable by the tendering holder. For example, you will be responsible for transfer taxes, if certificates representing exchange notes are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Restricted Notes tendered. If satisfactory evidence of payment of those taxes or exemption from them is not submitted with the letter of transmittal, LIFT will bill the amount of the applicable transfer taxes directly to the tendering holder. Any holder who is subject to taxes outside the United States and who is considering tendering Restricted Notes for exchange should consult its tax advisors as to the particular tax consequences to it of exchanging Restricted Notes for exchange notes.

CONTINUING RESTRICTIONS ON THE TRANSFER OF RESTRICTED NOTES

    All Restricted Notes that are not tendered will continue to be subject to the restrictions on transfer set forth in the indenture governing the notes. After completion of the exchange offer, LIFT will no longer have any obligation to file any further registration statement for any Restricted Notes. Accordingly, after the completion of the exchange offer, you will be able to offer for sale, sell or otherwise transfer untendered Restricted Notes only as follows:

        (1) to LIFT;

        (2) pursuant to a registration statement that has been declared effective under the Securities Act;

        (3) for so long as the Restricted Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person you reasonably believe is a qualified institutional buyer within the meaning of Rule 144A, that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A;

        (4) pursuant to offers and sales that occur outside the United States to foreign persons in transactions complying with the provisions of Regulation S under the Securities Act;

        (5) to an "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is an institutional investor purchasing for its own account or for the account of this type of accredited investor, in each case in a minimum principal amount of the Restricted Notes of $250,000; or

        (6) pursuant to any other available exemption from the registration requirements of the Securities Act.

                         LEASE INVESTMENT FLIGHT TRUST

LIFT

    LIFT is a business trust that was established under Delaware law on June 13, 2001 for the purpose of acquiring aircraft either directly or through companies or trusts owned by it, issuing the notes and otherwise carrying out the transactions described in this prospectus.

    As of the date of this prospectus, LIFT has one direct subsidiary, LIFT 1, which in turn has various domestic and foreign subsidiaries that own or lease aircraft. The authorized business of LIFT's subsidiaries is limited to buying, owning, leasing, maintaining, operating or selling aircraft.

    LIFT's registered office is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001 care of Wilmington Trust Company and its telephone number is (302) 651-1000.

    LIFT was originally wholly owned by Automatic LIFT I, LP, which is affiliated with Automatic LLC. Automatic LLC is headquartered in Orlando, Florida and as of June 26, 2001 had eight employees. Automatic LLC, through its operating affiliates, originates, acquires and sells aircraft and services aircraft leases and arranges various forms of financings in the aviation leasing industry.

    As of the date of this prospectus, Automatic LLC does not own any aircraft, but intends for it or its affiliates to own aircraft in the future. As a result, it is possible that Automatic LLC may face conflicts of interest with LIFT from time to time if other aircraft owned by it or its affiliates are being marketed for sale or lease at the same time as LIFT's aircraft are being so marketed. Automatic LIFT 1, LP subsequently sold 50.1% of the beneficial interests of LIFT to four other affiliates of Automatic LLC. As a result, Automatic LIFT 1, LP owns 49.9% of the beneficial interests of LIFT while the other four affiliates of Automatic LLC each own 12.525% of the beneficial interests of LIFT.

    The outstanding notes are not, and the exchange notes will not be, obligations of, or guaranteed by, Automatic LLC or any of its affiliates other than LIFT and its subsidiaries.

BANKRUPTCY CONSIDERATIONS RELATING TO "CONSOLIDATION" ISSUES

    Automatic LIFT 1, LP and the other four affiliates that own LIFT are indirectly owned by Automatic Flight Operations, LLC, a Delaware limited liability company, and Automatic Aircraft, LP, a Delaware limited partnership, each of which are also affiliates of Automatic LLC. If either Automatic Flight Operations LLC or Automatic Aircraft, LP becomes a debtor in a case under the U.S. Bankruptcy Code, a creditor, a bankruptcy trustee, the debtor itself or another party in interest could request the court to order that the assets and liabilities of LIFT, LIFT's subsidiaries or the direct owners of the beneficial interests in LIFT or their general partners be substantively consolidated with those of either or both of Automatic Flight Operations, LLC and Automatic Aircraft, LP. If such a request is made, delays in payments on the initial notes could result. Should the bankruptcy court rule in favor of any such request, the court could substantively consolidate the assets and liabilities of LIFT, LIFT's subsidiaries or the direct owners of the beneficial interests in LIFT or their general partners or otherwise consider them to be part of the bankruptcy estate of either or both of Automatic Flight Operations, LLC and Automatic Aircraft, LP or take other actions that could result in reductions in payments on the notes and that would otherwise be adverse to you.

    On June 26, 2001, Milbank, Tweed, Hadley & McCloy LLP delivered a reasoned opinion to LIFT that, based on various assumptions and qualifications, in a case under the U.S. Bankruptcy Code in which either Automatic Flight Operations, LLC or Automatic Aircraft, LP is the debtor, a court applying federal bankruptcy law and properly presented with the facts and exercising reasonable discretion would not grant an order substantively consolidating the assets and liabilities of LIFT, or

LIFT's subsidiaries or its direct equity owners or their general partners with those of Automatic Flight Operations, LLC or Automatic Aircraft, LP.

    The above opinion noted, however, that there is no case law directly on point, that a court may decide differently from the views expressed in the opinion and that the opinion represents only counsel's best judgment and is not binding in the courts. Moreover, the opinion stated that it depends on the accuracy of many factual assumptions that the counsel has not independently verified and that different facts could lead a court to reach a different conclusion.

BUSINESS OF LIFT

    The business of LIFT and its subsidiaries is limited to buying, owning, leasing and selling a portfolio of aircraft. These limitations arise from restrictions in their respective charter documents and covenants in the indenture for the notes.

    The portfolio of aircraft consists initially of the 39 aircraft of which 36 have been delivered as of the date of this prospectus. This portfolio is described under "Portfolio Information".

    LIFT and its subsidiaries may acquire additional commercial passenger or freight aircraft from Automatic, General Electric Capital Corporation and their respective affiliates and others. The indenture contains a number of conditions to the acquisition of additional aircraft and to the financing of such an acquisition. If those conditions are met, there is no limit in the indenture on the number of additional aircraft that LIFT may acquire.

    GE Capital Aviation Services, Limited has agreed with LIFT to act as the servicer of the aircraft portfolio. It has agreed, as the servicer, to collect rents and other amounts due from lessees, to monitor the maintenance, insurance and other obligations under the aircraft leases, to enforce rights against lessees, to remarket aircraft for re-lease or sale and to perform other specified aircraft-related services. Further information about the servicing agreement and the servicer is set forth under "--The Servicing Arrangements".

    All of the net revenues of LIFT and its subsidiaries are used to pay principal, interest and other amounts due as to the notes or to provide for cash reserves for some or all of the classes of notes. Except for accruals for the payment of anticipated expenses and required reserves, none of the revenues will be re-used or retained in the business of LIFT and its subsidiaries. In addition, none of the earnings of LIFT may be distributed to the holders of its beneficial interest until all notes are repaid in full with the limited exception of reimbursing any payments made by those holders to cure interest shortfalls.

    Because the notes do not provide for fixed principal payments, not just the ultimate repayment of the notes but the amount of individual payments and the speed of repayment are fully a function of LIFT's ability to collect revenues from the portfolio of the 39 initial aircraft and, if acquired, additional aircraft. Set forth below are a variety of factors that, in addition to general economic conditions, could influence materially the collection of revenues--principally lease rents and sale proceeds--available for debt repayment.

    CHANGES IN THE AIRCRAFT PORTFOLIO. The assumptions regarding the expected cash flow of LIFT are subject not only to a variety of economic factors, some of which have been discussed in this prospectus, but also to any substantial change in the composition of the aircraft portfolio from that initially contemplated. Any substantial changes in that composition could significantly change expected cash flows and the nature and degree of risks affecting cash flow. Four principal factors could affect the fleet composition.

        (1) THE EXERCISE OF PURCHASE OPTIONS BY LESSEES. The exercise of a lessee purchase option may result in sales proceeds lower than the assumed target sales prices of the aircraft. Four lessees with respect to five of the initial aircraft, representing 15.17% of the aggregate initial appraised value, have unexpired options to purchase aircraft. The assumptions described under "Note Payment Assumptions" assume that those options will not be exercised.

        (2) THE NON-DELIVERY OF INITIAL AIRCRAFT. General Electric Capital Corporation is required to refund a portion of the purchase price to LIFT 1, in the event any of the three undelivered initial aircraft or substitute aircraft are not delivered by January 22, 2002. In the event of any delivery failure, payments will vary from those expected had the aircraft been delivered despite the refund.

        (3) THE LOSS OF AIRCRAFT THROUGH CASUALTY OR GOVERNMENTAL TAKING. The proceeds of insurance and taking awards may not be sufficient to compensate for the loss of the revenue of the affected aircraft.

        (4) THE PURCHASE OF ADDITIONAL AIRCRAFT. LIFT may acquire other aircraft in the future. Although any additional aircraft may add to the cash flow of LIFT and their acquisition is subject to confirmation by the rating agencies rating the notes that they will not lower, qualify or withdraw any rating on the notes as a result and other requirements of the indenture governing the notes, LIFT cannot predict the effect of any additional aircraft on its cash flows and ability to repay the notes.

    MARKET INTEREST RATE FLUCTUATIONS. Interest rate exposure arises to the extent that LIFT's fixed and floating rate obligations under the notes do not correlate to either or both of the mix of fixed and floating rate rental payments for different periods and the timing of those payments. Although LIFT will attempt to hedge that exposure as described in "Management's Discussion and Analysis of Financial Condition and Results of Operations", it cannot assure you that it will be effective in implementing its hedging goals. In addition, the premature termination of any lease as well as the sale or loss of an aircraft may result in LIFT incurring prepayment or cancellation costs under its hedging agreements.

    LESSEE CREDIT PROBLEMS AND DEFAULT. The ability of each aircraft lessee to perform its obligations under its lease with a LIFT subsidiary will depend not only on the managerial skills of the lessee's employees but also on general economic conditions in the country or region in which it operates as well as competition, fare levels, passenger demand, and operating costs. Many of LIFT's existing lessees are in a weak financial position, and this is likely to be the case with future aircraft lessees as well. As the aircraft approach the end of their realizable useful life, it is likely that the aircraft will be leased to less creditworthy lessees and for lower rates. In a portfolio of the size of LIFT's, you should expect that some number of aircraft lessees at some time may be slow in paying or may fail to pay in full. Others may have their lease obligations significantly restructured.

    No initial lessee currently is in default as to its payment obligations under any initial lease. You should expect defaults to occur, and LIFT cannot assure you that default levels will not increase over time.

    LESSEE'S LOCAL ECONOMIC CONDITIONS. The commercial aviation industry throughout the world generally is highly sensitive to general economic conditions. Because a substantial portion of business and, especially, leisure airline travel is discretionary, the industry has tended to suffer during economic downturns and times of political or military crisis. In addition, local economic and political conditions can influence the performance of a lessee located in a particular region. For example, it is expected that the recent terrorist attacks on the United States and any economic or military response by the United States government will adversely affect those lessees directly or indirectly serving the commercial aviation industry of the United States and any other affected regions. The effect of local conditions on LIFT will be more or less intense depending on the concentration of the number of its lessees in that region. See "Portfolio Information". Also, because several lessees' revenues are generated in local currencies while their lease obligations are payable in U.S. dollars, a significant appreciation in the U.S. dollar may impair their ability to make payments under their leases.

    EUROPEAN CONCENTRATION. As of the date of this prospectus, lessees based in Europe account for aircraft having 43.03% of the aggregate initial appraised value, with 31.91% based in "developed" European markets and 11.12% based in "emerging" European markets. The commercial aircraft industry in European countries, as in the rest of the world generally, is highly sensitive to general economic conditions. Because a substantial portion of airline travel for business and especially leisure is discretionary, the industry has tended to suffer severe financial difficulties during economic downturns. The financial prospects, accordingly, for European lessees can be expected to depend largely on the level of economic activity in Europe generally and in the specific countries in which these lessees operate. A recession or other worsening of economic conditions in one or more of these countries, particularly if combined with either or both high fuel prices and a weak euro, may have a material adverse effect on the ability of European lessees to meet their financial and other obligations under the leases. In addition, commercial airlines in Europe face, and can be expected to continue to face, increased competitive pressures, in part as a result of the continuing deregulation of the airline industry by the EU. LIFT cannot assure you that competitive pressures resulting from this deregulation will not have a material adverse impact on the operations of LIFT's European lessees. Two European airlines--neither a lessee--have filed for bankruptcy protection, citing the lessened demand resulting from the recent terrorist attacks on the United States.

    RUSSIAN CONCENTRATION. As of the date of this prospectus, one lessee based in Russia accounts for aircraft having 5.49% of the aggregate initial appraised value. The Russian lessee is the flag carrier of that nation. Russia has recently experienced a significant downturn in its economic and financial condition. Additionally, as a result of the lack of definite information about the ownership of the Russian lessee, its corporate governance has often been the subject of international scrutiny.

    TURKISH CONCENTRATION. As of the date of this prospectus, one lessee based in Turkey accounts for aircraft having 5.63% of the aggregate initial appraised value. The recent decrease in value of the Deutsche mark, which is the principal currency in which the Turkish lessee receives its revenue, coupled with the decrease in value of the Turkish lire may affect the ability of the Turkish lessee to meet its U.S. dollar denominated rental and other payments due under the leases.

    NORTH AFRICA AND MIDDLE EAST CONCENTRATION. As of the date of this prospectus, lessees based in Northern Africa and the Middle East account for aircraft having 4.21% of the aggregate initial appraised value. Political violence has had a significant adverse impact on the general economic conditions in Northern Africa and the Middle East in recent years. The economic prospects of the North African and Middle Eastern region are dependent on the general political outlook, which can vary greatly from year to year. Political upheaval or political violence could adversely affect the prospects of the lessees to meet their obligations. Any such factors could also affect LIFT's ability to regain possession of the aircraft upon a default.

    One lessee in this region is the flag carrier of Morocco. This carrier accounts for aircraft having 2.74% of the aggregate initial appraised value. The other lessee accounts for aircraft having 1.47% of the aggregate initial appraised value.

    ASIA PACIFIC REGION CONCENTRATION. As of the date of this prospectus, lessees based in the Asia Pacific region, including China, account for aircraft having about 28.39% of the aggregate initial appraised value. The commercial aircraft aviation industry in Asia was adversely affected by the severe economic and financial difficulties experienced in 1998 and 1999. The economies of Indonesia, Thailand, Japan, Korea and Malaysia experienced particularly acute difficulties resulting in many business failures, and in many cases significant depreciation of local currencies and downgrades of sovereign and corporate credit ratings. The regional economic downturn undermined business confidence, reduced demand for air travel and adversely impacted the results of operations of some of LIFT's lessees in the region. Since 1999, there has been some stabilization and recovery in the economies of the region. If recessionary conditions that prevailed in large parts of the region were to recur, it would have a significant, adverse impact on global aircraft demand.

    LATIN AMERICAN CONCENTRATION. As of the date of this prospectus, lessees based in Latin America account for aircraft having 5.87% of the aggregate initial appraised value. Although some countries in Latin America have experienced in the past several years increased political stability, overall increased economic growth, lower inflation rates and revitalized economies, the progress has not been regionwide and may not be maintained or furthered.

    During 1999, Brazil experienced significant downturns in its economy and financial markets, including large decreases in financial asset prices and dramatic decreases in the value of the currency. Currently, Brazil continues to experience decreases in the value of its currency. Any general deterioration in the Brazilian economy will mean that lessees may be unable to generate sufficient revenues in Brazilian currency to pay rental payments in U.S. dollars under the leases. Future adverse developments in Brazil can affect not only leases with Brazilian lessees but, more importantly, could spread throughout Latin America and other "emerging" economies and affect other Latin American lessees of LIFT. Recent adverse economic developments in Argentina may also spread to other countries in the region affecting the Latin American lessees of LIFT. As of the date of this prospectus, aircraft leased to Brazilian lessees account for 5.87% of the aggregate initial appraised value.

    NORTH AMERICAN CONCENTRATION. As of the date of this prospectus, lessees based in North America account for aircraft having 17.45% of the aggregate initial appraised value. The commercial aircraft industry in North America is highly sensitive to general economic conditions. Since air travel is largely discretionary, the industry has suffered severe financial difficulties during economic downturns. In addition, the recent terrorist attacks on the United States have reduced air travel demand and increased costs, raising the likelihood of severe financial difficulties for those airlines directly or indirectly serving the United States commercial aviation industry. Over the last decade, a number of the major North American passenger airlines have filed Chapter 11 bankruptcy proceedings and several major United States airlines have ceased operations altogether. One airline--not a lessee--ceased operations immediately after the recent terrorist attacks. The effects of the recent terrorist attacks, increasing competition from low-cost air carriers and an inability to reduce labor and other costs to sustainable levels continue to put pressure on North American airline margins, and recently several major North American passenger airlines have announced losses as a result. Further bankruptcy or similar proceedings by low-cost or other North American carriers may adversely affect the ability of North American lessees of LIFT to make timely and full rental payments.

    OFF LEASE. As of the date of this prospectus, one aircraft representing 1.05% of the aggregate initial appraised value is off lease.

    HIGHER COSTS FROM LEASE DEFAULT. Although LIFT has the right to repossess aircraft and to exercise remedies upon a lease default, it may incur significant costs in the process. Those costs include legal and other expenses of court or other governmental proceedings, particularly if the lessee is contesting the proceeding or is in bankruptcy, to obtain possession and re-registration of the aircraft and flight and export permissions. Delays resulting from any such proceedings would also increase the period of time during which the relevant aircraft are not leased and generating lease income. LIFT may, moreover, incur substantial maintenance or repair costs that a defaulting lessee has failed to pay and may need to pay maintenance, including modification, costs, and pay off liens and governmental charges on the aircraft to obtain clear possession and to re-market the aircraft effectively. Any such costs or delays may adversely affect the amounts available to pay to the holders of the notes.

    PAYMENT OF MAINTENANCE COSTS AND FUNDING OF MAINTENANCE RESERVES. Any failure of an aircraft to be maintained or modified properly in accordance with manufacturer's requirements or airworthiness directives and other governmental requirements, including those relating to noise and emissions standards, can impair the safety of the aircraft, result in grounding or penalties, can affect the ability to re-lease or to sell the aircraft and can affect the net revenues available to make payments on the notes. The costs of maintenance can be substantial and may have a higher payment priority than that of the notes. In many cases, the lessee is required to provide for the cost of modifications and other maintenance. Lessees could, however, fail to pay those costs, and the burden would fall on LIFT. In addition, LIFT or its subsidiary as the lessor is, in many instances, required to bear a portion of the maintenance costs, and the pressure of competition may require it to bear an increasing portion of those costs in the future. Although LIFT established a cash reserve of approximately $83.0 million on June 26, 2001, any significant variations in the costs required to be paid directly by LIFT may materially impair the ability of LIFT to make payments on the notes.

    OTHER OPERATING COSTS. As in the case of maintenance costs, LIFT may incur other operational costs upon a lessee default or where the terms of the lease require it to pay a portion of those costs. Those costs include:

        (1) particularly in light of the recent terrorist attacks on the United States, the costs of casualty, liability and political risk insurance and the liability costs or losses when insurance coverage has not been or cannot be obtained as required or is insufficient in amount or scope;

        (2) the costs of storing, licensing, exporting or importing an aircraft, airport taxes, customs duties, air navigation charges and similar governmental or quasi-governmental impositions, which can be substantial;

        (3) penalties and costs associated with the failure of lessees to keep the aircraft registered under all appropriate local requirements; and

        (4) unreimbursed or unreimbursable withholding taxes and other taxes or charges in some jurisdictions in respect of the aircraft, the leases or payments under the leases, such as those due to changes in law or inability to negotiate for or enforce reimbursement obligations from lessees.

    The failure to pay some of these costs can result in liens on the aircraft, and the failure to register can result in a loss of insurance. These matters can prevent the re-lease, sale or other use of the aircraft until the problem is cured.

    GOVERNMENT REGULATIONS. In addition to the general requirements regarding maintenance of the aircraft, aviation authorities from time to time issue airworthiness directives requiring the operators of aircraft to take particular maintenance actions or make particular modifications with respect to all aircraft of certain designated types. Aircraft manufacturers may also issue their recommendations. To the extent that a lessee fails to comply with directives required to maintain its certificate of airworthiness or other manufacturer requirements in respect of an aircraft or if the aircraft is not currently subject to a lease, LIFT may have to bear or, to the extent required under the relevant lease, share the cost of compliance. Other governmental regulations relating to noise and emissions levels may be imposed not only by the jurisdictions in which the aircraft are registered, possibly as part of the airworthiness requirements, but also in other jurisdictions where the aircraft operate.

    An airworthiness directive of the FAA requires the replacement of insulation blankets on MD series aircraft by June 2005. The initial 39 aircraft include 11 MD series aircraft, which represent 17.04% of the aggregate initial appraised value. It is currently not clear whether and to what extent manufacturers, owners or lessees will have to bear the cost of compliance, and LIFT may bear significant costs in ensuring compliance with these standards. Another recent airworthiness directive of the FAA requires the installation of smoke detection and fire suppression systems in the cargo area of all U.S. registered aircraft, and LIFT may incur significant costs related to the installation of these systems. Aviation authorities in Europe are also considering issuing such an airworthiness directive in the future.

    Some jurisdictions are discussing the possible implementation of more stringent noise abatement requirements. Current proposals suggest that these so-called "Stage 4" requirements would initially apply to new aircraft and would be implemented for existing fleets in a phased manner over several years. While the timing of the adoption of any Stage 4 requirements is uncertain, the implementation of any requirements could involve significant costs to LIFT and adversely affect aircraft values.

    Further, the deregulation of commercial aviation in the United States, the European Union or elsewhere where lessees currently, or may in the future, operate aircraft, may cause additional uncertainty in the commercial aviation industry. Finally, LIFT may also incur costs, or face lessened lease income, as a result of heightened security measures resulting from the recent terrorist attacks on the United States. LIFT cannot assure you that any of the foregoing concerns relating to government regulations will not have a material adverse effect on LIFT's ability to make payments on the notes.

    THE NEED TO RE-LEASE OR SELL AIRCRAFT. One aircraft is currently off-lease and is being marketed for lease. The number and types of the initial aircraft that LIFT must place with lessees through December 31, 2005 is presented in the table below. That table shows the years in which the leases for those aircraft are contractually scheduled to expire. The table illustrates that the leases for 23 of the initial aircraft, representing approximately 47.73% of the aggregate initial appraised value, are scheduled to expire by December 31, 2005. The table assumes that, except as indicated, no lease terminates prematurely, no extension or early termination options will be exercised, no substitute aircraft are delivered, no aircraft are sold and no additional aircraft are purchased. More aircraft will need to be re-leased to the extent leases terminate prematurely.

               LIFT LEASE PLACEMENT REQUIREMENT AT JUNE 13, 2001

                                                                              YEAR ENDING DECEMBER 31,
                                                        --------------------------------------------------------------------
AIRCRAFT TYPE                                             2001           2002           2003           2004           2005
-------------                                           --------       --------       --------       --------       --------
B767-300ER............................................     0              0               1             0              1
B737-300..............................................     0              1               5             1              0
MD-82.................................................     2              0               3             0              1
A320-200..............................................     0              0               1             0              0
B747-400..............................................     0              0               0             0              0
B737-800..............................................     0              1               0             0              0
MD-11F................................................     0              0               0             0              1
B737-700..............................................     0              0               0             1              0
B737-400..............................................     0              0               0             1              1
B737-500..............................................     0              1               0             0              0
MD-83.................................................     0              0               1             0              0
                                                           --             --             --             --             --
    TOTAL.............................................     2              3              11             3              4

    DIFFICULTIES IN RE-LEASING OR SELLING AIRCRAFT AT FAVORABLE TERMS. The servicer, GE Capital Aviation Services, Limited, has agreed to seek to re-lease aircraft serviced by it as they become available upon the termination of any lease. The servicer has not assured LIFT, and LIFT cannot assure you, that LIFT will be able to re-lease aircraft on a timely basis, with equally favorable rental rates and otherwise on lease terms that will allow LIFT to make payments in full on the notes. LIFT's ability to obtain timely and favorable lease terms or to sell aircraft at attractive prices may be adversely affected by unpredictable changes in general economic conditions, passenger demand, market demand for and value of the applicable aircraft and the competitive strength of the airline industry generally. The availability of commercial jet aircraft for lease or sale has periodically experienced cycles of oversupply and undersupply, resulting in sharp decreases and increases in aircraft values and lease rates. In addition, the recent terrorist attacks on the United States are likely at least for the near term to have a negative effect on lease rates and aircraft values. Among other factors that could influence lease terms and sales prices are the following:

        (1) cyclical changes in interest rates and the availability of credit;

        (2) fluctuations in the cost of fuels and other materials, labor costs, costs associated with changing governmental regulations and air traffic control constraints;

        (3) manufacturer production levels, particularly increased production of new aircraft, as announced by Boeing and Airbus, which makes older, used models less attractive, especially in Asia where an oversupply is already perceived to exist;

        (4) the cessation or announced cessation of production of particular aircraft models or series, such as the MD series and Boeing 737-300s, 737-400s and 737-500s, of which there are 24 in LIFT's initial portfolio, representing approximately 40.48% of the aggregate initial appraised value of the portfolio;

        (5) the operating history of particular aircraft, the identity of its operators and legal and regulatory requirements affecting its operation and transfer or leasing;

        (6) changes in aircraft technology, either significant advances by manufacturers or governmentally mandated modifications, that may render older models substantially less attractive or may result in modification costs that reduce net sales prices or rentals; and

        (7) competition from aircraft manufacturers, airlines, aircraft leasing companies, financial institutions, aircraft broker and special purpose leasing vehicles that may have greater financial resources and greater legal and financial flexibility to structure and offer more favorable leasing, pricing or financing alternatives.

    The concentration of the types of aircraft held by LIFT may amplify some of the factors noted above. The initial aircraft include eleven aircraft types, three of which represent together 56.35% of the aggregate initial appraised value, with Boeing 767-300ERs accounting for 26.50%, Boeing 737-300s accounting for 18.85% and Boeing MD-82s accounting for 11.00% of that aggregate value. Also, narrowbody aircraft account for 59.54% of the aggregate initial appraised value.

THE SERVICING ARRANGEMENTS

    GE Capital Aviation Services, Limited, or GECAS as it is commonly known, is providing various aircraft-related services to LIFT and its subsidiaries. GECAS is headquartered in Shannon, Ireland where it had 98 employees as of March 31, 2001. GE Capital Aviation Services, Inc., of which GECAS is a subsidiary, had 117 employees worldwide as of March 31, 2001 at operations in Stamford, Connecticut; Miami, Florida; Hong Kong; Singapore and Vienna and a number of other locations worldwide.

  SERVICER BUSINESS HISTORY

    For more than 25 years prior to the formation of GECAS in 1993, General Electric Capital Corporation provided financial services to airlines and other aircraft owners and owned aircraft through its Transportation and Industrial Funding Corporation division and other affiliates.

    General Electric Capital Corporation acquired a controlling interest in Polaris Holding Company in 1986, and then acquired the remaining interest in 1991. Polaris Group was formed in 1974 to acquire aircraft for lease to commercial airlines. Beginning in the mid 1980's, it acted as an operating lessor, acquiring and managing aircraft for its own account and for the account of investment entities sponsored by one of its subsidiaries.

    GECAS and its affiliated aircraft servicing entities were formed and commenced operations in September and October 1993 to focus in one servicing group various aircraft-related ownership, financing, management and other servicing activities. This GECAS servicing group did not acquire the assets of the General Electric Capital Corporation Transportation and Industrial Funding Corporation division or the assets of Polaris Group, but rather it took over the responsibility of providing management services for all or substantially all of the aircraft assets owned or formerly managed by these entities.

    In addition, the GECAS servicing group succeeded to the management, but not the ownership, of substantially all of the aircraft formerly managed by debis AirFinance Ireland plc, formerly known as AerFi Group plc, and before that, as GPA Group plc, in connection with a restructuring of debis AirFinance Ireland as a result of financial difficulties experienced in late 1992 and in 1993. debis AirFinance Ireland was founded in 1975 to provide aircraft leasing and related services to the commercial aviation industry, and, in 1979, it began purchasing new aircraft for its own account.

    Prior to its formation in 1993, the GECAS servicing group had no operating history.

    GECAS and its servicing affiliates offer their services to aircraft owners, lenders and investors, including General Electric Capital Corporation and its affiliates. On December 31 of each of 1996, 1997, 1998, 1999 and 2000, the servicing group managed 896, 850, 849, 930 and 1,057 aircraft, respectively, and its affiliates owned, 445, 484, 544, 601 and 728 aircraft, respectively. As of June 30, 2001, the servicing group managed 1,126 aircraft, and its affiliates owned 778 aircraft.

  SERVICER OPERATIONS

    GECAS and its affiliates manage one of the world's most significant portfolios of commercial aircraft. As of June 30, 2001, the portfolio of aircraft managed by GECAS consisted of 1,126 aircraft, on lease to more than 160 lessees in 62 countries throughout the world. Since 1996 General Electric Capital Corporation, an affiliate of GECAS, has entered into several multi-year orders with Boeing and Airbus for the B737, B757, B767, B747, B777, A320 and A330 families of aircraft. In 2000, General Electric Capital Corporation also entered into contracts with Bombardier, Embraer and Fairchild-Dornier for CRJ 200, CRJ 700 & CRJ 900, ERJ 170 & ERJ 190 and FD 728 & FD 928 regional jet aircraft. In total all of these contracts involve over 1,000 firm and option aircraft purchases. As of June 30, 2001, General Electric Capital Corporation had taken delivery of 167 aircraft under these agreements. In addition to these contracts, General Electric Capital Corporation also purchases aircraft from airlines and investors.

    In addition to acting as the servicer for the aircraft owned by LIFT's subsidiaries, GECAS manages aircraft and related assets owned by Aircraft Finance Trust, Airplanes U.S. Trust and Airplanes Limited, debis AirFinance Ireland plc, Commercial Aircraft Leasing Ltd., General Electric Capital Corporation and affiliates of those entities and others. As of June 30, 2001, 778 aircraft, or 69% of the total by number, of the aircraft managed by GECAS, were owned by General Electric Capital Corporation and its affiliates. Moreover, it is also likely that GECAS will manage additional aircraft owned by others, and it may in the future participate as a third party servicer in leasing programs with objectives like those of LIFT.

    One of GECAS' principal businesses is providing a broad range of financial products to airlines and aircraft operators and to aircraft owners, lenders and investors throughout the world. To meet the fleet financing needs of its airline customers, GECAS and its affiliates offer financing leases, operating leases and other financial products. In conjunction with this business, GECAS and its affiliates are responsible for developing, negotiating and consummating aircraft-related investment opportunities in the aviation industry for General Electric Capital Corporation, including the acquisition of aircraft for General Electric Capital Corporation. Also, General Electric Capital Corporation holds the majority of the most junior class of debt in the aircraft asset securitization vehicles Aircraft Finance Trust,

Airplanes U.S. Trust and Airplanes Limited, all competitors of LIFT, and may acquire debt or beneficial interests in other securitization vehicles that own a portfolio of aircraft assets.

    GECAS intends to continue to market a broad range of products, and to arrange and negotiate the sale of aircraft and related assets from the portfolio it manages, and to arrange and negotiate securitization transactions involving aircraft assets.

    GECAS offers a broad range of aircraft management services to aircraft owners, lenders and investors, including:

        (1) collection of rental payments;

        (2) arranging and monitoring of aircraft maintenance performed by others;

        (3) limited technical inspection of aircraft;

        (4) arranging and monitoring insurance;

        (5) arranging for aircraft appraisals;

        (6) registration and deregistration of aircraft;

        (7) monitoring compliance with lease agreements;

        (8) enforcement of lease provisions against lessees;

        (9) investigating compliance with applicable airworthiness directives;
and

        (10) facilitating delivery and redelivery of aircraft.

    The table below lists the different aircraft comprising the portfolio managed by GECAS as of June 30, 2001, by manufacturer and by whether the aircraft are owned and managed by GECAS and its affiliates or managed for third parties.

                            GECAS MANAGED PORTFOLIO

                                            GENERAL ELECTRIC
                                           CAPITAL CORPORATION     MANAGED FOR                 LIFT INITIAL
AIRCRAFT TYPE AND CLASS                         FLEET(1)         THIRD PARTIES(2)    TOTAL       AIRCRAFT
-----------------------                    -------------------   ----------------   --------   ------------
Airbus
  A300...................................            15                    3             18          --
  A310...................................             7                    1              8          --
  A319...................................            67                   --             67          --
  A320...................................            47                   29             76           4
  A321...................................            10                   --             10          --
  A330...................................             7                   --              7          --
Boeing
  B727...................................             8                    2             10          --
  B737-200...............................            42                   22             64          --
  B737-300/400/500/600(3)................           200                   70            270          13
  B737-700/800/900.......................           102                    3            105           5
  B747-100/200/300/400...................            29                    1             30           1
  B757-200...............................            29                    3             32          --
  B767-200EM.............................             1                   --              1          --
  B767-200ER.............................             7                    3             10          --
  B767-300ER.............................            35                   18             53           5
  B777-200...............................             6                   --              6          --
McDonnell Douglas
  DC-8...................................             2                   19             21          --
  DC-9...................................            --                   34             34          --
  DC-10..................................             9                    3             12          --
  MD-11..................................             5                    6             11           1
  MD-81..................................            --                   10             10          --
  MD-82..................................            21                   30             51           9
  MD-83..................................            15                   30             45           1
  MD-87..................................            --                    6              6          --
  MD-88..................................            12                   --             12          --
Regional Jets............................            96                   --             96          --
Fokker F100..............................            --                   19             19          --
Other Jets...............................             6                   36             42          --
                                                  -----                -----        -------       -----
  Total..................................           778                  348          1,126          39

Body Type:
  Widebody...............................           122                   35            157           7(5)
  Narrowbody.............................           653                  278            931          32
  Turboprops.............................             3                   35             38          --

Noise Compliance:(4)
  Stage 2................................            15                   32             47          --
  Stage 3................................           763                  316          1,079          39

--------------------------

(1) Some aircraft included in the General Electric Capital Corporation fleet are owned by joint ventures or pursuant to other arrangements in which unaffiliated parties have interests.

(2) The third parties comprise primarily of debis AirFinance Ireland plc, the Airplanes Group, Aircraft Finance Trust and Commercial Aircraft Leasing Ltd.

(3) For purposes of this table, 7 Boeing 737 aircraft have been included in the General Electric Capital Corporation fleet but both debis AirFinance Ireland plc and General Electric Capital Corporation are parties to the relevant leases.

(4) Turboprop aircraft have been classified as Stage 3 compliant.

(5) The LIFT initial aircraft portfolio includes one freighter aircraft.

  THE SERVICING AGREEMENT

    GECAS as the servicer and LIFT, on behalf of itself and its subsidiaries, entered into a servicing agreement dated as of June 26, 2001. The servicing agreement sets forth the various duties of GECAS as the servicer with respect to the management and administration of the aircraft and the leases, the aircraft marketing activities to be performed by the servicer and the limited aircraft management-related obligations of the servicer in connection with offers and sales by LIFT of refinancing or additional notes.

    The servicer has agreed to provide its services in accordance with the express terms of the servicing agreement. The terms of the servicing agreement provide that the servicer will act in accordance with laws applicable to it, with directions given by the administrative agent on behalf of LIFT, with specified standards of care and with specified standards regarding conflicts of interest. The duties and obligations of the servicer are limited to those expressly set forth in the servicing agreement, and the servicer has not undertaken any fiduciary or other implied duties or obligations to LIFT and its subsidiaries, the holders of the notes or any other person. In addition, the servicer does not assume any liability or accountability for (a) the terms and conditions of the notes, (b) the ability of LIFT to comply with the terms and conditions of the notes, except that the servicing agreement does provide that the servicer will use commercially reasonable efforts to keep LIFT in compliance with specified covenants of the indenture that directly relate to the operation of the aircraft or (c) the structuring or implementation of any aspect of the various transactions contemplated by this prospectus, except as provided in the servicing agreement.

    The servicer has agreed to perform the services required by the servicing agreement with reasonable care and diligence at all times and, if a conflict of interest arises as to a LIFT aircraft and other aircraft managed by GECAS, the servicer must perform the services in good faith. In addition, to the extent that either two or more particular LIFT aircraft or a LIFT aircraft and other aircraft managed by GECAS have substantially similar objectively identifiable characteristics that are relevant for purposes of the particular services to be performed, the servicer has agreed not to discriminate among those LIFT aircraft or between any of the LIFT aircraft and any other managed aircraft on an unreasonable basis.

    If the servicer in good faith determines that circumstances as to a particular aircraft or lease require an arm's-length negotiation between the servicer or any of its affiliates and LIFT and the servicer believes it would not be appropriate for it to act on behalf of LIFT, the servicer has agreed to notify LIFT promptly and to withdraw from acting as the servicer with respect to the matter and LIFT has agreed to appoint an independent representative to act on its behalf. The servicer is entitled to act on its own or its affiliates' behalf in those negotiations.

    Neither LIFT nor the servicer may assign its rights and obligations under the servicing agreement without the other's prior consent. The servicer may, however, delegate some, but not all, of its duties to some of its affiliates.

    AIRCRAFT SERVICES. The main categories of aircraft services being provided by the servicer under the servicing agreement relate to:

        (1) lease marketing and remarketing, lease negotiation and execution;

        (2) collecting rental payments and other amounts due under leases, aircraft maintenance, insurance monitoring and procurement, lease compliance and enforcement and accepting delivery and redelivery of aircraft;

        (3) sales services and aircraft acquisition;

        (4) monitoring aircraft maintenance and providing records and information about the aircraft;

        (5) using commercially reasonable efforts to keep LIFT in compliance with terms of the indenture that directly relate to the operation of the aircraft;

        (6) limited assistance in connection with the exchange offer and the public or private offerings of any notes, such as providing information relating to the servicer and its affiliates for inclusion in any offering document or offering circular, participating in marketing activities solely with respect to the aircraft and providing underwriters, rating agencies and other advisors with the reasonable opportunity to conduct due diligence with respect to the servicer as it relates to the aircraft;

        (7) legal and other professional services with respect to the lease, sale or financing of the aircraft, any amendment or modification of any lease, the enforcement of the rights of LIFT and its subsidiaries under any lease, any disputes that arise as to any aircraft or for any other purpose that the servicer reasonably determines is necessary in connection with the performance of its services; and

        (8) periodic reporting of operational information relating to the aircraft.

    OPERATING GUIDELINES. Under the servicing agreement, the servicer is entitled to exercise such authority as is necessary to give it a practicable and working autonomy in performing its services. The servicing agreement provides that the servicer will give LIFT and its agents access to records related to the aircraft under specified circumstances to enable LIFT to monitor the performance by the servicer and not commingle any funds of LIFT and LIFT's subsidiaries with its own funds. LIFT, acting through the administrative agent or directly, has established monitoring and control procedures that it expects will enable it to properly manage its and its subsidiaries' business and assets.

    The servicing agreement requires all transactions entered into by the servicer on behalf of LIFT and its subsidiaries other than intracompany transactions to be at arm's length and on market terms unless otherwise agreed or directed by the administrative agent on LIFT's behalf. Transactions or matters on behalf of LIFT and its subsidiaries that require the prior written approval of LIFT include:

        (1) sales of or agreements to sell aircraft, other than as required by a lease or the purchase agreement for the initial 39 aircraft, except for a transfer of title or another interest in an aircraft (a) to or in favor of a trust or another entity for the purpose of registering the aircraft under the laws of an applicable jurisdiction so long as LIFT or a LIFT subsidiary retains the beneficial or economic ownership of the aircraft, (b) from a trust or other entity to LIFT or a LIFT subsidiary or (c) within or among LIFT and its subsidiaries, provided that no such sale or disposition may be made under this clause (1) other than to LIFT or any of its subsidiaries if the sale, transfer or other disposition would materially adversely affect the holders of the notes and provided further, that the rating agencies rating the notes are given notification of any sale or disposition permitted by this clause;

        (2) entering into any new leases if the lease does not comply with any applicable operating covenants set forth under the indenture governing the notes or if the new lease grants a purchase option in favor of the lessee and renewing or extending existing leases, other than as a result of the exercise of a renewal or extension option;

        (3) terminating any lease or leases to any single lessee for aircraft then having an aggregate depreciated net book value in excess of $75 million unless a substantially similar replacement or substitute lease or leases is put into place;

        (4) unless provided for in the applicable budget, entering into any contract for the modification or maintenance of aircraft where the costs to be incurred by LIFT and its subsidiaries will (a) exceed the greater of the estimated aggregate cost of a heavy maintenance check for similar aircraft and total refurbishment of the related engines and available maintenance reserves or other collateral under the related lease or (b) be outside the ordinary course of the business of LIFT and its subsidiaries;

        (5) issuing any guarantee on behalf of, or otherwise pledging the credit of, LIFT or any of its subsidiaries, other than with respect to any trade payables in the ordinary course of business, any guarantees by LIFT of the obligations of its subsidiaries, and any lien or indebtedness created in favor of the issuer of a surety bond, letter of credit or similar instrument to be obtained by LIFT or a LIFT subsidiary in connection with the detention of an aircraft or other enforcement action under a lease;

        (6) entering into, amending or granting a waiver with respect to, any transaction between LIFT or its subsidiaries and General Electric Capital Corporation or any of its affiliates not contemplated in the servicing agreement;

        (7) incurring any actual or contingent liability, unless contemplated in the applicable budget, incurred pursuant to a transaction of a type for which LIFT's specific approval is otherwise required, incurred in the ordinary course of the business of LIFT and its subsidiaries or incurred in entering into a lease or performing any obligations under a lease; and

        (8) entering into any order or commitment to acquire, or acquiring, aircraft or aircraft engines unless provided for in a lease, the order or commitment to acquire a replacement engine has been provided for in the applicable budget or the servicer determines that the purchase or exchange of the engine is necessary or appropriate.

    BUDGETS. The servicing agreement calls for the administrative agent to adopt each year a single lease operating budget for all aircraft owned by LIFT and its subsidiaries and a single budget for the aircraft expenses related to all aircraft.

    SERVICING FEES AND THEIR PAYMENT PRIORITY. The servicing agreement provides that LIFT will pay to the servicer a base fee of $150,000 per month, which increases if additional aircraft are acquired by LIFT and a rent fee equal to 1% of the aggregate amount of basic rent due for all or any part of a month for any LIFT aircraft and 1% of the aggregate basic rent actually paid for the month. The servicer also will receive a disposition fee equal to 1% of the gross proceeds of the sale of any LIFT aircraft. The servicer also will be reimbursed for aircraft maintenance costs and insurance, outside legal and professional advisory fees and other out of pocket expenses incurred in connection with its performance. The aggregate reimbursement expenses may be significant. LIFT has also agreed to indemnify the servicer as described under "Risk Factors--Because LIFT's contract limits its remedies against the servicer for poor or inadequate performance, LIFT may at some point bear costs that will reduce its available revenues and adversely affect the timely or full repayment of your notes." The subsidiaries of LIFT have guaranteed the obligations of LIFT to the servicer.

    The above fees and expense reimbursements are payable monthly in arrears on the payment dates for the notes. The payment of those fees and expenses has a payment priority that is higher than that of all payments on the notes.

    The servicer is also entitled to additional servicing fees consisting of an additional sales fee for each sale of an aircraft, an additional disposition fee for each sale of an aircraft and an additional rent-related fee based on basic rent actually paid. These additional servicing fees are payable only after all amounts on the notes have been paid in full.

    In addition, the servicer will be entitled to fees for aircraft management services under the servicing agreement in connection with the offer and sale by LIFT of refinancing and additional notes and any resales of notes by any person who has any right to cause LIFT to assist in the resale.

    TERM AND TERMINATION. The term of the servicing agreement expires on the later of the payment in full of all amounts due on the notes and other similar obligations and all amounts due to the holders of the beneficial interest in LIFT and LIFT and its subsidiaries ceasing to hold any aircraft. Each party also has the right to terminate the servicing agreement under specified circumstances.

    The servicer has the right to terminate the servicing agreement if, among other things, LIFT defaults in its payment and other obligations under the servicing agreement and related documents, any material representation or warranty made by LIFT or its subsidiaries is false or misleading in a manner material to the servicer, LIFT or its subsidiaries become subject to bankruptcy or other insolvency proceedings, neither LIFT nor any of its subsidiaries holds any aircraft or the indenture or any guaranty in favor of the servicer ceases to be in effect.

    The servicer may resign under the servicing agreement with respect to all aircraft, or at its election, any affected aircraft if it reasonably determines that directions given, or services required, would, if carried out, be unlawful under applicable law, be in violation of any General Electric Company corporate policy regarding business practices or legal, ethical or social matters, be likely to lead to an investigation by any governmental authority of the servicer or its affiliates, expose the servicer to liabilities for which, in the servicer's good faith opinion, adequate bond or indemnity has not been provided or place the servicer in a conflict of interest with respect to which, in the servicer's good faith opinion, the servicer could not continue to perform its obligations under the servicing agreement. Whether or not it resigns, the servicer is not required to take any action of the foregoing kind. The servicer may also resign in the event it becomes subject to unindemnified taxes.

    LIFT has the right to terminate the servicing agreement upon payment in full of the notes and other similar obligations. LIFT also has the right to terminate the servicing agreement if, among other things, the servicer ceases to be at least 75% owned directly or indirectly by General Electric Capital Corporation or its ultimate parent, General Electric Company, the servicer breaches its obligations under the servicing agreement in a manner that is material to LIFT and its subsidiaries as a whole, the servicer, General Electric Capital Corporation or General Electric Company becomes subject to bankruptcy or insolvency proceedings, there are insufficient funds for the payment of interest on any Class A Note for a period of 60 days or at least 10 aircraft remain off-lease but available for re-lease for a period of at least 90 days following specified events set forth in the indenture.

    LIFT may remove the servicer with respect to any affected aircraft if the servicer has reasonably determined that directions given, or services required, would, if carried out, place the servicer in a conflict of interest with respect to which, in the servicer's good faith opinion, the servicer could not continue to perform its obligations under the servicing agreement with respect to that aircraft.

    The servicer may not resign or be removed under the servicing agreement and the servicing agreement may not be terminated, except as described above and unless a replacement servicer has been appointed and LIFT has obtained a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw any rating as a result. If a replacement servicer has not been appointed within 90 days after notice of any termination, resignation or removal, the servicer may petition any court of competent jurisdiction to appoint a replacement servicer. The servicer may terminate the servicing agreement, whether or not a replacement servicer has been appointed, if LIFT fails, after the applicable cure periods, to pay amounts due to the servicer.

COMPETITION

    In leasing and selling aircraft in its portfolio, LIFT faces competition from a variety of entities. These include:

        (1) aircraft manufacturers, such as Boeing and Airbus;

        (2) financial institutions engaged in the leasing business and other leasing companies;

        (3) banks and other financial institutions that have foreclosed on aircraft collateral;

        (4) airlines which are disposing of excess aircraft; and

        (5) other aircraft portfolio entities formed for purposes similar to those of LIFT.

    Many if not most of these entities have greater resources, greater financial flexibility and longer operating histories than LIFT. Please see "The Commercial Aircraft Industry" for a further discussion of the competitive environment for the leasing and sale of aircraft.

THE PURCHASE AGREEMENTS

    The following is a summary of the material terms of the asset purchase agreement and the beneficial interest purchase agreement. For more specific information you should review the actual text of those agreements, copies of which are included as Exhibit 10.1 and Exhibit 10.7, respectively, to the Registration Statement of which this prospectus is a part.

  PURCHASE OF LIFT 1 AND ITS SUBSIDIARIES

    On June 26, 2001, LIFT acquired all of the equity interests of LIFT 1 and its subsidiaries. At the time of that acquisition, LIFT 1 had entered into the asset purchase agreement described below and had paid the full purchase price for all the initial aircraft under the asset purchase agreement. As a consequence of the acquisition of LIFT 1 by LIFT, LIFT 1 became a wholly-owned subsidiary of LIFT, and all the assets of LIFT 1 and its subsidiaries, including aircraft delivered and to be delivered under the asset purchase agreement, became a part of the consolidated assets of LIFT. Accordingly, the discussion below is from the perspective of LIFT and its subsidiaries.

  PURCHASE OF THE AIRCRAFT

    As of the date of this prospectus, LIFT and its subsidiaries have taken delivery of 36 of the 39 initial aircraft. The remaining three aircraft are to be delivered no later than January 22, 2002. The aircraft were acquired by LIFT 1 from General Electric Capital Corporation and its affiliates under an asset purchase agreement dated as of June 26, 2001. Under the terms of the asset purchase agreement, the remaining aircraft will be delivered either by sale of the equity interest in the special purpose entity that holds title to the aircraft or by transfer of the aircraft directly by General Electric Capital Corporation and its affiliates to LIFT 1 and other wholly-owned subsidiaries of LIFT. In accordance with the asset purchase agreement, LIFT 1 paid the aggregate purchase price for all 39 aircraft on June 26, 2001.

    On the delivery date of each remaining aircraft or of the equity interest in the special purpose entity that holds title to the remaining aircraft, the seller must represent that it is transferring ownership of the aircraft or the equity interest in a special purpose entity that holds title to the aircraft free of all encumbrances other than those created by or through the lessee of that aircraft or LIFT and its subsidiaries and that all indebtedness of any such special purpose entity has been discharged. The seller and the purchaser will also have to satisfy various other conditions unless the party that benefits from the condition waives it. In the case of a waiver of a condition for the benefit of a purchaser, LIFT must first obtain a confirmation by the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings on the notes as a result. In case of a transfer of the equity interests of a special purpose entity that owns an aircraft, General Electric Capital Corporation will indemnify LIFT and its subsidiaries against any loss, liability or expense relating to claims against the existing owner arising with respect to the period prior to the transfer of that entity to LIFT and its subsidiaries.

    In accordance with the asset purchase agreement, the sellers retained all maintenance reserves that they held under the leases of the aircraft but on June 26, 2001 transferred to LIFT and its subsidiaries all cash security deposits that they held under the leases and all rents received before then under those leases for the period starting June 26, 2001. Pending delivery, LIFT will, in general, be responsible for all amounts payable by the lessor under the leases after June 26, 2001 in respect of maintenance payments.

SUBSTITUTE AIRCRAFT

    If a seller is unable to deliver any of the remaining three initial aircraft by January 22, 2002 because a condition precedent to delivery contained in the asset purchase agreement is not met or for any other reason, other than the destruction of or substantial damage to the aircraft, General Electric Capital Corporation must use reasonable efforts to designate a substitute aircraft for the undelivered aircraft before January 22, 2002. If an aircraft is destroyed or substantially damaged, the sellers may identify a substitute aircraft if they so choose.

    A substitute aircraft must satisfy the following requirements:

        (1) it is subject to an operating lease contract containing certain core lease provisions that are set forth in the indenture governing the notes;

        (2) delivery of the substitute aircraft will not result in the weighted average age of all aircraft in LIFT and its subsidiaries' portfolio computed as of June 26, 2001 to exceed 4.39 years;

        (3) the substitute aircraft is of the same type as the undelivered aircraft;

        (4) delivery does not result in a default relating to the concentration of types and locations of aircraft under the indenture governing the notes; and

        (5) the rating agencies rating the notes have confirmed that they will not lower, qualify or withdraw the rating on the notes as a result of that substitute aircraft.

    On the delivery date of a substitute aircraft, adjustment payments may be made by LIFT and its subsidiaries to General Electric Capital Corporation and its subsidiaries or vice-versa. These adjustment payments would reflect any difference between the depreciated value of the undelivered aircraft and an amount equal to 84.5% of the average of three base value appraisals of the substitute aircraft as well as differences in rent collected and maintenance expenses received and paid as to these aircraft. LIFT is then required to repay promptly to General Electric Capital Corporation any cash security deposits it then holds for the undelivered aircraft and General Electric Capital Corporation is required to pay promptly to LIFT the amount of any cash security deposits General Electric Capital Corporation or the lessor of that substitute aircraft then holds for that substitute aircraft.

    If an aircraft is destroyed or substantially damaged and the seller does not designate a substitute aircraft in its place, then the seller need not deliver and the purchaser need not accept delivery of that aircraft. In these cases, however, the seller must turn over insurance and other proceeds of that loss to LIFT.

    If any required substitute aircraft is not delivered by January 22, 2002 for any reason, General Electric Capital Corporation is to pay to LIFT on January 22, 2002 the depreciated value of that aircraft less an adjustment factor relating to usage of any related maintenance reserves, and LIFT must return any unused security deposit.

BANKRUPTCY CONSIDERATIONS RELATING TO "TRUE SALE" ISSUES

    If Automatic becomes a debtor in a case under the U.S. Bankruptcy Code, any creditor, a bankruptcy trustee, the debtor itself or another party in interest could request the court to re-characterize the transfer by Automatic of the equity interest of LIFT 1 to LIFT as a financing by Automatic rather than as a "true sale" to LIFT. If any such request is made, delays in payments on the notes could result. Should the bankruptcy court rule in favor of such a request, the court could include the assets transferred to LIFT in the debtor's bankruptcy estate or take other actions that would be adverse to you and that could result in delays or reductions in payments on the notes.

    On June 26, 2001, Milbank, Tweed, Hadley & McCloy LLP delivered a reasoned opinion to LIFT that, based on various assumptions and qualifications, in a case under the U.S. Bankruptcy Code in which Automatic is the debtor, a court applying federal bankruptcy law and properly presented with the facts and exercising reasonable discretion would hold that the transfer of LIFT 1 by Automatic to LIFT is a true sale of the beneficial interests of LIFT 1 and not a pledge of those beneficial interests by Automatic and that those beneficial interests are not the property of the bankruptcy estate of Automatic.

    The aircraft have been purchased from General Electric Capital Corporation and some of its affiliates. If General Electric Capital Corporation or any of the other aircraft sellers becomes a debtor in a case under the U.S. Bankruptcy Code, any creditor, a bankruptcy trustee, the debtor itself or another party in interest could request the court to re-characterize the transfer of aircraft or leases or the equity interests of the special purpose entities that own the aircraft or hold the leases to LIFT 1 as a financing by the sellers rather than as a "true sale" to LIFT 1 and further to determine that Automatic and its affiliates therefore could not have transferred the aircraft or the equity interests of the special purpose entities that own the aircraft to LIFT. If any such request is made, delays in payments on the notes could result. Should the bankruptcy court rule in favor of such a request, the court could include the assets transferred to Automatic and then to LIFT in the debtor's bankruptcy estate or take other actions that could result in delays or reductions in payments on notes and that would otherwise be adverse to you.

    On June 26, 2001, Paul, Hastings, Janofsky & Walker LLP delivered a reasoned opinion to LIFT that, based on various assumptions and qualifications, in a case under the U.S. Bankruptcy Code in which General Electric Capital Corporation or any affiliate seller is the debtor, a court applying federal bankruptcy law and properly presented with the facts and exercising reasonable discretion would hold that the transfer of the initial aircraft or the related equity interests by the seller to LIFT 1 is a true sale of those aircraft or related equity interests and not a pledge of those aircraft and interests by the sellers and that those aircraft and interests are not the property of the bankruptcy estate of the sellers.

    The above opinions note, however, that there is no case law directly on point, that a court may decide differently from the views expressed in the opinion and that each opinion represents only counsel's best judgment and is not binding in the courts. Moreover, each opinion states that it depends on the accuracy of many factual assumptions that the counsel has not independently verified and that different facts could lead a court to reach a different conclusion.

APPRAISERS' REPORT

    Three independent appraisers, Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc., provided appraisals of the value of each of the initial aircraft as of December 31, 2000. The appraisals assume that initial aircraft are utilized normally in an open, unrestricted and stable market, adjusted where necessary to account for the reported maintenance standard of the aircraft. Values calculated under these assumptions are "base values". Copies of the appraisals are included in Appendix 10. The appraisals were not based on a physical inspection of the aircraft. The appraisals explain the methodology used by the appraisers.

    Based on the appraisals, the average of the aggregate base values calculated by the appraisers for the initial aircraft as of December 31, 2000 is $1,551,491,333. The base values of the initial aircraft as of December 31, 2000 are listed below by type and class of aircraft. You should not rely upon these base values as a measure of the market or realizable value of any initial aircraft. In addition, under ordinary conditions LIFT expects the base values of the aircraft to decline over time due to the aging of the aircraft, increasing maintenance expenses and similar factors. LIFT also expects that the decline in base values has been further accelerated as a result of the recent terrorist attacks on the United States. The appraisals listed below were conducted as of December 31, 2000, and LIFT believes that the base values of the aircraft, if determined as of June 13, 2001, on the date of this prospectus or on the delivery dates of the aircraft, would be lower, and in some cases significantly lower, than the base values in the appraisals.

    The appraised base values obtained and to be obtained in the future assume an "open, unrestricted stable market environment with a reasonable balance of supply and demand" and other factors common for like appraisals. At any point in the aircraft leasing cycle, however, there will be imbalances of aircraft supply and demand and there may be particularly pronounced imbalances for specific aircraft types. Although some initial aircraft may have market values approximating or exceeding the appraised values given them, others, such as the older aircraft or aircraft that are no longer in production, may have market values below, and in some cases significantly below, those appraised base values. At a cyclical low, the market value of most aircraft types is likely to be less than, and in some cases significantly less than, the appraised base values. In addition, the appraised base values of the initial aircraft will likely decline, and in some cases significantly decline, over time due to aging, increasing maintenance expenses and similar factors and have declined and may continue to decline on account of the recent terrorist attacks on the United States. Finally, appraised base values obtained upon delivery of the aircraft would be expected to be less, and in some cases significantly less, than the initial appraised values, which were determined as of December 31, 2000. Accordingly, you should not place undue reliance on the indicated appraised values as an accurate depiction of current market or realizable values at any one point in time, and you should realize that actual current market or realizable values at any point in time may be substantially less than appraisal values.

                             PORTFOLIO INFORMATION

THE INITIAL AIRCRAFT

    All of the initial aircraft hold a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in Section 36.5 of Appendix C of
Part 36 of the United States Federal Aviation Regulations.

    The following table identifies the initial 39 aircraft by type of aircraft.

                                                                                     % OF TOTAL
                                          TYPE OF     NUMBER OF                 APPRAISED VALUE AS OF
MANUFACTURER                             AIRCRAFT     AIRCRAFT     BODY TYPE      DECEMBER 31, 2000
------------                            -----------   ---------   -----------   ---------------------
Boeing................................  B767-300ER        5       Widebody              26.50%
Boeing................................  B737-300         10       Narrowbody            18.85%
McDonnell Douglas.....................  MD82              9       Narrowbody            11.00%
Airbus................................  A320-200          4       Narrowbody            10.96%
Boeing................................  B747-400          1       Widebody               9.13%
Boeing................................  B737-800          3       Narrowbody             8.37%
McDonnell Douglas.....................  MD11F             1       Freighter              4.83%
Boeing................................  B737-700          2       Narrowbody             4.56%
Boeing................................  B737-400          2       Narrowbody             2.88%
Boeing................................  B737-500          1       Narrowbody             1.71%
McDonnell Douglas.....................  MD83              1       Narrowbody             1.21%
                                                         --                            ------
  TOTAL...............................                   39                            100.00%

    The following table lists the countries in which the initial 39 aircraft are based.

                                                                               % OF TOTAL
                                                              NUMBER OF   APPRAISED VALUE AS OF
COUNTRY                                                       AIRCRAFT      DECEMBER 31, 2000
-------                                                       ---------   ---------------------
United Kingdom..............................................      4*               12.32%
Canada......................................................      2                11.06%
China.......................................................      5                 9.20%
Malaysia....................................................      1                 9.13%
Spain.......................................................      6                 8.59%
United States...............................................      3                 6.39%
South Korea.................................................      2                 6.29%
France......................................................      3                 6.10%
Brazil......................................................      3                 5.87%
Turkey......................................................      2                 5.63%
Russia......................................................      1                 5.49%
Italy.......................................................      1                 2.86%
Morocco.....................................................      1                 2.74%
India.......................................................      1                 2.35%
Portugal....................................................      1                 2.04%
Tunisia.....................................................      1                 1.47%
Indonesia...................................................      1                 1.42%
Off-Lease...................................................      1                 1.05%
                                                                 --              -------
  TOTAL.....................................................     39               100.00%

------------------------

*   Includes the easyJet Airline Co. Ltd. aircraft.

    The following table identifies the regions in which the initial 39 aircraft are based.

                                                                               % OF TOTAL
                                                              NUMBER OF   APPRAISED VALUE AS OF
                                                              AIRCRAFT      DECEMBER 31, 2000
                                                              ---------   ---------------------
DEVELOPED REGIONS
  Europe--Developed.........................................     15               31.91%
  North America--Developed..................................      5               17.45%
                                                                 --              ------
Total Developed Regions.....................................     20               49.36%
EMERGING REGIONS
  Asia--Emerging............................................     10               28.39%
  Africa, Europe & Other--Emerging..........................      5               15.33%
  Latin America--Emerging...................................      3                5.87%
                                                                 --              ------
Total Emerging Regions......................................     18               49.59%
Off-Lease...................................................      1                1.05%
                                                                 --              ------
  TOTAL.....................................................     39              100.00%

    The following table identifies the current lessees of the initial 39 aircraft.

                                                                              % OF TOTAL BY
                                                              NUMBER OF   APPRAISED VALUE AS OF
LEASE                                                         AIRCRAFT      DECEMBER 31, 2000
-----                                                         ---------   ---------------------
Air Canada Capital Ltd......................................      2*              11.06%
China Eastern Airlines......................................      5                9.20%
Malaysian Airline System Berhad.............................      1                9.13%
Societe Air France..........................................      3                6.10%
Spanair S.A.................................................      5                5.98%
Air 2000 Limited                                                  1                5.73%
Pegasus Hava Tasimaciligi A.S...............................      2                5.63%
Aeroflot--Russian International Airlines....................      1                5.49%
Korean Airlines.............................................      1                4.83%
Go Fly Limited..............................................      2                4.41%
American Airlines...........................................      1**              4.22%
VARIG S.A...................................................      2                4.16%
Volare Airlines SpA.........................................      1                2.86%
Royal Air Maroc.............................................      1                2.74%
Iberworld Airlines, S.A.....................................      1                2.61%
Jet Airways.................................................      1                2.35%
easyJet Airline Co. Ltd.....................................      1***             2.18%
SATA-Air Acores.............................................      1****            2.04%
Rio Sul, Servicos Aereos Regionais S.A......................      1                1.71%
Nouvelair Tunisie...........................................      1                1.47%
Asiana Airlines.............................................      1                1.46%
P.T. Garuda Indonesia.......................................      1                1.42%
Delta Air Lines.............................................      1                1.09%
America West Airlines.......................................      1                1.08%
Off-Lease...................................................      1                1.05%
                                                                 --              ------
  TOTAL.....................................................     39              100.00%

------------------------

*   Aircraft currently on sublease to Air Canada.

** Aircraft currently on lease to TWA Airlines LLC, a wholly-owned subsidiary of American Airlines.

*** Aircraft currently on sublease to easyJet Switzerland S.A.

****Aircraft currently on sublease to SATA International Servico Acoreano de Transporte Aereos, S.A.

    The following table identifies the aircraft by year of aircraft manufacture. The weighted average age of the initial 39 aircraft as of June 13, 2001 is approximately 4.39 years.

                                                                               % OF TOTAL
YEAR OF                                                       NUMBER OF   APPRAISED VALUE AS OF
MANUFACTURE                                                   AIRCRAFT      DECEMBER 31, 2000
-----------                                                   ---------   ---------------------
1986........................................................        1              1.09%

1987........................................................        4              4.36%

1988........................................................        1              1.21%

1989........................................................        3              4.11%

1990........................................................        4              5.02%

1991........................................................       --                --%

1992........................................................        1              4.83%

1993........................................................        1              1.47%

1994........................................................        1              4.22%

1995........................................................       --                --%

1996........................................................       --                --%

1997........................................................        2              3.66%

1998........................................................        7             22.09%

1999........................................................       11             36.45%

2000........................................................        3             11.49%

2001........................................................       --                --%
                                                                -----            ------

      TOTAL.................................................       39            100.00%
                                                                =====            ======

    Further particulars of the initial 39 aircraft are contained in the table below:

                               COUNTRY IN WHICH
                               ORIGINAL LESSEE                        AIRCRAFT        ENGINE        SERIAL      DATE OF
REGION                             IS BASED        INITIAL LESSEE       TYPE       CONFIGURATION    NUMBER    MANUFACTURE
------                         ----------------   ----------------   -----------   -------------   --------   ------------
Europe--Developed............  United Kingdom     Air 2000           B767-300ER    CF6-80C2-B7F    29618        May 2000
                               France             Air France         B737-300      CFM56-3C1        28672       Jan 1998
                               France             Air France         B737-300      CFM56-3C1        28673       Feb 1998
                               France             Air France         B737-300      CFM56-3C1        28569       Feb 1998
                               United Kingdom     easyJet Airline    B737-300      CFM56-3C1        29338       Jul 1999
                               United Kingdom     Go Fly Limited     B737-300      CFM56-3C1        28602       Aug 1999
                               United Kingdom     Go Fly Limited     B737-300      CFM56-3C1        28606       Oct 1999
                               Spain              Iberworld          A320-200      CFM56-5B4        879         Dec 1998
                               Portugal           SATA-
                                                  AIR Acores         B737-300      CFM56-3C1        28570       Mar 1998
                               Spain              Spanair            MD82          JT8D-217A        49501       Oct 1987
                               Spain              Spanair            MD82          JT8D-217A        49509       Aug 1989
                               Spain              Spanair            MD82          JT8D-217A        49519       Dec 1990
                               Spain              Spanair            MD83          JT8D-219         49578       Mar 1988
                               Spain              Spanair            MD82          JT8D-217A        49507       Oct 1987
                               Italy              Volare             A320-200      CFM56-5B4        1152        Feb 2000
North America--Developed.....  Canada             Air Canada*        B767-300ER    CF6-80C2-B6F    30108        Nov 1999
                               Canada             Air Canada*        B767-300ER    CF6-80C2-B6F     30112       Sep 1999
                               United States      America West       B737-300      CFM56-3B2        23384       Aug 1987
                               United States      American
                                                  Airlines**         B767-300ER    PW4060           26208       Sep 1994
                               United States      Delta Air Lines    B737-300      CFM56-3B2        23376       Nov 1986
Asia--Emerging...............  South Korea        Asiana Airlines    B737-400      CFM56-3C1       24469        Jul 1989
                               China              China Eastern      MD82          JT8D-217A        49513       Apr 1990
                               China              China Eastern      MD82          JT8D-217A        49515       Oct 1990
                               China              China Eastern      MD82          JT8D-217A        49511       Mar 1990
                               China              China Eastern      A320-200      CFM56-5B4        1093        Oct 1999
                               China              China Eastern      A320-200      CFM56-5B4        1108        Nov 1999
                               Indonesia          Garuda Indonesia   B737-400      CFM56-3C1        24512       Sep 1989
                               India              Jet Airways        B737-700      CFM56-7B24       28609       Nov 1999
                               South Korea        Korean Airlines    MD11F         PW4460           48523       Sep 1992
                               Malaysia           Malaysian
                                                  Airlines System    B747-400      PW4056           28427       Mar 1998
Africa, Europe & Other--
  Emerging...................  Russia             Aeroflot           B767-300ER    CF6-80C2-B7F    30110        Dec 1999
                               Tunisia            Nouvelair
                                                  Tunisie            MD82          JT8D-217C        53147       Aug 1993
                               Turkey             Pegasus            B737-800      CFM56-7B26       28591       Apr 1999
                               Turkey             Pegasus            B737-800      CFM56-7B26       28628       Jun 2000
                               Morocco            Royal Air Maroc    B737-800      CFM56-7B26       28592      May 1999
Latin America--Emerging......  Brazil             Rio Sul            B737-500      CFM56-3C1       28565        Nov 1997
                               Brazil             VARIG              B737-300      CFM56-3C1        28671       Nov 1997
                               Brazil             VARIG              B737-700      CFM56-7B24       28584       Dec 1998
Off-Lease....................  Off-Lease          Off-Lease          MD82          JT8D-217A       49419        Aug 1987
      TOTAL..................

                                  INITIAL
                                 APPRAISED
                                   VALUE
REGION                         ($US 000,000S)
------                         --------------
Europe--Developed............       88.898
                                    31.697
                                    31.347
                                    31.598
                                    33.857
                                    34.140
                                    34.297
                                    40.486

                                    31.577
                                    17.493
                                    19.057
                                    20.317
                                    18.777
                                    17.133
                                    44.325
North America--Developed.....       86.253
                                    85.323
                                    16.823

                                    65.467
                                    16.847
Asia--Emerging...............       22.603
                                    19.040
                                    19.278
                                    19.170
                                    42.573
                                    42.713
                                    22.090
                                    36.413
                                    75.000

                                   141.867
Africa, Europe & Other--
  Emerging...................       85.103

                                    22.773
                                    42.427
                                    45.066
                                    42.443
Latin America--Emerging......       26.477
                                    30.183
                                    34.323
Off-Lease....................       16.237
                                 ---------
      TOTAL..................    1,551.491
                                 =========

----------------------------------

* Aircraft currently on lease to Air Canada Capital Ltd., a wholly-owned subsidiary of Air Canada.

** Aircraft currently on lease to TWA Airlines LLC, a wholly-owned subsidiary of American Airlines.

ACQUISITION OF ADDITIONAL AIRCRAFT

    LIFT and its subsidiaries may acquire additional commercial passenger or freight aircraft from Automatic, General Electric Capital Corporation and their respective affiliates. Any rental income and other cash flows from these additional aircraft will be available to pay the notes and LIFT's other obligations. Any acquisition of additional aircraft and the related issuance of additional notes will require confirmation by the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings on the notes as a result. There is no limit on the total number or value of additional aircraft that may be acquired or on when additional aircraft may be acquired.

INITIAL LEASES

    The following description relates to the leases for the initial aircraft in effect on June 26, 2001. Any leases of substitute aircraft, any leases of additional aircraft and any future leases entered into for the re-lease of any initial aircraft may differ from the description provided below.

  MANAGEMENT, LEASE TERMS, RISK OF LOSS

    All leases of the aircraft are being managed by the servicer under the servicing agreement. All of the leases for the initial aircraft are operating leases under which the lessor retains the benefit, and bears the risk, of re-leasing and the residual value of the aircraft upon expiry or early termination of the lease. Under those leases, the lessees agreed to lease the aircraft for a fixed term, although in some cases the lessees have purchase options, termination rights and extension rights. Although most of the lease documentation for the initial aircraft is fairly standardized in many respects, significant variations do exist as a result of lessee negotiation.

  LEASE PAYMENTS AND SECURITY

    Each lease for an initial aircraft requires the lessee to pay periodic rentals during the lease term. Most of the rental payments are payable on a fixed rate basis and are not adjustable by reference to market interest rate changes. Rentals under most of the leases for the initial aircraft are payable monthly in advance.

    A number of the leases require the lessee to pay periodic amounts as maintenance reserves or similar payments.

    With some exceptions, the lessees are required to make payments without withholding payment on account of any amounts the lessor may owe the lessee or any claims the lessee may have against the lessor for any breach of contract. With some exceptions, each lease includes an obligation of the lessee to gross-up payments under the lease where lease payments are subject to withholdings and other taxes, although there may be a number of limitations to the gross-up obligation and often the gross-up amount will be limited to the amount that would have been payable if such lease had never been transferred to LIFT or its subsidiary. In addition, changes in law may result in the imposition of withholding and other taxes and charges that are not reimbursable by the lessee under the lease or that cannot be so reimbursed under applicable law and lessees may fail to reimburse even when obligated under the lease to do so. The leases for the initial aircraft also require the lessee to indemnify the lessor for some tax liabilities including, in some leases, value added tax and stamp duties, but generally excluding income tax or its equivalent imposed on the lessor. The lessees must also pay default interest on any overdue amounts.

    Under the leases for the initial aircraft, the lessee must pay operating expenses accrued or payable during the term of the lease, which would normally include maintenance, operating, overhaul, airport and navigation charges, certain taxes, licenses, consents and approvals, aircraft registration and hull "all risks" and public liability insurance premiums. The lessees are obliged to remove liens on the aircraft other than liens permitted under the leases.

    As of June 26, 2001, lessees under 32 of the leases for the initial aircraft, representing 78.09% of the aircraft by aggregate initial appraised value, had provided either or both cash security deposits and letters of credit to secure their respective obligations.

  OPERATION OF THE INITIAL AIRCRAFT

    The leases require the lessees to operate the aircraft in compliance with all applicable laws and regulations. The initial aircraft generally must remain in the possession of the lessees, and in many cases any subleases of the aircraft must be approved by the lessor. In other cases, the lessee may have broad subleasing rights with re-registration rights. Under most of the leases, the lessee may enter into charter or other arrangements for the aircraft without the consent of the lessor if the lessee does not part with operational control of the aircraft. When there is a sublease, wet lease or charter, the lessee remains fully liable to the lessor for all of its payment and performance obligations under the lease. Generally, the lessees are not allowed to re-register the Aircraft without the lessor's permission, except in connection with a permitted sublease.

    All of the leases for the initial aircraft permit the lessees to remove or replace the engines and in some cases other equipment or components. Under most of the leases, lessees are allowed to enter into pooling arrangements for the temporary borrowing of equipment, in many cases without the lessor's consent. Under all of the leases, the lessees may deliver the aircraft, engines and other equipment or components to their manufacturer for testing or similar purposes, or to other parties for service, maintenance, repair or other work required or permitted under the lease. The lessor's ability to repossess the aircraft or engines, equipment or components from any lessee, sublessee, transferee, manufacturer or other person may be restricted by liens or similar rights and by applicable bankruptcy and similar laws, by legal or practical impediments to the enforcement of the right of repossession or other remedies in local courts and by requirements for de-registration of an aircraft from the registry of, or for export of an aircraft from, the country in which the lessee, or other person having possession of the aircraft, or its operations are located.

  MAINTENANCE AND MAINTENANCE RESERVES

    The leases for the aircraft contain provisions specifying maintenance standards and the required condition of the aircraft upon redelivery to the lessor. In addition, under various leases, depending on the condition of the aircraft including the airframe, engines, the auxiliary power unit or landing gear at redelivery, the lessee may have to make adjustment payments to the lessor. Likewise, under various leases, depending on the condition of the aircraft at redelivery, the lessor may have to make adjustment payments to the lessee. During the term of each lease, the lessee must ensure that the aircraft is maintained in accordance with the maintenance program designed to provide that the aircraft meets applicable airworthiness and other regulatory requirements. Under the leases for the initial aircraft, maintenance is generally permitted to be performed by the lessee or, for many of the regional lessees, by a designated airline or other air authority approved maintenance provider. Under certain leases for the initial aircraft, the lessee must pay monthly maintenance reserves. In many cases where the lessee has paid maintenance reserves or similar amounts, those payments will be used to reimburse the lessee for significant maintenance charges, including major airframe and engine overhauls.

    Many of the leases for the initial aircraft do not require maintenance reserves or similar amounts to be paid. In those cases the lessor must rely on the credit of the lessee or any credit support the lessee provides to ensure that the lessee returns the aircraft in the condition required by the lease upon termination, makes any payments required based on the aircraft's return condition upon termination of the lease and performs scheduled maintenance throughout the lease term.

    The leases for the initial aircraft require the lessees to comply with the airworthiness directives of the relevant aviation authorities and with mandatory manufacturers' service bulletins. In most cases, the lessees share the cost of compliance. Many of the leases, however, require the lessor to contribute to the cost of compliance with certain airworthiness directives or manufacturers' service bulletins if compliance costs are above a specified threshold.

  LESSEES' OPTIONS

    The leases or side agreements between the lessor and the lessee for five of the initial aircraft, representing 15.17% of the appraised value of the initial aircraft, grant purchase options to the lessee or its affiliates. None of the purchase options are exercisable as of June 26, 2001. The latest date on which a purchase option may be exercised is February 19, 2011 for a purchase on November 15, 2011. If a purchase option is exercised and the notes have been repaid in accordance with the assumptions set forth under "Note Payment Assumptions" through the date of exercise, the exercise of that purchase option would result in the proceeds realized from the exercise being at least equal to the principal of the notes allocable to the relevant aircraft. If the notes have not been so paid, this might not be the case.

    Fifteen of the 38 initial leases for the initial 39 aircraft give the lessee the option to extend the term of the lease. The rent payable during the extension period may vary from the rent payable prior to the extension. Eight of the leases allow the lessee to terminate its lease prior to the scheduled expiration date.

INDEMNIFICATION AND INSURANCE OF THE AIRCRAFT

  INSURANCE REQUIREMENTS

    The leases for the initial aircraft require the lessees to bear responsibility and carry insurance for any liabilities arising out of the operation of the aircraft. These include any liabilities for death or injury to persons and damage to property that would ordinarily attach to the operator of the aircraft, subject to customary exclusions. In addition, the lessees must carry other types of insurance that are customary in the air transportation industry. These include aircraft hull risk insurance at a value stipulated in the lease and hull war risks insurance and aircraft spares insurance, in each case subject to customary terms and deductibles. The servicer must monitor the lessees' compliance with the insurance provisions of the leases.

    In addition, LIFT and its subsidiaries also have in place their own contingent liability coverage. That coverage covers both a liability that exceeds the coverage provided by a lessee's policy and instances in which a lessee's policy lapses for any reason. LIFT and its subsidiaries' contingent third-party liability insurance covers all of the aircraft, and their contingent hull and hull war risks insurance covers some of the aircraft. The amount of third-party contingent liability compliance insurance is subject to limitations imposed by the air transportation insurance industry.

    If any of the existing insurance policies are canceled or terminated and if an aircraft is re-leased, the servicer may from time to time engage insurance experts at LIFT's expense to advise and recommend the appropriate amount of insurance coverage LIFT should procure.

  LIABILITY INSURANCE

    The leases for the initial aircraft require third party liability insurance for a combined single limit for bodily injury and property damage in minimum amounts ranging between $500 million and $750 million for each aircraft. In general, liability coverage on each aircraft includes third party legal liability, passenger legal liability, baggage legal liability, cargo legal liability, mail and aviation general third party and, in many cases, products legal liability.

    In some jurisdictions, LIFT or its subsidiaries, as owner of an aircraft, may be liable for obligations even if LIFT or that subsidiary is not responsible for the loss that results in the obligation. In addition, claims may be made against LIFT or its subsidiaries on the basis of alleged responsibility for a loss, even if such claim is not ultimately sustained.

    The losses for which coverage is provided include both operating costs relating to the actual operation of the aircraft as well as losses to persons and property resulting from the operation of the aircraft. The latter types of losses are generally covered by the lessees' liability insurance.

  AIRCRAFT PROPERTY INSURANCE

    In addition to hull risk, hull war and allied peril risk and aircraft spares insurance coverage obtained by the lessees, LIFT will also purchase "total loss only" coverage with respect to some initial aircraft. As of June 13, 2001, in no case was the sum of the stipulated loss value and LIFT's additional coverage for hull all risks, hull war and allied peril and all risks insurance less than 95% of the initial appraised value of the applicable aircraft. The average, weighted by initial appraised value, of the sum of those coverages in place for each initial aircraft was approximately 103.5% of the initial appraised value of the applicable aircraft. In some cases, the lessor is allowed to increase the insured value above the stipulated loss value consistent with industry practice.

    The leases for the initial aircraft include provisions defining an event of loss or a casualty occurrence so that upon total loss of the airframe, with or without loss of the engines, an agreed value is payable by the lessee. This payment is generally funded with insurance proceeds. The air transportation insurance industry practice, however, is to treat only a loss with likely repair costs of greater than 75% of the insured value of the aircraft, including the engines, as a total loss. Where insurance proceeds exceed the cost of repair or the amount required to be insured under the lease, most leases require the lessor to pay to the lessee the balance of the insurance proceeds received under the hull all risks or war risks policy unless an event of default under the lease exists.

    The lessee or sublessee, as applicable, pays for the value stipulated in the applicable lease in the event of loss or a casualty where a total loss of airframe occurs with or without loss of the engines installed on the airframe. In such a case, the lessee or sublessee, as applicable, is responsible for paying the difference, if any, between the insurance proceeds and the stipulated loss value stated in the applicable lease. Where insurance proceeds do cover a total loss, most leases require LIFT or its subsidiaries to pay to the lessee the balance of the insurance proceeds received under the hull all risks or war risks policy unless an event of default under the lease exists.

    In the case that an event of loss or a casualty is not deemed a total loss, most of the leases require LIFT or its subsidiaries, as applicable, to pay the lessee the balance of insurance proceeds in excess of the cost of repair stated in the applicable lease unless an event of default under the lease exists.

    All insurance policies currently in place contain a breach of warranty endorsement so that the additional insureds continue to be protected even if the lessee violates one or more of the provisions of the insurance policies. In many cases, these endorsements also provide that this protection will only apply if the additional insured has not caused, contributed to or knowingly condoned the breach.

    On June 26, 2001, the insurance advisor confirmed to the servicer that the insurance detailed in the then current insurance certificates as to the initial aircraft met customary practices at that time.

    You should note, however, that on account of the recent terrorist attacks on the United States, as described earlier under "Risk Factors," the insurance market and the ability to obtain insurance with the same coverage, at the same rates or at all have been significantly disrupted. Accordingly, lessees may not be able to comply with the described provisions or they may claim that lesser coverages are sufficient under the leases because of the changed market conditions. LIFT cannot yet predict fully the impact of these insurance market disruptions and changes.

    Generally, the leases for the initial aircraft require the lessee to maintain as part of its hull war and allied perils insurance coverage for loss or damage resulting from a governmental confiscation or requisition of the applicable aircraft. In some countries, however, such as France and China, that kind of insurance may not be obtainable by the lessee.

  DEDUCTIBLES; SELF INSURANCE

    Permitted deductibles in respect of the insurance required to be maintained by the lessees generally range from $100,000 to $1,000,000. General Electric Capital Corporation and its affiliates have agreements with some lessees to raise the permitted deductible to $3,000,000, and in other leases the permitted deductible is stated to be the industry standard amount. There is discussion ongoing in some aviation markets regarding the possibility of increasing market deductibles. The deductible generally applies only in the case of a partial loss. Some lessees also have self-insurance rights which have the effect of increasing the permitted deductible amounts.

THE LESSEES

    As of the date of this prospectus, there are 24 lessees under leases for the initial aircraft in 17 different countries. As of the date of this prospectus, one aircraft is off-lease.

  PAYMENT HISTORY

    As a general matter, weakly capitalized airlines are more likely than well capitalized airlines to seek operating leases. You should expect varying numbers of lessees at any point in time to be experiencing payment difficulties.

    The servicer has advised LIFT that in the servicer's experience some of the lessees of aircraft in the portfolio and some other operating lessees of aircraft similar to the aircraft owned by LIFT and its affiliates have failed and will likely fail to make timely lease, maintenance and other payments from time to time over the course of their leases. Many of LIFT's existing lessees are in a weak financial position, and this is likely to be the case with future aircraft lessees as well. In a portfolio the size of LIFT's, you should expect that some aircraft lessees from time to time, and possibly in the near future, will be slow in paying or will fail to pay in full. In some instances, late payments are recovered, together with default interest or other similar payments required by the leases. In other instances, the financial difficulties of a portfolio's lessees may result in a formal or informal restructuring. Restructurings may involve the voluntary termination of a lease prior to its expiration and the arrangement of subleases from the lessee to another aircraft operator and the failure to recover all or any past due amounts. In addition, restructurings may involve reduced rental payments for a specified period of time, which may be several years.

    LIFT cannot assure you that the monthly rent information is indicative of the rates that LIFT and its subsidiaries will experience or of the results that the servicer will achieve for the re-leasing of the aircraft owned by LIFT and its subsidiaries. Lease rates are dependent on a number of factors, many of which are beyond the control of the servicer and LIFT and its subsidiaries. See "Lease Investment Flight Trust--Business of LIFT--Difficulties in Re-Leasing or Selling Aircraft at Favorable Terms." The servicer has not guaranteed, or otherwise provided any assurances, that the aircraft owned by LIFT and its subsidiaries can be timely re-leased, that favorable rates that can be achieved in any re-leasing or that the performance of any leases will be satisfactory. With respect to the current lessees, recently several lessees have been slow in making lease payments, and recently restructurings have been worked out with two lessees involving three aircraft. Six lessees with respect to eight aircraft, representing 16.91% of the initial appraised value of all aircraft, have requested reductions in or deferrals of one or more months of rental payments. If any of those requests are granted, LIFT expects that the reduced or deferred rental payments would be payable over all or some part of the remaining term of the lease. LIFT may be unable to agree upon acceptable terms for some or all of the requested restructurings and as a result may exercise its remedies under those leases. If LIFT, in the exercise of its remedies, repossesses the aircraft, LIFT cannot assure you that it will be able to release the aircraft promptly or at favorable rates. You should expect that restructurings with some of the other lessees may occur. In addition, agreements have been entered into with some lessees in the portfolio granting rental reductions in return for other benefits to the lessor, such as a lease extension. One of these lessees made a request for further rental reductions which may apply to some of the initial aircraft. You should expect that future rental reductions of this type will occur.

  DESCRIPTION OF THE INITIAL LESSEES

    The table below lists publicly available information with respect to the country of domicile, first year of operation, service type, nature of ownership and fleet size and composition of each lessee of the initial 39 aircraft.

                                               BEGAN
LESSEE                          DOMICILE     OPERATIONS      SERVICE TYPE             LESSEE OWNERSHIP              OPERATING FLEET
------                        ------------   ----------      ------------             ----------------              ---------------
Aeroflot Russian Airlines     Russia            1992      Scheduled & Freight   Government of Russia           11   A310-30
                                                                                (51.17%).
                                                                                Institutional investors        10   B737-400
                                                                                (48.83%). Joint                 4   B767-300ER
                                                                                Stock Company.                  2   B777-200ER
                                                                                                                1   DC-10-30F
                                                                                                               12   Ilyushin 62M
                                                                                                               11   Ilyushin 76
                                                                                                               14   Ilyushin 86
                                                                                                                7   Ilyushin 96
                                                                                                               11   Tupolev 134
                                                                                                               21   Tupolev 154
                                                                                                                1   Tupolev Tu-204
                                                                                                              ---
                                                                                                              105
                                                                                                              ===
Air 2000                      UK                1986      Charter               First Choice Holidays           5   A320-200
                                                                                PLC (100%).                     5   A321-200
                                                                                                               16   B757-200
                                                                                                                4   B767-300ER
                                                                                                              ---
                                                                                                               30
                                                                                                              ===
Air Canada                    Canada            1937      Scheduled & Freight   Institutions (70%). Retail     35   A319-100
                                                                                (19%). Employees (11%).        47   A320-200
                                                                                Over 65,000 private             5   A330-300
                                                                                shareholders. Publicly         12   A340-300
                                                                                Listed Company.                17   DC-9-32
                                                                                                               42   B737-200/200C
                                                                                                                4   B747-400
                                                                                                                3   B747-400 Combi
                                                                                                               21   B767-200/
                                                                                                                    200EM/200ER
                                                                                                               29   B767-300ER
                                                                                                               25   Canadair CRJ
                                                                                                              ---
                                                                                                              240
                                                                                                              ===
Air France                    France            1933      Scheduled & Freight   Groupe Air France SA            5   A310-200
                                                                                (State Owned) (62%).            4   A310-300
                                                                                Unspecified Investors          30   A319-100
                                                                                (27%)                          60   A320-100/200
                                                                                Airline Employees (11%)        15   A321-100/200
                                                                                                               21   A340-300
                                                                                                                5   B737-200
                                                                                                                9   B737-300
                                                                                                               27   B737-500
                                                                                                                2   B747-200B
                                                                                                                8   B747-200B Combi
                                                                                                                2   B747-200B
                                                                                                                    Combi (SUD)
                                                                                                                9   B747-200F
                                                                                                                2   B747-200SF
                                                                                                                2   B747-300 Combi
                                                                                                                7   B747-400
                                                                                                                5   B747-400 Combi
                                                                                                                5   B767-300ER
                                                                                                               18   B777-200ER
                                                                                                              ---
                                                                                                              236
                                                                                                              ===
America West Airlines         USA               1981      Scheduled             Texas Pacific Group (50%).     23   A319-100
                                                                                Unspecified Investors (42%).   44   A320-200
                                                                                America West Holdings Corp     14   B737-200
                                                                                (8%)(Ticker: AWA)              45   B737-300
                                                                                                                2   B737-300C
                                                                                                               13   B757-200
                                                                                                              ---
                                                                                                              141
                                                                                                              ===


LESSEE                                 ON ORDER
------                                 --------
Aeroflot Russian Airlines      25   Ilyushin 96

                              ---
                               25
                              ===
Air 2000                        5   A320-200
                                1   A321-200

                              ---
                                6
                              ===
Air Canada                     13   A319-100
                                3   A320-200
                               12   A321-200
                                3   A330-300
                                5   A340-500
                                4   B767-300ER

                              ---
                               40
                              ===
Air France                     15   A318-100
                               15   A319-100
                                1   A320-200
                                8   A321-100/200
                               11   A330-200
                                8   A330-300
                                2   B747-400LRF
                                7   B777-200ER
                               10   B777-300ER

                              ---
                               77
                              ===
America West Airlines          15   A318-100
                               10   A319-100
                               10   A320-200

                              ---
                               35
                              ===

                                               BEGAN
LESSEE                          DOMICILE     OPERATIONS      SERVICE TYPE             LESSEE OWNERSHIP              OPERATING FLEET
------                        ------------   ----------      ------------             ----------------              ---------------
American Airlines             USA               1934      Scheduled & Freight   AMR Corp., whose common        35   A300-600R
                              B737-800                                          stock is publicly traded       58   B727-200
                                                                                with
                              B757-200                                          approximately 22,000           62   B737-800
                              B767-300ER                                        stockholders (100%).          103   B757-200
                              B777-200ER                                        (Ticker: AMR)                  30   B767-200/200ER
                                                                                                               49   B767-300ER
                                                                                                               34   B777-200ER
                                                                                                               75   Fokker 100
                                                                                                              229   MD-82
                                                                                                               40   MD-83
                                                                                                                3   MD-87
                                                                                                                3   MD-90
                                                                                                                6   MD-11
                                                                                                              ---
                                                                                                              727   106
                                                                                                              ===
(TWA Fleet)                                                                                                    20   B717-200
                              A318-100                                                                         27   B757-200
                              A319-100                                                                          2   B767-200EM
                              B717-200                                                                          9   B767-300ER
                                                                                                               24   DC-9-31/32
                                                                                                               40   MD-82
                                                                                                               64   MD-83
                                                                                                              ---
                                                                                                              186
                                                                                                              ===
Asiana Airlines               South             1988      Scheduled & Freight   Kumho Group (47.1%).            5   A321-100/200
                              A321-100/200
                              Korea                                             Unspecified Investors          22   B737-400
                              A330-200                                          (46.9%).Korean Development      3   B737-500
                              A330-300                                          Bank (7.2%). Korea              3   B747-400
                              B747-400F                                         Exchange Bank (1.2%).           5   B747-400 Combi
                              B777-200ER                                        Cho-Hueng Bank (0.6%).          4   B747-400F
                                                                                                                9   B767-300
                                                                                                                2   B767-300ER
                                                                                                                1   B767-300ERF
                                                                                                                1   B777-200ER
                                                                                                              ---
                                                                                                               55
                                                                                                              ===
China Eastern Airlines        China             1988      Scheduled & Freight   China Eastern Group            10   A300-600R
                              A320-200                                          (61.6%).Unspecified             4   A319-100
                                                                                Foreign Investors (32.2%).     17   A320-200
                                                                                Unspecified Investors           5   A340-300
                                                                                (6.2%).
                                                                                                                7   B737-300
                                                                                                                3   MD-82
                                                                                                                9   MD-90
                                                                                                                3   MD-11
                                                                                                                3   MD-11F
                                                                                                              ---
                                                                                                               61
                                                                                                              ===
Delta Air Lines               USA               1928      Scheduled & Freight   Publicly quoted on New         74   B727-200
                              B737-800                                          York Stock Exchange with       54   B737-200
                              B767-400ER                                        almost 28,000 stockholders     26   B737-300
                              B777-200ER                                        (including employees)          47   B737-800
                                                                                (95.4%). Swissair (4.6%).     121   B757-200
                                                                                (Ticker: DAL)                  15   B767-200
                                                                                                               28   B767-300
                                                                                                               58   B767-300ER
                                                                                                               17   B767-400ER
                                                                                                                7   B777-200ER
                                                                                                              120   MD-88
                                                                                                               16   MD-90
                                                                                                               15   MD-11
                                                                                                               11   Lockheed L-1011
                                                                                                              ---
                                                                                                              609
                                                                                                              ===


LESSEE                                 ON ORDER
------                                 --------
American Airlines              56
                               22

                               15
                               13

                              ---

                              ===
(TWA Fleet)                    25
                               20
                               30

                              ---
                               75
                              ===
Asiana Airlines                11

                                3
                                3
                                3
                                8

                              ---
                               28
                              ===
China Eastern Airlines          2

                              ---
                                2
                              ===
Delta Air Lines                85
                                4
                                6

                              ---
                               95
                              ===

                                               BEGAN
LESSEE                          DOMICILE     OPERATIONS      SERVICE TYPE             LESSEE OWNERSHIP              OPERATING FLEET
------                        ------------   ----------      ------------             ----------------              ---------------
easyJet                       UK &              1995      Scheduled             Stelios Haji-Ioannou (32%),    19   B737-300
                              B737-700
                              Switzerland                                       Polys Haji-Ioannou (16%),       3   B737-700
                                                                                Clelia Haji-Ioannou (16%),
                                                                                Institutional Investors
                                                                                (25%),
                                                                                easyJet employees (11%).
                                                                                                              ---
                                                                                                               18
                                                                                                              ===
Garuda Indonesia              Indonesia          194      Scheduled & Freight   Government owned (78.6%).       6   A330-300
                              A330-300
                                                                                Unspecified Investors           1   A340-300
                                                                                (21.4%).
                              B777-200ER
                                                                                                                7   B737-300
                                                                                                               14   B737-400
                                                                                                                5   B737-500
                                                                                                                4   B747-200B
                                                                                                                3   B747-400
                                                                                                                5   DC-10-30
                                                                                                                5   Fokker F.28
                                                                                                              ---
                                                                                                               50
                                                                                                              ===
Go Fly                        UK                1997      Scheduled             British Airways (100%).        15   B737-300
                                                                                Airline is for sale.
                                                                                                              ---
                                                                                                               15
                                                                                                              ===
Iberworld                     Spain             1998      Charter               Grupo Viajes Iberia (100%).     1   A310-300
                              A320-200                                                                          5   A320-200
                                                                                                              ---
                                                                                                                6
                                                                                                              ===
Jet Airways                   India             1992      Scheduled             Tailwinds Ltd (an Isle of       5   ATR 72
72
                                                                                Man registered company owned   10   B737-400
                              B737-800
                                                                                by Naresh Goyal) (100%).        8   B737-700
                                                                                                               10   B737-800
                                                                                                              ---
                                                                                                               33
                                                                                                              ===
Korean Airlines               South Korea       1962      Scheduled & Freight   Han Jin Group (100%).          18   A300-600/600R
                              A330-300
                                                                                                                3   A330-200
                              B737-800
                                                                                                               11   A330-300
                              B737-900
                                                                                                               11   B737-800
                              B747-400
                                                                                                                1   B747-200B
                              B747-400F
                                                                                                                5   B747-200F
                              B777-300
                                                                                                                2   B747-200SF
                                                                                                                1   B747-300 Combi
                                                                                                               25   B747-400
                                                                                                                1   B747-400 Combi
                                                                                                                5   B747-400F
                                                                                                                6   B777-200ER
                                                                                                                4   B777-300
                                                                                                                4   MD-82
                                                                                                                2   MD-83
                                                                                                                4   MD-11F
                                                                                                                1   CASA 212
                                                                                                                4   Citation V
                                                                                                               10   Fokker 100
                                                                                                                1   Gulfstream IV
                                                                                                              ---
                                                                                                              120
                                                                                                              ===
Malaysia Airlines             Malaysia          1937      Scheduled & Freight   Malaysian Government            9   A330-300
                                                                                (29.1%).
                              B747-400                                          RHB Capital Nominees           36   B737-400
                              B777-200ER                                        (Tempatan) Sdn Bhd (26%).       1   B737 BBJ1
                                                                                Unspecified Investors           2   B747-200SF
                                                                                (24.3%). Employees (11.5%).     1   B747-300 Combi
                                                                                Royal Brunei Airlines          15   B747-400
                                                                                (9.1%).
                                                                                                                2   B747-400 Combi
                                                                                                               13   B777-200ER
                                                                                                                5   Twin Otter 300
                                                                                                               10   Fokker 50
                                                                                                              ---
                                                                                                               94
                                                                                                              ===


LESSEE                                 ON ORDER
------                                 --------
easyJet                        29

                              ---
                               29
                              ===
Garuda Indonesia                3

                                6

                              ---
                                9
                              ===
Go Fly

                              ---
                                0
                              ===
Iberworld                       2

                              ---
                                2
                              ===
Jet Airways                     3   ATR
72
                                8

                              ---
                               11
                              ===
Korean Airlines                 5

                                4

                               16

                                2

                                4

                                2

                                1

                              ---
                               33
                              ===
Malaysia Airlines               4

                                4

                              ---
                                8
                              ===

                                                  BEGAN
LESSEE                             DOMICILE     OPERATIONS      SERVICE TYPE              LESSEE OWNERSHIP
------                           ------------   ----------      ------------              ----------------
Nouvelair Tunisie                Tunisia           1989      Charter               Tunisian Travel Service (55%).     3
                                                                                   SOFIAT (20%). Carte (15%).         3
                                                                                   Marhaba Hotels (10%).              1
                                                                                                                    ---
                                                                                                                      7
                                                                                                                    ===
Pegasus Airlines                 Turkey            1990      Charter               Yapi Kredit Bank (49%).            1
                                 B737-800
                                                                                   Silkar and Net Holdings (30%).     6
                                                                                   Alper Elichin (21%).               7
                                                                                                                    ---
                                                                                                                     14
                                                                                                                    ===
Rio Sul                          Brazil            1976      Scheduled             Bradesco Seguros, Fundao           2
                                                                                   Ruben Berta, VARIG and            16
                                                                                   others (100%).                     8
                                                                                                                     15
                                                                                                                      1
                                                                                                                     42
Royal Air Maroc                  Morocco           1953      Scheduled & Freight   Government (92.7%). Air            2
                                 B737-700
                                                                                   France (4%). Local                 3
                                 B737-800
                                                             Institutional
                                                             Investors                                                2
                                                                                   (2%). Iberia (1.3%).               7
                                                                                                                      6
                                                                                                                      4
                                                                                                                      5
                                                                                                                      1
                                                                                                                      1
                                                                                                                      2
                                                                                                                     33
SATA-Air Acores                  Portugal          1941      Scheduled & Charter   SATA Group (100%).                 2
                                                                                                                      2
                                                                                                                      1
                                                                                                                      4
                                                                                                                      1
                                                                                                                    ---
                                                                                                                     10
                                                                                                                    ===
Spanair                          Spain             1986      Scheduled & Charter   Tour operator Viajes               2
                                 A320-200
                                                                                   Marsans (51%). SAS                 5
                                                                                   Leisure AB (Vingresor) (49%).     13
                                                                                                                     21
                                                                                                                      3
                                                                                                                      3
                                                                                                                    ---
                                                                                                                     47
                                                                                                                    ===
VARIG                            Brazil            1927      Scheduled & Freight   Ruben Berta Foundation             5
                                 B737-700
                                                                                   (of employees and executives)      2
                                 B737-800
                                                                                   (55.63%). Unspecified             13
                                 B767-300ER
                                                                                   Investors (43.94%). Rio           35
                                 B777-200ER
                                                                                   Grande do Sul State                4
                                                                                   Government (0.43%).                5
                                                                                                                      6
                                                                                                                      6
                                                                                                                      3
                                                                                                                     16
                                                                                                                    ---
                                                                                                                     95
                                                                                                                    ===
Volare Airlines                  Italy             1997      Scheduled & Charter   Swiss Group (49.8%),              11
                                 A321-200
                                                                                   Brevitours, Teorema Tours &        1
                                                                                   other investors (50.2%).
                                                                                                                    ---
                                                                                                                     12
                                                                                                                    ===


LESSEE                           OPERATING FLEET         ON ORDER
------                           ---------------         --------
Nouvelair Tunisie                A320-200
                                 MD-82
                                 MD-83
                                                   ---
                                                     0
                                                   ===
Pegasus Airlines                 A320-200            1

                                 B737-400
                                 B737-800
                                                   ---
                                 1
                                                   ===
Rio Sul                          B737-300
                                 B737-500
                                 Embraer
                                 EMB-120
                                 Brasilia
                                 Embraer ERJ-145
                                 Fokker 50
                                                     0
Royal Air Maroc                  ATR 42              1

                                 B737-200           11

                                 B737-200C
                                 B737-400
                                 B737-500
                                 B737-700
                                 B737-800
                                 B747-200B Combi
                                 B747-400
                                 B757-200
                                                    12
SATA-Air Acores                  A310-300
                                 B737-300
                                 B737-400
                                 BAe ATP
                                 Fairchild/
                                 Dornier 228
                                                   ---
                                                     0
                                                   ===
Spanair                          A320-200            8

                                 A321-200
                                 MD-82
                                 MD-83
                                 MD-87
                                 B767-300ER
                                                   ---
                                                     8
                                                   ===
VARIG                            B727-100C/100F      4

                                 B727-200F          10

                                 B737-200            6

                                 B737-300            6

                                 B737-400
                                 B737-700
                                 B767-200ER
                                 B767-300ER
                                 DC-10-30F
                                 MD-11
                                                   ---
                                                    26
                                                   ===
Volare Airlines                  A320-200            1

                                 A321-200

                                                   ---
                                                     1
                                                   ===

                        THE COMMERCIAL AIRCRAFT INDUSTRY

    The following description of the commercial aircraft industry was prepared for LIFT by Simat, Helliesen & Eichner, Inc. or "SH&E", an international air transport consulting firm, relied upon as an expert. See "Experts". Although LIFT believes the description to be reliable, LIFT has not independently verified the information contained in the description.

    NOTE: THE FOLLOWING COMMENTS REGARDING THE COMMERCIAL AIRCRAFT INDUSTRY REFLECT THE PERCEIVED CONDITIONS PRIOR TO THE SEPTEMBER 11, 2001 TERRORIST ATTACKS IN THE UNITED STATES. ON THAT DATE, TERRORISTS HIJACKED AND CRASHED FOUR COMMERCIAL AIRCRAFT IN THE UNITED STATES, WITH ATTENDANT SIGNIFICANT LOSS OF LIFE, PROPERTY DAMAGE AND ECONOMIC DISRUPTION. AS A RESULT, AIR TRAVEL IN THE UNITED STATES WAS SUSPENDED FOR SEVERAL DAYS, RESTRICTIONS HAVE BEEN PLACED ON UNITED STATES AIR TRAVEL, AIRLINE COSTS SUCH AS AIRCRAFT INSURANCE HAVE INCREASED AND PASSENGER DEMAND FOR AIR TRAVEL HAS SIGNIFICANTLY DECLINED.

    THE ON-GOING EFFECTS OF THE TERRORIST ATTACKS OF SEPTEMBER 11, 2001 CANNOT BE COMPLETELY ASSESSED AT THIS TIME. THE U.S. AND EUROPEAN GOVERNMENTS ARE CONSIDERING PROVIDING GRANTS, LOAN GUARANTEES AND OTHER FORMS OF FINANCIAL ASSISTANCE TO HELP STABILIZE THE INDUSTRY. NEVERTHELESS, VIRTUALLY ALL AIRLINES, BUT PARTICULARLY THOSE SERVING THE UNITED STATES, EITHER DIRECTLY OR INDIRECTLY, WILL LIKELY INCUR HIGHER COSTS AND GENERATE LOWER REVENUES, WHICH WOULD ADVERSELY IMPACT THEIR FINANCIAL POSITION. MOST U.S. CARRIERS HAVE ALREADY ANNOUNCED THEIR INTENTION OF FURLOUGHING A SIGNIFICANT PERCENTAGE OF THEIR WORKFORCE.

    OTHER SECTORS OF THE INDUSTRY WILL BE AFFECTED AS WELL. THE WORSENING OF THE AIRLINES' FINANCIAL POSITION IS LIKELY TO RESULT IN FEWER AIRCRAFT ORDERS, DEFERRALS OF EXISTING ORDERS AND ORDER CANCELLATIONS. THESE CHANGES IN THE MANUFACTURERS' ORDER POSITIONS MAY CAUSE THEM TO CUT PRODUCTION RATES AND LAY OFF STAFF.

    MOST U.S. AIRLINES AND MANY NON-U.S. CARRIERS HAVE ALREADY BEGUN TO REDUCE CAPACITY AND GROUND AIRCRAFT. SH&E EXPECTS THAT A SIGNIFICANT NUMBER OF AIRCRAFT WILL HAVE BEEN REMOVED FROM SERVICE BY THE END OF 2001 AS AIRLINES REDUCE THEIR CAPACITY TO MATCH THE REDUCED DEMAND. SH&E EXPECTS THAT THE RETIREMENT OF OLDER, STAGE 2 AIRCRAFT WILL BE ACCELERATED AND THAT CERTAIN STAGE 3 AIRCRAFT WILL ALSO BE PLACED INTO STORAGE.

    THE EFFECT OF THESE EVENTS WILL LIKELY CAUSE A GENERAL DECLINE IN BOTH AIRCRAFT VALUES AND AIRCRAFT LEASE RATES; THE MAGNITUDE OF THAT DECLINE CANNOT YET BE DETERMINED.

INTRODUCTION

    The purpose of this section is to provide a description of the marketplace for large commercial jet aircraft(1) with a view towards explaining movements in the underlying values of those aircraft. Contained within this section, is the relevant industry background needed to develop a clear understanding of the market and a description of those factors that affect this market. As with any market, the commercial aircraft industry can only be understood by viewing the interaction between the suppliers and consumers--in this case manufacturers and airlines. Consequently, the first part of this section focuses on the supply side of the industry with its developing duopoly structure, while the second half is devoted to the airlines that drive the demand.

    It should be noted that this section is not a rigorous quantification of the variables influencing aircraft value nor can it alone be used for predicting future values.

------------------------

(1) Large jet aircraft are defined for this purpose as having a capacity of more than 70 seats together with comparably sized freighter aircraft.

THE SUPPLY OF COMMERCIAL JET AIRCRAFT

  THE STRUCTURE OF THE AIRCRAFT MANUFACTURING INDUSTRY

    At the outset of the jet era, the U.S. manufacturers, Boeing, Douglas, and Convair were the principal manufacturers of the large commercial jet aircraft operated by the western world's airlines. There was some competition from European manufacturers, but this competition was limited to a few market segments. Meanwhile, the substantial market for large commercial transport aircraft in the Eastern Bloc nations was served almost entirely by manufacturers in the former Soviet Union.

    By the beginning of the seventies, the U.S. manufacturers, with Lockheed replacing Convair, had established a dominant position worldwide. The principal European producers by this time had allied themselves as the design and manufacturing partners of Airbus Industrie, set up to be the marketing and service company for jointly produced aircraft.(2) In the late sixties, these companies had identified a market niche for a short/medium range twin-engined wide-body aircraft at a time when the U.S. manufacturers were heavily committed to three and four-engined wide-body aircraft. This aircraft, named the Airbus A300, was developed and initially sold to Air France and Lufthansa in 1974. Subsequently, over 250 A300 aircraft have been sold to 37 operators. In 1978, Airbus built upon the A300 success by launching the A310, a shortened version of the A300 fuselage, with improved wing design, systems and longer range.

    During the 1980's, Lockheed ceased manufacturing large commercial jet aircraft. Airbus continued broadening its product line and developed a new narrowbody aircraft, the A320, which used more advanced technologies in design and manufacturing than the traditional methods in which Boeing and Douglas were heavily invested. Asian manufacturers also began to explore entry into the large jet aircraft manufacturing industry; however, the Asian manufacturers generally became risk-sharing partners instead of full-scale producers.

    In the 1990's, the worldwide aircraft industry consolidated. Key events contributing to this consolidation include:

        (1) The declaration of bankruptcy in 1995 by the Dutch manufacturer of narrowbody twinjets, Fokker N.V.

        (2) The acquisition of McDonnell Douglas by Boeing in 1997.

        (3) The former Soviet Union manufacturers, Tupolev, Ilyushin and Antonov, unsuccessful attempts to participate effectively in either the international market or to retain their share of the C.I.S. market.

------------------------

(2) Airbus was founded as a Group of Mutual Financial Interest, or "GIE", under French Law, a consortium owned by its design and manufacturing partners. Airbus plans and markets the consortium's products, interfaces with the relevant governments on their certification and then provides customer support in the form of training, spare parts and related activities. Under French law Airbus was not required to publish financial reports and prior to 2000 has not done so. In 2000, Aerospatiale/Matra, DaimlerChrysler Aerospace and CASA, the French, German and Spanish firms of Airbus, consolidated their aviation resources into a single company, the European Aeronautic Defence and Space Company, or "EADS". EADS together with BAE applied for and received authorization for the transformation of Airbus Industrie from a GIE into a conventional company known as Airbus Integrated Company and 80% owned by EADS and 20% by BAE. The final element of this corporate transformation was completed in July 2001.

    Figure 1, below, shows the industry market share, as measured by the value of delivered aircraft, from 1970 to a forecast date of 2020. This chart shows the further consolidation of what was by 1970 already a highly consolidated market. In fact, in the mid-1970s the number of effective, or equally sized, competitors(3) was just over three. By the end of 2000 the number of effective competitors had dropped to two, and the market looks to remain a duopoly for the foreseeable future. Theory dictates that industry consolidation should be coupled with higher new aircraft purchase prices and, in turn, higher used aircraft values. Indeed, in an industry where neither supplier has the production capacity to service the full demand of the industry one would expect each supplier to act as a monopolist on that demand beyond the productive capabilities of its competitor. Interestingly though, to date, this does not seem to have occurred in the commercial aircraft industry as market concentration has had little or no correlation with actual aircraft values. A likely reason is that both new and used commercial jet aircraft are viewed as comparable alternatives by many airline operators. Thus, the actual market for larger commercial jet aircraft comprises a duopoly of manufacturers for new aircraft and a large number of lessors, airline operators and financial institutions, together with the manufacturers, offering used aircraft.

                                    FIGURE 1

             MARKET SHARE OF DOLLAR VALUE OF DELIVERIES (1970-2020)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Percent

      BOEING  MCDONNELL DOUGLAS  AIRBUS
1970  77.50%             17.50%
1971  72.50%             22.00%
1972  42.00%             40.00%
1973  46.00%             32.00%
1974  45.80%             30.00%   2.50%
1975  48.00%             29.00%   4.00%
1976  51.00%             21.00%   8.00%
1977  54.00%             17.00%  12.00%
1978  65.20%             16.00%  10.00%
1979  65.00%             19.00%   9.00%
1980  62.50%             16.00%  11.00%
1981  57.50%             20.00%  12.50%
1982  55.00%             12.50%  24.00%
1983  65.20%             12.00%  16.00%
1984  54.00%             13.00%  27.00%
1985  62.50%             15.00%  17.50%
1986  67.00%             17.50%  11.50%
1987  66.50%             17.70%  12.50%
1988  61.00%             18.50%  17.50%
1989  60.50%             13.00%  21.00%
1990  69.00%             12.50%  15.00%
1991  59.00%             17.50%  19.50%
1992  61.00%             16.50%  19.00%
1993  56.00%             13.00%  24.00%
1994  55.50%              9.00%  28.00%
1995  47.50%             11.00%  34.00%
1996  54.00%             10.00%  29.00%
1997  66.50%                     28.00%
1998  69.00%                     25.50%
1999  65.50%                     28.00%
2000  57.00%                     33.00%
2001  55.50%                     34.00%
2002  52.50%                     37.50%
2003  52.00%                     39.00%
2004  52.50%                     40.00%
2005  54.00%                     41.00%
2006  49.00%                     47.00%
2007  43.00%                     54.00%
2008  40.00%                     57.00%
2009  42.50%                     55.00%
2010  45.00%                     53.00%
2011  44.50%                     53.00%
2012  42.00%                     55.50%
2013  45.00%                     52.50%
2014  43.00%                     54.00%
2015  45.50%                     52.50%
2016  46.00%                     52.00%
2017  46.50%                     51.00%
2018  47.00%                     51.50%
2019  47.50%                     50.00%
2020  47.50%                     50.00%

SOURCE: AIRLINE MONITOR, JULY 2000

  LARGE JET TRANSPORT COMPETITION

    Boeing, like McDonnell Douglas, was constrained by its large customer base and committed to the technology of its current fleets. Boeing was slower than Airbus to incorporate new technology because, among other reasons, of the need to retain commonality for its existing customer fleets. Accordingly, many of Boeing's technological improvements were aimed at reducing operating costs, improving performance and increasing capacity through new models of its existing 737, 747, 757 and 767 aircraft.

------------------------

(3) As measured by the inverse of the Herfindahl index. The widely used Herfindahl index measures market concentration by summing the square of each firm's market share. For example, if two firms each have a 50 percent market share, the index is 0.50(2) + 0.50(2) = 1/2. Inverting this gives 2 effective competitors.

    Boeing introduced only two entirely new aircraft since the 757 and 767 entered into service in 1982. One the 717, which entered service in 1995, acquired as a result of the merger with McDonnell Douglas, is essentially a derivative of the DC9, but the second, the long-range wide-body twin-engine 777, is an entirely new design incorporating "fly-by-wire" technology and was constructed using computer-based design and manufacturing.

    Airbus exploited fly-by-wire technology sooner than Boeing and incorporated these and other technological development into aircraft families. For example, it developed a family of narrowbody aircraft of different fuselage lengths based upon the A320(4), and thereby offered the airlines a variety of aircraft that obtained meaningful benefits from the resultant commonality. Airbus also developed two wide-body aircraft, the medium-to-long range A330 and the long-range A340, both based on the fuselage structure of the A300/310, but using the fly-by-wire technology and cockpit of the A320. These aircraft exploited common flight characteristics with the A320 family and thereby reduced crew-training costs to airlines operating both types(5). Sales of these aircraft established Airbus as a significant competitor, with the growth of its fleet in operation worldwide from 552 units in 1990 to 2,661 as of July 1, 2001.

    Airbus's success in the last decade has enabled it to increase its share of deliveries relative to Boeing. Figure 1 shows that, to date, Airbus' growth has not come at the expense of Boeing but rather the third competitor in the market place. Since the early 1980's Boeing's market share has continued to fluctuate around 60 percent while Airbus has steadily been gaining ground. In fact, in terms of current orders, Airbus has increased its share of orders from 19 percent in 1995 to 53 percent in 2000.(6) As a result, Airbus is forecast by some analysts to reach parity with Boeing in terms of annual aircraft delivery within the next five years:

    In spite of the more recent relative success of Airbus, Boeing has delivered many more aircraft than Airbus in the past decade, 2,801 compared to 1,568, and retains a very large lead in total aircraft in service with over five times the Airbus market share of aircraft in operation.

  THE REGIONAL JET TRANSPORT INDUSTRY

    This review is primarily focused upon large jet aircraft, which are those with 100 or more seats. An important new market segment emerged, however, with the introduction, in the mid-1990's, of smaller jet aircraft, known as regional jets.

    Regional jets, aircraft carrying 35 to 50 passengers, are displacing turbo-prop sales, and derivatives are now ordered for 70 seats and planned for 90 seats. They are also changing airline service patterns by permitting point-to-point service in markets previously too small to be served profitably with larger jet aircraft or by replacing mainline jets on routes better served by "right-sized" aircraft. In addition, regional jets are now being used to expand the reach of hubs and redirect some connecting flows to help alleviate congestion at the busier hub airports.

    The products of the manufacturers of these smaller aircraft, Bombardier, Embraer and Fairchild(7), are stimulating overall demand for aircraft. They are also competing with the smallest offerings of Airbus and Boeing and marginally diverting demand from markets served by larger aircraft. This diversion may become more intense in the future as the regional jet manufacturers introduce the larger

------------------------

(4) Specifically the stretched A321, the shortened A319 and the further shortened A318.

(5) Boeing also advanced the family concept with the 757/767 program and the different versions of the 737, i.e., the 300 thru 900.

(6)  Airbus Website July 2001.

(7) British Aerospace also produces a larger Regional Jet, the Avro RJ, in two models, the RJ85 and RJ100, but these have sold in smaller numbers principally to airlines with either short runway or stringent noise requirements.

70 to 90 seat aircraft that they are developing. In short, Boeing and Airbus will soon face more vigorous competition for aircraft in the 100 seat and below market, and in response, Boeing has just announced plans for a shortened version of the Boeing 717 seating 86 passengers.

    It is not expected that such aircraft will displace modern jet transports such as those in the LIFT portfolio.

THE ECONOMICS OF THE AIRCRAFT MANUFACTURING INDUSTRY

    There are very significant barriers to entry in the large aircraft manufacturing industry. It is characterized by extremely high investment requirements in research, design, and development. In addition, substantial investment is needed to build manufacturing facilities and to develop customer support services. It is a highly regulated industry with the necessity to get its products certified by regulatory agencies in most countries where the products are used. Moreover, customers are loyal and reluctant to move to new "untested" manufacturers, which essentially forces any new entrant to weather a long incubation period, as did Airbus.

    The very high investment requirements of developing a new aircraft type influence the economics of the industry.(8) It can take many years of production before the initial development costs are fully amortized. Once these initial costs on a particular model of aircraft have been fully amortized, however, further sales usually are highly profitable.(9)

    Airline orders for aircraft have historically peaked during periods of strong relative profitability but, due to the long lead times between the placement of orders for commercial aircraft and the delivery of those aircraft, peak deliveries, and thus peak production rates, have often occurred during the downside of the airline profit cycle. The following chart, Figure 2, below shows this experience over the past 20 years through two economic cycles. As can be seen, deliveries dropped by over a third between 1980 and 1983 and by nearly
50 percent between 1991 and 1996.

------------------------
(8) For example, the A380 is estimated to require over $12 billion in development costs. Source: Airbus/Financial Times. $10.7 Billion was spent on development as of January 2000 with development still underway. Source: Aviation Week & Space Technology, January 2000. First AC will enter service in 2006.
Source: Airbus Website.

(9) Where two manufacturers are offering similar models, these circumstances provide motivation for heavy price competition, which is further encouraged by the substantial expense of changing production rates stemming from the large fixed cost element of the business and the cost of hiring and laying off of skilled labor.

                                    FIGURE 2

                       AIRCRAFT ORDER AND DELIVERY TRENDS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Aircraft Order delivery Trends

      ORDERS  DELIVERIES
1984     357         327
1985     624         389
1986     686         441
1987     611         489
1988    1026         585
1989    1670         623
1990     901         810
1991     431         942
1992     392         885
1993     338         704
1994     425         501
1995     727         444
1996    1153         456
1997    1348         644
1998    1658         945
1999    1358        1134
2000    1900        1185

SOURCE: AIRLINE MONITOR

    Manufacturers' attempts to smooth the cycle have not been particularly successful. At the top of the cycle, competitive pressures arising from the airlines' demand for early deliveries tend to cause unsustainable production rates. At the bottom of the cycle, however, attempts to maintain production tend to create over-capacity in the airline sector, and thereby worsen the cycle, and, in turn, help cause sharp drops in aircraft values.

    Developments in design and manufacturing methods for large aircraft promise some alleviation of the difficulty manufacturers have had in matching production to demand. New techniques are both reducing the time to take a new model from concept to delivery and also the time from order to delivery for existing models. The use of computer-aided design coupled with computer-aided manufacturing, referred to collectively as CADCAM, has been the most important factor in these very significant changes in aircraft manufacture.

    Computer-aided design has largely eliminated the traditional drawing board as a design tool and the drawing as a means of conveying information. Boeing has used a system called CATIA, which has enabled several critical steps to be taken simultaneously in the design process. These include the physical fit of one part with another, the compatibility of materials, the calculation of stress levels and resultant fatigue life and similar steps that previously were done sequentially and necessitated iterative changes in the design. CATIA has also enabled computer instructions to be fed directly to machine tools in the manufacturing process, reducing setup time and reducing both parts processing and assembly times. This has not only accelerated the design process, but also largely eliminated the need for prototype assemblies and subsequent modifications.

    These benefits have not been confined to the manufacturers, who have become over time largely designers and assemblers, but also of equal importance to the critical subcontract component manufacturers. Through the use of common CADCAM programs, the activities of component manufacturers have been coordinated closely with those of the principal manufacturer, sharply reducing compatibility errors and similar problems that had typically hampered the production of first flight test aircraft. As a result the time from an initial decision by a manufacturer to commit to the production of a new model to initial delivery, has decreased from what might have been five years in a typical case to something closer to three years. With this shortened lead-time, manufacturers therefore can be much more confident of their ability, when facing commitment to an investment in new model, to make accurate predictions of demand at time of delivery.

    CADCAM and related programs have also substantially reduced the time taken to produce an individual aircraft. Whereas aircraft have traditionally been built on a slow moving production line with the manufacturer installing parts supplied from material storage, now suppliers deliver assembled systems that can be directly installed in accordance with "just-in-time" logistics programs. In the case of Airbus, its production line for its latest widebody aircraft consists of a large, uncrowded facility with limited staffing whose principal function is to use automated riveting machines to bond together nose, fuselage, wings and tail.(10)

    As a result, manufacturers have moved closer to a "build-to order" system which in combination with the reduction in time of production required between order and delivery has somewhat reduced the potential for the production cycle to be out of balance with airline demand.

  THE RELATIONSHIP BETWEEN DEMAND FOR AND SUPPLY OF LARGE JET AIRCRAFT

    Aircraft demand as reflected by orders and aircraft supply as measured by deliveries are each cyclical and are correlated with the profitability of the airline industry, which is also cyclical.

    Historically, there has also been a close correlation between air travel and general economic conditions. As a result, forecasts for aircraft demand typically start from forecasts of world economic conditions by region, which are then converted into passenger and freight demand using historical trend data.

    For example, Airbus bases its projections for passenger traffic between regions on historic logarithmic relationships between GDP in those regions and passenger traffic within those regions and aggregates them to achieve its world demand for air travel. The forecast then translates the resultant passenger demand into demand for seats after adjustment for anticipated changes in load factor and into aircraft demand after adjustment for changes in aircraft speed, annual utilization and average size. Manufacturers will then make their judgments with respect to their ability to obtain market share and make decisions as to the appropriate production rate.

    Unless the manufacturer's forecast has predicted the economic cycle correctly, changes in GDP from that utilized in the forecast will produce a change in air travel demand which will impact demand for aircraft. The resultant shrinkage or growth in backlog will then cause the manufacturer to increase or reduce the production rate. Due to delays in the information flow and response times, such changes in production tend to lag behind changes in the economy and thus are magnified in effect and more disruptive in impact. Estimates of the likely production rate changes, requires a careful assessment of backlogs and their rate of increase or shrinkage. As Figure 2 has shown, orders for large jet aircraft are at an all-time high in absolute terms.

    Since 1994, deliveries have fallen below demand, creating an increasing backlog of orders that caused the manufacturers to increase production. Should demand subsequently slow, airlines would seek to reduce supply resulting in an excess of capacity in the form of too many aircraft. This, in turn, could lead to a decline in aircraft values, as occurred in the early nineties. Although this possibility exists, its impact should not be as significant as it was previously. The order backlog as of April 2001 represents only 28 percent of the world's commercial jet aircraft fleet as compared to 39.6 percent in 1991, shortly before the last substantial market decline as shown in Table 1.

------------------------

(10) "Visit any Boeing factory today and you enter a place that is strikingly different from the one that existed two or three years ago. Regardless of its level of products, a less crowded environment will be found". Source: Boeing Annual Report 1999.

                                    TABLE 1

                             JET AIRCRAFT ORDER BACKLOG

YEAR                                                          2001Q1         2000
----                                                         --------      --------
Order Backlog..............................................    4,643         4,732
Commercial Jet Aircraft Fleet..............................   16,207        15,991
Backlog as a percent of fleet..............................     28.0%         29.6%

    SOURCE: ACAS--APRIL 2001

    A key indicator of the robustness of the aircraft market is the number of aircraft offered on the open market for sale or lease. As shown in Figure 3 below, the number of such aircraft has been increasing, but at a modest rate. Furthermore, aircraft on offer at the end of 1999 represented 3.8% of the world fleet, less than half of the percentage offered in 1991. Most of the aircraft on offer have older technology engines that require modifications in order to meet current noise regulations. Many of these aircraft are not likely to re-enter the market and, therefore, do not represent a market overhang. New, more efficient aircraft remain in short supply, with no significant overhang evident as of year-end 2000. Unofficial reports, however, suggest that the underlying availability of new and used aircraft that comply with Stage 3 requirements is slightly higher than reported.

                                    FIGURE 3

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

YEAR END  NUMBER OF AIRCRAFT  % OF WORLD FLEET
1988                     217           3.1116%
1989                     385             5.00%
1990                     553             7.00%
1991                     762             8.00%
1992                     647             7.00%
1993                     716             7.00%
1994                     575             5.00%
1995                     470             4.00%
1996                     299             3.00%
1997                     344             3.00%
1998                     408             3.00%
1999                     554             4.00%
2000                     546             3.00%

    In summary, current indicators suggest that the supply of aircraft is currently in reasonable balance with demand. There can be some optimism that the cyclical extremes of the past will be less severe in the future. Both airlines and manufacturers appear to be more effectively managing capacity growth than they did in the past. Manufacturers are employing better manufacturing process analysis, using "just-in-time" supply and smart manufacturing techniques to reduce lead-times, thus enabling them to react more swiftly and make the appropriate supply adjustments. Airlines are also taking advantage of this flexibility to enter into agreements with manufacturers that permit adjustment in models to be delivered.

    LIFT cannot assure you, however, that future levels of returns, deferrals and cancellations will not adversely affect the markets in which LIFT competes. Moreover, as described below, the underlying demand for air travel is highly sensitive to economic conditions.

    In addition, while demand for aircraft has been strong, most aircraft ordered during the past two years have not yet been delivered. With the recent decline in airline demand, capacity already exceeds demand. Airline operators have already commenced efforts to retire older aircraft, and that is impacting the overall used aircraft market, driving prices lower. The LIFT portfolio is subject to these market conditions which would indicate the potential of lower lease and sales rates as well as increased fleet retirements, many of which may be permanent due to the higher costs of operating aging aircraft.

THE DEMAND FOR COMMERCIAL JET AIRCRAFT

  THE AIRLINES AND THEIR RECENT HISTORY

    The demand side of the market for new commercial aircraft is dominated by the requirements of the passenger airline industry. Both manufacturers predict that almost all their new aircraft sold in the next 20 years will enter the fleets of passenger airlines. Boeing estimates 96% of new aircraft will be passenger models; Airbus is slightly lower at 95%. As a result, in order to understand and predict aircraft market values, it is critical to understand the historical behavior of the principal drivers of aircraft orders and where those drivers are heading.

  PROFITABILITY

    The heavy debt or lease obligations of new aircraft acquisition requires that airlines have substantial EBITDAR, and thus airline profitability is a critical factor in airline orders for aircraft.

Airline profitability is, however, also closely correlated to regional and global economic performance, a principal driver of demand for air travel as can be seen on the chart identified below as Figure 4. This shows the relationship between airline profitability and real world gross domestic product ("GDP")(11) over the period 1983 to 1999 and, in particular, it highlights the major impact on profits of the 1990-1993 recession. Earlier sharp drops in airline profitability or losses were also experienced by the world's airlines in the 1972-1975 and 1980-1983 periods. Each followed combinations of economic recession, supply and demand imbalance, inflation or shocks such as the oil price rises of 1972, 1980 and 1991 as well as the Gulf War in the latter period.

                                    FIGURE 4

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

YEAR  OPERATING PROFIT/(LOSS) ($ MILLIONS)  ANNUAL PERCENTAGE CHANGE IN GDP
1983                                  2000                            2.90%
1984                                  5100                            4.80%
1985                                  4100                            3.30%
1986                                  4600                            3.10%
1987                                  7200                            3.10%
1988                                 10200                            3.90%
1989                                  7600                            3.50%
1990                                 -1500                            2.60%
1991                                  -500                           -0.50%
1992                                 -1800                            2.10%
1993                                  2300                            0.10%
1994                                  7700                            3.10%
1995                                 13500                            2.50%
1996                                 12300                            3.00%
1997                                 16300                            3.40%
1998                                 15900                            3.20%
1999                                 12500                            3.40%

    SOURCES: AIRLINE MONITOR NOV. 2000, IMF WORLD OUTLOOK 2000

    As also demonstrated in the chart, for the five years following the end of the Gulf War recession, despite the disruption to global growth due to the Asian economic problems, the commercial airline industry experienced a substantial period of sustained growth, and with it much improved financial performance. Worldwide airline operating profits rose to $16.0 billion in 1998,(12) which is expected to be a highpoint in the forthcoming few years. It is likely that world airlines will see a similar impact to U.S. airlines where operating income has declined from $7.5 billion in 1998 to $5.4 billion in 2000. The strong financial results through the mid and late 1990s resulted in a marked improvement in balance sheets. Thus, the industry is far better equipped than when facing previous cyclical downturns.

    This period of sustained profitability, the longest in the industry's recent history, created some optimism that the industry has learned how to moderate its cyclicality. The factors encouraging such a view, such as broadening alliances between airlines reducing the likelihood of destructive competition and pressures from the financial community on management to focus on profitability rather than market share have been overcome by the combination of reduced demand, higher fuel prices and rising labor costs. Thus, the industry is not immune from cyclicality, but, while the decline in profitability of the U.S. industry in 2001 is extreme, it is still too early to determine whether the industry can moderate or reduce the overall down cycle through self help actions. As previously noted, however, profitability in the commercial airline industry has historically been extremely cyclical since the product offered by airlines, whether a passenger seat or a cargo container, is not easily differentiated, is also perishable and is thus subject to a high degree of price volatility.

------------------------

(11) Note that figure 4 shows operating profit and thus net losses in down parts of the cycle have been much more substantial.

(12) The Airline Monitor November 2000.

    One can therefore at best look to a reduced cyclicality and any confidence in increased robustness of the industry's financial structures will continue to be tested in today's economy.

    While the industry has been impacted by several factors, fuel price increases commenced in the second quarter of 1999. For example, for U.S. airlines fuel cost which averaged some 45 cents per gallon in the first quarter of 1999 had reached 65 cents by the end of that year and peaked at 92 cents in the fourth quarter of 2000 or 16% of total costs. Overall, the world's airlines operating margins showed a significant drop in 1999 from the previous year. The first quarter of 2001 is proving to be particularly disappointing for most airlines with many reporting significant losses. Fuel prices are coming down and, although there is no expectation that they will decline to the levels seen in 1999, the reductions will have some positive impact on airline profitability, but not enough to offset the reduced demand or higher labor costs. In addition, the hedging programs that moderated the impact of oil price increases for many airlines have effectively expired. Thus, fuel prices remain a drag on profitability.

    More significantly, however, labor costs and the costs of labor disruption are impacting profits, particularly in the United States, stimulated by a substantial increase in pay and benefits obtained by United Airlines' pilots, in 2000 and most recently by Delta Air Lines' pilots. With the additional impact of the apparent slowdown in the U.S economy, several U.S airlines have reported significant losses in the first two quarters of 2001.

  TRAFFIC CAPACITY AND YIELDS

    Overall passenger traffic growth is a function of increased economic activity and rising real incomes. Consequently, global air traffic in the past few years has been generally strong, recovering from the severe economic slowdowns, currency devaluation and political instability of the early nineties that created a less robust environment for growth in passenger demand.

    From 1993 through the 2nd quarter of 2000, traffic, as measured by revenue passenger kilometers, has grown at a rate exceeding seven percent per annum; capacity, as measured by available seat kilometers, has increased by five percent per annum; and load factors, a measure of capacity utilization, have risen 9 percentage points or 14%.(13)

    One factor that has contributed to the rise in demand and increase in load factor has been the growing use of sophisticated computer-based revenue management techniques that better enable airlines to profitably sell otherwise empty seats at below full fare levels. These techniques which have resulted in an airline focus on maximizing revenue have been achieved by trading off yield versus load factor. This focus on revenue in combination with historic competitive trends has resulted in an annual 1.9 percent decline in yields over the last five years.(14)

    Cargo traffic also grew by seven percent per year during the past decade.(15) This growth reflected the general expansion of economic activity; improved cargo handling and logistics; increases in overnight delivery services and changes in production methods. In addition, cargo growth was further stimulated by continued decline in air cargo rates. Air cargo traffic, however, has seen an even more dramatic decline in both volume and yield during the last nine months, and both large and small cargo airlines, throughout the world, have suffered as a result.

  UNIT COSTS

    The airlines have also been successful in controlling unit costs. For example, in the U.S., operating costs per available seat kilometer have decreased by 2.4 percent per annum over the past five years. In

------------------------

(13) The Airline Monitor January/February 2001.

(14) It should be noted that airline yield have fallen in real terms for a much longer period than the previous five years. Declining yields has been a characteristic of this industry.

(15)  IATA World Air Transport Statistics--1998 (p.10).

particular, distribution costs have fallen substantially due to Internet sales, E-ticketing and sharply reduced sales commissions.(16)

    Looking forward, some cost items are likely to increase significantly. As mentioned earlier, labor costs, for example, are beginning to rise substantially. In the United States, the recent pilot contract agreements at United Airlines and Delta Air Lines call for significant pay increases. This may lead to pattern-bargaining at all major U.S. airlines resulting in an escalation of labor costs in the U.S., which may increasingly impact airlines in the rest of the world as evidenced by pattern style bargaining at Lufthansa and KLM.

    Overall fuel costs have also declined throughout the 1990's, as a result of the use of more fuel efficient aircraft, and a general downward trend in fuel price. Fuel prices have, however, risen rapidly since mid-1999. Fuel that cost an average of 45.0 cents per gallon in June 1999, averaged 81 cents per gallon in March of 2001.(17) Fuel costs, however, have recently declined and, at the beginning of August 2001, the New York spot market was $0.74 per gallon, a reduction of 11.1% in the price as compared to a year previously.(18)

    The increase in the world prices for oil has not yet been fully reflected in airline income statements as a significant portion of airline fuel purchases in the past year have been obtained through hedged contracts that have protected their users from the full impact of price fluctuations. While fuel prices have moderated, continued high demand for petroleum products and OPEC's recent announcement of a cut in production mean that a return to the price levels seen in the mid 1990s cannot be ruled out. Industry analysts, however, do not expect that there will be a lasting impact on financial performance unless fuel prices escalate further and remain inflated for a long period of time. Prices in real terms are still lower than at earlier peaks and importantly newer aircraft are much more fuel efficient than previous models.

  THE REGULATORY ENVIRONMENT AND PRIVATIZATION

    The U.S. deregulated the U.S. airline industry in 1979 and its airlines now generally operate routes, set schedules and charge fees in accordance with market forces. Over the last twenty years, the U.S. government has also pushed for more liberalized Air Service Agreements with other countries. Other countries have also pursued reforms to the economic regulations governing the airline industry. Most industry studies have concluded that regulatory reform has helped the industry become more efficient.

    The reduction in economic regulation governing the world's airlines has been accompanied by the privatization of many of the world's airlines. A number of state-owned airlines have been privatized either in whole or in part in response to this trend. The vast majority of the airlines operating in the Americas, Western Europe, and the Pacific Rim now have little or no government ownership.(19)

  ALLIANCES

    The development of global alliances is a trend that has been facilitated by regulatory reforms and privatization. These global alliances increase "on-line" service offerings by integrating and coordinating

------------------------

(16) Major advances in information technology for scheduling, route analysis, reservations, ticketing and yield management have also contributed by allowing airlines to manage their route systems as integrated networks built around powerful hubs, less vulnerable to competition. Those same technologies have also enabled meaningful reductions in cost.

(17) Air Transport World--July 2001.

(18) Aviation Daily, August 8, 2001.

(19) ICAO Financial Data 1999.

the schedules of the alliance members thereby achieving economies of scope as well as economies of scale. A further benefit has been the provision of a broader range of services to their customers.

    Alliances provide a means of achieving those economic benefits that in other industries might be achieved by transborder acquisition or merger but that are constrained in the airline industry in many countries by laws prohibiting substantive foreign ownership or control. Global and regional alliances have taken many forms and involve many different levels of linking two or more airlines.

    Recently, the U.S. government has granted antitrust immunity to alliances that meet specified conditions, enabling the participating airlines to act as a single carrier without necessarily merging operations.

    Currently, there are five broad global alliances in various stages of development:

        (1) "Star Alliance", which links Lufthansa, United Air Lines, Air Canada, Thai Airways, VARIG, British Midland, Ansett Australia, Austrian Airlines, All Nippon Airways, SAS, Air New Zealand, Lauda Air, Singapore Airlines, Tyrolean Airways and Mexicana.

        (2) "oneworld", which links American Airlines, British Airways, Cathay Pacific, Qantas, Iberia, Finnair, LanChile and Aer Lingus.

        (3) "Wings", which links KLM, Northwest Airlines, Kenya Airways, Japan Air System, Braathens, Malaysian and Continental.

        (4) "SkyTeam", which links Delta Air Lines, Air France, Korean Airlines, Alitalia, CSA Czech Airlines and AeroMexico.

        (5) "QUALIflyer" which links Swissair, Sabena, Turkish Airlines, TAP Air Portugal, Crossair, LOT, Air Littoral, Air Europe, Volare, Air Liberte, Portugalia and AOM.

It should be noted, however, that "QUALIflyer" has recently shown signs of becoming less of a formal alliance in the near future.

    Regional alliances are also emerging such as Grupo Taca, which consolidated, among other operators, TACA from El Salvador, NICA from Nicaragua, LACSA from Costa Rica, COPA from Panama and Aviateca from Guatemala.

    The authorities in the U.S. and the EU are scrutinizing these alliances very carefully. This scrutiny could lead to changes to the structure and shape of future alliances. It is certain, however, that within the next five years, all these alliances will be firmly established having gone through their developmental stage and maturing to realize, on a much greater scale, the economic benefits for which they are being established.

    The creation of alliances is expected to result in somewhat greater stability for the commercial aviation industry and may well enhance the credit of certain participating airlines. The resulting stability may serve to balance some of the cyclical effects encountered during past industry recessions. While the most significant benefits to date have been in market expansion, each of the alliances is increasingly focusing on cost reduction synergies, which include purchasing. Aircraft acquisition and leasing may be impacted by this trend, with fewer but stronger potential customers using their market power to lower prices and rates. This is already evidenced by the joint Grupo TACA and Lan Chile order for Airbus aircraft.

  THREATS TO CONTINUED ROBUST AIRLINE GROWTH

    The last decade has had several specific contributors to its recent robustness:

    Supply was constrained by three significant factors:

        (1) The airlines' financial weakness emerging from the severe downturn at the beginning of the decade limited new aircraft orders and deliveries in mid-decade.

        (2) The implementation of noise regulations that caused an unusually high aircraft retirement rate.

        (3) Aging aircraft regulations that stimulated early retirement of older aircraft as a result of increased maintenance costs.

    Demand has been stimulated, particularly over longer routes, by the rapid globalization of the world economy and, by the liberalization of air travel regulation.

    There are, however, new areas of concern:

        (1) The sharp increase in price of fuel has increased the operating costs of most airlines.

        (2) Recent collective bargaining agreements resulted in significant labor cost increases, especially in respect of pilots.

        (3) Airports and Air Traffic Control congestion problems may increase costs(20) and constrain airline growth.

        (4) The Asia/Pacific region is still recovering from the downturn it faced three years ago.

        (5) The Latin America region, particularly Argentina, Brazil and Chile, is experiencing a substantial economic slowdown.

        (6) Internal Russian traffic has declined sharply due to a general weakening of the economy together with the ending of heavily subsidized airline services and shows no sign of recovery.

        (7) The recent development of American Airlines' acquisition of TWA raises questions of further consolidation. Although the United Airlines and USAirways merger was halted by a U.S. Department of Justice ruling, there still exists a possibility that further consolidation will occur in the United States and in Europe.

THE FORECAST FOR THE COMMERCIAL AVIATION INDUSTRY

    Aircraft manufacturers, government agencies, airline groups and others produce detailed long-range forecasts of future growth of commercial aviation.

    These manufacturer forecasts include world economic growth, inflationary trends, traffic demand, aircraft supply and demand, financing availability, environmental issues, technological developments and structural changes within both the manufacturing and airline industries. In general, these sources have projected average annual passenger traffic growth in the region of 5 percent per annum over the next 10 and 20-year periods.

    For example, in their current twenty-year economic and traffic growth forecasts, released in August 2000, Airbus forecasts a passenger growth rate of
4.9 percent annually to 2019, while Boeing is marginally lower at 4.7 percent per annum. For cargo, Boeing projects growth of 6.4 percent, while Airbus forecasts a lower 5.7 percent annual rate.

------------------------

(20) Many airports around the world are now congested. Delays are rising causing higher operating costs.

  PASSENGER DEMAND

    According to the Boeing forecast, the most rapid growth rates are projected for the Africa, Asia/ Pacific and Latin American regions. The smallest growth rates are expected in North America where the base from which to measure growth rate is much larger and in the Middle East.

                                    TABLE 2
                         WORLDWIDE GROWTH IN AIR TRAVEL

                                   REVENUE-PASSENGER KILOMETERS
                                            (BILLIONS)                                ANNUAL GROWTH RATE
                             -----------------------------------------       ------------------------------------
REGION                         1990       2000       2010       2020         1990-1999    2000-2010    2000-2020
------                       --------   --------   --------   --------       ----------   ----------   ----------
North America..............    738       1,105      1,528      2,219               5.2%         3.3%         3.5%
Latin America..............    143         242        428        729         0.06797212   0.05867545   0.05668516
Asia & Pacific.............    278         437        868      1,647               5.8%         7.1%         6.9%
Middle East................     54          97        145        224               7.6%         4.1%         4.3%
Africa.....................     75         133        214        334               7.4%         4.9%         4.7%
Europe.....................    647       1,164      1,803      2,788               7.6%         4.5%         4.5%
CIS........................    248          80        137        226              (13.2)%       5.5%         5.3%

SOURCE: BOEING CURRENT MARKET OUTLOOK, 2001.

  COMPONENTS OF THE DEMAND FOR JET AIRCRAFT

    THE RELATIONSHIPS BETWEEN TRAFFIC & THE DEMAND FOR AIRCRAFT   Growth in air
traffic demand is closely correlated with, but does not translate directly into, demand for new aircraft as several other factors must be considered. These factors include:

    FOR PASSENGER AIRCRAFT

            (1) Changes in the average number of seats per aircraft.

            (2) Changes in the rate of aircraft retirements.

            (3) Changes in daily utilization of aircraft (i.e. hours flown).

            (4) Changes in capacity utilization (i.e. occupancy ratio or load factor).

    FOR CARGO AIRCRAFT

            (2) and (3), above, and

            (5) Changes in the share of freight traffic carried in the bellies of passenger aircraft or combi(21) aircraft.

            (6) Number of passenger aircraft converted to freighters.

While Airbus and Boeing are in close agreement on the likely increase in traffic demand for both passengers and cargo, the principal driver of demand for aircraft, they differ significantly in their assessment in several of the above factors, notably aircraft size. Thus Boeing predicts the size of current worldwide commercial jet fleet of approximately 13,670 aircraft will grow
132 percent, over the next two decades, while Airbus forecasts it will increase by about 91 percent in number of aircraft(22).

------------------------

(21) Aircraft designed to carry passengers and freight in separate main deck compartments.

(22) It should be noted that Boeing and Airbus forecasts start from different bases:

       - Boeing includes all jet aircraft with greater than 50 seats

       - Airbus includes only aircraft with 70 or more seats.

    Whichever of the different assumptions made by the two large aircraft manufacturers should prove correct, it will have significant impact on future aircraft values of different categories of aircraft.

    PASSENGER AIRCRAFT SIZE   The principal variance in the forecasts of future
aircraft production between the two manufacturers lies in their different perceptions of the future structure of air travel. Table 4 below shows the clear diversity of views with respect to average aircraft size. Boeing forecast in 1999(23) that the average size of aircraft operated would increase only
0.6 percent annually over the next twenty years, while Airbus expected an increase of 1 percent annually over the same period. As a point of reference, the Airline Monitor, a respected industry journal, which routinely issues forecasts and other analyses, forecast a 0.86 percent annual growth in seats per aircraft.

                                    TABLE 3
                         AVERAGE AIRCRAFT SEAT CAPACITY

SOURCE                                     BOEING      AIRBUS     AIRLINE MONITOR
------                                    ---------   ---------   ---------------
Forecast Period.........................  1999-2019   2000-2019      2000-2019
Beginning of Forecast Period............        199         175            176
End of Forecast Period..................        213         218            190

    By way of comparison, the average seating capacity of U.S. major airlines actually declined from 163.4 seats in 1990 to 152.9 seats in 2000 a drop of 6.6%. Worldwide, seating however increased marginally from 172.7 seats per aircraft to 175.4 during the same time period.(24) The following chart summarizes the changes in average seating capacity that have occurred in the U.S. market:

                                    TABLE 4

                    CHANGES IN AVERAGE AIRCRAFT SEATING CAPACITY
                      US MAJOR AIRLINES--1Q 1991 VS 1Q2001

                                                     SEATING CAPACITY
                                                    -------------------
AIRCRAFT TYPE                                       1Q 1991    1Q 2001    % CHANGE
-------------                                       --------   --------   --------
737-100/-200......................................   109        115          5.5 %
737-300/-700......................................   131.4      127.1       (3.3)%
737-400...........................................   146        141         (3.4)%
747-200/-300......................................   366.3      352          3.9)%
747-400...........................................   402        390         (3.0)%
757-200...........................................   194.5      186.4       (4.2)%
767-300...........................................   228        211.5       (7.2)%
DC-10.............................................   278.3      275.8       (0.9)%
DC-9..............................................   107.7      106.2       (1.4)%
MD-11.............................................   314        245.5      (21.8)%
A300-600..........................................   267        231        (13.5)%
A320-100/-200.....................................   148.5      144.7       (2.6)%
MD-80 Series......................................   141.7      139         (1.9)%

SOURCE: COMPILATION OF DOT FORM 41 DATA FROM 1Q 1991 AND 1Q 2001. SEATING
  CAPACITY ON FORM 41 IS CALCULATED USING AVG SEAT MILES (ASM)/REVENUE PASSENGER MILE (RPM)

------------------------

(23) Boeing's 2000 forecast projects that future average size will be "flat or falling".

(24) Airline Monitor "US Jet Aircraft Fleet--Status as of Dec 31, 2000" & "World Jet Aircraft Fleet- Status as of Dec 31, 2000" July 2001.

    It is interesting to note from the table above that those aircraft that have seen the largest percentage reduction in average seat size have been the larger, wide-body aircraft. The particularly large decline in the MD-11 passenger averages is due to the reconfiguration in 1999 from a 3-class international configuration to a 2-class layout with significantly increased business class seat quantities. This reconfiguration reduced average seat miles in the entire aircraft by the removal of high density tourist class seating.

    The difference between the Boeing and Airbus forecasts of seat size, lies in their different assessment of future travel patterns. Boeing is anticipating that traffic on major routes will continue to fragment as smaller, more efficient aircraft enable airlines to take passengers directly to their destinations at costs comparable to those of larger aircraft. Airbus on the other hand, is projecting that demand will continue to grow over the major routings but that congestion will force the use of larger aircraft. In addition, Airbus expects that the potential economics of a new technologically advanced aircraft, will accelerate this trend and produce more demand for its A380, 550 seat aircraft. The Airbus forecast, therefore, calls for larger, but fewer, aircraft units produced to satisfy requirements created by expected traffic growth.

    The manufacturers, therefore, reach sharply different conclusions with respect to the number of aircraft that will be produced over the next 20 years and the composition of the world's fleet at the end of that period, with Boeing forecasting a requirement of only 330 aircraft of more than 500 seats while Airbus projects some 1,235 within this size category.

    AIRCRAFT UTILIZATION   Airlines are also attempting to increase aircraft
productivity by a variety of means including shorter ground turn around times and more efficient aircraft scheduling. While congestion and the marginally slower cruise speeds of aircraft designed to reduce fuel consumption have lowered the average number of passenger miles per block hour, this has been offset by an increase in the average sector length of flights, which has the effect of increasing average block speed(25). Airbus forecasts that annual utilization of large jet aircraft will increase from 3,502 hours in 1999, to 3,636 in 2009 and to 3,736 in 2019, based on a combination of increase in hourly utilization and an increase in segment length.(26)

    PASSENGER AIRCRAFT CAPACITY UTILIZATION   Capacity utilization or, load
factor, has risen substantially on a worldwide basis, increasing, as shown in Table 5 below, from 64 percent to 69 percent between 1991 and 1999. The manufacturers expect that future load factor levels will increase further, in part due to the effective use of revenue management to sell marginal seats.

    Airbus forecasts that, over the next 20 years, some 5 percent of the increase in passenger demand will be accommodated by increases in average load factors.

------------------------

(25) "Block Speed" is the average speed achieved from the time the aircraft leaves the gate until it reaches the gate at destination.

(26) Increased segment length not only increases the average hourly utilization, but also results in faster block speeds.

                                    TABLE 5
                     PASSENGER LOAD FACTORS BY WORLD REGION

                                                                           ASIA/      NORTH      LATIN      WORLD
YEAR                                   EUROPE     AFRICA    MIDDLE EAST   PACIFIC    AMERICA    AMERICA    AVERAGE
----                                  --------   --------   -----------   --------   --------   --------   --------
1991................................      65%       59%          68%         69%        63%        60%        64%
1992................................      66%       61%          65%         67%        64%        58%        64%
1993................................      66%       61%          66%         68%        64%        58%        64%
1994................................      68%       60%          64%         69%        66%        61%        65%
1995................................      70%       62%          67%         69%        67%        65%        67%
1996................................      70%       62%          67%         71%        69%        66%        68%
1997................................      72%       62%          68%         69%        71%        67%        69%
1998................................      70%       62%          67%         66%        71%        62%        69%
1999................................      70%       59%          68%         69%        71%        61%        69%

SOURCE: ICAO CIVIL AVIATION STATISTIC

    In summary, Airbus forecasts a 4.9% annual increase in worldwide passenger traffic over the next 20 years, while Boeing forecasts a marginally lower annual growth of 4.8%. The manufacturers project that these growth rates will be met by:

                                    SUMMARY

                                                               AIRBUS     BOEING
                                                              --------   --------
Annual Increase in Passenger Aircraft.......................    3.2%       4.4%
Average Increase in Seating.................................    1.0%         *
Average Increase in Aircraft Utilization....................    0.5%         *
Average Increase in Load Factor.............................    0.3%         *
Total Increase in Annual Traffic............................    4.9%       4.8%

    CARGO AIRCRAFT CHARACTERISTICS   The use of dedicated freighter aircraft
falls into two principal categories:

        (1) Long haul service carrying high value or time-sensitive products in high volume markets, notably transpacific, transatlantic and Asia--Europe. Aircraft used for such services are typically longhaul and their scheduled point-to-point operation permits high utilization of the aircraft.

        (2) Package freighter service carrying a wide variety of express materials offering overnight or two-day delivery over short, medium and long distances as typified by the principal products of FedEx, DHL, UPS and Emery Airlines. Typically, these services employ connecting flights in a hub-and spoke operation, that uses a large number of aircraft with low utilization feeding long haul aircraft with high utilization.

    The different utilization of these two categories results in two different types of demand for freighter aircraft. The former permits fixed capital costs to be distributed over high annual hours and thereby makes the operation of new large, high capital cost freighters with low unit operating costs economically feasible. In contrast, the economics of the latter more typically requires low utilization feeder aircraft with low fixed costs at the expense of higher operating costs, which provides a role for older passenger conversions.

    It should also be noted that lower volume industrial or agricultural product markets, such as Latin America and Africa, cannot easily achieve high flight utilization or high yielding freight and are thus also better suited for older, converted aircraft.

    CARGO AIRCRAFT FORECAST SUMMARY   Both Airbus and Boeing have forecast
worldwide freighter requirements over the next twenty years. Table 6, below, shows that the two manufacturers project freighter fleets more than doubling by 2019. The majority of additional freighters will be converted passenger aircraft, but new freighter deliveries are forecast to be in the 700-800 unit range.

                                    TABLE 6
               MANUFACTURERS' FORECASTS OF DEMAND FOR FREIGHTERS

                                                               BOEING     AIRBUS
                                                              --------   --------
Annual Growth in Freight Ton-Miles..........................     6.4%       5.7%
Share of freight market carried by freighters
        Year 1999...........................................      40%        45%
        Year 2019...........................................      44%        48%

Current Freighter Fleet.....................................   1,676      1,510
Total Freighter Requirement 2019............................   3,197      3,449
                                                               -----      -----
Net Additions required......................................   1,521      1,839

Plus Retirements............................................   1,088      1,153
Less Passenger Conversions..................................   1,806      1,389
                                                               -----      -----
Net New Freighter Requirements..............................     803        703

SOURCE: BOEING MARKET OUTLOOK 2000, AIRBUS GLOBAL MARKET FORECAST 2000

    SH&E has recently projected that approximately 60 percent of the demand for freighter aircraft in the 1997-2008 period will be satisfied by converting passenger aircraft to freighter, while Boeing and Airbus project that over the longer twenty year period conversions will account for 70% and 75% of demand respectively.

             SH&E FREIGHTER AIRCRAFT DEMAND FORECAST (1997 TO 2008)

                                            UNITS REQUIRED     OEM      PAX CONVERSIONS
                                            --------------   --------   ---------------
Low Forecast..............................       364           146            218
High Forecast.............................       407           163            244

SOURCE: SH&E

    AIRCRAFT RETIREMENT   The rate of aircraft retirements is an important
factor in the demand for new aircraft. There are a number of factors that influence a life of an aircraft and hence the aircraft retirement age. Manufacturers use the concept of a "design life" for new aircraft. This concept attempts to determine what the reasonable economic life of the aircraft will be and then designs the aircraft so that each component will either meet or exceed that life after allowing for regular maintenance to restore life.

    The initial determined design life, however, makes critical assumptions with respect to major economic, environmental and technological drivers that will impact airlines' use of the aircraft. For example, fuel prices during the 80's and 90's did not increase at the rates forecast during the seventies when several new aircraft were conceived. As a result, while the manufacturers had assumed that their new fuel-efficient aircraft would quickly replace previous models, the lower than predicted fuel prices enabled airlines to operate older aircraft such as the DC9, 737 and 727 economically well beyond their original design lives. While more stringent environmental regulations, particularly noise and emissions limitations, encouraged retirement of such aircraft, the low fuel costs persuaded many operators to meet noise limitations by investing in noise suppression modifications known as "hush-kits" as a more economical choice than investing in new aircraft.

    Table 7 below shows the age of the current world passenger fleet and indicates that while both wide and narrowbody fleets are removed from passenger service at less than thirty years, there has been a retention of the older narrowbody aircraft with over 15% remaining in service over thirty years.

                                    TABLE 7
               COMMERCIAL AIRCRAFT AGE DISTRIBUTION BY SEAT SIZE

AGE (YRS)                        WIDE-BODY                NARROWBODY
---------                       -----------               -----------
< 5...........................        1,085     26.50%          2,478     24.09%

> 5-10........................          919     22.44%          1,804     17.54%

> 10-15.......................          651     15.90%          1,828     17.77%

> 15-20.......................          557     13.60%            962      9.35%

> 20-25.......................          471     11.50%          1,004      9.76%

> 25-30.......................          355      8.67%            634      6.16%

> 30-35.......................           57      1.39%          1,356     13.18%

> 35..........................            0      0.00%            219      2.13%

Totals........................        4,095       100%         10,285       100%

Average Age...................  12.01 years               14.66 years

SOURCE: ACAS APRIL 2001

    The substantial increase in fuel prices, accompanied by more stringent regulations governing the maintenance of older aircraft as well as the threat of more limiting noise and emissions regulations are, however, making investment in new technology with its lower fuel consumption and reduced maintenance costs more attractive.

    Retirements of older aircraft from passenger service are thus likely to accelerate. Among smaller aircraft, the technology of small regional jets has precipitated the early retirement of comparably sized turboprop aircraft and is leading to the development of larger 70-90 seat aircraft designed for short regional markets.

    As Table 7 shows, passenger jet aircraft have historically been withdrawn from passenger service before reaching 35 years of age. The first wide-body aircraft are now reaching 30 years old and it remains to be seen how much further their useful passenger lives can extend. Retirement from passenger service, however, does not necessarily signify the end of the termination of an aircraft's earning capacity. Changes in the operating role of an aircraft, notably undertaking conversions from passenger to freighter configuration, contribute appreciably to the extension of aircraft lives. Airbus forecasts that 41 percent of aircraft removed from passenger service will continue to operate as a result of conversion to freighters. Similarly, Boeing projects that 36 percent of aircraft retired from passenger service will be converted to freighters.

    It should also be noted that manufacturers have improved construction methods, particularly those that prevent corrosion and extend fatigue lives, and that suggests that structurally newer aircraft such as those in the LIFT portfolio may have longer lives than earlier models.

                                    FIGURE 5
 HISTORICALLY OVER 60% OF NARROWBODY AIRCRAFT REMAIN IN SERVICE OVER 25 YEARS.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

AGE  WIDE BODY  ALL JETLINERS  SINGLE AISLE
1         100%           100%          100%
2          98%            98%           97%
3          93%            97%           98%
4          97%            96%           96%
5          91%            97%           97%
6          94%            97%           97%
7          91%            96%           99%
8          89%            96%           97%
9          91%            95%           96%
10         93%            94%           95%
11         90%            91%           92%
12         87%            87%           87%
13         80%            86%           86%
14         89%            90%           91%
15         62%            89%           88%
16         72%            73%           80%
17         52%            67%           78%
18         57%            72%           82%
19         53%            64%           80%
20         48%            63%           71%
21         50%            61%           70%
22         47%            60%           62%
23         37%            47%           48%
24         39%            61%           72%
25         23%            44%           63%
26         30%            40%           50%
27         29%            34%           39%
28         30%            35%           40%
29         15%            24%           38%
30          3%            22%           33%
31          6%            32%           34%
32                        24%           23%
33                        21%           20%
34                        11%           10%
35                         7%            7%

SOURCE: AIRBUS GLOBAL MARKET FORECAST 2000-2019, JULY 2000.

    TWENTY YEAR FLEET GROWTH SUMMARY

    A compilation of industry forecasts is as follows:

                                    TABLE 8

               PROJECTED TWENTY YEAR COMMERCIAL AIRCRAFT FLEET GROWTH

                                               BOEING    AIRBUS(29)   AIRLINE MONITOR
                                              --------   ----------   ---------------
CURRENT FLEET (33)
Passenger...................................   11,994      10,349         11,465
Freighter...................................    1,676       1,510          1,504
                                               ------      ------         ------
  Total.....................................   13,670      11,859         12,969
PASSENGER
Current Fleet...............................   11,994      10,349         11,465
New A/C Added...............................   21,512      14,661         12,201
Freighter Conversions.......................   (1,806)     (2,389)           N/A
Retirements.................................   (3,142)     (3,448)           N/A
                                               ------      ------         ------
  2018 Fleet Total..........................   28,558      19,173         23,666
FREIGHTER
Current Fleet...............................    1,676       1,510          1,504
New A/C added...............................      803         703          1,503
Freighter Conversions.......................    1,806       2,389            N/A
Retirements.................................   (1,088)     (1,153)           N/A
  2018 Fleet Total..........................    3,197       3,449          3,007
  Total Projected 2018 Fleet................   31,755      22,622         26,673
FORECAST SUMMARY
Additions for Growth........................   18.085      10,763         14,530
Additions for Replacement...................    4,230       4,601          5,237
                                               ------      ------         ------
  Total Aircraft Additions..................   22,315      15,364         19,000
Aircraft Additions Per Year.................    1,116         768            950

CONSIDERATIONS

  AIRCRAFT PURCHASE PRICE AND LEASE RATE TRENDS

    Aircraft manufacturers have historically priced their products by discounting from list prices that are adjusted annually with some link to inflation. The size of this discount varies widely depending upon a number of factors including order size, market conditions, competition and other elements. Discounting is also encouraged by the duopolistic nature of the market and the on-going profit generated by manufacturers from the sale of parts and support throughout the life of an aircraft.

    Thus, while list prices have typically been raised at rates equal to or exceeding inflation, both manufacturers already have sold a large portion of their production in the next few years at price levels that have already been agreed upon, subject only to escalation clauses based on inflation factors. Consequently, it takes several years before the full impact of price increases can be realized by the manufacturers.

    Used aircraft prices, and corresponding lease rates, historically have directionally followed new aircraft prices.

    LEASE RATES Both lease rates and lease rate factors which equal the lease rate as a percentage of aircraft price also depend upon a number of factors including the types of lease, interest rates, tax rates, the lease term, the forecast residual value of the aircraft at lease term, credit quality of the lessee and the price of the aircraft. Lease rate factors tend to fall as lease terms lengthen. Lease rate factors for older aircraft generally exceed those of new aircraft, due to the need for owners to recover the capital cost invested over the shorter remaining economic life and the greater volatility associated with older aircraft residual values.

    AIRCRAFT OWNERSHIP PATTERNS Prior to the 1980's, airlines tended to own and maintain their own aircraft. The technical skills required to maintain aircraft and thus retain their value were sufficiently high to discourage financial institutions and others to take ownership risk. Thus, when leases were utilized, they generally took the form of financial leases with full payout over the lease term.

    Although there has always been some demand for short-term operating leases, this type of lease became more prevalent in the 1980's. New lessors emerged to participate in this market segment, initially by acquiring used aircraft, but eventually by placing speculative orders for new aircraft and finding customers before delivery of the ordered aircraft. Over the past 20 years, the world's airlines have used operating leases to acquire a material proportion of the aircraft that they operate.

    As shown in Figure 6 below, the percentage of operating leased aircraft in the global commercial fleet has gradually risen over the last 10 years.

                                    FIGURE 6
                             AIRCRAFT LEASE TRENDS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      OPERATING LEASES  FINANCIAL LEASES
1991              18.1              24.6
1992              18.1              24.6
1993              18.8              25.4
1994              19.5              25.2
1995              19.7              26.3
1996              20.1                26
1997              20.5              25.6
1998                21              25.7
1999                21              26.2
2000              21.2              26.3

    When measured as a percentage of the global operating fleet, the increase in leasing has been modest, in absolute terms, the number of aircraft on operating leases has risen from 1,614 in 1991 to 2,992 in 2000, an increase of over 80%.

    THE AIRCRAFT OPERATING LEASE INDUSTRY The health of world economy and of the airline industry over the past several years has supported the demand for aircraft. An additional factor has been the emergence of the aircraft operating lease industry. Operating leases enable airlines to acquire aircraft without long-term commitments to a particular model, and thereby create flexibility in fleet planning. Operating leases also enable airlines without strong balance sheets or with weak credit to acquire aircraft, often used aircraft, that would be more difficult to obtain using conventional financing. The emergence of aircraft operating leasing was led by two major organizations, International Lease

Finance Corporation, now part of the American International Group, and GPA, whose principal operations were acquired by GE Capital Aviation Services.

    In subsequent years, many smaller organizations, including (a) public and private financial institutions, (b) financing arms of manufacturers and
(c) public and private partnerships have entered the leasing business. International Lease Finance Corporation and GE Capital Aviation Services continue to dominate the market with Debis, which recently acquired AerFi, in third place with over $5 billion in assets and 224 aircraft under management. Rounding out the larger leasing firms are CIT Group, which was recently acquired by Tyco International, GATX, and Bouillion.

    These lessors supply a mix of new and used aircraft operating leases, finance or capital leases of new aircraft and sale-leaseback transactions generally involving used aircraft. Additionally, several lessors have broadened their asset bases by securitizing parts of their portfolios while retaining management, thereby funding further growth. Several aircraft lessors have raised funds in the capital markets for expansion.

    Meanwhile, new leasing companies have been formed including lessors created as part of the securitization of a portfolio of operating leases that were in another lessor's portfolio. More banks and financial institutions have been attracted to the aircraft financing sector and are competing aggressively for available transactions. The operating lease market is therefore likely to remain highly competitive.

    ENVIRONMENTAL ISSUES Environmental regulations governing international commercial aircraft operation are generally governed by the International Civil Aviation Organization, or ICAO, in cooperation with individual sovereign states. For example, with respect to noise, ICAO established Annex 13, Chapter Three standards that limit operation of noisy aircraft beyond the year 2000. The United States enacted very similar legislation, known as FAR 36, Stage 3.

    With respect to emissions, the ICAO Committee on Aviation Environmental Protection has decided to decrease Nitrous Oxide levels by 16 percent and required implementation in the year 2000 for new engine designs and in 2008 for newly manufactured engines.

    The European Union has been seeking more stringent noise and emission standards than are currently required by ICAO or by the U.S. and has indicated that it is considering unilateral regulatory action to address its environmental goals. As a result, the EU has introduced legislation that will restrict the use of aircraft that meet the ICAO noise limits only through the use of hush-kits. The current EU rules prohibit EU nations from adding hush-kitted Stage 2 aircraft to their register even though they are Stage 3 compliant and it further prohibits non-EU nations from operating hush-kitted Stage 2 aircraft into the EU unless the individual aircraft operated into the EU prior to the ban.

    In what seems to be an attempt by the EU to coerce the U.S. to cooperate in the development of universal noise limits, known for the moment as "Stage 4", the EU has proposed further legislation. If enacted, that legislation will ban all hush-kitted Stage 2 operations within the EU after April 2002. As recently as mid-January 2001, ICAO's Committee on Aviation Environment Protection agreed on a phased 10dB reduction in noise limits effective January 2006. The U.S. was a full participant in these negotiations and is a party to the agreement. No agreement was reached, however, on implementation and thus, no statement has yet been made regarding the EU's proposed outright ban on hush-kitted aircraft.

                               MANAGEMENT OF LIFT

CONTROLLING TRUSTEES

    The trust agreement governing LIFT provides for four trustees. One of the four trustees of LIFT is Wilmington Trust Company, which acts as the statutory trustee and the owner trustee. The remaining three trustees, Joseph E. Francht, Jr., Jonathan M. Schofield and David H. Treitel are the "controlling trustees" and have the authority to manage the property and affairs of LIFT under the trust agreement. All of the controlling trustees are independent from General Electric Capital Corporation and its affiliates. One of the controlling trustees, called the equity trustee, will be appointed by the holders of LIFT's beneficial interest, while the two other controlling trustees, called the independent controlling trustees, will be independent of those holders. The holders of the beneficial interest of LIFT may remove and replace the equity trustee and each independent controlling trustee may be replaced by the other independent controlling trustee.

    The trust agreement requires that any decision relating to insolvency proceedings, merger or other reorganization of LIFT must be approved by a unanimous vote of the controlling trustees. Any sale of any aircraft, decisions requiring LIFT's approval under the servicing agreement for the aircraft or the agreement with the administrative agent and the reduction of any required level of reserves must be approved by the equity trustee and at least one of the independent controlling trustees. The controlling trustees approving aircraft sales on other than pre-approved terms must also confirm to the indenture trustee, prior to the sale, that the sale will not materially and adversely affect the holders of the notes. The acquisition of additional aircraft by LIFT and the terms of any related financing need only be approved by the equity trustee.

    The controlling trustees, their respective ages and principal activities are as follows:

NAME                                                AGE        TITLE/PRINCIPAL ACTIVITIES
----                                              --------   -------------------------------
Joseph E. Francht, Jr...........................     51      Independent Controlling Trustee

Jonathan M. Schofield...........................     60      Independent Controlling Trustee

David H. Treitel................................     47                       Equity Trustee

    JOSEPH E. FRANCHT, JR.--Since 1998, Mr. Francht has been a private investor and consultant. He was Senior Vice President and Treasurer at Northwest Airlines from 1990-1998, where he was responsible for, among other things, all capital markets transactions, aircraft financing activities and fleet planning and analysis. He has also served as chairman of Northwest's Pension Investment Committee and was on the Board of Directors of Champion Air, Inc. and Northwest Aerospace Training Corporation. Prior to that, from 1972-1990, Mr. Francht was employed as a corporate lending officer at Chase Manhattan Bank, now JP Morgan Chase, and later, at Banque Paribas, now BNP Paribas, in several senior lending positions, including Senior Vice President-Leveraged Capital Group.

    JONATHAN M. SCHOFIELD--Mr. Schofield served as the Chairman and Chief Executive Officer of Airbus Industrie of North America, Inc., a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft, from December 1992 to February 2000. He served as Chairman from February 2000 until his retirement on March 31, 2001. Prior to his career at Airbus, Mr. Schofield served as President of United Technologies International, a wholly-owned subsidiary of United Technologies Corporation, a diversified manufacturer of industrial products, from 1989 to 1992. Mr. Schofield serves on the Board of Directors of Aviall Inc., Dallas, TX; Altair Avionics, Norwood, MA; BE Aerospace, Wellington, FL; FlightTime Corporation, Waltham, MA; and SS&C Technologies, Windsor, CT.

    DAVID H. TREITEL--Mr. Treitel is the Chairman and Chief Executive Officer of Simat, Helliesen & Eichner, Inc., a leading aviation consulting firm based in New York City. Mr Treitel has been with

SH&E since 1977, and prior to taking up his current position at SH&E in 1996, he served as the firm's President from 1993 to September 1998 and its Executive Vice President from 1989 until 1993. Mr. Treitel also serves as a director of Midwest Express Holdings, Inc and a controlling trustee of Aircraft Finance Trust, another aircraft securitization vehicle.

    As is common with many other special purpose companies, neither LIFT nor any of its subsidiaries will have any officers or other employees, except, in the case of a subsidiary, as may be required by applicable law. LIFT has arranged for GE Capital Aviation Services, Limited, Phoenix American Financial
Services, Inc., Wilmington Trust Company, Bankers Trust Company and Credit Suisse First Boston to provide aircraft servicing, managerial services and financial advice.

    All trustees will be compensated for travel and other expenses incurred by them in the performance of their duties. LIFT will pay each of the controlling trustees $60,000 per year for their services in such capacity as well as additional compensation in the event LIFT acquires additional aircraft. The aggregate annual compensation for each controlling trustee may not exceed $100,000. Additional compensation may be paid to the controlling trustees from time to time for any services rendered by them on behalf of the subsidiaries of LIFT. The trust agreement states that the trustees are not liable for money or other damages to LIFT for a breach of fiduciary or other duties.

CORPORATE MANAGEMENT

    Corporate management services for LIFT are provided by the administrative agent, the financial advisor, the owner trustee and the capital markets advisor.

ADMINISTRATIVE AGENT

    Phoenix American Financial Services, Inc. acts as the initial administrative agent of LIFT. The administrative agent has agreed to provide administrative, accounting and other services that include:

        (1) monitoring the performance of the servicer and reporting its conclusions to the controlling trustees of LIFT;

        (2) acting as a liaison with various rating agencies to assess the impact of management decisions on the ratings of the notes and coordinating responses to rating agency questions;

        (3) maintaining accounting ledgers and providing draft accounts on a quarterly and annual basis;

        (4) preparing annual budgets for LIFT's approval;

        (5) authorizing the payment of expenses and determining the amount of expense accruals;

        (6) coordinating any amendments to the agreements of LIFT and its subsidiaries, with the approval of LIFT and its subsidiaries;

        (7) supervising outside counsel and other professional advisers and coordinating legal and other professional advice other than with respect to any service or matter that is the responsibility of the servicer;

        (8) preparing and coordinating press releases and reports to investors and to the SEC, and managing investor relations;

        (9) preparing or arranging for the preparation of and filing all required tax returns; and

        (10) overseeing the general operation of any liquidity facility and advising LIFT as to the appropriate reserve levels for the notes.

    In addition to its services on behalf of LIFT, the administrative agent has agreed to act as the agent for the trustee and the security trustee in managing the accounts in which the funds and investments of LIFT will be held in the name of the security trustee and related matters. LIFT is not entitled to direct the administrative agent as to these matters. Phoenix American Financial
Services, Inc.'s duties for the trustee and the security trustee include:

        (1) establishing and maintaining the accounts held in the name of the security trustee and any other accounts;

        (2) directing withdrawals and transfers from those accounts under the indenture governing the notes;

        (3) calculating certain monthly payments and making all other calculations required under that indenture;

        (4) providing reports and other information required under that indenture;

        (5) providing the trustee with information required by the trustee to provide its reports to the holders of the notes; and

        (6) subject to specified limitations and at the written direction of the controlling trustees, directing the investment of the funds in those accounts in investments permitted by that indenture.

    The administrative agent is entitled to a fee of $624,000 per year for the first five years of the term and $660,000 per year for the remainder of the term, plus an additional amount for any additional aircraft acquired in the future, payable monthly in arrears in equal installments. The administrative agent is entitled to be indemnified by LIFT against any loss or liability incurred by the administrative agent in connection with its services to LIFT or as the agent for the trustee and the security trustee, other than through its own deceit, fraud, gross negligence or willful misconduct or that of its officers, directors, agents and employees.

OWNER TRUSTEE

    Wilmington Trust acts as the initial owner trustee. The owner trustee will maintain the books and records, including minute books and records and trust certificate records, of LIFT. It will make available telephone, facsimile and post office box facilities and will maintain LIFT's principal place of business in Delaware.

CAPITAL MARKETS ADVISOR AND FINANCIAL ADVISOR

    Credit Suisse First Boston acts as the initial capital markets advisor. The capital markets advisor is responsible for providing LIFT with investment banking advice in connection with the issuance of additional notes, financial advice to assist LIFT in evaluating interest rate risk and other analytical advice. LIFT may remove the capital markets advisor at any time with 90 days' written notice. Credit Suisse First Boston also acts as the initial financial advisor. The financial advisor is responsible for assisting LIFT in developing models for the purposes of analyzing the financial impact of aircraft lease, sale and capital investment decisions. The agreement with the financial advisor may be terminated by either LIFT or the financial advisor on 30 days' written notice.

                                 CAPITALIZATION

    The following table sets forth the capitalization of LIFT as of June 30, 2001, which reflects the issuance of the initial notes and the issuance of the initial beneficial interests in LIFT. This table should be read in conjunction with the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

                                                           (DOLLARS IN THOUSANDS)
                                                           ----------------------
Notes payable, net of unamortized discount...............        $1,412,922

Beneficial interest holders' equity......................            13,784
                                                                 ----------

Total capitalization.....................................        $1,426,706
                                                                 ==========

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The selected consolidated financial data in the following table have been derived from, and should be read in conjunction with, LIFT's consolidated financial statements as of and for the period ended June 30, 2001 and the related notes appearing elsewhere in this prospectus.

                                                           (DOLLARS IN THOUSANDS)
                                                           ----------------------
BALANCE SHEET DATA:
  Aircraft, net..........................................        $  953,744
  Deposit for aircraft purchases.........................           356,925
  Notes payable, net of unamortized discount.............         1,412,922
  Total assets...........................................         1,445,379
  Total liabilities......................................         1,431,595
  Total beneficial interest holders' equity..............            13,784

STATEMENT OF INCOME DATA:
  Rental income from operating leases....................             1,517
  Interest expense.......................................             1,310
  Depreciation and amortization expense..................               507
  Net income.............................................              (187)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

    LIFT was organized on June 13, 2001, and its subsidiaries that own or will own the initial aircraft were organized prior to June 26, 2001. Neither LIFT nor any of its subsidiaries may engage in any business activity, other than in connection with transactions described in this prospectus. The business of LIFT and its subsidiaries consists principally of:

        (1) acquiring and owning the initial aircraft;

        (2) aircraft leasing and re-leasing activities;

        (3) acquiring and owning any additional aircraft;

        (4) selling aircraft; and

        (5) maintaining and modifying aircraft.

    Cash flows generated from these activities will be used to service interest and principal on the initial and any future notes and to make distributions of remaining amounts to the holders of the beneficial interests in LIFT, in each case, only after various expenses of LIFT and its subsidiaries have been paid. These expenses include any taxes, maintenance and other obligations to lessees and fees and expenses of the servicer, administrative agent, financial advisor, capital markets advisor, reference agent, trustee, security trustee, the paying agent and registrar of the notes and other service providers. On June 30, 2001, LIFT had no indebtedness other than the initial notes, but LIFT and its subsidiaries do have ordinary course of business obligations to service providers and obligations to lessees with respect to security deposits and maintenance reserves.

    LIFT's ability to generate sufficient cash from its initial aircraft assets to service the notes will depend primarily on:

        (1) the rental rates it and its subsidiaries can achieve on leases;

        (2) the lessees' ability to perform according to the terms of those leases; and

        (3) the prices it and its subsidiaries can achieve on any sales of aircraft.

    LIFT's ability to pay principal, interest and premium, if any, on the notes will also depend on the level of its and its subsidiaries' maintenance obligations, other operating expenses and any unforeseen contingent liabilities. Maintenance obligations are expected to increase as the initial aircraft age.

    The sellers of the aircraft will retain their respective reserve accounts with respect to maintenance reserve payments, if any, on the initial aircraft. Maintenance obligations will be paid from funds on deposit in the collections account and, to the extent available for those purposes, funds obtained from any cash collateral accounts or under eligible credit facilities that may be established in the future. LIFT cannot assure you that cash flows generated from the initial aircraft will be sufficient to satisfy its maintenance obligations, to pay its expenses and to service interest and principal on the notes. See "Risk Factors".

    If LIFT acquires any additional aircraft, it will not use operational cash flow to pay for additional aircraft but, instead, LIFT will issue additional notes, additional equity interests or both to fund any of these purchases. Any additional notes must be issued in compliance with the limitations set forth under "Description of the Indenture and the Notes--Indenture Covenants--Limitation on Indebtedness", and any additional equity interests must be issued in compliance with the limitations set forth in "Description of the Indenture and the Notes--Indenture Covenants--Limitation on the Issuance, Delivery and Sale of Equity Interests".

RESULTS OF OPERATIONS

    On June 26, 2001, LIFT began operations through the acquisition of LIFT 1 and its subsidiaries. LIFT 1 and its subsidiaries had concurrently agreed to acquire 39 commercial jet aircraft, which are subject to operating leases. As of June 30, 2001, 31 of those aircraft had been delivered. The proceeds from the issuance of the initial notes financed the acquisition of LIFT 1 and repaid bridge notes issued by LIFT 1 to pay for the aircraft.

    The LIFT group reported a net loss of $0.2 million for the period from June 13, 2001 to June 30, 2001, on total revenues of $2.1 million. The LIFT group's revenues consisted of rental income from operating leases, other income representing cash in lieu of rental payments received from the General Electric Capital Corporation and the other sellers and interest income earned on cash balances. Rental income from operating leases for the period from June 13, 2001 to June 30, 2001 amounted to $1.5 million.

    The LIFT group's expenses for the period from June 13, 2001 to June 30, 2001 consisted of interest expense, depreciation and amortization expense and administration and other expenses.

    Interest expense on the notes amounted to $1.3 million for the period from June 13, 2001 to June 30, 2001. Depreciation and amortization expense on the aircraft and debt placement costs for the period from June 13, 2001 to June 30, 2001 was $0.5 million.

    Administrative and other expenses consisted of fees and reimbursements paid to the servicer and other service providers as well as other expenses. Administrative and other expenses for the period from June 13, 2001 to June 30, 2001 were $0.5 million.

CASH RESERVES AND LIQUIDITY

    Cash reserves as of the date of this prospectus are approximately
$83.0 million. Cash reserves provide a source of liquidity to pay ongoing expenses, amounts due under senior swap agreements and interest on the notes. If cash reserves fall below $33.0 million, LIFT may continue to pay ongoing expenses, senior swap amounts and interest on the Class A Notes but may not make any payments having a lower payment priority until the reserves have been replenished to that amount. Similar cash reserve levels have been set as to provide liquidity in respect of the Class B Notes, the Class C Notes and the Class D Notes and are available for all payments that rank equal or prior to the payment of interest on the relevant class of notes. The reserve levels will reduce as principal is paid; in addition, LIFT has the right to reduce the levels further if it obtains confirmation from the rating agencies that they will not lower, qualify or withdraw their ratings of the initial notes as a result.

    LIFT may put in place cash collateral accounts and other eligible credit facilities from time to time. Each of these facilities, if put in place, may be designated by the controlling trustees of LIFT as a senior eligible credit facility, a mezzanine eligible credit facility, a junior eligible credit facility or a subordinate eligible credit facility. Amounts available under these accounts or other facilities may be credited against the reserve levels noted in the prior paragraph. Amounts drawn under any these facilities will be repayable or replenished in the order of priority set forth in "Description of the Indenture and the Notes--Priority of Payments". As of the date of this prospectus, there were no cash collateral accounts or other eligible credit facilities.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Interest incurred by LIFT on the notes and the yield from rental income received by LIFT and its subsidiaries under operating leases are based on combinations of variable and fixed measures of interest rates. LIFT and its subsidiaries are exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the notes do not correlate to the mix of variable and fixed yields from rental income under leases. LIFT has engaged advisors to monitor interest rates continually in order to mitigate its exposure to unfavorable variations. LIFT and its subsidiaries will utilize one or more interest rate swaps that shift the risk of fluctuations in floating rates to a counterparty in exchange for fixed payments by LIFT and its subsidiaries. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates. Counterparty risk will be monitored on an ongoing basis and the counterparties will be subject to the prior approval of the controlling trustees. The counterparties will consist primarily of the affiliates of major United States and European financial institutions and special-purpose derivative vehicles that will have credit ratings, or will provide collateralization arrangements, consistent with maintaining the ratings of the notes.

    As of the date of this prospectus, LIFT is a party to a single floating-to-fixed interest rate swap with an affiliate of Credit Suisse First Boston under which LIFT and its subsidiaries receive payment based on one-month LIBOR and pay a fixed monthly rate, each measured against an amortizing notional balance. The following table presents, as of June 30, 2001, the terms of LIFT's swap agreement:

       INITIAL                                           FIXED MONTHLY
  NOTIONAL BALANCE      EFFECTIVE DATE   MATURITY DATE     PAY RATE
---------------------   --------------   -------------   -------------
$1,224,020,000          June 26, 2001    June 15, 2011       5.790%

    The master swap agreement of LIFT is attached as Exhibit 10.6 to the Registration Statement of which this prospectus forms a part. In the future, LIFT and its subsidiaries expect to seek to enter into additional swaps or sell at market value or unwind part or all of then existing interest rate swaps in order to rebalance the mix of variable and fixed interest obligations and the variable and fixed yield from rental income under the leases. See "Note Payment Assumptions" for tables reflecting assumed changes in the yields and expected weighted lives of the exchange notes and their expected maturities based on assumed changes in gross revenues, portfolio value and recession.

                            NOTE PAYMENT ASSUMPTIONS

    The indenture governing the notes does not provide for fixed principal payments on any class of notes. No default results from the failure of principal payments to be at least any amount except in the case of any principal still unpaid on the final maturity date of a note. Rather, a portion of whatever revenues are in fact collected are allocated to principal in accordance with the order of payment priorities described under "Description of the Indenture and the Notes--Priority of Payments." Thus, the principal to be paid on any payment date is entirely a function of the revenues collected and costs incurred during the preceding month.

    Set forth below are assumptions made on June 13, 2001 about the revenues and expenses of LIFT. LIFT has calculated the speed with which the principal of each class of notes would be repaid if its revenues and expenses matched those reflected in the assumptions described below. The speed of repayment for the principal of any class is expressed both as its expected maturity and its weighted average life. The expected maturity of a class of notes is the length of time needed to pay off the entire principal of those notes, and its weighted average life refers to the average length of time that any one dollar of principal remains outstanding.

    The tables below set forth this speed of repayment based on LIFT's experience in the future matching the assumptions, or the assumed case. Subsequent tables reflect changes in the speed of principal repayment in comparison to the assumed case were actual experience to be more favorable or less favorable than the assumed case based on selected variations in the assumptions.

    The tables also address the anticipated "yield" of the notes under those assumptions and variations on assumptions. "Yield" refers to the interest rate derived from the assumed amount of interest paid during the time the notes are in fact or assumed to be outstanding, giving effect to any original issue discount. This is distinct from the contractual interest rate and contractual maturity.

    The tables set forth below are designed to illustrate to the best of LIFT's knowledge and belief, at June 13, 2001, some of the payment characteristics of the notes and are not intended to be projections, estimates, forecasts or forward-looking statements. The tables do not reflect all factors that may affect the revenues and expenses of LIFT. Rather, they reflect those factors that are likely to affect significantly the performance of LIFT in future years and the timing of note repayments. If those factors have a more severe impact than that assumed, payments of principal on the notes would be delayed or decreased. Factors that could cause LIFT's actual revenues to differ materially include those described below and under "Lease Investment Flight Trust" and the risks set forth under "Risk Factors".

    These tables were in the offering circular for the initial notes based on information as of June 13, 2001. LIFT has not updated or revised the information presented to reflect changes occurring after June 13, 2001 and does not intend to do so. LIFT is currently unable to assess the effect of the economic and possible political and military disruptions resulting from the recent terrorist attacks on the United States on the information presented in this portion of this prospectus.

    It is highly likely that actual experience will vary from the possible revenue scenarios represented by the tables. As a result, principal payments on the notes will occur earlier or later than assumed, and the timing differences may be substantial.

    The prospective financial information in this prospectus was not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.

REVENUE ASSUMPTIONS:

    LIFT used assumptions (1) to (11) below to estimate its gross monthly revenue before interest payments, principal payments, swap payments, selling, general and administrative expenses and before lost rental payments and expenditures required due to aircraft downtime, lessee defaults, aircraft repossession costs, bad debts and operating costs incurred in the ordinary course of the operating lease business. See Appendix 3 to this prospectus for further data regarding assumed gross revenue.

    (1) One-month LIBOR remains constant at 5.80% per annum.

    (2) LIFT's floating rate leases are assumed to reset based upon one-month LIBOR.

    (3) Aircraft coming off lease in the future are assumed to be re-leased at a fixed monthly rate that is a function of the age of the aircraft on that date and is calculated as the product of (i) the assumed aircraft value on that date and (ii) the Assumed Monthly Lease Rate Factor described in Appendix 9. For purposes of calculating the Assumed Monthly Lease Rate Factor, the initial aircraft are divided into two separate categories: (1) narrowbody aircraft in passenger configuration and (2) widebody aircraft in passenger configuration and the aircraft in freighter configuration.

    (4) Aircraft are assumed to be disposed of at the end of 30 years from the original date of manufacture and generate zero sale proceeds.

    (5) Future lease terms are assumed to be 5 years.

    (6) No new purchase options with respect to the aircraft are granted to lessees by LIFT, and no existing purchase options are exercised.

    (7) No new lease termination or extension options are granted to lessees by LIFT, and no existing termination or extension options are exercised.

    (8) All 39 initial aircraft are delivered to LIFT between the closing date and 210 days later.

    (9) LIFT acquires no additional aircraft and issues no additional notes.

    (10) Security deposits and aircraft modification payments are zero.

    (11) Distributions on the notes are made on the 15th day of each month and the calculation date is assumed to be the 4th business day prior to the 15th day of the month, regardless of the day on which these actually occur.

INTEREST, EXPENSE, OPERATING COST AND OTHER REINVESTMENT ASSUMPTIONS:

    (12) The initial notes are issued in amounts and with coupons as set forth in the following table and payments are made in accordance with the payment priorities set forth under "Description of the Indenture and the Notes--Priority of Payments".

                                            AMOUNT
CLASS OF INITIAL NOTES                    (MILLIONS)                MONTHLY COUPON
----------------------                    ----------   ----------------------------------------
Class A-1 Notes.........................    $400.0     one-month LIBOR + 0.390%
Class A-2 Notes.........................    $260.0     one-month LIBOR + 0.430%
Class A-3 Notes.........................    $425.0     one-month LIBOR + 0.430%
Class B-1 Notes.........................    $ 60.0     one-month LIBOR + 1.120%
Class B-2 Notes.........................    $ 83.0     7.124%
Class C-1 Notes.........................    $ 69.0     one-month LIBOR + 2.120%
Class C-2 Notes.........................    $ 72.0     8.093%
Class D-1 Notes.........................    $ 35.0     one month LIBOR + 2.000%
Class D-2 Notes.........................    $ 25.0     8.000%

    (13) Refinancing notes are issued and sold on the expected final payment dates of each of the Class A-1 Notes and Class A-2 Notes respectively and on each of the subsequent expected final payment dates of any such refinancing notes on the same terms with respect to priority, coupon and redemption as the initial Class A-1 Notes and Class A-2 Notes and with maturities and amortization schedules paid with the application of the required payment priorities. Issuance expenses are 0.50% of the outstanding principal balance.

    (14) All contracted and assumed future payments in respect of the leases are timely received by LIFT and 15 days of investment income are earned at one-month LIBOR minus 0.25% on those amounts each month. Cash reserves on deposit in the collection account are assumed to earn investment income at one-month LIBOR minus 0.25% on those amounts each month.

    (15) The servicer's fees are as described under "Lease Investment Flight Trust--The Servicing Agreement--Servicing Fees and Their Payment Priority". The other selling, general and administrative expenses of LIFT and its subsidiaries in the amount of $2.1 million per year are deducted from gross revenue and include fees to the administrative agent, the financial advisor and the capital markets advisor.

    (16) Gross revenues are reduced each year by 3.50% to account for contingent costs, including insurance expenses, aircraft re-leasing costs, leasing transaction expenses and maintenance expenditures net of maintenance reserve receipts.

    (17) LIFT makes and receives swap payments in accordance with the swap agreements in place on June 26, 2001, and LIFT enters into no additional swaps.

ASSUMED STRESS CASE SCENARIO

    The assumed case reflects an annual reduction in gross revenues of 8.0%. This 8.0% reduction is a combination of a 3.5% reduction due to contingent costs described in assumption (16) and 4.5% reduction resulting from specified factors impairing, or putting strains upon, the collection of revenues. Those factors, which are referred to as "stresses" or "stress factors", are: AOG, lessee defaults, aircraft repossession costs and bad debts. AOG is an acronym for "Aircraft On the Ground" and is reflected as turnover and remarketing time. The calculation detail of the assumed reduction in revenues is set forth below.

A:   Weighted Average Portfolio          20% per annum (Assumption (5))
     Turnover:
B:   Average Re-marketing Time:          4 weeks (0.08 years)
C:   Weighted Average Default Rate:      4% per annum
D:   Average Repossession Time:          14 weeks (0.27 years)
E:   Weighted Average Bad Debt Expense:  1% per annum
F:   Average Repossession Cost:          $500,000
G:   Average Annual Gross Revenue Per    $3,900,000
     Aircraft:

    Aircraft on Ground = (A X B) + (C X (B + D))

    Annual Repossession Expense ("ARE") = (C X (F/G))

AOG=(20% X 0.08 yrs) + (4% X (0.08 yrs + 0.27 yrs)).........    3.0%
ARE (4% X ($500,000/$3,900,000))............................    0.5%
Bad Debt Expense............................................    1.0%
Stress Related Gross Revenue Reduction......................    4.5%
Contingent Costs............................................    3.5%
Gross Revenue Reduction in the assumed case.................    8.0%

    More severe stress factors would result in a greater annual reduction in gross revenues. The following table shows the effect upon gross revenues if the severity of each one of the stress factors outlined in the above example is in turn doubled from those in the prior table but the other stress factors remain as set forth above.

                                                                                GROSS REVENUE
STRESS                                                           SEVERITY         REDUCTION
------                                                           --------       -------------
Portfolio Turnover..........................................  40% per annum          9.6%
Re-marketing Time...........................................  8 weeks                9.7%
Default Rate................................................  8% per annum           9.9%
Repossession Time...........................................  28 weeks               9.1%
Bad Debt Expense............................................  2% per annum           9.0%
Repossession Expense........................................  $1,600,000             9.1%

  PRINCIPAL REPAYMENTS UNDER THE ASSUMED CASE

    The table below shows, for each payment date presented, the percentage of the initial outstanding principal balance of the aggregate classes of notes expected to be outstanding on that payment date based on the assumptions set out above.

 PERCENT OF INITIAL PRINCIPAL BALANCE OF THE INITIAL NOTES BASED ON THE ASSUMED
                                      CASE

                                    CLASS        CLASS        CLASS        CLASS        CLASS        CLASS        CLASS
          PAYMENT DATE               A-1          A-2          A-3          B-1          B-2          C-1          C-2
       OCCURRING IN JUNE            NOTES        NOTES        NOTES        NOTES        NOTES        NOTES        NOTES
--------------------------------  ----------   ----------   ----------   ----------   ----------   ----------   ----------
2001 (Closing Date).............     100.00%      100.00%      100.00%      100.00%      100.00%      100.00%      100.00%
July 15, 2002...................     100.00%      100.00%       89.33%       95.82%       95.82%       99.78%       99.78%
July 15, 2003...................       0.00%      100.00%       80.96%       92.54%       92.54%       96.36%       96.36%
July 15, 2004...................       0.00%        0.00%       71.90%       88.99%       88.99%       92.67%       92.67%
July 15, 2005...................       0.00%        0.00%       61.96%       85.10%       85.10%       88.61%       88.61%
July 15, 2006...................       0.00%        0.00%       51.24%       80.90%       80.90%       84.24%       84.24%
July 15, 2007...................       0.00%        0.00%       39.81%       76.42%       76.42%       79.58%       79.58%
July 15, 2008...................       0.00%        0.00%       27.55%       71.62%       71.62%       74.58%       74.58%
July 15, 2009...................       0.00%        0.00%       14.40%       66.47%       66.47%       69.21%       69.21%
July 15, 2010...................       0.00%        0.00%        0.38%       60.98%       60.98%       63.50%       63.50%
July 15, 2011...................       0.00%        0.00%        0.00%       55.14%       55.14%       57.42%       57.42%
July 15, 2012...................       0.00%        0.00%        0.00%       48.95%       48.95%       50.97%       50.97%
July 15, 2013...................       0.00%        0.00%        0.00%       42.31%       42.31%       44.06%       44.06%
July 15, 2014...................       0.00%        0.00%        0.00%       35.30%       35.30%       36.76%       36.76%
July 15, 2015...................       0.00%        0.00%        0.00%       27.88%       27.88%       29.03%       29.03%
July 15, 2016...................       0.00%        0.00%        0.00%       20.01%       20.01%       20.83%       20.83%
July 15, 2017...................       0.00%        0.00%        0.00%       11.72%       11.72%       12.20%       12.20%
July 15, 2018...................       0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
July 15, 2019...................       0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
July 15, 2020...................       0.00%        0.00%        0.00%        0.00%        0.00%        0.00%        0.00%
Weighted Average Life...........   2.05 yrs.    3.05 yrs.    4.96 yrs.   10.20 yrs.   10.20 yrs.   10.60 yrs.   10.60 yrs.

                                    CLASS        CLASS
          PAYMENT DATE               D-1          D-2
       OCCURRING IN JUNE            NOTES        NOTES
--------------------------------  ----------   ----------
2001 (Closing Date).............     100.00%      100.00%
July 15, 2002...................      99.78%       99.78%
July 15, 2003...................      96.36%       96.36%
July 15, 2004...................      92.67%       92.67%
July 15, 2005...................      88.61%       88.61%
July 15, 2006...................      84.24%       84.24%
July 15, 2007...................      79.58%       79.58%
July 15, 2008...................      74.58%       74.58%
July 15, 2009...................      69.21%       69.21%
July 15, 2010...................      63.50%       63.50%
July 15, 2011...................      57.42%       57.42%
July 15, 2012...................      50.97%       50.97%
July 15, 2013...................      44.06%       44.06%
July 15, 2014...................      36.76%       36.76%
July 15, 2015...................      29.03%       29.03%
July 15, 2016...................      20.83%       20.83%
July 15, 2017...................      12.20%       12.20%
July 15, 2018...................       0.00%        0.00%
July 15, 2019...................       0.00%        0.00%
July 15, 2020...................       0.00%        0.00%
Weighted Average Life...........  10.60 yrs.   10.60 yrs.

------------------------

(1) See Appendices 3 and 6, respectively, for further data regarding gross revenue and pool factors.

(2) The weighted average life of a note equals (a) the sum of the products on each payment date of the principal payment assumed to be made on that payment date and the number of years from the date of issuance of that note to that payment date (b) divided by the initial principal balance of that note.

     DECLINING BALANCES OF THE INITIAL NOTES AND ASSUMED COLLATERAL VALUE*
                           BASED ON THE ASSUMED CASE
                         OUTSTANDING PRINCIPAL BALANCE
                                      VS.
                            ASSUMED COLLATERAL VALUE

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                GE CAPITAL AVIATION SERVICES
LEASE INVESTMENT FLIGHT TRUST ("LIFT")
Graph Data
                                                                                  Collateral Value vs. Outstanding Debt
                                                                            Date                       Collateral Value
                                                                   June 26, 2001                               1,634.49
                                                                   July 15, 2001                               1,633.39
                                                                 August 15, 2001                               1,631.37
                                                              September 15, 2001                               1,629.33
                                                                October 15, 2001                               1,627.28
                                                               November 15, 2001                               1,625.23
                                                               December 15, 2001                               1,623.16
                                                                January 15, 2002                               1,621.08
                                                               February 15, 2002                               1,618.99
                                                                  March 15, 2002                               1,616.89
                                                                  April 15, 2002                               1,614.77
                                                                    May 15, 2002                               1,612.65
                                                                   June 15, 2002                               1,610.51
                                                                   July 15, 2002                               1,608.37
                                                                 August 15, 2002                               1,606.21
                                                              September 15, 2002                               1,604.04
                                                                October 15, 2002                               1,601.86
                                                               November 15, 2002                               1,599.67
                                                               December 15, 2002                               1,597.46
                                                                January 15, 2003                               1,595.25
                                                               February 15, 2003                               1,593.02
                                                                  March 15, 2003                               1,590.79
                                                                  April 15, 2003                               1,588.54
                                                                    May 15, 2003                               1,586.28
                                                                   June 15, 2003                               1,584.00
                                                                   July 15, 2003                               1,581.72
                                                                 August 15, 2003                               1,579.42
                                                              September 15, 2003                               1,577.12
                                                                October 15, 2003                               1,574.80
                                                               November 15, 2003                               1,572.47
                                                               December 15, 2003                               1,570.13
                                                                January 15, 2004                               1,567.77
                                                               February 15, 2004                               1,565.41
                                                                  March 15, 2004                               1,563.03
                                                                  April 15, 2004                               1,560.64
                                                                    May 15, 2004                               1,558.24
                                                                   June 15, 2004                               1,555.82
                                                                   July 15, 2004                               1,553.40
                                                                 August 15, 2004                               1,550.96
                                                              September 15, 2004                               1,548.51
                                                                October 15, 2004                               1,546.05
                                                               November 15, 2004                               1,543.57
                                                               December 15, 2004                               1,541.09
                                                                January 15, 2005                               1,538.59
                                                               February 15, 2005                               1,536.08
                                                                  March 15, 2005                               1,533.56
                                                                  April 15, 2005                               1,531.02
                                                                    May 15, 2005                               1,528.47
                                                                   June 15, 2005                               1,525.91
                                                                   July 15, 2005                               1,523.34
                                                                 August 15, 2005                               1,520.76
                                                              September 15, 2005                               1,518.16
                                                                October 15, 2005                               1,515.55
                                                               November 15, 2005                               1,512.93
                                                               December 15, 2005                               1,510.29
                                                                January 15, 2006                               1,507.65
                                                               February 15, 2006                               1,504.99
                                                                  March 15, 2006                               1,502.31
                                                                  April 15, 2006                               1,499.63
                                                                    May 15, 2006                               1,496.93
                                                                   June 15, 2006                               1,494.22
                                                                   July 15, 2006                               1,491.50
                                                                 August 15, 2006                               1,488.76
                                                              September 15, 2006                               1,486.01
                                                                October 15, 2006                               1,483.25
                                                               November 15, 2006                               1,480.47
                                                               December 15, 2006                               1,477.68
                                                                January 15, 2007                               1,474.88
                                                               February 15, 2007                               1,472.07
                                                                  March 15, 2007                               1,469.24
                                                                  April 15, 2007                               1,466.40
                                                                    May 15, 2007                               1,463.55
                                                                   June 15, 2007                               1,460.68
                                                                   July 15, 2007                               1,457.80
                                                                 August 15, 2007                               1,454.91
                                                              September 15, 2007                               1,452.00
                                                                October 15, 2007                               1,449.08
                                                               November 15, 2007                               1,446.15
                                                               December 15, 2007                               1,443.20
                                                                January 15, 2008                               1,440.24
                                                               February 15, 2008                               1,437.27
                                                                  March 15, 2008                               1,434.28
                                                                  April 15, 2008                               1,431.28
                                                                    May 15, 2008                               1,428.26
                                                                   June 15, 2008                               1,425.24
                                                                   July 15, 2008                               1,422.19
                                                                 August 15, 2008                               1,419.14
                                                              September 15, 2008                               1,416.07
                                                                October 15, 2008                               1,412.99
                                                               November 15, 2008                               1,409.89
                                                               December 15, 2008                               1,406.78
                                                                January 15, 2009                               1,403.65
                                                               February 15, 2009                               1,400.52
                                                                  March 15, 2009                               1,397.36
                                                                  April 15, 2009                               1,394.20
                                                                    May 15, 2009                               1,391.02
                                                                   June 15, 2009                               1,387.82
                                                                   July 15, 2009                               1,384.61
                                                                 August 15, 2009                               1,381.39
                                                              September 15, 2009                               1,378.15
                                                                October 15, 2009                               1,374.90
                                                               November 15, 2009                               1,371.64
                                                               December 15, 2009                               1,368.36
                                                                January 15, 2010                               1,365.06
                                                               February 15, 2010                               1,361.75
                                                                  March 15, 2010                               1,358.43
                                                                  April 15, 2010                               1,355.09
                                                                    May 15, 2010                               1,351.74
                                                                   June 15, 2010                               1,348.37
                                                                   July 15, 2010                               1,344.99
                                                                 August 15, 2010                               1,341.60
                                                              September 15, 2010                               1,338.19
                                                                October 15, 2010                               1,334.76
                                                               November 15, 2010                               1,331.32
                                                               December 15, 2010                               1,327.87
                                                                January 15, 2011                               1,324.40
                                                               February 15, 2011                               1,320.91
                                                                  March 15, 2011                               1,317.42
                                                                  April 15, 2011                               1,313.90
                                                                    May 15, 2011                               1,310.37
                                                                   June 15, 2011                               1,306.83
                                                                   July 15, 2011                               1,303.27
                                                                 August 15, 2011                               1,299.69
                                                              September 15, 2011                               1,296.10
                                                                October 15, 2011                               1,292.50
                                                               November 15, 2011                               1,288.88
                                                               December 15, 2011                               1,285.25
                                                                January 15, 2012                               1,281.60
                                                               February 15, 2012                               1,277.93
                                                                  March 15, 2012                               1,274.25
                                                                  April 15, 2012                               1,270.55
                                                                    May 15, 2012                               1,266.84
                                                                   June 15, 2012                               1,263.11
                                                                   July 15, 2012                               1,259.37
                                                                 August 15, 2012                               1,255.61
                                                              September 15, 2012                               1,251.84
                                                                October 15, 2012                               1,248.05
                                                               November 15, 2012                               1,244.24
                                                               December 15, 2012                               1,240.42
                                                                January 15, 2013                               1,236.58
                                                               February 15, 2013                               1,232.73
                                                                  March 15, 2013                               1,228.86
                                                                  April 15, 2013                               1,224.98
                                                                    May 15, 2013                               1,221.08
                                                                   June 15, 2013                               1,217.16
                                                                   July 15, 2013                               1,213.23
                                                                 August 15, 2013                               1,209.28
                                                              September 15, 2013                               1,205.31
                                                                October 15, 2013                               1,201.33
                                                               November 15, 2013                               1,197.33
                                                               December 15, 2013                               1,193.32
                                                                January 15, 2014                               1,189.29
                                                               February 15, 2014                               1,185.24
                                                                  March 15, 2014                               1,181.18
                                                                  April 15, 2014                               1,177.10
                                                                    May 15, 2014                               1,173.01
                                                                   June 15, 2014                               1,168.90
                                                                   July 15, 2014                               1,164.77
                                                                 August 15, 2014                               1,160.62
                                                              September 15, 2014                               1,156.46
                                                                October 15, 2014                               1,152.28
                                                               November 15, 2014                               1,148.09
                                                               December 15, 2014                               1,143.87
                                                                January 15, 2015                               1,139.65
                                                               February 15, 2015                               1,135.40
                                                                  March 15, 2015                               1,131.14
                                                                  April 15, 2015                               1,126.86
                                                                    May 15, 2015                               1,122.56
                                                                   June 15, 2015                               1,118.25
                                                                   July 15, 2015                               1,113.92
                                                                 August 15, 2015                               1,109.57
                                                              September 15, 2015                               1,105.20
                                                                October 15, 2015                               1,100.82
                                                               November 15, 2015                               1,096.42
                                                               December 15, 2015                               1,092.01
                                                                January 15, 2016                               1,087.57
                                                               February 15, 2016                               1,083.12
                                                                  March 15, 2016                               1,078.65
                                                                  April 15, 2016                               1,074.17
                                                                    May 15, 2016                               1,069.66
                                                                   June 15, 2016                               1,065.14
                                                                   July 15, 2016                               1,060.60
                                                                 August 15, 2016                               1,056.04
                                                              September 15, 2016                               1,051.47
                                                                October 15, 2016                               1,046.88
                                                               November 15, 2016                               1,042.27
                                                               December 15, 2016                               1,033.66
                                                                January 15, 2017                               1,029.11
                                                               February 15, 2017                               1,024.54
                                                                  March 15, 2017                               1,019.96
                                                                  April 15, 2017                               1,015.35
                                                                    May 15, 2017                               1,010.73
                                                                   June 15, 2017                               1,006.09
                                                                   July 15, 2017                               1,001.44
                                                                 August 15, 2017                                 996.76
                                                              September 15, 2017                                 984.47
                                                                October 15, 2017                                 979.94
                                                               November 15, 2017                                 967.47
                                                               December 15, 2017                                 963.10
                                                                January 15, 2018                                 958.71
                                                               February 15, 2018                                 954.31
                                                                  March 15, 2018                                 949.88
                                                                  April 15, 2018                                 941.20
                                                                    May 15, 2018                                 924.02
                                                                   June 15, 2018                                 863.44
                                                                   July 15, 2018                                 845.09
                                                                 August 15, 2018                                 840.68
                                                              September 15, 2018                                 836.26
                                                                October 15, 2018                                 831.82
                                                               November 15, 2018                                 827.36
                                                               December 15, 2018                                 822.89
                                                                January 15, 2019                                 818.40
                                                               February 15, 2019                                 813.89
                                                                  March 15, 2019                                 809.37
                                                                  April 15, 2019                                 804.83
                                                                    May 15, 2019                                 800.27
                                                                   June 15, 2019                                 795.69
                                                                   July 15, 2019                                 791.10
                                                                 August 15, 2019                                 781.56
                                                              September 15, 2019                                 772.92
                                                                October 15, 2019                                 763.70
                                                               November 15, 2019                                 759.37
                                                               December 15, 2019                                 755.02
                                                                January 15, 2020                                 750.66
                                                               February 15, 2020                                 746.28
                                                                  March 15, 2020                                 741.89
                                                                  April 15, 2020                                 733.38
                                                                    May 15, 2020                                 724.98
                                                                   June 15, 2020                                 720.74
                                                                   July 15, 2020                                 716.47
                                                                 August 15, 2020                                 712.19
                                                              September 15, 2020                                 707.90
                                                                October 15, 2020                                 703.58
                                                               November 15, 2020                                 695.19
                                                               December 15, 2020                                 690.94
                                                                January 15, 2021                                 682.41
                                                               February 15, 2021                                 678.23
                                                                  March 15, 2021                                 674.04
                                                                  April 15, 2021                                 669.83
                                                                    May 15, 2021                                 665.61
                                                                   June 15, 2021                                 661.37
                                                                   July 15, 2021                                 657.12
                                                                 August 15, 2021                                 652.84
                                                              September 15, 2021                                 648.56
                                                                October 15, 2021                                 644.26
                                                               November 15, 2021                                 639.94
                                                               December 15, 2021                                 635.60
                                                                January 15, 2022                                 631.25
                                                               February 15, 2022                                 626.89
                                                                  March 15, 2022                                 622.50
                                                                  April 15, 2022                                 618.10
                                                                    May 15, 2022                                 613.69
                                                                   June 15, 2022                                 609.26
                                                                   July 15, 2022                                 604.81
                                                                 August 15, 2022                                 600.35
                                                              September 15, 2022                                 595.87
                                                                October 15, 2022                                 576.24
                                                               November 15, 2022                                 572.09
                                                               December 15, 2022                                 567.93
                                                                January 15, 2023                                 563.75
                                                               February 15, 2023                                 559.55
                                                                  March 15, 2023                                 555.34
                                                                  April 15, 2023                                 551.11
                                                                    May 15, 2023                                 546.87
                                                                   June 15, 2023                                 542.61
                                                                   July 15, 2023                                 538.34
                                                                 August 15, 2023                                 534.05
                                                              September 15, 2023                                 525.24
                                                                October 15, 2023                                 521.02
                                                               November 15, 2023                                 516.80
                                                               December 15, 2023                                 512.56
                                                                January 15, 2024                                 508.30
                                                               February 15, 2024                                 504.02
                                                                  March 15, 2024                                 499.74
                                                                  April 15, 2024                                 495.43
                                                                    May 15, 2024                                 491.11
                                                                   June 15, 2024                                 486.78
                                                                   July 15, 2024                                 482.42
                                                                 August 15, 2024                                 478.06
                                                              September 15, 2024                                 473.67
                                                                October 15, 2024                                 456.55
                                                               November 15, 2024                                 452.44
                                                               December 15, 2024                                 448.32
                                                                January 15, 2025                                 444.18
                                                               February 15, 2025                                 440.03
                                                                  March 15, 2025                                 435.86
                                                                  April 15, 2025                                 431.68
                                                                    May 15, 2025                                 427.48
                                                                   June 15, 2025                                 423.27
                                                                   July 15, 2025                                 419.04
                                                                 August 15, 2025                                 414.80
                                                              September 15, 2025                                 410.54
                                                                October 15, 2025                                 406.26
                                                               November 15, 2025                                 401.98
                                                               December 15, 2025                                 397.67
                                                                January 15, 2026                                 393.35
                                                               February 15, 2026                                 389.02
                                                                  March 15, 2026                                 384.67
                                                                  April 15, 2026                                 380.30
                                                                    May 15, 2026                                 375.92
                                                                   June 15, 2026                                 371.52
                                                                   July 15, 2026                                 367.11
                                                                 August 15, 2026                                 362.68
                                                              September 15, 2026                                 358.24
                                                                October 15, 2026                                 353.78
                                                               November 15, 2026                                 349.31
                                                               December 15, 2026                                 344.82
                                                                January 15, 2027                                 340.31
                                                               February 15, 2027                                 335.79
                                                                  March 15, 2027                                 331.25
                                                                  April 15, 2027                                 326.70
                                                                    May 15, 2027                                 322.13
                                                                   June 15, 2027                                 317.54
                                                                   July 15, 2027                                 312.94
                                                                 August 15, 2027                                 308.32
                                                              September 15, 2027                                 303.69
                                                                October 15, 2027                                 299.04
                                                               November 15, 2027                                 294.37
                                                               December 15, 2027                                 279.22
                                                                January 15, 2028                                 274.77
                                                               February 15, 2028                                 264.47
                                                                  March 15, 2028                                 248.55
                                                                  April 15, 2028                                 212.57
                                                                    May 15, 2028                                 209.24
                                                                   June 15, 2028                                 205.91
                                                                   July 15, 2028                                 202.57
                                                                 August 15, 2028                                 199.21
                                                              September 15, 2028                                 195.84
                                                                October 15, 2028                                 192.46
                                                               November 15, 2028                                 189.07
                                                               December 15, 2028                                 185.67
                                                                January 15, 2029                                 168.64
                                                               February 15, 2029                                 165.54
                                                                  March 15, 2029                                 162.43
                                                                  April 15, 2029                                 159.30
                                                                    May 15, 2029                                 148.47
                                                                   June 15, 2029                                 137.82
                                                                   July 15, 2029                                 135.04
                                                                 August 15, 2029                                 126.13
                                                              September 15, 2029                                 117.30
                                                                October 15, 2029                                  99.40
                                                               November 15, 2029                                  83.39
                                                               December 15, 2029                                  51.80
                                                                January 15, 2030                                  35.38
                                                               February 15, 2030                                  34.62
                                                                  March 15, 2030                                  25.90
                                                                  April 15, 2030                                  25.33
                                                                    May 15, 2030                                  24.76
                                                                   June 15, 2030                                   8.26
                                                                   July 15, 2030                                      -
                                                                 August 15, 2030                                      -
                                                              September 15, 2030                                      -
                                                                October 15, 2030                                      -
                                                               November 15, 2030                                      -
                                                               December 15, 2030                                      -
                                                                January 15, 2031                                      -
                                                               February 15, 2031                                      -
                                                                  March 15, 2031                                      -
                                                                  April 15, 2031                                      -
                                                                    May 15, 2031                                      -
                                                                   June 15, 2031                                      -
                                                                   July 15, 2031                                      -
                                                                 August 15, 2031                                      -
                                                              September 15, 2031                                      -
                                                                October 15, 2031                                      -
                                                               November 15, 2031                                      -
                                                               December 15, 2031                                      -
                                                                January 15, 2032                                      -
                                                               February 15, 2032                                      -
                                                                  March 15, 2032                                      -
                                                                  April 15, 2032                                      -
                                                                    May 15, 2032                                      -
                                                                   June 15, 2032                                      -
                                                                   July 15, 2032                                      -
                                                                 August 15, 2032                                      -
                                                              September 15, 2032                                      -
                                                                October 15, 2032                                      -
                                                               November 15, 2032                                      -
                                                               December 15, 2032                                      -
                                                                January 15, 2033                                      -
                                                               February 15, 2033                                      -
                                                                  March 15, 2033                                      -
                                                                  April 15, 2033                                      -
                                                                    May 15, 2033                                      -
                                                                   June 15, 2033                                      -
                                                                   July 15, 2033                                      -
                                                                 August 15, 2033                                      -
                                                              September 15, 2033                                      -
                                                                October 15, 2033                                      -
                                                               November 15, 2033                                      -
                                                               December 15, 2033                                      -
                                                                January 15, 2034                                      -
                                                               February 15, 2034                                      -
                                                                  March 15, 2034                                      -
                                                                  April 15, 2034                                      -
                                                                    May 15, 2034                                      -
                                                                   June 15, 2034                                      -
                                                                   July 15, 2034                                      -
                                                                 August 15, 2034                                      -
                                                              September 15, 2034                                      -

                GE CAPITAL AVIATION SERVICES
LEASE INVESTMENT FLIGHT TRUST ("LIFT")
Graph Data

                                                              Class A Notes  Class B-1 Notes  Class B-2 Notes  Class C-1 Notes
                                                                   1,085.00         1,145.00         1,228.00         1,297.00
                                                                   1,079.50         1,139.19         1,221.77         1,290.77
                                                                   1,076.28         1,135.79         1,218.13         1,287.13
                                                                   1,071.86         1,131.14         1,213.13         1,282.13
                                                                   1,069.43         1,128.57         1,210.38         1,279.38
                                                                   1,066.39         1,125.36         1,206.94         1,275.94
                                                                   1,062.19         1,120.93         1,202.19         1,271.19
                                                                   1,059.90         1,118.51         1,199.59         1,268.59
                                                                   1,056.81         1,115.25         1,196.10         1,265.10
                                                                   1,052.47         1,110.67         1,191.19         1,260.19
                                                                   1,050.02         1,108.09         1,188.41         1,257.41
                                                                   1,046.58         1,104.45         1,184.51         1,253.51
                                                                   1,041.96         1,099.58         1,179.29         1,248.29
                                                                   1,039.65         1,097.15         1,176.68         1,245.52
                                                                   1,036.68         1,094.01         1,173.31         1,241.96
                                                                   1,032.69         1,089.79         1,168.79         1,237.18
                                                                   1,030.40         1,087.38         1,166.20         1,234.44
                                                                   1,027.55         1,084.37         1,162.97         1,231.02
                                                                   1,023.66         1,080.27         1,158.57         1,226.36
                                                                   1,021.44         1,077.93         1,156.07         1,223.71
                                                                   1,018.64         1,074.97         1,152.89         1,220.35
                                                                   1,014.90         1,071.03         1,148.67         1,215.87
                                                                   1,012.42         1,068.40         1,145.85         1,212.89
                                                                   1,009.13         1,064.94         1,142.14         1,208.96
                                                                   1,005.19         1,060.78         1,137.67         1,204.24
                                                                   1,004.06         1,059.59         1,136.39         1,202.88
                                                                   1,000.76         1,056.10         1,132.66         1,198.93
                                                                     997.22         1,052.36         1,128.65         1,194.69
                                                                     994.39         1,049.38         1,125.45         1,191.30
                                                                     990.98         1,045.78         1,121.59         1,187.21
                                                                     987.54         1,042.15         1,117.69         1,183.09
                                                                     984.76         1,039.22         1,114.55         1,179.76
                                                                     981.30         1,035.56         1,110.63         1,175.61
                                                                     977.78         1,031.85         1,106.65         1,171.40
                                                                     974.93         1,028.85         1,103.43         1,167.99
                                                                     971.28         1,024.99         1,099.29         1,163.61
                                                                     967.62         1,021.13         1,095.15         1,159.23
                                                                     965.58         1,018.97         1,092.84         1,156.78
                                                                     961.89         1,015.08         1,088.66         1,152.36
                                                                     958.18         1,011.17         1,084.47         1,147.92
                                                                     955.11         1,007.92         1,080.99         1,144.23
                                                                     951.46         1,004.07         1,076.86         1,139.87
                                                                     947.78         1,000.19         1,072.69         1,135.46
                                                                     944.76           997.01         1,069.28         1,131.84
                                                                     941.06           993.10         1,065.09         1,127.41
                                                                     937.29           989.12         1,060.82         1,122.89
                                                                     934.33           986.00         1,057.47         1,119.35
                                                                     930.45           981.91         1,053.09         1,114.70
                                                                     926.57           977.81         1,048.69         1,110.05
                                                                     923.33           974.38         1,045.02         1,106.16
                                                                     919.40           970.25         1,040.58         1,101.46
                                                                     915.46           966.09         1,036.12         1,096.74
                                                                     912.14           962.59         1,032.36         1,092.77
                                                                     908.20           958.43         1,027.90         1,088.04
                                                                     904.21           954.22         1,023.39         1,083.26
                                                                     900.89           950.71         1,019.62         1,079.28
                                                                     896.88           946.47         1,015.08         1,074.47
                                                                     892.79           942.17         1,010.46         1,069.58
                                                                     889.41           938.59         1,006.63         1,065.53
                                                                     885.32           934.27         1,002.00         1,060.62
                                                                     881.22           929.95           997.36         1,055.71
                                                                     877.75           926.29           993.44         1,051.56
                                                                     873.61           921.92           988.75         1,046.60
                                                                     869.45           917.53           984.04         1,041.61
                                                                     865.92           913.80           980.04         1,037.39
                                                                     861.71           909.37           975.28         1,032.35
                                                                     857.47           904.89           970.48         1,027.26
                                                                     853.89           901.11           966.43         1,022.98
                                                                     849.62           896.60           961.60         1,017.86
                                                                     845.28           892.02           956.69         1,012.66
                                                                     841.63           888.17           952.56         1,008.29
                                                                     837.28           883.58           947.63         1,003.08
                                                                     832.92           878.98           942.69           997.85
                                                                     829.19           875.04           938.47           993.38
                                                                     824.78           870.39           933.49           988.10
                                                                     820.35           865.72           928.47           982.80
                                                                     816.55           861.71           924.17           978.25
                                                                     812.08           856.98           919.11           972.88
                                                                     807.54           852.20           913.98           967.45
                                                                     803.67           848.11           909.59           962.81
                                                                     799.10           843.29           904.42           957.34
                                                                     794.47           838.41           899.18           951.79
                                                                     790.51           834.22           894.70           947.04
                                                                     785.83           829.29           889.40           941.44
                                                                     781.14           824.34           884.10           935.83
                                                                     777.09           820.06           879.51           930.97
                                                                     772.35           815.07           874.15           925.29
                                                                     767.59           810.04           868.76           919.59
                                                                     763.46           805.68           864.09           914.64
                                                                     758.65           800.61           858.64           908.88
                                                                     753.81           795.49           853.16           903.07
                                                                     749.61           791.07           848.41           898.05
                                                                     744.73           785.91           842.88           892.20
                                                                     739.78           780.69           837.28           886.27
                                                                     735.51           776.18           832.45           881.15
                                                                     730.53           770.93           826.82           875.19
                                                                     725.54           765.67           821.17           869.22
                                                                     721.19           761.07           816.24           863.99
                                                                     716.15           755.75           810.53           857.96
                                                                     711.09           750.41           804.81           851.89
                                                                     706.65           745.73           799.78           846.58
                                                                     701.54           740.34           794.01           840.46
                                                                     696.38           734.89           788.17           834.28
                                                                     691.90           730.16           783.09           828.91
                                                                     686.73           724.70           777.24           822.71
                                                                     681.41           719.09           771.22           816.34
                                                                     676.86           714.29           766.07           810.89
                                                                     671.57           708.70           760.08           804.55
                                                                     666.30           703.14           754.11           798.23
                                                                     661.62           698.20           748.82           792.63
                                                                     656.30           692.59           742.80           786.26
                                                                     650.96           686.96           736.75           779.86
                                                                     646.20           681.93           731.36           774.16
                                                                     640.81           676.24           725.26           767.70
                                                                     635.32           670.45           719.05           761.12
                                                                     630.55           665.42           713.65           755.41
                                                                     625.08           659.65           707.47           748.86
                                                                     619.35           653.60           700.98           741.99
                                                                     614.50           648.48           695.49           736.18
                                                                     608.87           642.54           689.12           729.44
                                                                     603.30           636.67           682.82           722.77
                                                                     598.28           631.37           677.14           716.75
                                                                     592.66           625.43           670.77           710.02
                                                                     587.00           619.46           664.37           703.24
                                                                     581.89           614.07           658.59           697.12
                                                                     576.62           608.51           652.62           690.81
                                                                     571.01           602.59           646.27           684.08
                                                                     565.46           596.73           639.98           677.43
                                                                     559.87           590.83           633.66           670.74
                                                                     554.08           584.72           627.11           663.80
                                                                     548.43           578.76           620.71           657.03
                                                                     542.67           572.67           614.19           650.12
                                                                     536.95           566.65           607.72           643.28
                                                                     531.12           560.49           601.12           636.30
                                                                     525.35           554.40           594.58           629.37
                                                                     519.53           548.26           588.01           622.41
                                                                     513.61           542.01           581.30           615.32
                                                                     507.73           535.81           574.65           608.27
                                                                     501.74           529.49           567.87           601.10
                                                                     495.79           523.21           561.14           593.97
                                                                     489.81           516.90           554.37           586.81
                                                                     483.57           510.31           547.31           579.33
                                                                     477.53           503.94           540.47           572.09
                                                                     471.39           497.45           533.51           564.73
                                                                     465.30           491.03           526.63           557.44
                                                                     459.11           484.50           519.62           550.02
                                                                     452.96           478.01           512.66           542.65
                                                                     446.77           471.48           505.65           535.24
                                                                     440.48           464.84           498.53           527.70
                                                                     434.25           458.26           491.48           520.24
                                                                     427.92           451.58           484.32           512.66
                                                                     421.65           444.97           477.23           505.15
                                                                     415.35           438.32           470.09           497.60
                                                                     408.82           431.43           462.70           489.78
                                                                     402.45           424.70           455.49           482.14
                                                                     395.98           417.87           448.16           474.39
                                                                     389.53           411.07           440.87           466.66
                                                                     382.99           404.17           433.46           458.83
                                                                     376.49           397.31           426.11           451.05
                                                                     369.96           390.42           418.72           443.22
                                                                     363.34           383.43           411.23           435.29
                                                                     356.73           376.46           403.75           427.37
                                                                     350.04           369.39           396.17           419.35
                                                                     343.39           362.38           388.65           411.39
                                                                     336.70           355.32           381.08           403.38
                                                                     329.83           348.07           373.30           395.14
                                                                     323.07           340.93           365.65           387.04
                                                                     316.24           333.72           357.92           378.86
                                                                     309.42           326.53           350.20           370.69
                                                                     302.51           319.24           342.38           362.42
                                                                     295.62           311.96           334.58           354.16
                                                                     288.68           304.65           326.73           345.85
                                                                     281.67           297.24           318.79           337.44
                                                                     274.65           289.84           310.85           329.04
                                                                     267.56           282.35           302.82           320.54
                                                                     260.47           274.87           294.80           312.05
                                                                     253.35           267.36           286.74           303.52
                                                                     246.11           259.72           278.55           294.84
                                                                     238.91           252.12           270.39           286.22
                                                                     231.65           244.46           262.18           277.52
                                                                     224.39           236.79           253.96           268.82
                                                                     217.07           229.08           245.68           260.06
                                                                     209.75           221.35           237.40           251.29
                                                                     202.39           213.59           229.07           242.47
                                                                     194.96           205.74           220.66           233.57
                                                                     187.52           197.89           212.23           224.65
                                                                     180.11           190.07           203.84           215.77
                                                                     172.68           182.23           195.44           206.88
                                                                     165.21           174.35           186.99           197.93
                                                                     157.63           166.35           178.40           188.84
                                                                     150.08           158.38           169.86           179.79
                                                                     142.46           150.34           161.24           170.67
                                                                     134.82           142.28           152.59           161.52
                                                                     127.12           134.15           143.88           152.30
                                                                     119.40           126.00           135.14           143.04
                                                                     111.83           118.01           126.57           133.97
                                                                     104.20           109.96           117.93           124.83
                                                                      96.74           102.09           109.49           115.90
                                                                      89.22            94.16           100.98           106.89
                                                                      81.68            86.20            92.44            97.85
                                                                      74.09            78.19            83.86            88.77
                                                                      66.43            70.10            75.19            79.58
                                                                      58.92            62.18            66.69            70.59
                                                                      46.10            46.10            46.10            46.10
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -
                                                                          -                -                -                -

                GE CAPITAL AVIATION SERVICES
LEASE INVESTMENT FLIGHT TRUST ("LIFT")
Graph Data

                                                              Class C-2 Notes  Class D-1 Notes  Class D-2 Notes
                                                                     1,369.00         1,404.00         1,429.00
                                                                     1,362.77         1,397.77         1,422.77
                                                                     1,359.13         1,394.13         1,419.13
                                                                     1,354.13         1,389.13         1,414.13
                                                                     1,351.38         1,386.38         1,411.38
                                                                     1,347.94         1,382.94         1,407.94
                                                                     1,343.19         1,378.19         1,403.19
                                                                     1,340.59         1,375.59         1,400.59
                                                                     1,337.10         1,372.10         1,397.10
                                                                     1,332.19         1,367.19         1,392.19
                                                                     1,329.41         1,364.41         1,389.41
                                                                     1,325.51         1,360.51         1,385.51
                                                                     1,320.29         1,355.29         1,380.29
                                                                     1,317.37         1,352.29         1,377.23
                                                                     1,313.60         1,348.42         1,373.29
                                                                     1,308.54         1,343.22         1,368.00
                                                                     1,305.64         1,340.25         1,364.97
                                                                     1,302.02         1,336.54         1,361.19
                                                                     1,297.10         1,331.48         1,356.04
                                                                     1,294.29         1,328.60         1,353.11
                                                                     1,290.73         1,324.95         1,349.39
                                                                     1,286.00         1,320.10         1,344.45
                                                                     1,282.85         1,316.86         1,341.15
                                                                     1,278.69         1,312.59         1,336.80
                                                                     1,273.70         1,307.46         1,331.58
                                                                     1,272.27         1,305.99         1,330.08
                                                                     1,268.08         1,301.70         1,325.71
                                                                     1,263.59         1,297.09         1,321.02
                                                                     1,260.01         1,293.41         1,317.27
                                                                     1,255.69         1,288.98         1,312.76
                                                                     1,251.33         1,284.50         1,308.19
                                                                     1,247.81         1,280.89         1,304.51
                                                                     1,243.42         1,276.38         1,299.93
                                                                     1,238.97         1,271.81         1,295.27
                                                                     1,235.36         1,268.10         1,291.50
                                                                     1,230.72         1,263.35         1,286.65
                                                                     1,226.09         1,258.59         1,281.81
                                                                     1,223.50         1,255.94         1,279.10
                                                                     1,218.83         1,251.14         1,274.22
                                                                     1,214.13         1,246.31         1,269.30
                                                                     1,210.23         1,242.31         1,265.23
                                                                     1,205.61         1,237.57         1,260.40
                                                                     1,200.95         1,232.78         1,255.52
                                                                     1,197.13         1,228.86         1,251.53
                                                                     1,192.44         1,224.05         1,246.63
                                                                     1,187.66         1,219.14         1,241.63
                                                                     1,183.91         1,215.29         1,237.71
                                                                     1,179.00         1,210.25         1,232.57
                                                                     1,174.08         1,205.20         1,227.43
                                                                     1,169.96         1,200.98         1,223.13
                                                                     1,164.99         1,195.88         1,217.94
                                                                     1,160.00         1,190.75         1,212.72
                                                                     1,155.80         1,186.43         1,208.32
                                                                     1,150.80         1,181.31         1,203.10
                                                                     1,145.75         1,176.12         1,197.81
                                                                     1,141.53         1,171.80         1,193.41
                                                                     1,136.45         1,166.58         1,188.09
                                                                     1,131.28         1,161.27         1,182.69
                                                                     1,126.99         1,156.86         1,178.20
                                                                     1,121.80         1,151.54         1,172.78
                                                                     1,116.61         1,146.21         1,167.35
                                                                     1,112.22         1,141.70         1,162.76
                                                                     1,106.97         1,136.31         1,157.27
                                                                     1,101.69         1,130.90         1,151.76
                                                                     1,097.22         1,126.31         1,147.08
                                                                     1,091.89         1,120.84         1,141.51
                                                                     1,086.52         1,115.32         1,135.89
                                                                     1,081.98         1,110.66         1,131.15
                                                                     1,076.57         1,105.11         1,125.49
                                                                     1,071.07         1,099.46         1,119.74
                                                                     1,066.45         1,094.72         1,114.91
                                                                     1,060.93         1,089.06         1,109.15
                                                                     1,055.41         1,083.38         1,103.37
                                                                     1,050.68         1,078.53         1,098.43
                                                                     1,045.10         1,072.80         1,092.59
                                                                     1,039.48         1,067.04         1,086.72
                                                                     1,034.67         1,062.10         1,081.69
                                                                     1,029.00         1,056.28         1,075.76
                                                                     1,023.25         1,050.38         1,069.76
                                                                     1,018.35         1,045.34         1,064.63
                                                                     1,012.56         1,039.40         1,058.57
                                                                     1,006.69         1,033.38         1,052.44
                                                                     1,001.67         1,028.22         1,047.19
                                                                       995.74         1,022.14         1,040.99
                                                                       989.80         1,016.04         1,034.78
                                                                       984.66         1,010.77         1,029.41
                                                                       978.66         1,004.61         1,023.14
                                                                       972.63           998.42         1,016.83
                                                                       967.40           993.05         1,011.36
                                                                       961.31           986.79         1,004.99
                                                                       955.16           980.48           998.57
                                                                       949.85           975.03           993.02
                                                                       943.66           968.68           986.54
                                                                       937.39           962.24           979.99
                                                                       931.98           956.68           974.33
                                                                       925.67           950.21           967.74
                                                                       919.35           943.72           961.13
                                                                       913.83           938.05           955.36
                                                                       907.44           931.50           948.68
                                                                       901.03           924.92           941.98
                                                                       895.41           919.15           936.10
                                                                       888.94           912.50           929.34
                                                                       882.40           905.79           922.50
                                                                       876.72           899.96           916.56
                                                                       870.17           893.23           909.71
                                                                       863.43           886.32           902.67
                                                                       857.66           880.39           896.63
                                                                       850.95           873.51           889.62
                                                                       844.28           866.66           882.64
                                                                       838.35           860.57           876.45
                                                                       831.61           853.66           869.40
                                                                       824.84           846.71           862.33
                                                                       818.81           840.51           856.02
                                                                       811.98           833.50           848.88
                                                                       805.03           826.37           841.61
                                                                       798.98           820.16           835.29
                                                                       792.06           813.05           828.05
                                                                       784.79           805.59           820.45
                                                                       778.65           799.29           814.03
                                                                       771.51           791.96           806.57
                                                                       764.46           784.72           799.20
                                                                       758.10           778.19           792.55
                                                                       750.97           770.88           785.10
                                                                       743.80           763.52           777.60
                                                                       737.33           756.87           770.84
                                                                       730.65           750.02           763.85
                                                                       723.54           742.72           756.42
                                                                       716.50           735.50           749.06
                                                                       709.42           728.23           741.66
                                                                       702.09           720.70           733.99
                                                                       694.93           713.35           726.51
                                                                       687.62           705.85           718.87
                                                                       680.38           698.42           711.30
                                                                       673.00           690.84           703.58
                                                                       665.67           683.32           695.93
                                                                       658.31           675.76           688.23
                                                                       650.81           668.06           680.38
                                                                       643.36           660.41           672.60
                                                                       635.77           652.62           664.66
                                                                       628.23           644.88           656.78
                                                                       620.65           637.11           648.86
                                                                       612.74           628.99           640.59
                                                                       605.09           621.13           632.59
                                                                       597.30           613.14           624.45
                                                                       589.59           605.22           616.39
                                                                       581.75           597.17           608.19
                                                                       573.95           589.17           600.03
                                                                       566.11           581.12           591.84
                                                                       558.14           572.93           583.50
                                                                       550.25           564.83           575.25
                                                                       542.23           556.60           566.87
                                                                       534.29           548.45           558.57
                                                                       526.30           540.25           550.22
                                                                       518.03           531.76           541.57
                                                                       509.95           523.47           533.12
                                                                       501.75           515.05           524.55
                                                                       493.58           506.67           516.01
                                                                       485.29           498.16           507.35
                                                                       477.06           489.71           498.74
                                                                       468.79           481.21           490.09
                                                                       460.39           472.60           481.31
                                                                       452.02           464.01           472.57
                                                                       443.54           455.30           463.69
                                                                       435.12           446.65           454.89
                                                                       426.65           437.96           446.03
                                                                       417.93           429.01           436.92
                                                                       409.36           420.22           427.97
                                                                       400.71           411.33           418.92
                                                                       392.07           402.46           409.89
                                                                       383.32           393.48           400.74
                                                                       374.58           384.51           391.61
                                                                       365.80           375.49           382.42
                                                                       356.90           366.36           373.12
                                                                       348.02           357.24           363.83
                                                                       339.03           348.02           354.44
                                                                       330.05           338.80           345.05
                                                                       321.02           329.53           335.61
                                                                       311.85           320.12           326.02
                                                                       302.72           310.75           316.48
                                                                       293.53           301.31           306.87
                                                                       284.32           291.86           297.24
                                                                       275.06           282.35           287.56
                                                                       265.78           272.83           277.86
                                                                       256.46           263.26           268.11
                                                                       247.04           253.59           258.27
                                                                       237.61           243.91           248.41
                                                                       228.22           234.27           238.59
                                                                       218.81           224.61           228.75
                                                                       209.35           214.90           218.86
                                                                       199.73           205.03           208.81
                                                                       190.17           195.21           198.81
                                                                       180.51           185.30           188.72
                                                                       170.84           175.37           178.60
                                                                       161.08           165.35           168.40
                                                                       151.29           155.30           158.17
                                                                       141.70           145.46           148.14
                                                                       132.03           135.53           138.03
                                                                       122.58           125.83           128.15
                                                                       113.06           116.05           118.19
                                                                       103.50           106.24           108.20
                                                                        93.89            96.37            98.15
                                                                        84.17            86.41            88.00
                                                                        74.66            76.64            78.05
                                                                        46.10            46.10            46.10
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -
                                                                            -                -                -

------------------------

* "Collateral Value" is the sum of (1) the assumed value for each aircraft at that date and (2) cash reserves equal to the amount of cash reserves assumed to exist based on the Assumed Case.

  EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES

    MINIMUM REVENUE PERCENTAGE REQUIRED TO RETIRE THE INITIAL NOTES

    The table below indicates the minimum percentage of gross revenue that will be necessary to repay all interest and principal on each class of notes by its respective final maturity date. If the actual revenue received by LIFT and its subsidiaries were to fall below the percentages of gross revenue indicated below and all of the other assumptions proved correct, LIFT would be unable to meet its required payment obligations on the final maturity dates of the note, which would constitute an event of default.

        PERCENTAGE OF GROSS REVENUE NECESSARY TO REPAY THE INITIAL NOTES
        BY THE APPLICABLE FINAL MATURITY DATE ASSUMING ACTUAL EXPERIENCE CORRESPONDS TO THE ASSUMED CASE UNTIL THE BEGINNING OF THE YEAR STATED

                                                      CLOSING DATE        YEAR 3         YEAR 6        YEAR 10
                                                      ------------       --------       --------       --------
Class A Notes.......................................      58.27%          56.49%         53.33%         46.81%

Class B Notes.......................................      66.20%          64.09%         60.19%         52.12%

Class C Notes.......................................      75.46%          73.04%         68.22%         58.06%

Class D Notes.......................................      78.84%          76.31%         71.17%         60.35%

  EFFECT OF A PERMANENT CHANGE IN GROSS REVENUE

    LIFT prepared the tables below based on the assumptions, except that it varied the revenues received by LIFT and its subsidiaries from assumed gross revenues by the indicated percentages, beginning in years 3, 6 and 9. If LIFT receives actual revenues as indicated below and all of the other assumptions proved correct, then the expected maturities, weighted average lives and yields of the respective classes of notes would be as set forth below.

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 3

                                                     PERMANENT CHANGE IN GROSS REVENUE
                                      ---------------------------------------------------------------
                                              10%                   0%                   -8%*
                                      -------------------   -------------------   -------------------
                                        EXP        AVG        EXP        AVG        EXP        AVG
                                      --------   --------   --------   --------   --------   --------
Class A-1 Notes.....................    2.05       2.05       2.05       2.05       2.05       2.05

Class A-2 Notes.....................    3.05       3.05       3.05       3.05       3.05       3.05

Class A-3 Notes.....................    6.55       3.78       7.72       4.30       9.14       4.96

Class B-1 Notes.....................   12.72       9.25      14.72       9.88      16.89      10.20

Class B-2 Notes.....................   12.72       9.25      14.72       9.88      16.89      10.20

Class C-1 Notes.....................   12.97       9.71      14.80      10.30      16.89      10.60

Class C-2 Notes.....................   12.97       9.71      14.80      10.30      16.89      10.60

Class D-1 Notes.....................   13.05       9.76      14.89      10.31      16.89      10.60

Class D-2 Notes.....................   13.05       9.76      14.89      10.31      16.89      10.60

                                          PERMANENT CHANGE IN GROSS REVENUE
                                      -----------------------------------------
                                             -15%                  -20%
                                      -------------------   -------------------
                                        EXP        AVG        EXP        AVG
                                      --------   --------   --------   --------
Class A-1 Notes.....................    2.05       2.05       2.05       2.05
Class A-2 Notes.....................    3.05       3.05       3.05       3.05
Class A-3 Notes.....................   10.22       5.47      10.22       5.47
Class B-1 Notes.....................   19.64      10.96      22.47      11.02
Class B-2 Notes.....................   19.64      10.96      22.47      11.02
Class C-1 Notes.....................   19.64      11.34      22.55      15.20
Class C-2 Notes.....................   19.64      11.34      22.55      15.20
Class D-1 Notes.....................   19.64      15.12      23.22      22.01
Class D-2 Notes.....................   19.64      15.12      23.22      22.01

------------------------

*   Assumed Case

                          YIELDS ON THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 3

                                                              PERMANENT CHANGE IN GROSS REVENUE
                                             --------------------------------------------------------------------
                                               10%             0%            -8%*           -15%           -20%
                                             --------       --------       --------       --------       --------
Class A-1 Notes............................    6.190%         6.190%         6.190%         6.190%         6.190%

Class A-2 Notes............................    6.230%         6.230%         6.230%         6.230%         6.230%

Class A-3 Notes............................    6.230%         6.230%         6.230%         6.230%         6.230%

Class B-1 Notes............................    6.920%         6.920%         6.920%         6.920%         6.920%

Class B-2 Notes............................    7.125%         7.125%         7.125%         7.124%         7.124%

Class C-1 Notes............................    7.920%         7.920%         7.920%         7.920%         7.920%

Class C-2 Notes............................    8.094%         8.094%         8.094%         8.094%         8.093%

Class D-1 Notes............................   12.958%        12.846%        12.800%        11.666%         9.865%

Class D-2 Notes............................   13.053%        12.944%        12.898%        11.792%        10.022%

------------------------

*   Assumed Case

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 6

                                                    PERMANENT CHANGE IN GROSS REVENUE
                                     ---------------------------------------------------------------
                                             10%                   0%                   -8%*
                                     -------------------   -------------------   -------------------
                                       EXP        AVG        EXP        AVG        EXP        AVG
                                     --------   --------   --------   --------   --------   --------
Class A-1 Notes....................    2.05       2.05       2.05       2.05       2.05       2.05

Class A-2 Notes....................    3.05       3.05       3.05       3.05       3.05       3.05

Class A-3 Notes....................    7.72       4.57       8.39       4.75       9.14       4.96

Class B-1 Notes....................   13.80       9.63      15.30      10.01      16.89      10.20

Class B-2 Notes....................   13.80       9.63      15.30      10.01      16.89      10.20

Class C-1 Notes....................   13.97      10.06      15.39      10.42      16.89      10.60

Class C-2 Notes....................   13.97      10.06      15.39      10.42      16.89      10.60

Class D-1 Notes....................   14.05      10.10      15.39      10.43      16.89      10.60

Class D-2 Notes....................   14.05      10.10      15.39      10.43      16.89      10.60

                                         PERMANENT CHANGE IN GROSS REVENUE
                                     -----------------------------------------
                                            -15%                  -20%
                                     -------------------   -------------------
                                       EXP        AVG        EXP        AVG
                                     --------   --------   --------   --------
Class A-1 Notes....................    2.05       2.05       2.05       2.05
Class A-2 Notes....................    3.05       3.05       3.05       3.05
Class A-3 Notes....................   10.22       5.22      10.22       5.34
Class B-1 Notes....................   18.72      10.88      20.72      10.99
Class B-2 Notes....................   18.72      10.88      20.72      10.99
Class C-1 Notes....................   18.72      11.26      20.72      11.54
Class C-2 Notes....................   18.72      11.26      20.72      11.54
Class D-1 Notes....................   18.72      11.42      20.72      15.35
Class D-2 Notes....................   18.72      11.42      20.72      15.35

------------------------

*   Assumed Case

                          YIELDS ON THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 6

                                                              PERMANENT CHANGE IN GROSS REVENUE
                                             --------------------------------------------------------------------
                                               10%             0%            -8%*           -15%           -20%
                                             --------       --------       --------       --------       --------
Class A-1 Notes............................    6.190%         6.190%         6.190%         6.190%         6.190%

Class A-2 Notes............................    6.230%         6.230%         6.230%         6.230%         6.230%

Class A-3 Notes............................    6.230%         6.230%         6.230%         6.230%         6.230%

Class B-1 Notes............................    6.920%         6.920%         6.920%         6.920%         6.920%

Class B-2 Notes............................    7.125%         7.125%         7.125%         7.125%         7.124%

Class C-1 Notes............................    7.920%         7.920%         7.920%         7.920%         7.920%

Class C-2 Notes............................    8.094%         8.094%         8.094%         8.094%         8.094%

Class D-1 Notes............................   12.887%        12.827%        12.800%        12.639%        11.661%

Class D-2 Notes............................   12.983%        12.925%        12.898%        12.741%        11.782%

------------------------

*   Assumed Case

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 9

                                                    PERMANENT CHANGE IN GROSS REVENUE
                                     ---------------------------------------------------------------
                                             10%                   0%                    -8%
                                     -------------------   -------------------   -------------------
                                       EXP        AVG        EXP        AVG        EXP        AVG
                                     --------   --------   --------   --------   --------   --------
Class A-1 Notes....................    2.05       2.05       2.05       2.05       2.05       2.05
Class A-2 Notes....................    3.05       3.05       3.05       3.05       3.05       3.05
Class A-3 Notes....................    8.80       4.93       8.97       4.94       9.14       4.96
Class B-1 Notes....................   14.80       9.90      15.80      10.10      16.89      10.20
Class B-2 Notes....................   14.80       9.90      15.80      10.10      16.89      10.20
Class C-1 Notes....................   14.89      10.31      15.89      10.50      16.89      10.60
Class C-2 Notes....................   14.89      10.31      15.89      10.50      16.89      10.60
Class D-1 Notes....................   14.89      10.32      15.89      10.51      16.89      10.60
Class D-2 Notes....................   14.89      10.32      15.89      10.51      16.89      10.60

                                         PERMANENT CHANGE IN GROSS REVENUE
                                     -----------------------------------------
                                            -15%                  -20%
                                     -------------------   -------------------
                                       EXP        AVG        EXP        AVG
                                     --------   --------   --------   --------
Class A-1 Notes....................    2.05       2.05       2.05       2.05
Class A-2 Notes....................    3.05       3.05       3.05       3.05
Class A-3 Notes....................   10.22       4.97      10.22       4.99
Class B-1 Notes....................   18.05      10.78      19.22      10.89
Class B-2 Notes....................   18.05      10.78      19.22      10.89
Class C-1 Notes....................   18.05      11.17      19.22      11.28
Class C-2 Notes....................   18.05      11.17      19.22      11.28
Class D-1 Notes....................   18.05      11.30      19.22      11.42
Class D-2 Notes....................   18.05      11.30      19.22      11.42

------------------------

*   Assumed Case

                          YIELDS ON THE INITIAL NOTES
        ASSUMING A PERMANENT CHANGE IN GROSS REVENUE BEGINNING IN YEAR 9

                                                                   PERMANENT CHANGE IN GROSS REVENUE
                                                    ----------------------------------------------------------------
                                                     10.0%          0.0%         -8.0%*        -15.0%        -20.0%
                                                    --------      --------      --------      --------      --------
Class A-1 Notes...............................        6.190%        6.190%        6.190%        6.190%        6.190%
Class A-2 Notes...............................        6.230%        6.230%        6.230%        6.230%        6.230%
Class A-3 Notes...............................        6.230%        6.230%        6.230%        6.230%        6.230%
Class B-1 Notes...............................        6.920%        6.920%        6.920%        6.920%        6.920%
Class B-2 Notes...............................        7.125%        7.125%        7.125%        7.125%        7.125%
Class C-1 Notes...............................        7.920%        7.920%        7.920%        7.920%        7.920%
Class C-2 Notes...............................        8.094%        8.094%        8.094%        8.094%        8.094%
Class D-1 Notes...............................       12.844%       12.814%       12.800%       12.670%       12.658%
Class D-2 Notes...............................       12.942%       12.912%       12.898%       12.771%       12.760%

------------------------

*   Assumed Case

  EFFECT OF PERMANENT DECLINE IN PORTFOLIO VALUE

    If the value of LIFT's portfolio of aircraft as adjusted for appraisals is significantly less than the value assumed, the Scheduled Principal Payment Amount payable to holders of the Class A Notes may increase. Payment of that increased amount may shorten the weighted average lives of the Class A Notes and lengthen the weighted average lives of the classes of notes that have a lower payment priority. The following tables show the expected maturity and weighted average life of each class of notes if the Adjusted Portfolio Value permanently declined to a given percentage of the assumed portfolio value, beginning in years 1 and 5, respectively.

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES
       ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE BEGINNING IN YEAR 1

                                                            ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                           ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 1
                                      -------------------------------------------------------------------------------------
                                             100%*                  90%                   80%                   70%
                                      -------------------   -------------------   -------------------   -------------------
                                        EXP        AVG        EXP        AVG        EXP        AVG        EXP        AVG
                                      --------   --------   --------   --------   --------   --------   --------   --------
Class A-1 Notes.....................    2.05       2.05       2.05       2.05       2.05       2.05       2.05       2.05
Class A-2 Notes.....................    3.05       3.05       3.05       3.05       3.05       3.05       3.05       3.05
Class A-3 Notes.....................    9.14       4.96       9.05       4.91       9.05       4.91       9.05       4.91
Class B-1 Notes.....................   16.89      10.20      16.89      10.29      16.89      10.52      16.89      10.59
Class B-2 Notes.....................   16.89      10.20      16.89      10.29      16.89      10.52      16.89      10.59
Class C-1 Notes.....................   16.89      10.60      16.97      10.72      16.89      10.98      16.89      11.01
Class C-2 Notes.....................   16.89      10.60      16.97      10.72      16.89      10.98      16.89      11.01
Class D-1 Notes.....................   16.89      10.60      16.97      11.06      16.89      11.18      16.97      11.18
Class D-2 Notes.....................   16.89      10.60      16.97      11.06      16.89      11.18      16.97      11.18

------------------------

*   Assumed Case

      EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL NOTES
       ASSUMING A PERMANENT CHANGE IN PORTFOLIO VALUE BEGINNING IN YEAR 5

                                                            ADJUSTED PORTFOLIO VALUE AS PERCENTAGE OF
                                                           ASSUMED PORTFOLIO VALUE BEGINNING IN YEAR 5
                                      -------------------------------------------------------------------------------------
                                             100%*                  90%                   80%                   70%
                                      -------------------   -------------------   -------------------   -------------------
                                        EXP        AVG        EXP        AVG        EXP        AVG        EXP        AVG
                                      --------   --------   --------   --------   --------   --------   --------   --------
Class A-1 Notes.....................    2.05       2.05       2.05       2.05       2.05       2.05       2.05       2.05
Class A-2 Notes.....................    3.05       3.05       3.05       3.05       3.05       3.05       3.05       3.05
Class A-3 Notes.....................    9.14       4.96       9.05       4.92       9.05       4.92       9.05       4.92
Class B-1 Notes.....................   16.89      10.20      16.89      10.27      16.89      10.50      16.89      10.57
Class B-2 Notes.....................   16.89      10.20      16.89      10.27      16.89      10.50      16.89      10.57
Class C-1 Notes.....................   16.89      10.60      16.97      10.71      16.89      10.97      16.89      11.00
Class C-2 Notes.....................   16.89      10.60      16.97      10.71      16.89      10.97      16.89      11.00
Class D-1 Notes.....................   16.89      10.60      16.97      11.04      16.89      11.17      16.97      11.17
Class D-2 Notes.....................   16.89      10.60      16.97      11.04      16.89      11.17      16.97      11.17

------------------------

*   Assumed Case

  EFFECT OF CYCLICAL VARIATIONS IN GROSS REVENUE AND PORTFOLIO VALUE--"RECESSION SCENARIOS"

    Historically, the aviation industry has experienced cyclical swings in the supply and demand for aircraft. LIFT would be negatively affected by a decline in the demand for aircraft. LIFT has assumed that such a decline or "recession", as used in this discussion, will result in a decline in aircraft values and an increase in defaults and downtime, as well as a decline in operating lease rental rates. In that event gross revenues would decline.

    LIFT prepared the following tables to show the effect on expected maturities and weighted average lives of the Class A-3, Class B-1, Class B-2, Class C-1, Class C-2, Class D-1 and Class D-2

Notes if recessions of different lengths occurred. In preparing the following tables LIFT assumed that a recession would have the following effect on LIFT and its subsidiaries:

        (1) Aircraft values fall on the first day of the recession to a given percentage of the assumed portfolio value. This decrease would trigger an increase in Scheduled Principal Payment Amounts on the Class A Notes.

        (2) Gross revenues fall by a given percentage on the first day of the recession as aircraft are re-leased or lessees default. This would result in less cash flow being available to make payments of interest and principal on the notes.

        (3) The recession lasts a given period of time. After that the adjusted portfolio value returns to the assumed portfolio value and the gross revenue returns to the assumed case on the first day after the recession. LIFT cannot, however, assure you that periods of weak traffic growth and lower demand for aircraft will be followed by periods of strong growth and high demand for aircraft or that following a recession aircraft values and gross revenues will return to assumed case levels.

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS A-3
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO
  VALUE.....................................................          100%                  100%*                  90%
DECLINE IN GROSS REVENUE....................................           0%                    8%*                   10%

ADJUSTED PORTFOLIO AS A PERCENTA
  VALUE.........................          80%
DECLINE IN GROSS REVENUE........          20%

                                                                 EXP        AVG        EXP        AVG        EXP        AVG
                                                               --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year..........................      1      (Closing Date)      8.22       4.21       9.14       4.96      10.22       5.12
                                      3                          8.30       4.43       9.14       4.96      10.22       5.06
                                      5                          8.39       4.65       9.14       4.96      10.22       5.01
                                     10                          9.14       4.96       9.14       4.96       9.14       4.96

                                    EXP        AVG
                                  --------   --------
Recession begins at start of
  Year..........................   10.22       5.49
                                   10.22       5.47
                                   10.22       5.40
                                    9.14       4.96

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS B-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO
  VALUE.....................................................          100%                  100%*                  90%
DECLINE IN GROSS REVENUE....................................           0%                    8%*                   10%

ADJUSTED PORTFOLIO AS A PERCENTA
  VALUE.........................          80%
DECLINE IN GROSS REVENUE........          20%

                                                                 EXP        AVG        EXP        AVG        EXP        AVG
                                                               --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year..........................      1      (Closing Date)     16.14      10.14      16.89      10.20      17.14      10.53
                                      3                         16.22      10.15      16.89      10.20      17.14      10.48
                                      5                         16.30      10.16      16.89      10.20      17.05      10.42
                                     10                         16.47      10.17      16.89      10.20      17.05      10.30

                                    EXP        AVG
                                  --------   --------
Recession begins at start of
  Year..........................   18.14      10.84
                                   17.97      10.82
                                   17.80      10.79
                                   17.55      10.70

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS B-2
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO
  VALUE.....................................................          100%                  100%*                  90%
DECLINE IN GROSS REVENUE....................................           0%                    8%*                   10%

ADJUSTED PORTFOLIO AS A PERCENTA
  VALUE.........................          80%
DECLINE IN GROSS REVENUE........          20%

                                                                 EXP        AVG        EXP        AVG        EXP        AVG
                                                               --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year..........................      1      (Closing Date)     16.14      10.14      16.89      10.20      17.14      10.53
                                      3                         16.22      10.15      16.89      10.20      17.14      10.48
                                      5                         16.30      10.16      16.89      10.20      17.05      10.42
                                     10                         16.47      10.17      16.89      10.20      17.05      10.30

                                    EXP        AVG
                                  --------   --------
Recession begins at start of
  Year..........................   18.14      10.84
                                   17.97      10.82
                                   17.80      10.79
                                   17.55      10.70

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS C-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year...........................       1       (Closing Date)    16.14      10.54      16.89      10.60      17.14      11.05
                                        3                         16.22      10.55      16.89      10.60      17.14      11.04
                                        5                         16.30      10.56      16.89      10.60      17.14      11.02
                                       10                         16.47      10.57      16.89      10.60      17.05      10.91

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of
  Year...........................    18.14      11.41
                                     17.97      11.29
                                     17.89      11.18
                                     17.55      11.09

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS C-2
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year...........................       1       (Closing Date)    16.14      10.54      16.89      10.60      17.14      11.05
                                        3                         16.22      10.55      16.89      10.60      17.14      11.04
                                        5                         16.30      10.56      16.89      10.60      17.14      11.02
                                       10                         16.47      10.57      16.89      10.60      17.05      10.91

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of
  Year...........................    18.14      11.41
                                     17.97      11.29
                                     17.89      11.18
                                     17.55      11.09

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS D-1
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year...........................       1       (Closing Date)    16.14      10.54      16.89      10.60      17.14      11.23
                                        3                         16.22      10.55      16.89      10.60      17.14      11.22
                                        5                         16.30      10.56      16.89      10.60      17.14      11.20
                                       10                         16.47      10.57      16.89      10.60      17.05      11.11

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of
  Year...........................    18.14      13.24
                                     18.05      12.52
                                     17.89      11.70
                                     17.55      11.21

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS D-2
                 NOTES ASSUMING A RECESSION LASTING THREE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year...........................       1       (Closing Date)    16.14      10.54      16.89      10.60      17.14      11.23
                                        3                         16.22      10.55      16.89      10.60      17.14      11.22
                                        5                         16.30      10.56      16.89      10.60      17.14      11.20
                                       10                         16.47      10.57      16.89      10.60      17.05      11.11

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of
  Year...........................    18.14      13.24
                                     18.05      12.52
                                     17.89      11.70
                                     17.55      11.21

------------------------

*   Assumed Case

 EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS A-3 NOTES
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year...........................       1       (Closing Date)     7.72       3.95       9.14       4.96      10.22       5.21
                                        3                          7.89       4.31       9.14       4.96      10.22       5.11
                                        5                          8.14       4.63       9.14       4.96      10.22       5.03
                                       10                          9.14       4.96       9.14       4.96       9.14       4.96

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of
  Year...........................    10.22       5.49
                                     10.22       5.47
                                     10.22       5.40
                                      9.14       4.96

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS B-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year...........................       1       (Closing Date)    15.64      10.07      16.89      10.20      17.22      10.68
                                        3                         15.80      10.10      16.89      10.20      17.22      10.65
                                        5                         15.89      10.11      16.89      10.20      17.14      10.60
                                       10                         16.22      10.14      16.89      10.20      17.14      10.42

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of
  Year...........................    19.14      10.93
                                     18.80      10.90
                                     18.47      10.86
                                     17.97      10.76

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS B-2
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year...........................       1       (Closing Date)    15.64      10.07      16.89      10.20      17.22      10.68
                                        3                         15.80      10.10      16.89      10.20      17.22      10.65
                                        5                         15.89      10.11      16.89      10.20      17.14      10.60
                                       10                         16.22      10.14      16.89      10.20      17.14      10.42

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of
  Year...........................    19.14      10.93
                                     18.80      10.90
                                     18.47      10.86
                                     17.97      10.76

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS C-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of
  Year...........................       1       (Closing Date)    15.72      10.48      16.89      10.60      17.22      11.07
                                        3                         15.80      10.50      16.89      10.60      17.22      11.07
                                        5                         15.97      10.52      16.89      10.60      17.22      11.05
                                       10                         16.22      10.55      16.89      10.60      17.14      11.00

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of
  Year...........................    19.14      12.06
                                     18.80      11.78
                                     18.47      11.42
                                     17.97      11.15

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS C-2
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of Year       1       (Closing Date)    15.72      10.48      16.89      10.60      17.22      11.07
                                        3                         15.80      10.50      16.89      10.60      17.22      11.07
                                        5                         15.97      10.52      16.89      10.60      17.22      11.05
                                       10                         16.22      10.55      16.89      10.60      17.14      11.00

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of Year    19.14      12.06
                                     18.80      11.78
                                     18.47      11.42
                                     17.97      11.15

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS D-1
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of                    (Closing
  Year...........................       1       Date).........    15.72      10.48      16.89      10.60      17.22      11.24
                                        3                         15.80      10.50      16.89      10.60      17.22      11.23
                                        5                         15.97      10.52      16.89      10.60      17.22      11.22
                                       10                         16.22      10.55      16.89      10.60      17.14      11.12

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of
  Year...........................    19.14      15.69
                                     18.80      14.33
                                     18.47      12.71
                                     17.97      11.27

------------------------

*   Assumed Case

    EXPECTED MATURITIES AND WEIGHTED AVERAGE LIVES OF THE INITIAL CLASS D-2
                 NOTES ASSUMING A RECESSION LASTING FIVE YEARS

ADJUSTED PORTFOLIO AS A PERCENTAGE OF ASSUMED PORTFOLIO VALUE.          100%                  100%*                  90%
DECLINE IN GROSS REVENUE.                                                0%                    8%*                   10%
                                                                   EXP        AVG        EXP        AVG        EXP        AVG
                                                                 --------   --------   --------   --------   --------   --------
Recession begins at start of                    (Closing
  Year...........................       1       Date).........    15.72      10.48      16.89      10.60      17.22      11.24
                                        3                         15.80      10.50      16.89      10.60      17.22      11.23
                                        5                         15.97      10.52      16.89      10.60      17.22      11.22
                                       10                         16.22      10.55      16.89      10.60      17.14      11.12

ADJUSTED PORTFOLIO AS A PERCENTAGE          80%
DECLINE IN GROSS REVENUE.                   20%
                                      EXP        AVG
                                    --------   --------
Recession begins at start of
  Year...........................    19.14      15.69
                                     18.80      14.33
                                     18.47      12.71
                                     17.97      11.27

------------------------

*   Assumed Case

                   DESCRIPTION OF THE INDENTURE AND THE NOTES

    The following description is a summary of the material terms of the notes, the indenture and other agreements. The description does not restate those documents. Please read those documents because they, and not this description, define your rights as holders of the notes. LIFT has filed those agreements as exhibits to the registration statement of which this prospectus is a part. The description relies on several defined terms, and this prospectus contains a glossary in Appendix 1 that identifies the pages on which terms used in more than one section of this prospectus are first defined or used.

THE INDENTURE AND THE TRUSTEE

    The exchange notes will be issued under the trust indenture, dated as of June 26, 2001, between LIFT, LIFT 1, Phoenix American Financial Services, Inc., in its capacity as the administrative agent, and Bankers Trust under which the outstanding notes were issued. Bankers Trust is appointed the trustee under the indenture. Bankers Trust is also the security trustee and the operating bank under the security trust agreement, pursuant to which LIFT granted collateral to the holders of the notes and its other creditors.

    The notes are obligations solely of LIFT and are not secured by the aircraft. The notes are not guaranteed by any lessee, Automatic LIFT I, LP, General Electric Capital Corporation or other sellers of aircraft, GECAS, the trustees and holders of the beneficial interest of LIFT or any other person. Class A, Class B and Class C Notes are issuable in definitive, fully registered form and in minimum denominations of $100,000 or any higher whole multiple of $1,000. Class D Notes are issued in definitive, fully registered form and in minimum denominations of $1,000,000 and higher whole multiples of $100,000.

    The appointment of Bankers Trust as the trustee is currently for each class and subclass of notes. Because the various classes of notes may not always have the same interests, the trustee may resign or be replaced by the holders of any class or subclass of notes as to any particular class or subclass of notes in each case for that or any other reason. LIFT may also replace the trustee if the trustee is no longer eligible, becomes subject to any insolvency proceeding or otherwise is no longer able to act. No resignation or removal for replacement may be effective until the replacement trustee has accepted its appointment. The indenture provides that LIFT will pay the fees and expenses of the trustee and will indemnify and defend the trustee against any loss or liability incurred by the trustee other than through its own bad faith or negligence.

RATINGS

    The exchange notes and the initial Class D Notes are rated as follows:

                                                                      RATING AGENCIES
                                                              --------------------------------
                                                                                    STANDARD &
CLASSES OF INITIAL NOTES                                       FITCH     MOODY'S      POOR'S
------------------------                                      --------   --------   ----------
Class A-1...................................................   AA         Aa2         AA
Class A-2...................................................   AA         Aa2         AA
Class A-3...................................................   AA         Aaa         AA
Class B-1...................................................    A          A2         A
Class B-2...................................................    A          A2         A
Class C-1...................................................   BBB        Baa2       BBB
Class C-2...................................................   BBB        Baa2       BBB
Class D-1...................................................   BB         Ba2         BB
Class D-2...................................................   BB         Ba2         BB

    You should not view the ratings of the notes as a recommendation to buy, sell or hold the notes. The ratings only address the likelihood of the timely payment of interest at the rate specified below and the ultimate payment of principal on the notes. The ratings do not address other payments on the notes or the effect of any withholding tax on the notes or on the cash flows of LIFT and its subsidiaries.

PAYMENTS ON THE NOTES

  PAYMENT DATES

    On each payment date, the trustee will pay--or will instruct a paying agent appointed in Luxembourg to pay--to the holders of the notes all interest, principal and any premium on the notes so long as the trustee or the paying agent confirms that it has received the payment by 1:00 p.m., New York time, on that payment date. If the trustee or the paying agent confirms receipt of the payment after that time, it will make the payment to the holders of the notes on the business day after the business day on which it received the payment. The trustee or the paying agent will make each payment on each note on any payment date other than the final payment date for that note to the holder of record as of the record date immediately preceding that payment date. The final payment for any note, however, will be made only upon surrender of the note by the holder or its agent--including any holder in street name--at the office or agency of the trustee or the paying agent. So long as any notes are listed on the Luxembourg Stock Exchange, LIFT must appoint and maintain a paying agent in Luxembourg.

    If any note is issued as a definitive note, payments on that note will be made by check mailed to its holder of record on the applicable record date at its address appearing on the register for that note. Alternatively, the holder of one or more notes in definitive form that have an aggregate principal amount of at least $1,000,000 may apply in writing to the trustee to have payments to it made by wire transfer to a designated account at a financial institution in New York City. The final payment, however, on those notes will be made only upon surrender of those notes by the holder or its agent--including any holder in street name--at the office or agency of the trustee or the paying agent.

  EXPECTED MATURITIES

    The following table sets forth the expected weighted average life, the expected final payment date and the final maturity date of each class of the exchange notes and the initial Class D Notes. The expected final payment date for any note is the date on which the final payment of principal of and interest on that note is expected to be made if all the assumptions described under "Note Payment Assumptions" prove correct. The final maturity date for any note is the date on which all principal not previously paid is due and payable. The actual final payment date for each of the notes is likely to occur earlier or later than that note's expected final payment date as a result of numerous factors, in particular that those assumptions are unlikely to correspond to actual experience. LIFT may also refinance or otherwise redeem notes before their expected final payment dates.

                     WEIGHTED AVERAGE LIVES, EXPECTED FINAL
          PAYMENT DATES AND FINAL MATURITY DATES OF THE INITIAL NOTES

                                                EXPECTED WEIGHTED     EXPECTED FINAL        FINAL
CLASS OF INITIAL NOTES                        AVERAGE LIFE IN YEARS    PAYMENT DATE     MATURITY DATE
----------------------                        ---------------------   ---------------   -------------
Class A-1 Notes.............................           2.05             July 15, 2003   July 15, 2031
Class A-2 Notes.............................           3.05             July 15, 2004   July 15, 2031
Class A-3 Notes.............................           4.96           August 15, 2010   July 15, 2016
Class B-1 Notes.............................          10.20              May 15, 2018   July 15, 2031
Class B-2 Notes.............................          10.20              May 15, 2018   July 15, 2031
Class C-1 Notes.............................          10.60              May 15, 2018   July 15, 2031
Class C-2 Notes.............................          10.60              May 15, 2018   July 15, 2031
Class D-1 Notes.............................          10.60              May 15, 2018   July 15, 2031
Class D-2 Notes.............................          10.60              May 15, 2018   July 15, 2031

  SOURCES OF PAYMENT OF PRINCIPAL AND INTEREST

    Payments on the notes will be made only after the expenses, with specified exceptions, of LIFT and its subsidiaries have been paid and otherwise in the order of the payment priorities described under "--Priority of Payments". The sole sources of payment for the exchange notes, the Class D Notes and the other obligations of LIFT and its subsidiaries are funds derived from rent and other payments under existing leases and any future leases, insurance proceeds, sales proceeds and any payments under the asset purchase agreement as to undelivered aircraft, liquidity reserves funded out of the proceeds of the initial notes or that may be funded out of the proceeds of future notes or provided through any future credit facilities, lease reserves provided by lessees, net payments under swap and other hedging agreements, investment earnings and net proceeds from the sale of any notes issued to refinance other notes.

    If there are insufficient funds on any payment date to pay interest on any notes, LIFT may deposit all or part of the funds needed to pay interest on any class or subclass of notes. Those deposits, if provided, may be made only out of funds provided to LIFT by the holders of its beneficial interests. Those deposits as to any class or subclass of notes are to be made into the note account for that class or subclass of notes and are not subject to the payment priorities described under "--Priority of Payments".

  INTEREST

    Each note will bear interest on its outstanding principal balance, payable monthly in arrears on each payment date. Interest accrues for a period from and including a payment date to but excluding the next payment date or, where applicable, the final payment date for any note. The interest rate for the exchange notes and the initial Class D Notes are as follows:

Class A-1 Notes..........................................   LIBOR + 0.390%
Class A-2 Notes..........................................   LIBOR + 0.430%
Class A-3 Notes..........................................   LIBOR + 0.430%
Class B-1 Notes..........................................   LIBOR + 1.120%
Class B-2 Notes..........................................           7.124%
Class C-1 Notes..........................................   LIBOR + 2.120%
Class C-2 Notes..........................................           8.093%
Class D-1 Notes..........................................   LIBOR + 2.000%
Class D-2 Notes..........................................           8.000%

    Interest accrued at the respective rates referred to above and the equivalent rates for any future notes and unpaid for any class of notes on any payment date and interest at that rate on any unpaid interest for that class are referred to as the "Interest Amount". The Interest Amount for any class of notes has a higher payment priority than the other interest components on the notes, namely, Maturity Step-Up Interest, Registration Step-Up Interest and Additional Interest.

    If LIFT does not pay any Class A-1 Note or Class A-2 Note on or before its expected final payment date, that note will bear additional interest of 0.50% per annum. This additional interest is referred to as "Maturity Step-Up Interest". The initial notes provide and future notes may provide for an increase in the rate of interest upon a failure by LIFT to satisfy any registration requirements undertaken by it in issuing those notes. This increase in interest is referred to as "Registration Step-Up Interest". Accrued interest and premium on any class or subclass of notes that is not paid when due on any payment date will bear interest at the then current interest rate for that class or subclass of notes. Interest on past due interest at the regular rate for any note is included in the Interest Amount and has the same payment priority as regularly accruing interest. Any additional interest on past due interest and interest on past due premium is referred to as "Additional Interest". Additional Interest, Registration Step-Up Interest and Maturity Step-Up Interest will have a lower payment priority, and the payment of those amounts is not and will not be rated by the rating agencies rating the notes.

    Interest on the Class A-1, Class A-2, Class A-3, Class B-1, Class C-1 and Class D-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the accrual period. Interest on the Class B-2, Class C-2 and Class D-2 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete accrual period, the actual number of days elapsed in that interest accrual period.

    The rate of interest payable on the Class A-1, Class A-2, Class A-3,
Class B-1, Class C-1 and Class D-1 Notes is based on LIBOR. LIFT and the administrative agent will enter into an agreement with the Bankers Trust to act as the reference agent and in that capacity to determine LIBOR. The reference agent has agreed to determine LIBOR for a reference date that is two business days before the start of each interest accrual period. On each reference date, the reference agent is to determine LIBOR as the per annum offered rate for deposits in U.S. dollars for a period of one month that appears on the display designated as page "3750" on the Telerate Monitor or such other page or service as may replace it for the purpose of displaying LIBOR of major banks for U.S. dollar deposits at approximately 11:00 a.m., London time.

    If that offered rate is replaced by the corresponding rates of more than one bank, the reference agent is to determine LIBOR based on the average of the rates that appear. If no offered rates appear or the Telerate page is unavailable, the reference agent is to request each of the banks whose offered rates normally appear or substitute reference banks in London to provide the reference agent with its offered quotation to prime banks for dollar deposits in London for the next accrual period at 11:00 a.m., London time, on the reference date. LIBOR will be the average of the rates so quoted.

    If the reference agent does not receive at least two quotations on a reference date, the reference agent is to determine LIBOR for that reference date based on the average of the U.S. dollar lending rates that New York City banks selected by it are then quoting to leading European banks for the next accrual period. If, again, the reference agent does not receive at least two quotations, LIBOR as of that reference date is to be LIBOR for the last preceding reference date. If the reference agent does not determine LIBOR for any reason, the administrative agent has agreed to do so on the same basis.

    Once the reference agent has determined LIBOR, the administrative agent is to calculate the interest rate for each of the Class A-1, Class A-2, Class A-3, Class B-1, Class C-1 and Class D-1 Notes the amount of interest payable on the relevant payment date on each of those notes.

    The reference agent's determination of LIBOR and the administrative agent's determination of the interest rate and the interest amount of each subclass of notes will be conclusive and binding upon all parties, in the absence of manifest error.

    The administrative agent has agreed to give notice of the applicable LIBOR, the payment date, the interest rate for each subclass of notes for each interest accrual period and the amount of interest on each subclass of notes to LIFT, the listing agent and paying agent in Luxembourg, the trustee, the rating agencies rating the notes, the servicer, the financial advisor and the capital markets advisor. Holders of the notes may obtain that information at the offices of the Luxembourg listing and paying agents or from the reports provided to them by the trustee for the relevant payment date.

    The initial reference agent is Bankers Trust. LIFT is entitled to terminate the appointment of the reference agent at any time on 30 days' notice and to appoint a replacement reference agent in its place. Notice of any such termination will be given to the holders of the notes that bear interest at a floating rate. The reference agent may not be removed or resign unless a successor has been appointed.

  PRINCIPAL AMORTIZATION

    On each payment date if there are sufficient funds available, LIFT will pay the Minimum Principal Payment Amount for each class of notes and the Scheduled Principal Payment Amount for each class of notes. Payments of principal in those amounts will be made as to any class of notes only after the payment of all amounts having a higher payment priority, as set forth under "--Priority of Payments". If there are still available funds after payment of the above principal installments and other amounts having a higher payment priority, the excess funds will be paid to reduce principal of the notes in the alphabetical order of classes. A reduction in principal from excess funds is not treated as a redemption under the indenture and will not be paid with any premium.

    The "Minimum Principal Payment Amount" for any class of notes on any payment date is the difference, if positive, between the outstanding principal balance of that class and the Minimum Target Principal Balance for that class.

    The "Minimum Target Principal Balance" for any class of notes on any payment date is determined by multiplying (1) the applicable "Minimum Class Percentage" for that class of notes set forth in Appendix 5 to this prospectus times
(2) the Assumed Portfolio Value. If the outstanding principal balance of the Class A Notes on any payment date is greater than the Adjusted Portfolio Value, the Minimum Target Principal Balance of the Class A Notes will be the Scheduled Target Principal Balance of the Class A Notes. The Minimum Class Percentages will change as additional aircraft are acquired.

    The "Assumed Portfolio Value" on any payment date is the total for all aircraft in LIFT's portfolio on the fourth business day before the payment date of the values obtained for each such aircraft by:

        (1) dividing the Depreciation Factor for an aircraft on that fourth business day by the Depreciation Factor for that aircraft on June 26, 2001 in the case of any of the initial 39 aircraft or the date it was acquired in the case of any additional aircraft and

        (2) multiplying the result times the initial appraised base value of that aircraft on June 26, 2001, or its acquisition date, as applicable.

    The Assumed Portfolio Value for the initial 39 aircraft is set forth on Appendix 4 to this prospectus.

    The "Depreciation Factor" for an aircraft is:

        (1-(k X n)) X (1 + g)(n/12)

        where:

        n = the age of that aircraft expressed in months

        k = ____________________0.9____________________
            its expected useful life expressed
in months

        g = 0.02

For purposes of the calculation of the Depreciation Factor, the expected useful life of each of the initial 39 aircraft is deemed to be 30 years. The expected useful life deemed to be applicable for any other aircraft will be determined by LIFT.

    The Depreciation Factor produces a "depreciation curve" that assumes that the value of an aircraft will decline on an accelerated basis as the aircraft ages. LIFT has used the Depreciation Factors solely to determine repayments of principal of the notes and to calculate the amount to be paid for any initial aircraft that is not timely delivered. They do not correlate to or predict actual declines in aircraft values over any period. Furthermore, variables used to calculate the Depreciation Factors will change as the composition of LIFT's portfolio of aircraft changes through acquisitions and sales of aircraft. Finally, LIFT may also apply different depreciation factors to express the assumed decline in values of aircraft acquired in the future.

    The "Adjusted Portfolio Value" on any payment date is the total for all aircraft in LIFT's portfolio on the fourth business day before the payment date of the values obtained for each such aircraft by:

        (1) multiplying the Adjusted Base Value of an aircraft by its Depreciation Factor on the calculation date and

        (2) dividing the result by its Depreciation Factor as of the date of its most recent appraisal.

    The "Adjusted Base Value" of an Aircraft on the fourth business day before any payment date is the average of the most recent base values appraisals obtained for that aircraft.

    The "Scheduled Principal Payment Amount" for any class of notes on any payment date is the difference, if positive, between the outstanding principal balance of that class as reduced by any Minimum Principal Payment Amount and the Scheduled Target Principal Balance.

    The "Scheduled Target Principal Balance" for:

        (1) the Class A Notes on any payment date is determined by multiplying
(a) the applicable "Scheduled Class Percentage" for that class set forth in Appendix 5 to this prospectus times (b) the lesser of the Assumed Portfolio Value and 110% of the Adjusted Portfolio Value; and

        (2) the Class B Notes, the Class C Notes and the Class D Notes is determined by multiplying the (a) the applicable Scheduled Class Percentage set forth in Appendix 5 to this prospectus times (b) the Assumed Portfolio Value.

    The mathematical formulas described above are used to determine principal payments on any payment date based on the net revenues collected during the prior month. These formulas are designed to produce payments that would result in each class of notes being repaid in full on its respective expected final payment date if all the assumptions regarding the expected revenues and expected expenses of LIFT described under "Note Payment Assumptions" prove to be correct.

    Actual revenues will, however, vary from those assumed and may vary significantly. In the case of revenue shortfalls, future revenues will be allocated first to principal payments that have a higher payment priority until that category of principal is reduced to its "expected" or "target" level for the relevant payment date. The target level for each payment category on each payment date is in turn determined as a percentage of a predetermined or assumed value of the aircraft portfolio adjusted for depreciation. These percentages and assumed value are shown in the indicated appendices to this prospectus.

    In order to balance the effect of revenue variations, these formulas also provide for more than one calculation for each class at different payment priorities among subclasses of notes. The categories are designated as "Minimum" and "Scheduled".

REFINANCING

    LIFT may repay all or any part of any class of notes on any payment date with the proceeds of notes issued under the indenture. The issuance of refinancing notes must satisfy indenture covenants, must be authorized by the controlling trustees of LIFT and will be effective only after receipt of a confirmation of the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result. The proceeds of the refinancing notes may be used to pay the Redemption Price of the notes to be repaid, to pay accrued and unpaid interest on those notes, to pay refinancing expenses and to fund cash reserves. Any refinancing notes will have the same payment priority as the notes of the class to which they belong and will not have a payment priority higher than that of the Class A Notes.

    The indenture treats the repayment of any notes with the proceeds of refinancing notes as a redemption. As a result, the notice and other procedures that apply to a redemption will apply to such a repayment. See "--Redemption."

    LIFT intends to refinance 100% of the outstanding principal balance of the Class A-1 and Class A-2 Notes on their expected final payment date by selling refinancing notes in the capital markets. Failure to repay any Class A-1 Notes or Class A-2 Notes in full at its expected final payment date will not result in an indenture event of default. If the Class A-1 Notes or Class A-2 Notes are not repaid in full on their expected final payment date, that subclass of notes will convert automatically into a subclass of notes that has a principal repayment schedule intended to ensure that the remaining outstanding principal balance of the Class A-1 and Class A-2 Notes will be repaid in full on or before its final maturity date in accordance with the Class A-1 and Class A-2 Notes pool factors set forth in Appendix 6 to this prospectus.

REDEMPTION

    LIFT may, at its option, redeem all or any part of any class of notes on any payment date. An optional redemption may be made with the proceeds of refinancing notes or funds provided by the holders of the beneficial interest in LIFT but not out of amounts required to be deposited in the collections account. Within each subclass of notes being redeemed in part, the amount of the principal being prepaid will be applied PRO RATA among all notes of that subclass. An optional redemption does not include the payment of principal faster than the expected schedule of installments out of amounts deposited in the collections account.

  REDEMPTIONS WITH A PREMIUM

    Except in the case of an optional redemption for tax reasons or after the acceleration of the notes, LIFT is required to pay a Redemption Price that includes a premium to make an optional redemption of any notes, including in a refinancing with refinancing notes. LIFT is in addition required to pay all accrued and unpaid interest on the notes being redeemed to the date of redemption.

    The "Redemption Price" is determined as follows:

        (1) If LIFT redeems any initial Class A Notes, initial Class B-1 Notes, initial Class C-1 Notes or initial Class D-1 Notes, the Redemption Price equals the applicable Redemption Premium times the principal amount being redeemed.

        (2) If LIFT redeems any initial Class B-2 Notes or initial Class C-2 Notes, the Redemption Price equals the greater of (x) the Projected Principal Payment Amounts of those notes and the scheduled Interest Amount on those amounts to and including May 15, 2018 discounted to present value at the applicable Treasury Yield plus, in the case of the Class B-2 Notes, 0.75% and, in the case of the Class C-2 Notes, 1.00%, plus the difference between the principal amount of the notes being redeemed and the sum of the Projected Principal Amounts of those notes and (y) the principal amount of the notes being redeemed.

        (3) If LIFT redeems any initial Class D-2 Notes before July 15, 2006, the Redemption Price equals the higher of (a) the sum of (x) the Projected Principal Payment Amounts of those notes and the scheduled Interest Amount on those amounts to but not including July 15, 2006 plus the applicable Redemption Premium times the sum of the Projected Principal Payment Amounts of those notes falling due on or after July 15, 2006 discounted from July 15, 2006 to present value at a discount rate of 0.75% plus the applicable treasury yield and
(y) the difference between the principal amount being redeemed and the sum of those Projected Principal Payment Amounts and (b) the principal amount being redeemed.

        (4) If LIFT redeems any initial Class D-2 Notes on or after July 15, 2006, the Redemption Price equals the applicable Redemption Premium times the principal amount being redeemed.

    The Redemption Price for any future notes will be established as part of the terms of those notes. If LIFT makes an optional redemption after the acceleration of the notes, the Redemption Price equals the outstanding principal balance of the notes without premium.

    The Redemption Price is designed to reflect a premium on only that portion of the principal being redeemed that is in excess of the principal payment needed to reduce the principal balance of the relevant class of notes to the level it should have if all expected installments are made. In the case of the initial Class A, Class B-1, Class C-1 and Class D-1 Notes the premium on that excess principal is determined by a declining percentage. In the case of the Class B-2, Class C-2 Notes, or, if they are redeemed before July 15, 2006, the Class D-2 Notes, the premium is determined by discounting the expected principal payments that would remain had all prior expected payments been timely made and interest on those payments to present value using a discount rate based on the yield on applicable United States Treasury securities. If the Class D-2 Notes are redeemed on or after July 15, 2006, the premium is determined by the same approach as the approach applicable to the initial Class A, B-1, C-1 and D-1 Notes.

    "Projected Principal Payment Amounts" means as of the relevant calculation date the Applicable Percentage of the Assumed Principal Payments of the initial Class B-2 Notes, Class C-2 Notes or Class D-2 Notes.

    The "Applicable Percentage" is determined for any initial Class B-2 Notes, Class C-2 Notes or Class D-2 Notes as of the relevant calculation date for the Redemption Price by dividing (a) the excess, if any, of (x) the principal amount of the notes being redeemed over (y) the excess, if any, of (i), if positive, between the outstanding principal balance of those notes as reduced by any principal payments that would have been made had there been no optional redemption over (ii) the Assumed Principal Balance of those notes by (b) the Assumed Principal Balance of those notes.

    "Assumed Principal Balance" means as of the relevant calculation date the sum of the Assumed Principal Payments.

    "Assumed Principal Payments" means as of the relevant calculation date each of the principal payment amounts for the initial Class B-2 Notes, Class C-2 Notes and Class D-2 Notes, set forth opposite a date in Appendix 8 to this prospectus falling after the related payment date and ending on the expected final payment date for those notes or any other specified date.

    The "Redemption Premiums" of the initial Class A, Class B-1, Class C-1 and Class D Notes are set out below:

                                                                         REDEMPTION PREMIUM
                                           ------------------------------------------------------------------------------
                                            CLASS         CLASS         CLASS         CLASS         CLASS         CLASS
REDEMPTION DATE                              A-1           A-2           A-3           B-1           C-1            D
---------------                            --------      --------      --------      --------      --------      --------
After the Closing Date...................   101.00%       101.00%       101.50%       102.00%       103.00%       105.00%
On or after 7/15/2002....................   100.50%       100.50%       101.00%       101.75%       102.50%       105.00%
On or after 7/15/2003....................   100.00%       100.00%       100.75%       101.50%       102.00%       105.00%
On or after 7/15/2004....................   100.00%       100.00%       100.50%       101.25%       101.75%       105.00%
On or after 7/15/2005....................   100.00%       100.00%       100.25%       101.00%       101.50%       105.00%
On or after 7/15/2006....................   100.00%       100.00%       100.00%       100.75%       101.25%       104.00%
On or after 7/15/2007....................   100.00%       100.00%       100.00%       100.50%       101.00%       103.00%
On or after 7/15/2008....................   100.00%       100.00%       100.00%       100.25%       100.50%       102.00%
On or after 7/15/2009....................   100.00%       100.00%       100.00%       100.00%       100.25%       101.00%
On or after 7/15/2010....................   100.00%       100.00%       100.00%       100.00%       100.00%       100.00%

    "Treasury Yield" means the interest rate, expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield, determined on the relevant calculation date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of the relevant subclass of notes and trading in the public securities markets either (1) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets,
(a) one maturing as close as possible to, but earlier than, the Average Life Date of that subclass and (b) the other maturing as close as possible to, but later than the Average Life Date of that subclass in each case as published in the most recent H.15(519) statistical release published by the Board of Governors of the Federal Reserve System or (2) if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of that subclass is reported in the most recent H.15(519) statistical release published by the Board of Governors of the Federal Reserve System, that weekly average yield to maturity.

    For purposes of this definition,

    "Average Life Date" is, for any class of notes, the date that follows the applicable payment date by a period equal to the (1) the sum of the products of
(a) the Projected Principal Payment Amount allocable to that class of notes on each subsequent payment date and (b) the number of days remaining until that subsequent payment date divided by (2) the outstanding principal balance of that class on that payment date.

  REDEMPTIONS WITHOUT PREMIUM

    REDEMPTION FOR TAXATION PURPOSES. All payments of principal, interest and premium made by LIFT on any note will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature unless required by law. Should withholding or deduction be required by law, LIFT is not obliged to pay any additional amounts in respect of withholding or deduction.

    If at any time:

        (1) LIFT is or on the next payment date will be required to make any withholding or deduction under applicable law with respect to any payment on any notes; or

        (2) LIFT is or will be subject to any circumstance that results or will result in any tax or other similar imposition that would materially increase the cost to LIFT of making payments on any notes or of complying with its obligations as to the notes; materially increase the operating or administrative expenses of LIFT; or otherwise obligate LIFT or any of its subsidiaries to make any material payment on, or calculated by reference to, the amount of any sum received or receivable by or on behalf of LIFT;

    LIFT is to inform the trustee at that time of any such requirement or imposition and to use its best efforts to avoid its effect. LIFT may not take any action to avoid such an effect unless it first obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result. If, after using its best efforts, LIFT has not avoided the effects, LIFT may at its election redeem all of the notes of any or all subclasses to which the withholding or deduction applies on any payment date. In such an optional redemption, LIFT must pay the outstanding principal balance of each subclass to be redeemed plus accrued and unpaid interest to the redemption date but without premium. No optional redemption for tax reasons may occur more than 30 days prior to the time at which the relevant imposition is to become effective.

    REDEMPTION AFTER ACCELERATION. If the notes are accelerated, LIFT may, at its election, redeem the notes in full on the next payment date by written notice to the trustee delivered not less than 30 days and no more than 45 days prior to the next payment date. In such an optional redemption, LIFT must pay the Redemption Price plus accrued and unpaid interest. The Redemption Price for this purpose is the outstanding principal balance of the notes without premium.

  METHOD OF REDEMPTION

    The trustee is to give notice of any optional redemption at least 20 days before the relevant redemption date to the holders of the notes of each affected subclass. If a redemption is for less than all of the notes of any subclass, notes of that subclass to be redeemed are to be repaid PRO RATA, to the extent funds are available for that purpose. LIFT must deposit the funds necessary for the redemption with the security trustee.

    Each notice of redemption must state:

        (1) the applicable redemption date;

        (2) the trustee's arrangements for making payments;

        (3) the Redemption Price of the notes to be redeemed;

        (4) that, in the case of a redemption any subclass in whole, the notes of that subclass must be surrendered by the holder or its authorized agent to the trustee to collect payment; and

        (5) that, in the case of a redemption in whole, interest on the notes called for redemption will cease to accrue on and after the redemption date unless LIFT defaults.

    Once a notice of a redemption in whole of a subclass of notes is published, that subclass of notes will become due and payable on the redemption date stated in that notice in the amounts stated above. All notes that are redeemed must be surrendered to the trustee for cancellation and accordingly may not be reissued or resold.

ADDITIONAL NOTES

    LIFT may at any time issue additional notes under the indenture to provide the funds to acquire additional aircraft and to fund cash reserves. Additional notes may be issued as part of any outstanding subclass of notes or as a separate subclass of any of the four classes of notes. Additional notes of any subclass will have the same payment priority as other notes of the class to which they belong. The priority of any subclass of notes as to other subclasses of the same class will depend on the factors described under "--Allocation of Principal among Subclasses of Notes".

    Additional notes may be sold through one or more public offerings or private placements of securities or otherwise. Additional notes may provide that they will bear Maturity Step-Up Interest after their expected final payment date and may establish any Redemption Price. Any issuance of additional notes and the related acquisition of additional aircraft must satisfy indenture covenants, must be authorized by the controlling trustees and will be effective only after receipt of a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result.

DEFEASANCE

    LIFT may at any time terminate all of its obligations under the notes and the indenture except for a limited number of continuing obligations. The continuing obligations include those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a register for the notes. If LIFT elects this option, called the legal defeasance option, the notes may not be accelerated even if an indenture event of default occurs. Holders will, instead, rely on the trust deposit referred to below for the payment of interest when due and for the payment of principal upon maturity or, if LIFT has also elected to redeem the notes, on the redemption date specified by it.

    Alternatively, LIFT may elect to terminate only its obligations under the covenants described under "--Indenture Covenants" and "--Operating Covenants". If LIFT elects this option, called the covenant defeasance option, the notes may be accelerated only if the indenture event of default arises under clauses (1),
(2) or (3) set forth under "--Indenture Events of Default and Remedies" or under clause (5) or (6) so set forth if applicable to LIFT but not if applicable only to a subsidiary.

    In case of the covenant defeasance option, holders will also rely on the trust deposit referred to below for the payment of interest when due and for the payment of principal upon maturity or, if LIFT has also elected to redeem the notes, on the redemption date specified by it. In addition, if an indenture event of default permitting acceleration does occur, the trust deposit would be used to pay amounts then due on each accelerated subclass of notes.

    In order to exercise either defeasance option, LIFT must irrevocably deposit in trust cash or obligations of the U. S. Government or obligations of corporate issuers that are rated the equivalent of AA+ or higher by the rating agencies rating the notes and mature within 3 years of the date of defeasance. The deposit must be in such amounts as will be sufficient to pay all principal or Redemption Price and accrued and unpaid interest on the notes to redemption or maturity and must comply with specified other conditions. The other conditions include delivering to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of the legal defeasance option only, that opinion of counsel must be based on a ruling of the IRS or other change in applicable United States federal income tax law.

PRIORITY OF PAYMENTS

  PRIORITY BEFORE ACCELERATION OF THE NOTES

    On each payment date, the administrative agent will distribute or retain all amounts on deposit in the collections account in the order of priority set forth below. Payments of principal as to any class of notes will be allocated among the subclasses of that class as described under "--Allocation of Principal among Subclasses of Notes". Any amount specified below will be paid only if all amounts having a higher payment priority have been paid or retained in full.

        (1) FIRST, to the expense account, an amount so that the amount on deposit equals the Required Expense Amount;

        (2) SECOND, the following amounts PRO RATA:

            (a) to the holders of Class A Notes, the Interest Amount on the Class A Notes, PRO RATA according to the Interest Amount due on the Class A Notes; and

            (b) to each swap provider, any payment due under a swap agreement other than subordinated swap payments, PRO RATA according to the amounts due;

        (3) THIRD, PRO RATA, to each provider of a senior eligible credit facility, any amounts payable to it under the senior eligible credit facility other than expenses and, to each cash collateral account that is a senior eligible credit facility, an amount so that the amount on deposit equals the required amount for that account;

        (4) FOURTH, to retain in the collections account, cash reserves up to the Senior Note Blockage Amount less aggregate amounts available for drawing under any senior eligible credit facilities and on deposit in any cash collateral account for the Class A Notes after giving effect to any transfer under clause (3) above;

        (5) FIFTH, to the holders of the Class A Notes, the Minimum Principal Payment Amount for the Class A Notes;

        (6) SIXTH, to the holders of Class B Notes, the Interest Amount on the Class B Notes, PRO RATA according to the Interest Amount due on the Class B Notes;

        (7) SEVENTH, PRO RATA, to each provider of a mezzanine eligible credit facility, any amounts payable to it under the mezzanine eligible credit facility other than expenses, and, to each cash collateral account that is a mezzanine eligible credit facility, an amount so that the amount on deposit equals the required amount for that account;

        (8) EIGHTH, to retain in the collections account, cash reserves up to the Mezzanine Note Blockage Amount less the amounts available for drawing under any senior or mezzanine eligible credit facilities and on deposit in any cash collateral accounts for the Class A or Class B Notes after giving effect to any transfers under clauses (3) and (7) above;

        (9) NINTH, to the holders of the Class B Notes, the Minimum Principal Payment Amount for the Class B Notes;

        (10) TENTH, to the holders of Class C Notes, the Interest Amount on the Class C Notes, PRO RATA according to the Interest Amount due on the Class C Notes;

        (11) ELEVENTH, PRO RATA, to each provider of a junior eligible credit facility, any amounts payable to it under the junior eligible credit facility other than expenses and, to each cash collateral account that is a junior eligible credit facility, an amount so that the amount on deposit equals the required amount for that account;

        (12) TWELFTH, to retain in the collections account, cash reserves up to the Junior Note Blockage Amount less the amounts available for drawing under any senior, mezzanine or junior eligible credit facilities and on deposit in any cash collateral accounts for the Class A, Class B or Class C Notes after giving effect to any transfers under clauses (3), (7) and (11) above;

        (13) THIRTEENTH, to the holders of Class C Notes, the Minimum Principal Payment Amount for the Class C Notes;

        (14) FOURTEENTH, to the holders of the Class D Notes, the Interest Amount on the Class D Notes PRO RATA according to the Interest Amount due on the Class D Notes;

        (15) FIFTEENTH, PRO RATA, to each provider of a subordinate eligible credit facility, any amounts payable to it under the subordinate eligible credit facility other than expenses and, to each cash collateral account that is a subordinate eligible credit facility, an amount so that the amount on deposit is equal to the required amount for that collateral account;

        (16) SIXTEENTH, to retain in the collections account, cash reserves up to the Subordinate Note Blockage Amount less the amounts available for drawing under any eligible credit facilities on deposit in any cash collateral accounts for the Class A, Class B, Class C or Class D Notes after giving effect to any transfers under clauses (3), (7), (11) and (15) above;

        (17) SEVENTEENTH, to the holders of Class D Notes, the Minimum Principal Payment Amount for the Class D Notes;

        (18) EIGHTEENTH, to the expense account, an accrual for expenses other than aircraft modification payments and refinancing expenses that are anticipated to become due between the next payment date and the fifth next payment date in the amount the administrative agent reasonably determines should be accrued;

        (19) NINETEENTH, to the holders of notes, all accrued and unpaid Maturity Step-Up Interest, Registration Step-up Interest and Additional Interest in order of seniority by alphabetical designation among the classes of notes but PRO RATA among the subclasses of each class according to the amount of that interest due;

        (20) TWENTIETH, to the holders of Class A Notes, the Scheduled Principal Payment Amount for the Class A Notes;

        (21) TWENTY-FIRST, to the holders of Class B Notes, the Scheduled Principal Payment Amount for the Class B Notes;

        (22) TWENTY-SECOND, to the holders of Class C Notes, the Scheduled Principal Payment Amount for the Class C Notes;

        (23) TWENTY-THIRD, to the holders of Class D Notes, the Scheduled Principal Payment Amount for the Class D Notes;

        (24) TWENTY-FOURTH, to the owner trustee account, the amount needed to reimburse amounts provided to LIFT by its beneficial interest holders to cure interest shortfalls for distribution by the owner trustee to the holders of the beneficial interests of LIFT;

        (25) TWENTY-FIFTH, to the expense account, an accrual for any aircraft modification payments or refinancing expenses in the amount the administrative agent determines to accrue;

        (26) TWENTY-SIXTH, to the holders of Class A Notes, the outstanding principal balance of the Class A Notes;

        (27) TWENTY-SEVENTH, to the holders of Class B Notes, the outstanding principal balance of the Class B Notes;

        (28) TWENTY-EIGHTH, to the holders of Class C Notes, the outstanding principal balance of the Class C Notes;

        (29) TWENTY-NINTH, to the holders of Class D Notes, the outstanding principal balance of the Class D Notes;

        (30) THIRTIETH, to swap providers, payments under swap agreements that are subordinated by the relevant swap agreement;

        (31) THIRTY-FIRST, to the servicer, payments related to additional servicing obligations; and

        (32) THIRTY-SECOND, to the owner trustee for distribution to the holders of the beneficial interests of LIFT, all remaining amounts.

    The payment priorities provide for cash reserves to be retained in the collections account before payments having a lower payment priority may be made. No transfer will be made following clause (4), (8), (12) or (16), respectively, except to the extent cash reserves on deposit in the collections account exceed the amounts to be retained as provided in such clauses. The reserves are intended to provide a source of liquidity for the payment of interest, expense, swap payments and other items in accordance with the priorities set forth above that are not subordinated to the Interest Amount on the notes and for payments on the notes that rank senior in priority to the payment priority clause under which those cash reserves were retained. As of the date of this prospectus, the total cash reserves were $83.0 million.

    If the cash reserves reduce to below the Senior Note Blockage Amount, LIFT may continue to pay the Required Expense Amount, swap payments that are not subordinated to the Interest Amount on the notes and the Interest Amount on the Class A Notes but may not make any payment that has a lower payment priority until cash reserves are replenished to that amount. Likewise, if the cash reserves reduce to below the Mezzanine Blockage Amount, the Junior Note Blockage Amount or the Subordinated Note Blockage Amount, LIFT may continue to pay the Interest Amount on the Class B Notes, the Class C Notes or the Class D Notes, respectively, but may not make any payment that has a lower respective priority.

    The required levels of cash reserves will automatically reduce as the principal balance of the classes of the notes reduces below the target level set forth in the indenture. The "Senior Note Blockage Amount" is initially
$33.0 million but will reduce to the outstanding principal balance of the Class A Notes when that principal balance has reduced to $33.0 million or less. The "Mezzanine Note Blockage Amount" is initially $53.0 million but will reduce to the sum, when less than $53.0 million, of the Senior Note Blockage Amount and the outstanding principal balance of the Class B Notes. The "Junior Note Blockage Amount" is initially $72.0 million but will reduce to the sum, when less than $72.0 million, of the Mezzanine Blockage Amount and the outstanding principal balance of the Class C Notes. The "Subordinate Note Blockage Amount" is initially $83.0 million but will reduce to the sum, when less than $83.0 million, of the Junior Note Blockage Amount and the outstanding principal balance of the Class D Notes. LIFT may also unilaterally reduce any reserve level if it obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result. Cash reserves in excess of the required levels will be applied in accordance with the priorities of payments, and the determination of the outstanding principal balance of any class of notes will be made so as to give effect to any funds that may so be applied to the principal of that class of notes.

    LIFT may arrange for one or more credit facilities. These facilities may consist of letters of credit, guarantees or other credit facilities that meet criteria specified in the indenture or cash collateral accounts in the name of the security trustee. Eligible credit facilities may be designated as senior, mezzanine, junior or subordinate depending on the class of notes that they support. Amounts available for drawing or on deposit in any eligible credit facility will be credited against the related reserve levels indicated above. Providers of eligible credit facilities will be reimbursed under the terms of those facilities and cash collateral accounts will be replenished to a required amount established by LIFT but in each case only within the respective payment priorities set forth above. There are currently no cash collateral accounts or other credit facilities.

    "Required Expense Amount" means, the amount of expenses of LIFT and its subsidiaries due and payable on the relevant calculation date or reasonably anticipated to become due and payable before the payment date next succeeding the following calculation date to the extent those expenses consist of expenses other than aircraft modification payments and refinancing expenses or any aircraft modification payments or refinancing expenses in respect of which an accrual was previously made by a deposit in the expense account, whether or not any such accrual has been previously used to pay any other expense, but excluding any portion of the accrual previously used to pay any aircraft modification payments or refinancing expenses. The Required Expense Amount is determined after giving effect to any withdrawal from any lessee funded account in which lessee segregated funds are kept or any drawing upon credit support provided by a lessee that is then available for the payment of any expense.

  ALLOCATION OF PRINCIPAL AMONG SUBCLASSES OF NOTES

    If the amount available on any payment date to pay principal to any class of notes at any level of payment priority described in "--Priority of Payments" is insufficient to pay all subclasses of that class of notes, the amount so payable will be allocated to those subclasses in the following order of priority:

        (1) To each subclass in order of issuance, the difference, if positive, between (a) the outstanding principal balance of that subclass and (b) the applicable extended pool factor set forth in Appendix 7 to this prospectus times the initial principal balance of that subclass when it was issued. If two or more subclasses were issued on the same date, principal amount will be applied to each of those subclasses PRO RATA according to the amount so calculated.

        (2) To each subclass, the difference, if positive, between (a) the outstanding principal balance of that subclass as reduced by any payment under clause (1) above and (b) the applicable pool factor set forth in Appendix 6 to this prospectus times the initial principal balance of that subclass when it was issued PRO RATA according to the amount so calculated.

        (3) To each subclass that has an expected final payment date on or before that payment date in order of issuance, the balance up to its outstanding principal balance. If two or more subclasses were issued on the same date, the balance will be applied in order of the earliest expected final payment date. Likewise, if two or more subclasses have the same expected final payment date, the balance will be applied PRO RATA according to the outstanding principal balance of each of those subclasses as reduced by any payments under clauses
(1) and (2) above.

        (4) To each subclass that has an excess amortization date on or before that payment date, the balance up to its outstanding principal balance, PRO RATA according to the outstanding principal balance of each of those subclasses as reduced by any payments under the above clauses.

        (5) To each subclass in order of the earliest expected final payment date, the balance up to its outstanding principal balance. If two or more subclasses have the same expected final payment date, the balance will be applied PRO RATA according to the outstanding principal balance of each of those subclasses as reduced by any payments under the above.

    The "excess amortization date" for each subclass of the initial notes is:

CLASS OF INITIAL NOTES                                   EXCESS AMORTIZATION DATE
----------------------                                   ------------------------
Class A-1..............................................        July 15, 2003
Class A-2..............................................        July 15, 2004
Class A-3..............................................        July 15, 2001
Class B-1..............................................        July 15, 2001
Class B-2..............................................        July 15, 2001
Class C-1..............................................         May 15, 2018
Class C-2..............................................         May 15, 2018
Class D-1..............................................      August 15, 2011
Class D-2..............................................      August 15, 2011

  PRIORITY OF PAYMENTS AFTER ACCELERATION

    If the notes have been accelerated, the priorities described above under "--Priority of Payments--Priority Before Acceleration of the Notes" will not apply and all amounts will instead be applied in the following order:

        (1) FIRST, to the expense account, an amount so that the amount on deposit equals the Required Expense Amount;

        (2) SECOND, PRO RATA, to each provider of any senior eligible credit facility, any amounts payable to it under the senior eligible credit facility other than expenses;

        (3) THIRD, PRO RATA

            (a) to the holders of the Class A Notes, the Interest Amount on, and all outstanding principal of, that class PRO RATA according to the amount of the principal of that class and

            (b) PRO RATA to any swap provider, any senior swap payments due under any swap agreement;

        (4) FOURTH, to the holders of the Class A Notes, all Maturity Step-up Interest, Registration Step-up Interest, Additional Interest and redemption premium, PRO RATA according to the amount due;

        (5) FIFTH, PRO RATA, to each provider of a mezzanine eligible credit facility, any amounts payable to it under the mezzanine eligible credit facility other than expenses;

        (6) SIXTH, to the holders of the Class B Notes, all accrued and unpaid interest and redemption premium on, and all outstanding principal of, that class, PRO RATA according to the amount due;

        (7) SEVENTH, PRO RATA, to each provider of a junior eligible credit facility, any amounts payable to it under the junior eligible credit facility other than expenses;

        (8) EIGHTH, to the holders of the Class C Notes, all accrued and unpaid interest and redemption premium on, and all outstanding principal of, that class, PRO RATA according to the amount due;

        (9) NINTH, PRO RATA, to each provider of a subordinate eligible credit facility, any amounts payable to it under the subordinate eligible credit facility other than expenses;

        (10) TENTH, to the holders of Class D Notes, all accrued and unpaid interest and redemption premium on, and all outstanding principal of, that class PRO RATA according to the amount due;

        (11) ELEVENTH, PRO RATA, to any swap provider, the amounts of subordinated swap payments due under any swap agreement; and

        (12) TWELFTH, to the owner trustee for distribution to holders of the beneficial interests of LIFT, all remaining amounts.

INDENTURE COVENANTS

  NO RELEASE OF OBLIGATIONS

    LIFT has agreed that it will not take, or knowingly permit any subsidiary to take, any action that would amend, terminate or discharge or prejudice the validity or effectiveness of the indenture, the security trust agreement, the asset purchase agreement, the administrative agency agreement, the financial advisory agreement, the registration rights agreement, the servicing agreement or the capital markets advisory agreement or permit any party to any of those agreements to be released from its obligations, except, in each case, as permitted or contemplated by the terms of the agreement.

    LIFT may, however, terminate any of those agreements in connection with its replacement with an agreement on terms substantially no less favorable to LIFT and its subsidiaries than the agreement being terminated. The foregoing restriction also does not apply if the controlling trustees of LIFT determine in the resolution authorizing the action to be permitted or taken or the release to be given that the action or release does not materially and adversely affect the interests of the holders of the notes and LIFT has provided notice to the rating agencies rating the notes. LIFT, however, may not in any case take any action that would result in any amendment or modification to any conflicts standard or duty of care in any of those agreements. In addition, there must be at all times an administrative agent for the services now provided by the administrative agent to LIFT and its subsidiaries, a financial advisor and a servicer for all aircraft in LIFT's portfolio.

  LIMITATION ON ENCUMBRANCES

    LIFT has agreed that it will not, and will not permit any subsidiary to, create, incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest over or with respect to any asset of LIFT or any subsidiary, including any ownership interests and any indebtedness of any subsidiary held by LIFT or another subsidiary. This restriction does not apply to funds of lessees required to be segregated from LIFT's other funds under the terms of any lease. Encumbrances include any conditional sale, any sale with recourse against the sellers or any affiliate of the sellers under the asset purchase agreement and any agreement to give any security interest.

    The foregoing provision does not preclude:

        (1) any lien for taxes, assessments and governmental charges or levies not yet due and payable or that are being contested in good faith by appropriate proceedings;

        (2) any liens of a repairer, carrier or hanger keeper on any aircraft arising in the ordinary course of business by operation of law, any engine or parts-pooling arrangements or any other similar lien;

        (3) any lien or encumbrance on any aircraft, engines or parts permitted under a lease of that property, other than liens or encumbrances created by the lessor;

        (4) any liens created by or through or arising from debt or liabilities or any act or omission of any lessee in each case either in contravention of the relevant lease, whether or not the lease has been terminated, or without the consent of the relevant lessor; if the lessor becomes aware of such a lien, the lessor must use commercially reasonable efforts to have the lien lifted;

        (5) any head lease, lease, conditional sale agreement or purchase option under the lease of an aircraft existing on June 26, 2001 with respect to the initial 39 aircraft or on the date the aircraft is acquired by LIFT or any subsidiaries with respect to any initial or future aircraft or any aircraft agreement meeting the requirements of clause (3) or (4) of the second paragraph under "--Limitation on Aircraft Sales";

        (6) any lien for air navigation authority, airport landing, gate or handling or similar charges or levies;

        (7) any lien created in favor of LIFT, any subsidiaries or the security trustee;

        (8) any encumbrance arising under an eligible credit facility;

        (9) any lien not referred to in clauses (1) through (8) above that would not adversely affect the owner's rights and does not exceed the greater of 1% of the aggregate initial appraised value of LIFT's portfolio of aircraft or $250,000 per aircraft;

        (10) any security interest created or required to be created under the security trust agreement;

        (11) any encumbrance over rights in or derived from any leases, if LIFT obtains a confirmation from the rating agencies that they will not lower, qualify or withdraw their ratings of the notes as a result and if the transaction or series of transactions resulting in the encumbrance, taken as a whole, does not materially and adversely affect the amount of collections that would have been received by LIFT and its subsidiaries from the lease had the encumbrance not been created;

        (12) any transfer of title to or lease of an aircraft or other encumbrance (A) to or in favor of a trust or an entity for the purpose of registering the aircraft under the laws of an applicable jurisdiction so long as LIFT or its applicable subsidiary retains the beneficial or economic ownership of the aircraft or (B) from a trust or entity to LIFT or a LIFT subsidiary;

        (13) any lien created in favor of the issuer of a surety bond, letter of credit or similar instrument to be obtained by LIFT or any of its subsidiaries in connection with the repossession or detention of any aircraft or other enforcement action under a lease; or

        (14) any other encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by LIFT or any subsidiaries.

  LIMITATION ON RESTRICTED PAYMENTS

    LIFT has agreed that it will not, and will not permit any subsidiary to:

        (1) declare or pay any dividend or make any distribution on its ownership interests held by persons other than LIFT or any subsidiaries, except that LIFT may make payments on its beneficial interests out of funds distributed to the Owner Trustee as described under "--Priority of Payments";

        (2) purchase, redeem, retire or otherwise acquire for value any beneficial interest in LIFT or any ownership interest of its subsidiaries held by and on behalf of persons other than LIFT, any subsidiary or other persons permitted under the requirements described in clause (2)(b) under "--Limitation on the Issuance, Delivery and Sale of Equity Interests";

        (3) make any interest, principal or premium, if any, payment on the notes or make any voluntary or optional repurchase, defeasance or other acquisition or retirement for value of indebtedness of LIFT or any subsidiary that is not owed to LIFT or any subsidiary other than in accordance with the notes and the indenture, except out of funds other than collections, if any new notes of LIFT issued in connection with that action rank PARI PASSU with the notes being repurchased, defeased, acquired or retired, the controlling trustees determine that the action does not materially and adversely affect the holders of the notes and the rating agencies rating the notes confirm that they will not lower, qualify or withdraw their ratings on the notes as a result; or

        (4) make any investments, other than investments of funds in the accounts permitted under the indenture, investments permitted under provision described under "--Limitation on Engaging in

Business Activities", and investments in any subsidiary that owns aircraft, if written notice of the organization or acquisition of the subsidiary is given to each rating agency rating the notes.

    For purposes of the above provision, the term "investment" means any loan or advance to a person or entity, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of a person or entity, any capital contribution to a person or entity or any other investment in a person or entity. The term "investment" does not include any obligation to make deferred or installment payments pursuant to any agreement for the purchase of aircraft in clause (3) or (5) of the second paragraph under "--Limitation on Aircraft Sales" if LIFT or a subsidiary retains a security interest in the relevant aircraft until all of those obligations are discharged.

  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS

    LIFT has agreed that it will not, and will not permit any subsidiary to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any subsidiary to:

        (1) declare or pay dividends or make any other distributions permitted by applicable law or purchase, redeem or otherwise acquire for value any beneficial interest or other ownership interests of LIFT or any subsidiary;

        (2) pay any indebtedness owed to LIFT or a subsidiary;

        (3) make loans or advances to LIFT or a subsidiary; or

        (4) transfer any of its property or assets to LIFT or any other subsidiary.

The foregoing provision does not restrict any consensual encumbrances or other restrictions:

        (1) existing on June 26, 2001 with respect to the initial 39 aircraft or on the date an aircraft is acquired with respect to any aircraft under the transactional documents described in this prospectus and any amendments, extensions, refinancings, renewals or replacements of those documents, if the consensual encumbrances and restrictions in any amendment, extension, refinancing, renewal or replacement are no less favorable in any material respect to the holders of the notes than those previously in effect; or

        (2) in the case of clause (4) in the prior paragraph, (a) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset or (b) that exist by virtue of any transfer of, agreement to transfer, option or right with respect to, or consensual encumbrance on, any property or assets of LIFT or any subsidiary not otherwise prohibited by the indenture.

    This provision also does not restrict LIFT or any subsidiary from creating, incurring, assuming or suffering to exist any encumbrances not otherwise prohibited under the indenture.

  LIMITATION ON ENGAGING IN BUSINESS ACTIVITIES

    LIFT has agreed that it will not, and will not permit any subsidiary to, engage in any business or activity other than:

        (1) (a) purchasing or otherwise acquiring, owning, holding, converting, maintaining, modifying, managing, operating, leasing or re-leasing aircraft within the limitations described under "--Limitation on Aircraft Acquisitions";

        (b) selling or otherwise disposing of aircraft within the limitations described under "--Limitation on Aircraft Sales"; and

        (c) entering into all contracts and engaging in all related activities incidental to those activities, including from time to time in the ordinary course of business accepting, exchanging, selling or holding promissory notes, contingent payment obligations or equity interests of lessees or their affiliates issued in connection with the bankruptcy, reorganization or other similar process of those lessees or affiliates or in settlement of delinquent obligations or obligations anticipated to be delinquent of those lessees or affiliates;

        (2) providing loans to, and guaranteeing or otherwise supporting the obligations and liabilities of, LIFT or any subsidiary, in each case on such terms and in such manner as the controlling trustees of LIFT see fit, whether or not LIFT or the subsidiary derives a benefit from doing so, if the loan, guarantee or other support is provided in connection with the purposes set forth in clause (1) above and LIFT gives written notice of the loan, guarantee or other support to each rating agency rating the notes;

        (3) financing or refinancing the business activities described in clause (1) above through the offer, sale and issuance of any securities of LIFT, upon such terms and conditions as the controlling trustees see fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by LIFT or any subsidiary;

        (4) engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or that may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of LIFT's or any of its subsidiaries' property or assets, within limits and with providers specified in a resolution of the controlling trustees and submitted to the rating agencies rating the notes, including but not limited to dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, swaps, and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing;

        (5) (a) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clause (1) above if LIFT gives written notice to each rating agency rating the notes that the entity is set up in compliance with the indenture;

        (b) acquiring, holding and disposing of shares, securities and other interests in any such trust, company, syndicate, partnership or other entity; and

        (c) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary within the requirements described under "--Limitation on Aircraft Sales";

        (6) taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies as LIFT or any of its subsidiaries may think fit and to pay the related premiums; and

        (7) entering into any net lease of one or more aircraft between LIFT or any subsidiary of LIFT, acting as the lessor, and a special purpose entity, acting as lessee, under an agreement containing terms required by the indenture and requiring the lessee to comply with all covenants of the indenture relating to the operation of the aircraft if:

            (a) LIFT obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result;

            (b) all costs and expenses of LIFT in connection with the net lease are paid in full by the beneficial interest holders of LIFT;

            (c) any associated redemption of the Class D Notes is effected in accordance with the terms of the indenture; and

            (d) any associated redemption of the Class D Notes does not materially and adversely affect the holders of the notes.

  LIMITATION ON INDEBTEDNESS

    LIFT has agreed that it will not, and will not permit any subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, indebtedness, contingently or otherwise and whether present or future. For ease, the term "incur" is used for each such action.

    The term "indebtedness" means, at any date of determination and without duplication:

        (1) all indebtedness of a person for borrowed money;

        (2) all obligations of a person evidenced by bonds, debentures, notes or other similar instruments;

        (3) all reimbursements and other obligations of a person in respect of letters of credit or other similar instruments;

        (4) all obligations of a person to pay the deferred and unpaid purchase price of property or services due more than six months after the date of purchasing the property or service or taking delivery and title to the property or the completion of the services and payment deferrals arranged primarily as a method of financing the acquisition of the property or service;

        (5) all obligations of a person under a lease of, or other agreement conveying the right to use, any property that is required to be classified and accounted for as a capital lease obligation under generally accepted accounting principles in the United States;

        (6) all indebtedness of other persons secured by a lien on any asset of a person, whether or not such indebtedness is assumed by that person; and

        (7) all indebtedness of other persons guaranteed by a person.

    The foregoing provision does not restrict:

        (1) indebtedness in respect of any initial note;

        (2) indebtedness in respect of any refinancing notes or other indebtedness issued in connection with the repurchase, defeasance, acquisition or retirement for value of any initial notes, if:

            (a) LIFT receives a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result with respect to the refinancing notes or other indebtedness;

            (b) taking into account the refinancing or repurchase, LIFT receives a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result; and

            (c) the net proceeds of the refinancing notes or other indebtedness are applied only (x) to repay the Redemption Price of the notes being refinanced or repurchased and related transaction expenses, (y) to fund any cash collateral account established for the refinancing notes and (z) for deposit into the collections account as cash reserves at any existing or increased level;

        (3) indebtedness in respect of guarantees by any of LIFT or its subsidiaries (other than as provided in clause (5) below) unless it would materially and adversely affect the holders of the notes;

        (4) indebtedness in respect of any additional notes, if:

            (a) the net proceeds of the additional notes are applied (w) to finance the acquisition of additional aircraft where permitted as described under "--Limitation on Aircraft Acquisitions", (x) to pay related transaction expenses, (y) to fund any cash collateral account established for those additional notes and (z) for deposit into the collections account as cash reserves at any existing or increased level;

            (b) LIFT obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result; and

            (c) the additional notes and all other secured obligations will be secured by the collateral under the security trust agreement;

        (5) obligations to each seller of aircraft under each agreement for the purchase of aircraft, any related lease assignment and assumption agreements and obligations to lessees and others under related documents, including any indebtedness owed to any lessee with respect to maintenance contribution obligations, redelivery condition adjustment payments or any other obligation of LIFT or its subsidiaries to a lessee;

        (6) indebtedness under intercompany loans or any agreement between LIFT or any of its subsidiaries if the indebtedness is evidenced by promissory notes and LIFT provides written notice of the indebtedness to each rating agency rating the notes;

        (7) indebtedness of LIFT under any eligible credit facility if LIFT obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result;

        (8) indebtedness required in connection with repossession of any aircraft or engine;

        (9) indebtedness in favor of the issuer of a surety bond, letter of credit or similar instrument to be obtained by LIFT or any of its subsidiaries in connection with the repossession or detention of any aircraft or other enforcement action under a lease; and

        (10) indebtedness in connection with any net lease of one or more aircraft permitted by clause (7) under "--Limitation on Engaging in Business Activities".

    For the purposes of this provision, the term "guarantee" means any contingent or other obligation of a person directly or indirectly guaranteeing any indebtedness or other obligation of any other person. Without limiting the generality of that definition, the term "guarantee" includes any contingent or other obligation of a person directly or indirectly to purchase or pay, or advance or supply funds for the purchase or payment of, the indebtedness or other obligation of another person or entered into for the purpose of assuring in any other manner the person owed the indebtedness or other obligation of its payment or protecting that person against loss in respect to the whole or any part of the indebtedness or other obligation. The term "guarantee" does not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" when used as a verb has a corresponding meaning.

  LIMITATION ON AIRCRAFT SALES

    LIFT has agreed that it will not, and will not permit any subsidiary to, sell, transfer or otherwise dispose of any aircraft or any interest in any aircraft other than as provided in the servicing agreement.

    The foregoing provision does not restrict the sale, transfer or other disposition of:

        (1) any engine or part of any aircraft purchased on the date that aircraft is acquired;

        (2) one or more aircraft or interest in one or more aircraft:

            (a) pursuant to a purchase option or a similar agreement existing on June 26, 2001 with respect to the initial 39 aircraft or on the date the aircraft was acquired in the case of any substitute or additional aircraft; or

            (b) to LIFT or another subsidiary if LIFT provides written notice to each rating agency rating the notes;

        (3) if the sale does not result in default under the concentration limits exercised under "--Operating Covenants--Concentration Limits" and the net present value of the cash net sale proceeds is not less than the Note Target Price;

        (4) in connection with the receipt of insurance proceeds due to an event of loss;

        (5) when the net present value of the cash Net Sales Proceeds is less than the Note Target Price if:

            (a) in any one calendar year sales under this clause do not exceed 10% of the Adjusted Portfolio Value as determined by the most recent appraisals for that year;

            (b) the controlling trustees unanimously confirm that the sale would not materially and adversely affect the holders of the notes; and

            (c) unless LIFT obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result, the sale does not result in a default under the concentration limits described under "--Operating Covenants--Concentration Limits";

        (6) in connection with any net lease permitted by clause (7) under "--Limitation on Engaging in Business Activities"; or

        (7) transfer of title or another interest in an aircraft (A) to or in favor of a trust or an entity for the purposes of registering the aircraft under the laws of an applicable jurisdiction where LIFT or its applicable subsidiary retains the beneficial or economic ownership of the aircraft or (B) from a trust or entity to LIFT or a LIFT subsidiary.

    For the purposes of this provision, the net present value of the cash Net Sales Proceeds is the present value of all payments received or to be received by LIFT or any of its subsidiaries from the date on which the relevant option is granted or the relevant aircraft purchase agreement is executed through and including the date on which title to the aircraft is transferred discounted back to the option granting or execution date, as the case may be, at the weighted average cost of funds of LIFT. The weighted average cost of funds will be based on the cost of funds represented by the notes taking into account any swap agreements.

    "Note Target Price" means an amount equal to 103% of the aggregate outstanding principal balance of the notes plus any accrued but unpaid interest on the principal and any related swap breakage costs, allocable to an aircraft on the date the sale agreement is executed or the option granted. On any date, the outstanding principal balance of the notes allocable to an aircraft is determined by multiplying the principal balance by the Adjusted Base Value of that aircraft on the most recent payment date and dividing the result by the Adjusted Portfolio Value on that payment date.

    "Net Sales Proceeds" means the aggregate amount of cash received or to be received from time to time, whether as initial or deferred consideration, by or on behalf of the seller in connection with the sale, transfer or other disposition of an asset after deducting without duplication reasonable and customary brokerage commissions, fees under the servicing agreement and other similar fees and commissions and the amount of taxes payable in connection with or as a result of the transaction, in each case to the extent, but only to the extent, that the amounts deducted are, at the time of receipt of the cash, actually paid to a person that is not an affiliate of the seller and are properly attributable to the transaction or to the asset.

  LIMITATION ON AIRCRAFT ACQUISITIONS

    LIFT has agreed that it will not, and will not permit any subsidiary to, purchase or otherwise acquire any aircraft other than the initial 39 aircraft.

    LIFT and its subsidiaries may, however, purchase or otherwise acquire, directly or indirectly, additional aircraft from time to time if:

        (1) no indenture event of default has occurred and is continuing;

        (2) the acquisition does not result in a default under the concentration limit described under "--Operating Covenants--Concentration Limits"; and

        (3) after giving effect to the acquisition, no more than 90% of the appraised base value of the aircraft in LIFT's portfolio consists of Stage 3 narrowbody aircraft, no more than 60% of the appraised base value of that portfolio consists of Stage 3 widebody aircraft, no more than 15% of the appraised base value of that portfolio consists of regional jets and none of the aircraft in the portfolio are turboprop aircraft unless LIFT obtains a confirmation from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result.

  LIMITATION ON MODIFICATION PAYMENTS AND CAPITAL EXPENDITURES

    LIFT has agreed that it will not, and will not permit any subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any aircraft, including the optional conversion of any aircraft from a passenger aircraft to a freighter or mixed-use aircraft or the purchase or other acquisition of any engines or parts outside of the ordinary course of business. An aircraft modification payment does not include any capital expenditure made in the ordinary course of business in connection with a new lease of an aircraft or any capital expenditure requirements existing in any lease on June 26, 2001 for the initial 39 aircraft or the date on which it was acquired in the case of any other aircraft.

    LIFT and its subsidiaries may, however, make an aircraft modification payment if:

        (1) that and all other modification payments made after June 26, 2001 with respect to any single aircraft do not exceed the amount of funds that would be necessary to perform one incident of heavy maintenance on the aircraft;

        (2) the modification payment is included in the annual operating budget of LIFT and its subsidiaries and approved by the controlling trustees or the amount of funds necessary to make that modification payment has been accrued in the expense account or otherwise allowed to be paid under the provision described under "--Limitation on Indebtedness"; and

        (3) that and all other modification payments do not exceed 5% of the aggregate initial appraised value of all aircraft.

  LIMITATION ON CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

    LIFT has agreed that it will not, and will not permit any subsidiary to, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets as an entirety or substantially as an entirety, in one transaction or in a series of related transactions to any other person, or permit any other person to merge with or into LIFT or any subsidiary, unless:

        (1)(a) the resulting entity is a special purpose entity, with a charter that is substantially similar to that of LIFT or the subsidiary;

          (b) payments from the resulting entity to the holders of the notes do not give rise to any withholding tax payments less favorable to them than the amount of any withholding tax payments that would have been required had the event not occurred; and

          (c) the entity is not subject to taxation as a corporation, an association or publicly traded partnership taxable as a corporation;

        (2) in the case of LIFT, the current beneficial interests remain outstanding or are exchanged for new interests that have substantially the same terms and conditions and the resulting entity expressly assumes all of the obligations of LIFT in the indenture, the notes and each other transaction document described in this prospectus;

        (3) a confirmation is obtained from the rating agencies rating the notes that they will not lower, qualify or withdraw their ratings as a result;

        (4) immediately after giving effect to the transaction, no indenture event of default occurs and is continuing;

        (5) the transaction does not result in the recognition of gain or loss by the holders of the beneficial interest of LIFT for United States federal income tax purposes; and

        (6) LIFT delivers to the trustee an officer's certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and any related supplemental indenture comply with the above criteria and, if applicable, the requirements described under "--Limitation on Aircraft Sales" and that all applicable conditions precedent under the indenture relating to such transaction have been satisfied.

    The foregoing provision does not apply to a consolidation, merger, sale, conveyance, transfer, lease or disposition:

        (a) within LIFT and its subsidiaries if it would not materially and adversely affect the holders of the notes and LIFT gives written notice to each rating agency rating the notes;

        (b) complying with the terms of the requirements described under "--Limitation on Aircraft Sales"; or

        (c) effected as part of a single transaction providing for the redemption or defeasance of the notes in accordance with their terms.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

    LIFT has agreed that it will not, and will not permit any subsidiary to, directly or indirectly, enter into, renew or extend any transaction with any affiliate of LIFT or any subsidiary, except upon fair and reasonable terms no less favorable to LIFT or the subsidiary than could be obtained in a comparable arm's-length transaction with a person that is not an affiliate. Without limiting the foregoing, this provision applies to the purchase, sale, lease or exchange of property or assets, or the rendering of any service.

    The foregoing limitation does not limit or apply to:

        (1) any transaction in connection with the establishment of LIFT and its subsidiaries or its acquisition of the initial 39 aircraft or made under the transactional documents described in this prospectus;

        (2) any transaction among LIFT and its subsidiaries unless it would materially and adversely affect the holders of the notes;

        (3) the payment of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of, the controlling trustees;

        (4) any payments on or with respect to the notes or to the owner trustee under the indenture and to the holders of the beneficial interests of LIFT under its trust agreement;

        (5) the acquisition of additional aircraft or any transaction complying with the provisions described under "--Limitation on Aircraft Sales";

        (6) any payments of the types referred to in clause (1) or (2) of the provision described under "--Limitation on Restricted Payments" and not prohibited under those clauses; or

        (7) the sale of LIFT or any subsidiary as part of a single transaction providing for the redemption or defeasance of notes in accordance with their terms.

  LIMITATION ON THE ISSUANCE, DELIVERY AND SALE OF EQUITY INTERESTS

    LIFT has agreed that it will not:

        (1) issue, deliver or sell any shares, interests, participations or other equivalents in equity however designated and whether voting or non-voting, other than beneficial interests existing on June 26, 2001; or

        (2) sell or permit any subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equivalents in equity however designated and whether voting or nonvoting, other than the beneficial interests and shares existing on June 26, 2001.

The foregoing provision does not apply to:

        (a) issuances, sales, delivery, transfer or pledge of beneficial interests in any LIFT group member to or for the benefit of any other LIFT group member;

        (b) issuances or sales of any additional beneficial interest of LIFT to finance the acquisition of additional aircraft as permitted by the indenture if the rating agencies rating the notes confirm that they will not lower, qualify or withdraw their ratings as a result and the net proceeds are used only to finance such an aircraft acquisition, to fund any cash collateral account, for deposit as cash reserves in the collections account or to pay any related transaction expenses;

        (c) issuances or sales of interests of foreign subsidiaries of LIFT to nationals in their jurisdiction of incorporation or organization to the extent required by applicable law or necessary in the determination of the controlling trustees to avoid adverse tax consequences or to facilitate the registration or leasing of aircraft;

        (d) the pledge of interests in subsidiaries under the security trust agreement;

        (e) the sale of any interests of a subsidiary of LIFT to effect the sale of all aircraft owned by the subsidiary in compliance with the terms of the requirements described under "--Limitation on Aircraft Sales"; and

        (f) the issuance of additional beneficial interests in LIFT to the holders of its current beneficial interest to the extent those holders provide funds to LIFT to effect a redemption, to fund payments to be made to cure interest shortfalls or to discharge the notes upon their acceleration.

BANKRUPTCY AND INSOLVENCY

    LIFT has agreed that:

        (1) it will promptly provide the trustee and the rating agencies rating the notes with written notice of any proceeding by or against LIFT or any of its subsidiaries seeking to adjudicate any of them bankrupt or insolvent, seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for either all or any substantial part of its property;

        (2) it will not take any action to waive, repeal, amend, vary, supplement or otherwise modify its charter documents that would adversely affect the rights, privileges or preferences of any holders of the notes, as determined by the controlling trustees; and

        (3) it will not, without an affirmative unanimous written resolution of the controlling trustees, take any action to waive, repeal, amend, vary, supplement or otherwise modify the provision of its trust agreement that requires a unanimous resolution of the controlling trustees or limits the actions of its beneficial interest holders with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings.

  PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND INTEREST

    LIFT has agreed that it will duly and punctually pay the principal, premium, if any, and interest on the notes in accordance with the terms of the indenture and the notes.

  LIMITATION ON EMPLOYEES

    LIFT has agreed that it will not, and will not permit any of its subsidiaries to, employ or maintain any employees other than as required by law. The trustees and directors of LIFT or any of its subsidiaries are not deemed to be employees for this purpose.

OPERATING COVENANTS

  CONCENTRATION LIMITS

    LIFT has agreed that it will not, and will not permit any subsidiary to, lease or re-lease any aircraft if doing so would violate the concentration limits listed below unless the rating agencies rating the notes confirm that they will not lower, qualify or withdraw their ratings on the notes as a result. LIFT and its subsidiaries may, however, renew or extend any lease to an existing lessee even if that would result in a violation of the concentration limits. The concentration limits may be changed in the future but only if the rating agencies rating the notes confirm that they will not lower, qualify or withdraw their ratings on the notes as a result.

                                                       PERCENTAGE OF MOST RECENT
                                                          APPRAISED VALUE OF
LESSEE CONCENTRATION LIMITS                                  PORTFOLIO(1)
---------------------------                            -------------------------
Single lessee rated the equivalent of BBB/Baa2 or
  better.............................................               15
Other single lessees.................................               12
Five largest lessees.................................               40(2)

                                                      PERCENTAGE OF MOST RECENT
                                                         APPRAISED VALUE OF
COUNTRY CONCENTRATION LIMITS                                PORTFOLIO(1)
----------------------------                          -------------------------
Countries rated the equivalent of AAA/Aaa(3)........              30
Countries rated the equivalent of BBB/Baa2 or
  better(3).........................................              20
Other...............................................              15

                                                       PERCENTAGE OF MOST RECENT
                                                          APPRAISED VALUE OF
REGION CONCENTRATION LIMITS                                  PORTFOLIO(1)
---------------------------                            -------------------------
Developed Market region(4)...........................               60
Emerging Market region(4)............................               30
Asia and Pacific regions together(4).................               45
Undesignated(4)......................................               20(5)

------------------------

(1) This percentage is obtained by dividing the most recent appraised value of all aircraft leased or to be leased to lessees habitually based in the applicable country by the most recent appraised value of all aircraft then owned by LIFT and its subsidiaries.

(2) On and after June 26, 2006, the initial Lessee Concentration Limit of 40% of the aggregate appraised value of the aircraft applicable to the five largest lessees will reduce to 35%, unless the rating agencies rating the notes confirm to LIFT that they will not lower, qualify or withdraw their ratings as a result of retaining the 40% limit.

(3) The applicable rating is the sovereign foreign currency debt rating assigned by the rating agencies rating the notes to the country in which a lessee is habitually based at the time the relevant lease is executed.

(4) The designation of regions is set out below.

(5) In addition, no more than 10% of the most recent appraised value of the aircraft may be leased to lessees habitually based in "Undesignated" countries rated below the equivalent of BBB/Baa2 and no more than 5% of the most recent appraised value of the aircraft may be leased to lessees habitually based in "Undesignated" countries in Africa.

REGION                                                              COUNTRY
------                                      --------------------------------------------------------
Developed Markets
  Europe..................................  EU*, Norway and Switzerland
  North America...........................  Canada and United States
  Pacific.................................  Australia, Hong Kong, Japan, New Zealand and Singapore

Emerging Markets
  Asia....................................  China, India, Indonesia, Korea, Malaysia, Pakistan,
                                            Philippines, Sri Lanka, Taiwan and Thailand
  Europe and Middle East..................  Czech Republic, Greece,** Hungary, Israel, Jordan,
                                            Poland, Russia and Turkey
  Latin America...........................  Argentina, Brazil, Chile, Columbia, Mexico, Peru and
                                            Venezuela

Undesignated..............................  All other countries, which are generally those with small or undeveloped capital markets

------------------------

 *  Except Greece and Luxembourg.

** If Greece is admitted to the Euro zone, then Greece will be included as a member of the Europe Developed Market Region.

    In addition, the indenture does not permit LIFT or any of its subsidiaries to lease or re-lease aircraft to lessees who operate or intend to operate those aircraft in specified countries listed in the indenture and in other countries listed in the indenture without procuring airline repossession insurance. The list of prohibited countries and countries with respect to which airline repossession insurance must be procured may be modified from time to time upon the approval of the rating agencies rating the notes.

    The indenture contains no limitations on the countries or regions where sub-lessees may habitually base aircraft if the sublease is permitted under the relevant lease and the relevant lessee is a signatory to a lease.

  COMPLIANCE WITH LAW; MAINTENANCE OF PERMITS

    LIFT has agreed that it and its subsidiaries will (1) comply with applicable laws, (2) with limited exceptions, obtain all material governmental registrations, certificates, licenses, permits and authorizations required to use and operate the aircraft they own, (3) not cause or knowingly permit any lessee to operate any aircraft under any lease in any material respect contrary to any applicable law and (4) with limited exceptions, not knowingly permit any lessee not to obtain all material governmental registrations, certificates, licenses, permits and authorizations required for the lessee's use and operation of its leased aircraft.

    The foregoing provision will not be deemed to have been breached by virtue of acts or omissions of a lessee, sub-lessee or any person who has possession of the aircraft or any engine for the purpose of repairs, maintenance, modification or storage or by virtue of any requisition, seizure, or confiscation of the aircraft if neither LIFT nor any subsidiary consents to those acts or omissions and LIFT or any subsidiary that is the lessor or owner of the aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would take under similar circumstances.

  APPRAISAL OF AIRCRAFT

    LIFT has agreed to deliver, commencing in 2002, to the trustee appraisals of the base value of each of the aircraft at least once each year by July 1. The appraisals must come from at least three independent appraisers that are members of the International Society of Transport Aircraft Trading or any similar organization and be dated within 30 days prior to their delivery to the trustee.

  MAINTENANCE OF AIRCRAFT

    LIFT has agreed that it and its subsidiaries will maintain each leased aircraft and engine in a condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft leased under similar circumstances. LIFT also has agreed to maintain each aircraft that is not subject to a lease in a condition consistent with the reasonable commercial practice of leading international aircraft operating lessors with respect to similar aircraft not under lease.

    The foregoing provision will not be deemed to have been breached by virtue of acts or omissions of a lessee, sub-lessee or any person who has possession of the aircraft or any engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the aircraft if neither LIFT nor any subsidiary consents to those acts or omissions and LIFT or any subsidiary that is the lessor or owner of the aircraft promptly and diligently takes such commercially reasonable actions as a leading international aircraft operating lessor would take under similar circumstances.

  NOTIFICATION OF THE TRUSTEE AND THE ADMINISTRATIVE AGENT

    LIFT has agreed to notify the trustee and the administrative agent as soon as LIFT or any subsidiary becomes aware of any loss, theft, damage or destruction to any aircraft or engine if the potential cost of repair or replacement exceeds $2,000,000.

  LEASES

    The indenture requires LIFT in general to use the pro forma lease agreements then in use by the servicer as a starting point in the negotiation of future leases other than intracompany leases. These pro forma leases may be revised especially for use by LIFT and its subsidiaries. In connection with any renewal or extension of a lease, LIFT may use the pre-existing lease as a starting point in the lease negotiations. LIFT may also use a pre-existing lease as a starting point in negotiations in connection with the leasing of any aircraft that is managed or serviced by the servicer.

    If in their annual review of the pro forma lease the controlling trustees determine that any revision to the pro forma lease made since their last review is substantially inconsistent with the core lease provisions listed in the indenture and materially and adversely affects the holders of the notes, the indenture requires the controlling trustees to direct the servicer not to include that revision in the pro forma lease to be used as the starting point in the negotiation of future leases. If the controlling trustees determine that the revision to the pro forma lease will not materially and adversely affect the holders of the notes, the controlling trustees must amend the applicable core lease provisions and notify the rating agencies rating the notes of any lease entered into in the future whose terms are materially less favorable from the point of view of the lessor than that of any lease then in effect.

    Neither LIFT nor any subsidiary may enter into any future lease if the rental payments are denominated in a currency other than United States dollars unless the rating agencies rating the notes confirm that they will not lower, qualify or withdraw their ratings on the notes as a result.

    The indenture requires that each lease of an aircraft owned by LIFT or a subsidiary, other than an intracompany lease, contain an indemnity from the lessee in respect of any losses or liabilities arising from the use or operation of the aircraft during the term of the lease. The indemnity may be subject to exceptions, limitations and qualifications that are consistent with the reasonable commercial practices of leading international aircraft operating lessors.

  OPINIONS

    The indenture prohibits LIFT and its subsidiaries from entering into any future lease, other than an intracompany lease, or changing the jurisdiction of registration of any aircraft that is subject to a lease, unless the servicer or an additional servicer obtains legal opinions regarding compliance with the registration requirements of the relevant jurisdiction, enforceability of the future lease and certain other matters that would customarily be obtained by leading international aircraft operating lessors.

  INSURANCE

    LIFT has agreed that it or its subsidiaries will maintain (1) airline hull insurance for each aircraft in an amount at least equal to the Note Target Price for that aircraft, (2) airline liability insurance for each aircraft and occurrence in an amount at least equal to the relevant amounts stated in the indenture for each model of aircraft, as those amounts may be changed in the future with the approval of the rating agencies rating the notes and
(3) airline repossession insurance for each aircraft subject to a lease and habitually based in specified jurisdictions in underdeveloped markets, in an amount at least equal to the Note Target Price for that aircraft. LIFT has agreed that, for the period August 25, 2001 to June 26, 2002, it will, if requested by any rating agency rating the notes, obtain aircraft repossession insurance for aircraft leased to lessees habitually based in specified countries in underdeveloped markets. That period may be extended for up to one year if a rating agency so requests. Any insurance for any aircraft subject to a lease may be subject to commercially reasonable deductible and self-insurance arrangements. The coverage and terms of any insurance maintained for any aircraft not subject to a lease must be consistent with the commercial practices of leading international aircraft operating lessors regarding similar aircraft.

    In determining the amount of insurance required to be maintained, LIFT may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency the sovereign foreign currency debt of which is rated at least AA, or the equivalent, by at least one of the rating agencies rating the notes. Any such indemnification or insurance must provide substantially similar protection as the insurance required by this covenant. LIFT is not required to maintain any insurance to the extent that such insurance is not generally available in the relevant insurance market at commercially reasonable rates.

  COMPLIANCE THROUGH AGENTS

    LIFT is entitled to delegate the performance of any of its operating obligations under the indenture to one or more service providers if the document under which the delegation is made is included as collateral under the security trust agreement. This provision is not intended to relieve LIFT from any liability if LIFT or any service provider fails to perform any obligation strictly in accordance with the indenture.

INDENTURE EVENTS OF DEFAULT AND REMEDIES

    Each of the following events is an "indenture event of default" with respect to any subclass of notes:

        (1) A failure to pay when due the Interest Amount on any subclass of notes that continues for a period of five or more business days.

        (2) A failure to pay when due principal on any subclass of notes either on or prior to its final maturity date.

        (3) A failure to pay when due any amount, other than interest, on any subclass of notes if there are amounts available in the collections account or any cash collateral account on a payment date to pay that amount and the failure continues for five or more business days after that payment date.

        (4) A failure by LIFT to comply with any of the provisions of the indenture or any notes, other than a payment default under clause (1), (2) or
(3) above, if the failure materially and adversely affects the holders of that subclass of notes and continues for a period of 30 days or more after written notice to LIFT by the controlling party or by holders of at least 25% of the outstanding principal balance of the senior-most class.

        If the failure can be cured within 90 days of the date of that notice and the administrative agent has promptly provided the trustee with a certificate stating that LIFT has commenced, or will promptly commence, and diligently pursue all reasonable efforts to cure the failure, the 30-day period may be extended so long as LIFT or any subsidiary is diligently pursuing the cure but no longer than 90 days.

        (5) The entry by a court of a decree or order that remains unstayed and undismissed for 90 days for:

            (a) relief in respect of LIFT or any subsidiary that owns or leases aircraft with a base value of at least 10% of the Adjusted Portfolio Value at that time under any applicable law relating to bankruptcy, insolvency, reorganization or other similar law;

            (b) appointment of a receiver, trustee or similar official of LIFT or any such subsidiary; or

            (c) the winding up or liquidation of the affairs of LIFT or such subsidiary.

        (6) LIFT or any such subsidiary:

            (a) commences a voluntary case under any applicable law relating to bankruptcy, insolvency, reorganization or other similar law or consents to the entry of an order for relief in any involuntary case under any such law;

            (b) consents to the appointment of or taking possession by a receiver, liquidator, trustee or similar official for LIFT or any such subsidiary or for all or substantially all of the property and assets of LIFT or any such subsidiary; or

            (c) effects any general assignment for the benefit of creditors.

        (7) A judgment or order for the payment of money in excess of 5% of the aggregate Adjusted Portfolio Value is rendered against LIFT or any subsidiary and either:

            (a) enforcement proceedings are commenced on the judgment or order;
or

            (b) no stay of enforcement of the judgment or order is in effect for 10 consecutive days. A judgment or order will not be an indenture event of default so long as (x) the amount of the judgment or order is covered by a binding policy of insurance and (y) the insurer, who must be rated at least "A" by A.M. Best Company or similar successor entity, has been notified of, and has not disputed the claim for, the amount of the judgment or order.

        (8) The constitutional documents of LIFT cease to be in full force and effect and are not replaced with documents that have the same terms.

    The indenture provides that, within 30 days of an indenture event of default as to any subclass of notes, the trustee will mail to LIFT and to the holders of notes of that subclass notice of all existing defaults under the indenture known to it. Other than a default as to the payment of interest, principal or premium, the trustee may withhold the notice if it determines in good faith that withholding the notice is in the interest of the affected holders.

    If an indenture event of default, other than an indenture event of default under clause (5) or (6) above, occurs and is continuing, the controlling party may give a default notice to LIFT, the administrative agent, the security trustee and the trustee declaring the outstanding principal balance of the notes and all accrued and unpaid interest to be due and payable. The "controlling party" is either the senior trustee or, in some instances, the provider of a senior eligible credit facility. If the controlling party is the senior trustee, the holders of at least 25% of the outstanding principal balance of the senior-most class of notes may instruct the controlling party in writing to give a default notice. If the controlling party is the facility provider, only it may give a default notice.

    At any time after the controlling party has sent a default notice and before the exercise of any other remedies, the controlling party may annul the declaration and its consequences by written notice to LIFT, the senior trustee, the administrative agent, the security trustee and the trustee if:

        (1) LIFT deposits an amount sufficient to pay all overdue installments of interest, the principal and premium on the notes that would have become due other than by acceleration;

        (2) the annulment would not conflict with any judgment or decree; and

        (3) all other defaults other than nonpayment of amounts that become due solely because of acceleration have been cured or waived.

If the controlling party is the senior trustee, the holders of at least 25% of the outstanding principal balance of the senior-most class of notes may direct the controlling party to give that notice of annulment.

    If the controlling party is a credit facility provider, only it may give a notice of annulment. If an indenture event of default under clause (5) or
(6) occurs, all principal, interest and premium will automatically become due without any further action by any party.

    The "senior trustee" is:

        (1) so long as any Class A Notes are outstanding, the representative of the majority holders of the Class A Notes;

        (2) after the Class A Notes have been repaid in full, and so long as any Class B Notes are outstanding, the representative of the majority holders of the Class B Notes;

        (3) after the Class A Notes and Class B Notes have been repaid in full and so long as any Class C Notes are outstanding, the representative of the majority holders of the Class C Notes; and

        (4) after the Class A Notes, the Class B Notes and the Class C Notes have been repaid in full and so long as any Class D Notes are outstanding, the representative of the majority holders of the Class D Notes.

If at any time each subclass of the senior-most class of notes does not have the same trustee, then the senior trustee will be the trustee of the subclass with the lowest numerical designation. As of the date of this prospectus, the senior trustee for each class of notes is Bankers Trust.

    The indenture will entitle the trustee, subject to its duty during a default to act with the required standard of care, to be indemnified by the holders of any class of notes before exercising any right or power under the indenture at the request or direction of those holders. Except in limited circumstances, no holder has the right to sue for recovery or take any other actions to enforce the obligations of LIFT to pay any and all amounts due and payable under the notes other than through the senior trustee acting in accordance with the indenture. No holder of the notes has the right to take any steps to cause the filing for bankruptcy of LIFT or any subsidiary.

    Upon acceleration, the security trustee may exercise such remedies as to the collateral under the security trust agreement as are provided by the Uniform Commercial Code and other applicable law. These remedies include the sale of all or any part of the collateral at public or private sale for cash, credit or other terms as the security trustee may determine to be commercially reasonable.

SUBORDINATION

    Under the terms of the indenture and the security trust agreement, each holder of a Note agrees that its claims against LIFT for payment of any amount are subordinate to any claims that have a higher payment priority as described above in "--Priority of Payments" and "--Allocation of Principal among Subclasses of Notes." This subordination continues until the holder of a prior claim, or the trustee on its behalf, has received the full cash amount of the prior claim. Each holder is also obligated to hold for the benefit of the holder of a prior claim any amounts received by the holder that should have been paid to or on behalf of the holder of a prior claim. Each holder also agrees to execute and deliver such instruments and documents, and take all further action, that the controlling party may reasonably request in order to effectuate the above. Funds provided by the holders of beneficial interests in LIFT to cure interest shortfalls amounts in any cash collateral account, funds provided for a defeasance of the notes and for an optional redemption of the notes and proceeds of refinancing notes are not subject to these subordination provisions.

    Under the security trust agreement, so long as any prior claims remain unpaid, neither any trustee or representative of any holders of notes whose claims are not prior nor the holders of these claims themselves may commence or join in commencing any enforcement, collection, foreclosure or other proceeding as to the collateral. Upon request by the controlling party, however, the holders of the junior claims and their representatives must, at the expense of LIFT, join in enforcement, collection, foreclosure or other proceedings and otherwise cooperate in the proceedings with the security trustee. They must also execute all such consents, pleadings, releases and other instruments as the security trustee may reasonably request. The conduct of the proceedings are at all times to be under the exclusive control of the security trustee.

    Furthermore, upon request by the controlling party, the representatives of the holders of the junior claims are required to release the security in their favor in any collateral and execute all such instruments as the controlling party may reasonably request upon any sale, lease, transfer or other disposition of any collateral under the security trust agreement. Neither the holders of the junior claims nor their representatives may contest the validity, perfection or priority of, or seek to avoid, the rights of the controlling party or the holders of the prior claims as to any collateral.

MODIFICATION AND WAIVER

    The indenture provides that, with the consent of the holders of a majority of the outstanding principal balance of the notes voting as a single class, LIFT, when authorized by a controlling trustee's resolution, may amend or modify the notes or the indenture. Without the consent of each provider of an eligible credit facility, no amendment may modify the provisions of the indenture relating to that credit facility or, to the extent affecting its credit facility, credit facilities generally.

    Except as provided in the indenture in connection with the issuance of additional notes or except as described under "--Allocation of Principal among Subclasses", no amendment may without the consent of each swap provider, each provider of an eligible credit facility and the holder of each note affected by the amendment: (1) alter the frequency or the currency of payment of, the maturity of, or the method of calculation of the amount of any interest, principal and premium on any subclass of notes, (2) reduce the percentage of the outstanding principal balance of any subclass required to approve any amendment or waiver or (3) alter the manner or priority of payment of any subclass of notes.

    The holders of a majority of the outstanding principal balance of the senior-most class by notice to the senior trustee may waive some indenture events of default. Any modification approved by the required holders of any subclass of notes will be binding on the holders of that subclass of notes and each party to the indenture. LIFT is not restricted from amending any lease if the amendment is otherwise permitted by the indenture.

    The subordination provisions contained in the indenture may not be amended or modified without the consent of each swap provider, each provider of an eligible credit facility, each holder of the subclass of notes affected by the amendment or modification and each holder of any subclass of notes that has a payment priority higher than that of those notes. The provisions in the indenture relating to the priority of expenses, swap payments or any eligible credit facilities may in no event be amended or modified.

NOTICES TO HOLDERS

    Except as provided below, any notice to the holders of notes is valid if given:

        (1) by publication in the LUXEMBURGER WORT or, if that newspaper is no longer published or timely publication is not practicable, in such English language newspaper or newspapers with a general circulation in Europe as the trustee approves;

        (2) by either of the information in the notice appearing on the relevant page of the Reuters screen or such other medium for the electronic display of data as may be approved by the trustee and notified to holders or publication in the FINANCIAL TIMES and the National Edition of THE WALL STREET JOURNAL or, if either newspaper is no longer published or timely publication is not practicable, in such English language newspaper or newspapers with a general circulation in Europe and the United States as the trustee approves; and

        (3) until such time as definitive notes are issued and so long as the notes are registered in the name of a nominee for DTC, Euroclear or Clearstream, Luxembourg, and so long as the notes are listed on the Luxembourg Stock Exchange and its rules so permit, delivery of the relevant notice to DTC, Euroclear and Clearstream, Luxembourg, as applicable, for communication by them to the holders.

    Any notice to the holders of any subclass of notes bearing interest based on a floating rate that specifies an interest rate for those notes, any payment date, any principal payment or any payment of premium is validly given by delivery to DTC, Euroclear and Clearstream, Luxembourg, as applicable, for communication by them to the holders, does not need to be published in the LUXEMBURGER WORT, and must be promptly given to Kredietbank S.A. Luxembourg and made available at the office of the Luxembourg paying agent. Any notice specifying an increase in the interest rate of any subclass of notes due to Maturity Step-Up Interest or Registration Step-Up Interest or redemption of principal of any notes must be published in the LUXEMBURGER WORT or another daily newspaper of general circulation in Luxembourg. Any notice is deemed to have been given on the first day on which any of those conditions shall have been met.

    Notices to holders of the Class D Notes generally will be made by the trustee directly to the holders.

    The trustee may approve some other method of giving notice to the Noteholders if, in its opinion, the other method is reasonable in light of the number and identity of the holders and prevailing market practice, is in the best interests of the holders and will comply with the rules of the Luxembourg Stock Exchange, as confirmed by Kredietbank S.A. Luxembourg or any other stock exchange on which the notes may be listed. The trustee must give notice of its approval of another method of notice.

ACCOUNTS

    The administrative agent, acting on behalf of the security trustee, has directed the operating bank under the security trust agreement to establish and maintain on the operating bank's books and records in the name of the security trustee the following accounts:

        (1) the "collections account";

        (2) one or more "rental accounts";

        (3) one or more "lessee funded accounts" in which cash security deposits and segregated funds are held in accordance with the requirements of a lease;

        (4) the "expense account";

        (5) one note account for each subclass of the initial notes; and

        (6) an owner trustee's account.

    When required under the indenture or by action of the controlling trustees, the administrative agent is to direct the operating bank to maintain in the name of the security trustee:

        (1) the "aircraft purchase account";

        (2) the "defeasance/redemption account";

        (3) the "refinancing account"; and

        (4) any cash collateral accounts.

    Each of the foregoing accounts has been or will be established and maintained initially with Bankers Trust. The administrative agent has agreed to replace Bankers Trust as the operating bank if Bankers Trust fails to maintain either a long-term unsecured debt rating of A or better by Moody's or a short-term unsecured debt rating of A-1+ by Standard & Poor's, P-1 by Moody's and if rated by Fitch, F1. The security trustee and the trustee have appointed the administrative agent as their agent to direct withdrawal and transfer from the accounts. Neither the security trustee nor the trustee are responsible for the acts or omissions of the administrative agent.

    Funds on deposit in the accounts will be invested and reinvested by the administrative agent on behalf of the security trustee in one or more investments permitted under the indenture. The controlling trustees of LIFT may direct these investments unless the notes are accelerated. Investment earnings, net of losses and investment expenses will be deposited in the collections account. The investment of funds in any lessee funded account must be made in a manner and with maturities that conform, and the use of earnings must also conform, to the requirements of the related leases.

  RENTAL ACCOUNTS

    LIFT is to direct all of the lessees to make all payments under the leases directly into the applicable rental accounts. The administrative agent is to transfer all funds deposited into the rental accounts into the collections account within one business day of receipt. Limited amounts may need to be left on deposit for local legal or regulatory reasons.

  NON-TRUSTEE ACCOUNTS

    If the administrative agent determines that, for any tax or other regulatory or legal reason, any payments under any leases may not be deposited into an account in the name of the security trustee, LIFT may establish one or more non-trustee accounts for such amounts in its own name. Any non-trustee account must be subject to the direction and control of the administrative agent on behalf of the security trustee.

  COLLECTIONS ACCOUNT

    All collections received by LIFT and its subsidiaries must be deposited in the collections account and either be transferred to another Account or retained in the collections account. "Collections" include all amounts received by LIFT and its subsidiaries, including:

    (1) rental payments transferred from the rental accounts;

    (2) payments under any letter of credit, letter of comfort, letter of guarantee or other assurance in respect of a lessee's obligations under a lease;

    (3) cash reserves in the collections account;

    (4) amounts received as damages or for any breach of contract for nonpayment of any of the foregoing;

    (5) proceeds of any aircraft sale or amounts received under any agreement for the purchase of aircraft;

    (6) proceeds of any insurance payments for any aircraft;

    (7) amounts transferred from a lessee funded account to the collections account;

    (8) net payments to LIFT under any swap agreement;

    (9) investment income from the accounts;

    (10) any proceeds or other payments received under the purchase agreement with General Electric Capital Corporation or any amounts transferred from the aircraft purchase account; and

    (11) any other amounts received by any member of LIFT and its subsidiaries.

    Collections do not include funds required to be segregated by leases, funds to be applied in connection with a redemption or defeasance, funds received in connection with a refinancing of notes and other amounts required to be paid over to any third party pursuant to any contract.

  LESSEE FUNDED ACCOUNT

    Lessee security deposits and payments for maintenance reserves may be required to be segregated from other LIFT funds. These amounts will be held in a lessee funded account. Funds on deposit in any lessee funded account will be used to pay for maintenance and to repay security deposits or to make such other payments as may be required or permitted under the terms of the relevant leases. They also may be applied against maintenance payments otherwise required to be made by the lessee during the term of the related lease. These amounts may not be used to make payments on the notes at any time, including after a default, except to the extent applied to unpaid rents and other amounts due from the lessee. If a lessee relinquishes its rights to receive these amounts at the end of a lease, any surplus funds may be moved from the lessee funded account to the collections account.

  EXPENSE ACCOUNT

    On each payment date, the administrative agent is to withdraw the funds from the collections account, in the priority of payments established for the notes, to replenish the expense account to the required expense amount. On any payment date or any other day, the administrative agent may withdraw funds from the expense account to pay expenses then due. Aircraft modification payments and refinancing costs may be withdrawn only to the extent sufficient accruals were made for those purposes. If funds in the expense account are insufficient to pay all expenses due on any day other than a payment date, the administrative agent may withdraw funds from the collections account to avoid a default by LIFT in its obligations to any third party.

  REFINANCING ACCOUNT

    Upon receipt of a notice of a refinancing, the trustee must direct the administrative agent to cause the operating bank to establish a refinancing account for the benefit of the holders of the subclass of notes to be refinanced. The administrative agent will deposit into the refinancing account all net proceeds of any such refinancing after application of accruals made for that purpose in the expense account. Those amounts will be held in the refinancing account until the principal, interest and premium on the refinanced notes are paid and the refinanced notes are canceled.

  DEFEASANCE/REDEMPTION ACCOUNT

    Upon receipt of a notice that any subclass of notes is to be redeemed or defeased other than in a refinancing, the trustee must direct the administrative agent to cause the operating bank to establish and maintain a defeasance/redemption account. All amounts received for the purpose of any such redemption or defeasance are to be deposited in the defeasance/redemption account.

  AIRCRAFT PURCHASE ACCOUNT

    The proceeds of any additional notes after making any other required deposits must be deposited in the aircraft purchase account and held in that account until applied for the purchase of additional aircraft.

  NOTE ACCOUNT

    Upon the issuance of notes of any subclass for which a note account was not previously established, the trustee must direct the administrative agent to cause the operating bank to establish and maintain a note account for that subclass of notes. All amounts transferred to a note account for any subclass of notes in accordance with the "--Priority of Payments" above are to be applied to the payment of that subclass of notes.

  OWNER TRUSTEE ACCOUNT

    All amounts transferred to the owner trustee account as described under "--Priority of Payments" are to be paid to the owner trustee account for further application by the owner trustee in accordance with the trust agreement of LIFT.

THE COLLATERAL

    LIFT, its subsidiaries and the security trustee have entered into the security trust agreement dated as of June 26, 2001. Under the security trust agreement, LIFT and its subsidiaries have granted to the security trustee, for its benefit and the benefit of the holders of the notes, persons providing services to LIFT, such as GE Capital Aviation Services, Limited, the trustee, the administrative agent and others, swap providers and providers of eligible credit facilities and in order to secure the payment and performance of all of their obligations, a security interest in all of their right, title and interest in the collateral. The "Collateral" includes, but is not limited to, the following:

    (1) all of the outstanding shares of common stock of subsidiaries and indebtedness of subsidiaries, all additional shares of stock acquired by LIFT and each of its subsidiaries and additional indebtedness owed to LIFT and each of its subsidiaries and all property received, receivable or otherwise distributable in respect to or in exchange for any stock or indebtedness;

    (2) all of the beneficial interests in subsidiaries, all additional beneficial interests acquired by LIFT and each of its subsidiaries, any and all certificates or instruments evidencing or creating those interests and all property received, receivable or otherwise distributable in respect of or in exchange for those interests;

    (3) all of the non-trustee accounts, all funds in those accounts, all notes and other instruments delivered to or otherwise possessed by the security trustee for or on behalf of LIFT and each of its subsidiaries and all property received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

    (4) all rights of LIFT and each of its subsidiaries to each other Account at any time established and all cash, investment property, investment earnings, securities, instruments or other property at any time credited to any Account;

    (5) all other investment property of LIFT and each of its subsidiaries, including all investments made or acquired from or with the proceeds of any Account, and all property received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

    (6) with respect to LIFT, all of LIFT's right, title and interest in all security assignments, cash deposit agreements and other security agreements executed in its favor by any subsidiary and all of LIFT's right, title and interest in all deposit accounts, all property held in those deposit accounts and all certificates and instruments provided to it as security under any such agreement;

    (7) with respect to LIFT and its subsidiaries, all of the subsidiary's right, title and interest in all leases to which it is or may from time to time be party and any leasing arrangements with respect to such leases including all rights to receive moneys due and to become due under a lease, all rights to receive proceeds of any insurance, indemnity, warranty or guaranty as to a lease, claims for damages arising out of a default under a lease, all rights under a lease with respect to any subleases of the aircraft subject to that lease and the right to terminate a lease, and to compel performance and otherwise exercise all remedies under a lease;

    (8) all of LIFT's and each of its subsidiaries' right, title and interest in the servicing agreement and all other service agreements between any such entity and a service provider;

    (9) with respect to LIFT and each of its subsidiaries, all of the member's right, title and interest in all eligible credit facilities not consisting of a cash collateral account and swap agreements and all rights to administer, draw upon and otherwise deal with each such eligible credit facility and to administer and otherwise deal with each such swap agreement;

    (10) with respect to LIFT and each of the subsidiaries, all of the member's right, title and interest in all acquisition agreements;

    (11) with respect to LIFT and each of its subsidiaries, all of the member's right, title and interest in the personal property identified in a supplement to the security trust agreement executed and delivered by such member to the security trustee; and

    (12) all proceeds of any and all of the foregoing.

    If the notes have not been accelerated, LIFT and each of its subsidiaries are entitled to exercise all voting and other consensual rights pertaining to the stock and beneficial interests included in the collateral. In doing so, the member may not breach any other obligation and may not exercise or refrain from exercising any such right if in its judgment that would materially and adversely affect the value of any part of the stock and beneficial interest collateral.

  CLASS A CONTINGENT COLLATERAL ACCOUNT

    The initial beneficial interest holders funded, on behalf of LIFT, a contingent collateral account for the Class A Notes with $3 million on June 26, 2001. All investment earnings on investments in that account will be retained in the account. In addition, any funds and the proceeds of any investments in the contingent collateral account for the Class A Notes will be released to the beneficial interest holders:

    (1) at any time, whether or not any default notice has been given and any acceleration event has occurred, if the rating agencies rating the notes confirm to LIFT that they will not lower, qualify or withdraw their ratings on the notes as a result;

    (2) on June 30, 2006, unless a default notice has been given or an acceleration event has occurred; and

    (3) to the extent that at any time prior to June 30, 2006, whether or not any default notice has been given and any acceleration event has occurred, the security trustee has received one or more non-interest bearing promissory notes having a face amount of $10 thousand for each $65.20 released and issued by an individual or an entity that is a direct or indirect beneficial interest holder of LIFT or any affiliate of any such beneficial interest holder and that, at the time of issuance, has a net worth of at least $10 million. No such promissory note may be in a principal amount that exceeds 7.5% of the aggregate principal amount of the Class A Notes. No such promissory note may be released, unless replaced by one or more promissory notes in the same aggregate amount issued by the issuer of the replaced promissory note or an individual or entity having a net worth of at least the greater of $10 million and the face amount of the promissory note issued by that individual or entity, prior to the repayment in full of the Class A Notes.

    Any funds and investments held in the contingent collateral account for the Class A Notes by the security trustee will be available for the benefit of the holders of the Class A Notes only after a default notice has been given or an acceleration event has occurred and only to the extent of a shortfall, if any, in the payment of principal and interest on the Class A Notes after the security trustee has exhausted all other remedies against the aircraft and leases of LIFT and applied the proceeds of the disposition or liquidation of all collateral to the repayment of Class A Notes.

    In addition to the conditions for availability, the security trustee may only make a demand under the promissory notes to the extent that the aggregate face amount of the promissory notes exceeds the aggregate proceeds of the disposition or liquidation of all collateral securing the Class A Notes following the exercise of remedies.

    Because the contingent collateral account for the Class A Notes will be available, if at all, in only very limited circumstances and may be released and because the promissory notes will be issued, if at all, by as yet unidentified persons or entities, you should not rely on the contingent collateral account for the Class A Notes or any such promissory notes as a material or assured source of payment for any Class A Note.

GOVERNING LAW AND JURISDICTION

    The indenture and the notes are governed by the laws of the State of New York. LIFT and its subsidiaries have submitted to the jurisdiction of the United States Federal and New York State courts located in The City of New York for all purposes of the indenture and the notes.

                             REPORTS TO NOTEHOLDERS

    On the second business day before each payment date, the administrative agent must send to the trustee, and the trustee must then send to each holder of notes, a monthly report prepared by the administrative agent regarding payments to be made on that payment date. The monthly report will list the following information:

        (1) Regarding each payment date:

            (a) the balances on deposit on the calculation date immediately preceding the prior payment date;

            (b) the aggregate amounts of deposits and withdrawals between that calculation date and the calculation date immediately preceding the payment date; and

            (c) the balances on deposit in the expense account, collections account, any cash collateral account and lessee funded account on the calculation date immediately preceding that payment date.

        (2) Analysis of expense account activity balance on the preceding calculation date

    Net transfer to the expense account during the period between the prior calculation date and the relevant calculation date

    Payments during period between the prior calculation date and the relevant calculation date

            --Payments on the prior payment date

            --Other payments

    Balance on relevant calculation date

        (3) Analysis of collections account activity

            Balance on the preceding calculation date

            Required Expense Amount for the current and preceding payment date

            Net transfer to lessee funded accounts

            Collections during the period

            Drawings under any liquidity facilities

            Aggregate note payments

            Swap payments

            Repayments of drawings under liquidity facilities

    Balance on relevant calculation date separately stating the amount of cash reserve that must be retained in the collections account

    Analysis of current payment date distributions

        (4) Payments on the notes

            (a) Floating rate notes by class and, if applicable, subclass

           --Applicable LIBOR for the current interest accrual period

           --Applicable margin for the current interest accrual period

           --Applicable interest rate for the current interest accrual period

           --Interest Amount payable

           --Maturity Step-Up Interest

           --Registration Step-Up Interest

           --Additional Interest

           --Opening outstanding principal balance

           --Minimum Principal Payment Amount

           --Scheduled Principal Payment Amount

           --Redemption Price

           --Amount allocable to principal

           --Amount allocable to premium

           --Other principal reductions

           --Closing outstanding principal balance

            (b) Fixed rate notes by class and, if applicable, subclass

           -- Interest rate

           -- Interest Amount payable

           -- Opening outstanding principal balance

           -- Minimum Principal Payment Amount

           -- Scheduled Principal Payment Amount

           -- Redemption Price

           -- Amount allocable to principal

           -- Amount allocable to premium

           -- Other principal reductions

           -- Closing outstanding principal balance

        (5) Floating rate notes information for next interest accrual period by subclass

           LIBOR

           Margin

           Interest rate

        (6) Payments per $100,000 initial outstanding principal balance of notes by subclass

           Opening outstanding principal balance

           Total principal payments

           Closing outstanding principal balance

           Total interest

           Total premium

    After the end of each calendar year or earlier if required by law, the administrative agent must send the trustee for delivery to each person who at any time during that calendar year was a holder of any notes a statement containing the sum of the amounts calculated under items (4) and (6) above or, if that person was a holder during only a portion of that calendar year, for the applicable portion of that calendar year.

            BOOK-ENTRY REGISTRATION, GLOBAL CLEARANCE AND SETTLEMENT

BOOK-ENTRY REGISTRATION

    The holders of notes will hold them through The Depositary Trust Company in the United States, Clearstream, Luxembourg, or Euroclear Bank S.A./N.V. if they are participants in these systems or indirectly through organizations that are participants in these systems. Except as set forth below, the notes are registered in the name of Cede & Co. as the nominee for DTC. Unless and until definitive notes are issued, all references in this section to actions by holders of notes will refer to actions taken by DTC upon instructions from participants whose securities are held by DTC. All references in this prospectus to distributions, notices, reports and statements to you will refer to distributions, notices, reports and statements, respectively to DTC or Cede & Co., as the registered holder of the notes, or to DTC participants for distribution to you in accordance with DTC procedures.

    Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in the names of Clearstream, Luxembourg and Euroclear Bank S.A./N.V., on the books of their respective depositaries, which, in turn, will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

    Transfers between DTC participants will occur in the ordinary way in accordance with DTC rules. Transfers between participating organizations whose securities are held by Clearstream, Luxembourg and participants in Euroclear will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear.

    Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Clearstream, Luxembourg or Euroclear, by its respective depositary. Cross-market transactions will, however, require delivery of instructions to Clearstream, Luxembourg or Euroclear, as the case may be, by the counterparty in the applicable system in accordance with its rules and procedures and within its established deadlines. If the transaction meets its settlement requirements, Clearstream, Luxembourg or Euroclear will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

    Because of time-zone differences, credits of beneficial interests in the global notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the securities settlement processing day dated the business day following the DTC settlement date. Any credits or transactions in notes settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of beneficial interests in the global notes by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC

    DTC is a limited purpose trust company organized under New York law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of DTC participants, which eliminates the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may in the future include other organizations. Indirect access to the DTC system also is available to indirect participant's such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly.

    If you are not a DTC participant but want to purchase, sell or otherwise transfer ownership of, or other interests in, beneficial interests in global notes, you can do so only through DTC participants. Indirect participants of DTC are also required to effect transfers through a DTC participant.

    Payments of interest, principal and premium on the notes will be made to DTC and are the responsibility of LIFT. You will receive all distributions of interest, principal and premium on the notes from the trustee or a paying agent through DTC participants and indirect participants. Disbursement of these payments to DTC participants will be the responsibility of DTC and disbursement of payments to you will be the responsibility of DTC participants and indirect participants. DTC's practice is to credit DTC participants' accounts on the payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date. Payments by DTC participants to their customers who own beneficial interests in the global notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that DTC participant. So long as a note is registered in the name of Cede & Co., the only "noteholder" will be Cede & Co., as nominee for DTC, and this nominee will be considered the sole owner or holder of the notes for all purposes under the indenture and the notes. While so registered, you will be permitted to exercise your rights only indirectly through DTC and DTC participants.

    Under the rules governing DTC and its operations, DTC is required to make book-entry transfers of beneficial interests in the global notes among the DTC participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of interest, principal and premium on the notes. DTC participants and indirect participants similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective beneficial interests in the global notes. The DTC rules also provide a mechanism by which you will receive payments and be able to transfer your interests.

    DTC has advised LIFT that it will take any action permitted to be taken by you in respect of each class of notes under the indenture only at the direction of one or more DTC participants to whose accounts beneficial interests in the global note representing that class of notes is credited. Additionally, DTC has advised LIFT that it will take these actions with respect to any percentage of the outstanding principal amount of any class of notes only at the direction of and on behalf of the DTC participants whose customers own that outstanding principal amount. DTC may take conflicting actions with respect to different classes of notes to the extent that those actions are taken on behalf of DTC participants whose holdings include such different classes of notes.

CLEARSTREAM, LUXEMBOURG

    Distributions with respect to notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with Clearstream, Luxembourg's rules and procedures, to the extent received by its Depositary. Clearstream, Luxembourg will take any other action permitted to be taken by you under the indenture on behalf of a Clearstream, Luxembourg participant only in accordance with its rules and procedures and subject to its Depositary's ability to effect those actions on its behalf through DTC.

EUROCLEAR

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms, conditions and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities of a particular class in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions and applicable Belgian Law only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

    Distributions with respect to notes beneficially held through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions and applicable Belgian Law, to the extent received by its depositary. The Euroclear operator will take any other action permitted to be taken by you under the indenture on behalf of a Euroclear participant only in accordance with the Euroclear terms and conditions and applicable Belgian Law and subject to its depositary's ability to effect those actions on its behalf through DTC.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

  DEFINITIVE NOTES

    The notes of any class may be issued in fully registered certificated form, or "definitive notes" to you or your nominees if (i) LIFT advises the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly as depositary for the notes and the trustee and LIFT is unable to appoint a qualified successor within 90 days of giving that advice, (ii) LIFT, at its option, elects to terminate the book-entry system through DTC or
(iii) after the occurrence of an indenture event of default with respect to any class of notes, the holders of a subclass representing an aggregate of not less than 51% of the aggregate outstanding principal balance of notes of that subclass advise LIFT, the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC or a successor depositary is no longer in the best interests of the holders.

    The trustee or a paying agent will make distributions of interest, principal and any premium on any definitive notes directly to the holders of those notes in whose names the definitive notes were registered at the close of business on the record date. The distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the registrar. The final payment on the definitive notes, however, will be made only upon presentation and surrender of the definitive notes at the office or agency specified in the notice of final distribution you.

    Definitive notes will be freely transferable and exchangeable for definitive notes of the same subclass at the office of the trustee or the offices of the co-registrar in Luxembourg upon compliance with the requirements set forth in the indenture. No service charge will be imposed for any registration of transfer or exchange, but you may be required to pay a sum sufficient to cover any tax or other governmental charge.

    A note that is mutilated, destroyed, lost or stolen may be exchanged or replaced, at the offices of the trustee or of the co-registrar in Luxembourg upon presentation of the note or satisfactory evidence of its destruction, loss or theft to the trustee or that co-registrar. An indemnity satisfactory to the trustee or that co-registrar may be required at your expense before a replacement note will be issued. You will be required to pay any tax or other governmental charge imposed and the fees and expenses of the trustee and the co-registrar and any other expenses incurred in connection with any exchange or replacement.

                              PLAN OF DISTRIBUTION

    Based on an interpretation by the staff of the SEC in no-action letters issued to third parties in similar transactions, LIFT believes that exchange notes issued to you in the exchange offer in exchange for your Restricted Notes may be offered for resale, resold and otherwise transferred by you, without compliance with the registration and prospectus delivery provisions of the Securities Act. This applies, however, only if:

        (1) you are acquiring the exchange notes in the ordinary course of your business;

        (2) you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes;

        (3) you are not an affiliate of LIFT; and

        (4) you are not an initial purchaser who acquired Restricted Notes directly from LIFT in the initial offering.

    LIFT refers you to the "Morgan Stanley & Co. Inc." SEC No-Action Letter available June 5, 1991, "Exxon Capital Holdings Corporation" SEC No-Action Letter available May 13, 1988 and "Shearman & Sterling" SEC No-Action Letter available July 2, 1993 for support of this belief.

    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. This prospectus may be used by a broker-dealer in connection with resales of exchange notes received in exchange for notes where exchange notes were acquired as a result of market-making activities or other trading activities. LIFT has agreed that, starting on the date of this prospectus and ending on the close of business on the earlier to occur of

        (1) the date on which all exchange notes held by broker-dealers eligible to use the prospectus to satisfy their prospectus delivery obligations under the Securities Act have been sold and

        (2) the date 180 days after the consummation of the exchange offer,

LIFT will make this prospectus available to any broker-dealer that requests the above documents for use in connection with any such resale. In addition, until February 7, 2001, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. If this prospectus is amended or supplemented, that version must be used instead.

    LIFT will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of those exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    LIFT has agreed to pay all expenses of the exchange offer other than commissions or concessions of any broker-dealers. Included within those covered expenses are the expense of one counsel for the holders of the Restricted Notes. LIFT has also agreed to indemnify broker-dealers and other holders of the Restricted Notes against specified liabilities, including liabilities under the Securities Act.

                      U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following, in the opinion of Milbank, Tweed, Hadley & McCloy LLP, are the material United States federal tax consequences that result from the purchase, ownership and disposition of exchange notes by U.S. holders and non-U.S. holders. The following discussion does not purport to consider all the possible tax consequences of the purchase, ownership or disposition of the exchange notes, and it is not intended to reflect the individual tax position of any holder. It deals only with exchange notes held as capital assets. Except as expressly indicated, it does not deal with:

        (1) specified categories of noteholders like financial institutions, dealers in securities or foreign currencies, banks, other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, and tax exempt entities;

        (2) noteholders that hold initial notes as part of a synthetic security or "hedge" or as a position in a "straddle", "conversion transaction" or other integrated investment;

        (3) noteholders that have a "functional currency" other than the U.S. dollar; and

        (4) investors in pass-through entities.

    The summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and original or proposed administrative interpretations of these tax laws and practice available on or before the date of this prospectus. All of the foregoing are subject to change, and any such change could apply retroactively. You should note that no rulings have been or will be sought from the U.S. Internal Revenue Service with respect to the tax consequences described below, and LIFT cannot assure you that the IRS or a court will not take contrary positions. You should consult your own tax advisors in determining the federal income, alternative minimum, estate and gift and any other tax consequences to you of the purchase, ownership and disposition of the notes.

TAX CHARACTERIZATION OF LIFT AS A PARTNERSHIP

    LIFT received a legal opinion from Chapman and Cutler, special tax counsel to LIFT, that LIFT is not a corporation or an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

    If the IRS were to assert successfully that LIFT is a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, LIFT would be subject to corporate income tax on its taxable income. LIFT's taxable income would include all its income, including the income on the leases on its aircraft, any swap agreements, interest on its accounts and gain on the sale or disposition of its aircraft. This income may possibly be reduced by depreciation on the aircraft, interest expense on the notes, servicing and other fees and losses from the sale or disposition of aircraft. Any corporate income tax could materially reduce or, in case of one or more classes of more junior initial notes, completely deplete cash available to make payments on the initial notes.

TAXATION OF U.S. HOLDERS

    You will be considered a U.S. holder if you are:

        (1) a citizen or resident of the United States;

        (2) a partnership, corporation or other entity created or organized in or under the law of the United States or of any state of the United States;

        (3) a trust subject to control of one or more United States persons and the primary supervision of a United States court; or

        (4) an estate the income of which is subject to United States federal income tax regardless of its source.

    If you are not a U.S. holder you will be subject to the rules discussed under "--Taxation of Non-U.S. Holders."

    The exchange notes will be classified as debt for United States federal income tax purposes.

    Interest on an exchange note generally will be includible in your ordinary income at the time the interest is accrued or received in accordance with your regular method of accounting for United States federal income tax purposes.

    Except as noted below, upon the sale, exchange or retirement of an exchange note, you generally will recognize gain or loss equal to the difference between the amount realized from that sale, exchange or retirement and your adjusted tax basis in the exchange note. The amount so realized does not include accrued but unpaid interest accrued between interest payment dates on the exchange note, which is includible in income in accordance with your method of accounting as described above. Your adjusted tax basis in an exchange note generally will equal the amount you paid for the note, increased by any original issue discount previously included by you in your income with respect to the note and decreased by the amount of principal repayments previously received by you with respect to the note. Any gain on the disposition of an exchange note will be capital gain and will generally be U.S. source gain. You should consult your tax advisor regarding the United States federal income tax treatment of capital gains, which may be taxed at lower rates than ordinary income for certain non-corporate taxpayers, and losses, the deductibility of which is subject to limitations.

    Because the interest rate on the notes may be increased under certain circumstances described in "Description of the Indenture and the Notes--Payments on the Notes--Interest", the exchange notes may be treated as subject to special rules for debt instruments with contingent payments. In addition, the notes may be subject to these rules because of the possibility that premium may be paid with respect to the notes. These special rules will not apply if the likelihood of the payment being made is remote or the amount to be paid is incidental. LIFT has determined that the likelihood that increased interest will be paid on any note is remote and expects that the amount of this interest and the amount of premium, if paid, would be incidental. There is no authority, however, addressing when payments are remote or incidental and, if the IRS were successfully to challenge LIFT's position, the timing and character of income and gain on sale of the notes could be different from that otherwise described.

    If you are purchasing more than one class of notes, you should be aware that the IRS may treat the aggregate amount of notes owned by you as a single debt instrument for purposes of determining whether the deemed single debt instrument was issued with original issue discount. The effect of such a determination might be to accelerate the reporting of your interest income on the notes. This "aggregation rule" will not apply with respect to any class of notes purchased by you if a substantial portion of that class is either (i) traded on an established securities market or (ii) held by persons that are unrelated to you and LIFT and its affiliates and that do not also hold notes of another class.

    An exchange of exchange notes for Restricted Notes will not be treated as a taxable exchange for United States federal income tax purposes. Accordingly, if you exchange your Restricted Notes for exchange notes you will not recognize income, gain or loss for United States federal income tax purposes. Your tax basis in the exchange notes will be equal to your adjusted basis in the Restricted Notes and your holding period will include the period during which you held the Restricted Notes.

TAXATION OF NON-U. S. HOLDERS

    If you are not a U.S. holder, any payments of interest principal and premium, on the exchange notes to you will not be subject to United States federal withholding tax if, in the case of interest:

        (1) you do not own, actually or constructively, 10% or more of the capital or profits of LIFT;

        (2) you are not a controlled foreign corporation related, directly or indirectly, to LIFT through stock ownership;

        (3) you are not a bank receiving interest described in
Section 881(c)(3)(A) of the Internal Revenue Code; and

        (4) the statement requirement described in the next sentence has been fulfilled by you or on behalf of you.

    Sections 871(h) and 881(c) of the Internal Revenue Code require that, in order to obtain the exemption from withholding tax described in the previous sentence, either you, or a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that is holding an exchange note on your behalf, files a statement with the trustee or its designated withholding agent to the effect that you are not a U.S. holder. Under United States Treasury regulations which apply to both stated interest and sale or exchange proceeds, the requirement will be fulfilled if (i) the beneficial owner of an exchange note certifies on IRS Form W-8BEN, Form W-8ECI or Form W-8IMY, as appropriate, under penalties of perjury, that it is not a United States person and provides its name and address or (ii) the financial institution holding the initial note on behalf of the beneficial owner files a statement with the trustee or its designated withholding agent to the effect that it or another financial institution has received that statement from the noteholder and furnishes the withholding agent with a copy of the statement. A beneficial owner that is a foreign estate or trust--or a fiduciary of a foreign estate or trust--a foreign partnership--and the partners in it--or a non-U. S. holder holding an exchange note through its United States branch should consult its tax advisor regarding possible additional reporting requirements. If any noteholder fails to provide the certification described in clause (i) above or to satisfy the alternative procedure described in clause (ii) above, withholding tax would apply at a rate of 30% or, if the appropriate documentation is provided, a lower rate as may be provided by an applicable treaty. LIFT has no obligation to indemnify any noteholder with respect to any withholding taxes. Any resulting withholding tax will, hence, reduce amounts otherwise distributable to such non-U. S. holder.

    If interest or other income received with respect to an exchange note is effectively connected with a United States trade or business conducted by you, you may, although exempt from the withholding tax described in the preceding paragraph, be subject to United States federal income tax and tax filing requirements in respect of this interest in the same manner as if you were a U.S. holder. In addition, if you are a corporation, you may be subject to a branch profits tax equal to 30% or a lower treaty rate of your effectively connected earnings and profits for the taxable year, subject to certain adjustments.

    If you are a non-U.S. holder you will not be subject to United States federal income tax or withholding taxes on capital gain realized on the sale, exchange or other disposition of an exchange note or upon receipt of premium, if any, paid on a note held by you if (i) any such gain is not effectively connected with your U.S. trade or business and (ii) you are an individual and you are not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The trustee will be required to report annually to the IRS, and to each holder of record of an exchange note, specified information, including the holder's name, address and taxpayer identification number either a social security number or an employer identification number, the aggregate amount of principal and interest paid and the amount of any tax withheld. This obligation, however, does not apply to you if you are a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or other organization specifically exempt from these rules.

    Payments made on the notes and proceeds from the sale of notes will not be subject to a backup withholding tax of 31% unless, in general, a noteholder fails to comply with applicable reporting procedures or otherwise fails to establish an exemption from that tax under applicable provisions of the Internal Revenue Code and the United States Treasury regulations under the Internal Revenue Code. This backup withholding is not an additional tax and may be credited against your United States federal income tax liability, provided that required information is furnished to the IRS.

    Under United States Treasury regulations, information reporting and backup withholding will not apply to payments made by LIFT or any agent of LIFT if you are a non-U. S. holder and the certifications required by Section 871(h) and 881(c) of the Internal Revenue Code described above under "--Taxation of Non-U.
S. Holders" are received, provided that LIFT or its agent does not have actual knowledge that you are a U.S. holder. You are urged to consult your tax advisor regarding the application of the backup withholding and information reporting rules.

POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES

    Although LIFT believes the exchange notes should be treated as debt for United States federal income tax purposes, in light of the highly-leveraged capital structure of LIFT, LIFT recognizes that the IRS might argue that one or more classes of the more junior exchange notes represent, in substance, an equity interest in LIFT. If the IRS were successful in such a challenge, LIFT might be treated as a publicly traded partnership that would be taxable as a corporation with the adverse consequences described above under "--Tax Characterization of LIFT as a Partnership." Treatment of the exchange notes as equity interests in a publicly traded partnership could have additional adverse tax consequences to a holder of such an initial note. Such a holder would be treated as a shareholder of a corporation with the effect that all or a portion of payments to that holder could be characterized as dividends instead of interest and principal and payments to non-U. S. holders might be subject to U.S. federal tax payments, tax return filing and withholding of United States federal income tax requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of LIFT expenses.

STATE, LOCAL AND FOREIGN TAXES

    You should consult your tax advisor with respect to state, local and foreign tax considerations relevant to an investment in the notes.

                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, or ERISA, imposes requirements on persons who are fiduciaries with respect to employee benefit plans that are subject to ERISA. A person who exercises discretionary authority or control with respect to the management of the assets of a plan is a fiduciary of that plan for purposes of ERISA. Before investing in a note, a fiduciary of a plan should determine whether that investment is permitted under the plan's governing instruments and is appropriate for the plan in view of the overall investment policy of the plan and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes.

    Other provisions of ERISA and the Internal Revenue Code prohibit specified transactions that directly or indirectly involve the assets of plans subject to ERISA and other types of plans and individual retirement accounts and persons who have specified relationships to any such plan or account. Plans subject to ERISA and these other types of plans and accounts are referred to as "plans". In particular, a sale or exchange of property or an extension of credit between a plan and a related person might constitute a prohibited transaction unless an exemption applies. Each of LIFT and GE Capital Aviation Services, Limited may be a related person with respect to a plan that purchases notes. Any plan that proposes to purchase notes should determine that its purchase and holding of notes will not give rise to a non-exempt prohibited transaction.

    Statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Internal Revenue Code may be available to a plan that is purchasing the notes. These exemptions might be available for a purchase of notes:

            (1) by a collective investment fund maintained by a bank;

            (2) by an insurance company pooled separate account;

            (3) by the general account plan of an insurance company;

            (4) that is directed by an independent qualified professional asset manager; or

            (5) that is directed by an in-house asset manager

if all of the applicable terms and conditions of the exemption are satisfied.

    Governmental plans and some church plans as defined under ERISA are not subject to the prohibited transaction rules of ERISA and the Internal Revenue Code. These plans may, however, be subject to federal, state or local laws or regulations that may affect their investment in the notes. Any fiduciary of such a governmental or church plan considering a purchase of the notes should determine whether the purchase and holding of notes will result in a violation of any such laws or regulations.

    EACH PURCHASER OF AN EXCHANGE NOTE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER NO ASSETS OF A PLAN HAVE BEEN USED TO PURCHASE THAT NOTE OR THE USE OF PLAN ASSETS TO PURCHASE AND HOLD THAT NOTE WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE INTERNAL REVENUE CODE.

    ANY FIDUCIARY OF A PLAN, A GOVERNMENTAL PLAN OR A CHURCH PLAN CONSIDERING THE PURCHASE AND HOLDING OF THE NOTES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF PURCHASING AND HOLDING ANY NOTES.

                                 LEGAL MATTERS

    Milbank, Tweed, Hadley & McCloy LLP, New York counsel to LIFT, and Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, special Delaware counsel to LIFT, will pass upon the legality of the exchange notes. In the initial offering, Milbank, Tweed, Hadley & McCloy LLP also acted for the initial purchasers, the initial beneficial holders in LIFT and the holders of the bridge notes.

                   LUXEMBOURG LISTING AND GENERAL INFORMATION

    (1) LIFT confirms that there has been no material adverse change in its financial condition since the date of its formation on June 13, 2001.

    (2) LIFT will deposit a legal notice relating to the issue of the exchange notes with the Chief Registrar of the District Court in Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents may be examined and copies obtained. This is in connection with the application to list the exchange notes on the Luxembourg Stock Exchange.

    (3) The exchange notes have been accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg clearance systems with Common Codes of 13488746, 13488762, 13488827, 13488843, 13488878, 13488835 and 13488975 for the Class A-1
Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B-1 Notes, the
Class B-2 Notes, the Class C-1 and the Class C-2 Notes, respectively.

    (4) The exchange notes have been accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg clearance systems with ISINs of US52204PAC32, US52204PAF62, US52204PAJ84, US52204PAM14, US52204PAX78, US52204PAQ28 and
US52204PAY51 for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class B-1 Notes, the Class B-2 Notes, the Class C-1 and the Class C-2 Notes, respectively.

    (5) The exchange notes have been accepted for clearance by DTC, Euroclear and Clearstream, Luxembourg clearance systems with CUSIP numbers 52204P AC 3, 52204P AF 6, 52204P AJ 8, 52204P AM 1, 52204P AX 7, 52204P AQ 2 and 52204P AY 5
for the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the
Class B-1 Notes, the Class B-2 Notes, the Class C-1 and the Class C-2 Notes, respectively.

    (6) All documents mentioned in this prospectus that have been prepared in connection with the offering will be available at the office of the Luxembourg paying agent, so long as any of the exchange notes are outstanding.

    (7) LIFT has obtained or will obtain all necessary consents, approvals and authorizations in connection with the issuance of the exchange notes.

    (8) LIFT is not involved in litigation or arbitration proceedings relating to claims on amounts that are material in the context of the issuance of exchange notes, nor, so far as LIFT is aware, is any litigation or arbitration involving LIFT pending or threatened.

    (9) The listing agent will notify the Luxembourg Stock Exchange promptly of any change in the outstanding principal amounts of the exchange notes. Information relating to changes in the outstanding principal amount of the exchange notes will be made available at the offices of the Luxembourg paying agent in the City of Luxembourg.

    (10) As long as any of the exchange notes are outstanding, copies of the monthly, quarterly and annual reports described in "Reports to Noteholders", and copies of the annual appraisals described in "Description of the Notes--Operating Covenants--Appraisal of Aircraft" will be made available at the offices of the Luxembourg paying agent in Luxembourg, where copies may be obtained upon request.

                                    EXPERTS

    The consolidated financial statements as of June 30, 2001 and for the period from inception (June 13, 2001) to June 30, 2001 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The PricewaterhouseCoopers LLP report included in this prospectus relates to LIFT's historical financial information. The report does not extend to the prospective financial information included in this prospectus and should not be read to do so. PricewaterhouseCoopers LLP has neither examined nor compiled the prospective financial information included in this prospectus, and, accordingly, PricewaterhouseCoopers LLP is not expressing any opinion or other form of assurance with respect to that information. You should not consider PricewaterhouseCoopers LLP as responsible for any such prospective information.

    Valuations of the initial aircraft included or to be included in LIFT's portfolio have been made by three expert aircraft appraisers: Aircraft Information Services, Inc., BK Associates, Inc. and Morten Beyer & Agnew, Inc. These valuations are discussed in detail elsewhere in this prospectus and are included in reliance upon the authority of such firms as experts in giving appraisals.

    The section entitled "The Commercial Aircraft Industry" in this prospectus is based upon information either compiled or produced by Simat, Helliesen & Eichner, Inc. and is included on reliance upon the authority of that firm as an expert, although Simat, Helliesen & Eichner, Inc. has not independently verified the material provided to it by the outside sources referenced in that section. Mr. David H. Treitel, one of LIFT's controlling trustees, serves as Chairman and Chief Executive Officer of Simat, Helliesen & Eichner, Inc. See "Management of LIFT."

                         INDEX TO FINANCIAL STATEMENTS

LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

Report of Independent Certified Public Accountants..........     F-2

Consolidated Balance Sheet..................................     F-3

Consolidated Statement of Operations........................     F-4

Consolidated Statement of Beneficial Interest Holders'
  Equity and Comprehensive Income...........................     F-5

Consolidated Statement of Cash Flows........................     F-6

Notes to Consolidated Financial Statements..................     F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Trustees:

    In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, beneficial interest holders' equity and comprehensive income, and of cash flows present fairly, in all material respects, the financial position of Lease Investment Flight Trust and its subsidiaries at June 30, 2001, and the results of their operations and their cash flows for the period from inception (June 13, 2001) to June 30, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

New York, New York
August 16, 2001, except as to
the last five paragraphs of Note 2
which is as of September 11, 2001

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                   JUNE 30, 2001
                                                                   -------------
                             ASSETS

     Cash and cash equivalents...................................   $   95,082
     Restricted cash.............................................       10,093
     Rents receivable............................................          783
     Prepaids....................................................          609
     Aircraft, net...............................................      953,744
     Deposit for aircraft purchases..............................      356,925
     Debt issuance costs, net....................................       17,172
     Derivative financial instruments............................       10,971
                                                                    ----------
           Total assets..........................................   $1,445,379
                                                                    ==========

       LIABILITIES AND BENEFICIAL INTEREST HOLDERS' EQUITY

     Accounts payable and accrued liabilities....................   $    2,429
     Deferred rental and other income............................        6,149
     Security deposits...........................................       10,095
     Notes payable:
       Class A-1.................................................      400,000
       Class A-2.................................................      260,000
       Class A-3.................................................      425,000
       Class B-1.................................................       60,000
       Class B-2.................................................       83,000
       Class C-1.................................................       69,000
       Class C-2.................................................       72,000
       Class D-1.................................................       35,000
       Class D-2.................................................       25,000
       Unamortized Class D discounts.............................      (16,078)
                                                                    ----------
       Total notes payable, net of unamortized discount..........    1,412,922
                                                                    ----------
           Total liabilities.....................................    1,431,595
                                                                    ----------
     Commitments and contingencies (Notes 4 and 7)...............           --

     Beneficial interest holders' equity:
       Beneficial interest.......................................        2,813
       Accumulated other comprehensive income....................       10,971
                                                                    ----------
           Total beneficial interest holders' equity.............       13,784
                                                                    ----------
     Total liabilities and beneficial interest holders' equity...   $1,445,379
                                                                    ==========

   The accompanying notes are an integral part of these financial statements.

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

                                                                            PERIOD FROM
                                                                             INCEPTION
                                                                          (JUNE 13, 2001)
                                                                         TO JUNE 30, 2001
                                                                         -----------------
     REVENUES:

           Rental income from operating leases.........................        $1,517
           Other income................................................           570
           Interest income.............................................            46
                                                                               ------
           Total revenues..............................................         2,133
                                                                               ------

     EXPENSES:

           Interest....................................................         1,310
           Depreciation and amortization...............................           507
           Administration and other....................................           503
                                                                               ------
           Total expenses..............................................         2,320
                                                                               ------
     NET LOSS..........................................................        $ (187)
                                                                               ======

   The accompanying notes are an integral part of these financial statements.

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF BENEFICIAL INTEREST HOLDERS' EQUITY AND COMPREHENSIVE
                                     INCOME

         FOR THE PERIOD FROM INCEPTION (JUNE 13, 2001) TO JUNE 30, 2001
                             (DOLLARS IN THOUSANDS)

                                                                                           TOTAL BENEFICIAL
                                                   ACCUMULATED                                 INTEREST
                                               OTHER COMPREHENSIVE   BENEFICIAL INTEREST       HOLDERS'
                                                     INCOME            HOLDERS' EQUITY          EQUITY
                                               -------------------   -------------------   ----------------
Balance at June 13, 2001.....................        $    --                $   --             $    --
Beneficial interest holders' contribution....             --                 3,000               3,000
                                                                                               -------
  Other comprehensive income:
  Net loss...................................             --                  (187)               (187)
  Change in fair value of derivative
    financial instruments....................         10,971                    --              10,971
                                                                                               -------
  Total comprehensive income.................                                                   10,784
                                                     -------                ------             -------
Balance at June 30, 2001                             $10,971                $2,813             $13,784
                                                     =======                ======             =======

   The accompanying notes are an integral part of these financial statements.

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                PERIOD FROM
                                                                 INCEPTION
                                                              (JUNE 13, 2001)
                                                              TO JUNE 30, 2001
                                                              ----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................     $     (187)
    Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization.........................            507
      Note discount amortization............................             20
      Changes in assets and liabilities:
        Rents receivable....................................           (783)
        Restricted cash.....................................        (10,093)
        Prepaids............................................           (609)
        Accounts payable and accrued liabilities............          2,429
        Deferred rental and other income....................          6,149
        Security deposits...................................         10,095
                                                                 ----------
          Net cash provided by operating activities.........          7,528
                                                                 ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of Aircraft....................................       (954,209)
    Deposit for aircraft purchases..........................       (356,925)
                                                                 ----------
          Net cash used in investing activities.............     (1,311,134)
                                                                 ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Contribution of beneficial interest holders.............          3,000
    Proceeds from notes payable.............................      1,412,902
    Debt issuance costs.....................................        (17,214)
                                                                 ----------
          Net cash provided by financing activities.........      1,398,688
                                                                 ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................         95,082

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD............             --
                                                                 ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD..................     $   95,082
                                                                 ==========

   The accompanying notes are an integral part of these financial statements.

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 JUNE 30, 2001

NOTE 1--ORGANIZATION

    Lease Investment Flight Trust ("LIFT") is a special-purpose statutory business trust that was formed on June 13, 2001 ("Inception") under the laws of the State of Delaware. On June 26, 2001 (the "Closing Date"), LIFT acquired one direct subsidiary, LIFT Trust-Sub I ("LIFT I"), a Delaware business trust, from Automatic LIFT I, LP ("Automatic"), its beneficial owner. LIFT I has various domestic and foreign subsidiaries that own or lease aircraft. LIFT and its other subsidiaries, all of which were organized prior to June 26, 2001, (collectively the "LIFT group") are limited to acquiring, financing, re-financing, owning, leasing, re-leasing, selling, maintaining and modifying commercial aircraft. The name of LIFT's 35 subsidiaries and the number of aircraft owned (including aircraft expected to be delivered) by each subsidiary are as follows:

                                                             NUMBER OF AIRCRAFT
NAME OF SUBSIDIARY                                        OWNED (SEE ALSO NOTE 4)
------------------                                        ------------------------
LIFT Trust Sub-I........................................              0
LIFT SP Spain, LLC......................................              5
LIFT Canada, LLC........................................              2
LIFT GF UK, LLC.........................................              2
LIFT France, LLC........................................              3
LIFT Turkey, LLC........................................              2
LIFT Georgia, LLC.......................................              1
LIFT Portugal, LLC......................................              1
LIFT Morocco, LLC.......................................              1
LIFT RS Brazil, LLC.....................................              1
LIFT EJ UK, LLC.........................................              1
LIFT VG Brazil, LLC.....................................              2
LIFT Indonesia, LLC.....................................              1
LIFT Arizona, LLC.......................................              1
LIFT Malaysia, LLC......................................              1
LIFT Missouri, LLC......................................              1
LIFT Italy, LLC.........................................              1
LIFT IB Spain, LLC......................................              1
LIFT A2K UK, LLC........................................              1
LIFT Russia, LLC........................................              1
LIFT CEA China, LLC.....................................              5
ZIBAL Aircraft Leasing LLC..............................              1
A320 Aircraft Leasing IX Corp...........................              0
A320 Aircraft Leasing X Corp............................              0
MD82 Aircraft Leasing I Corporation.....................              0
MD82 Aircraft Leasing II Corporation....................              0
MD82 Aircraft Leasing III Corporation...................              0
MD82 Aircraft Owner F Limited...........................              1
MD82 Aircraft Owner G Limited...........................              1
B737 Owner Limited......................................              1
Sinope Limited..........................................              1
LIFT Ireland Leasing Limited............................              0
LIFT Indonesia Leasing, S.A.R.L.........................              0
LIFT Malaysian Leasing Limited..........................              0
LIFT Bermuda Leasing Limited............................              0

    The aircraft owned by Sinope Limited, B737 Owner Limited, MD82 Aircraft Owner G Limited, and LIFT Italy, LLC are leased to LIFT Ireland Leasing Limited and subleased to the ultimate

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                                 JUNE 30, 2001

NOTE 1--ORGANIZATION (CONTINUED)
operators. The aircraft owned by LIFT Indonesia, LLC is leased to LIFT Indonesia Leasing, S.A.R.L. and subleased to the ultimate operator. The aircraft owned by LIFT Russia, LLC is subleased to LIFT Bermuda Leasing Limited and subleased to the ultimate operator. The aircraft owned by LIFT Malaysia, LLC is leased to LIFT Malaysian Leasing Limited and subleased to the ultimate operator.

    The Trust Agreement provides for four trustees, an Owner Trustee and three Controlling Trustees. The Owner Trustee will maintain the books and records of the LIFT group. The three Controlling Trustees have the authority to manage the property and affairs of the LIFT group under the Trust Agreement. One of the Controlling Trustees, the Equity Trustee, was appointed by the beneficial interest holders, while the other two Controlling Trustees are independent of the beneficial interest holders. LIFT does not have any officers or employees and has arranged for GE Capital Aviation Services, Limited ("GECAS"), Phoenix American Financial Services, Inc., Wilmington Trust Company, Bankers Trust Company and Credit Suisse First Boston to provide aircraft servicing, managerial services, and financial advice.

    On the Closing Date, LIFT I and its subsidiaries entered into an agreement to acquire 39 commercial jet aircraft (the "Initial Aircraft") from General Electric Capital Corporation and certain of its affiliates (together the "Seller") from the proceeds of bridge notes issued on June 26, 2001. On the Closing Date, the LIFT group completed a securitization transaction in which it received proceeds from a private placement offering of notes (the "Initial Notes") and simultaneously paid for the cash purchase price of LIFT I and repaid the bridge notes on behalf of LIFT I. Automatic holds the beneficial interest in the LIFT group and held the beneficial interest in LIFT I. The LIFT group's obligations, including its debt obligations, are not obligations of, or guaranteed by any lessee, Automatic, the Seller, the trustees and holders of the beneficial interest of LIFT or any other person.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Significant estimates are made in the assessment of the collectibility of receivables, depreciable lives and estimated residual values of leased aircraft.

CASH AND CASH EQUIVALENTS

    The LIFT group classifies highly liquid investments with original maturities of three months or less from the date of purchase as cash equivalents.

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                                 JUNE 30, 2001

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
AIRCRAFT AND OPERATING LEASES

    Aircraft are recorded at cost reflecting individual account values established on the basis of appraisals by LIFT I and transferred at such cost to LIFT. Aircraft are depreciated on a straight-line basis over the estimated life to its estimated residual value. Generally, aircraft and aircraft equipment are depreciated over estimated useful lives of 30 years from the date of manufacture to a 15% estimated residual value. Certain major additions and modifications to aircraft may be capitalized. The LIFT group's estimates are reviewed periodically to ensure continued appropriateness.

    Revenue under operating leases is recognized as rental income on a straight-line basis over the lease term.

    As of June 30, 2001, 31 of the Initial Aircraft had been delivered. Pursuant to an asset purchase agreement with the Seller, the LIFT group is entitled to all cash received (and earned) subsequent to June 26, 2001 by the Seller that relate to the aircraft identified for purchase. Accordingly, the LIFT group recorded cash received from the Seller for lease payments for undelivered aircraft as "other income" in its statement of operations. Other cash transferred by the Seller representing security deposits paid by lessees have been recorded by the LIFT group as security deposits.

    Aircraft are periodically reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). An impairment loss is recognized when the fair value of the undiscounted future cash flows of the aircraft is less than its net book value. The fair value of the aircraft is based on independent appraisals of the aircraft. The appraisals assume, among other things, that the aircraft are utilized normally in an open, unrestricted and stable market. Short-term fluctuations in the market place are disregarded and it is assumed that there is no necessity either to dispose of a significant number of aircraft simultaneously or to dispose of aircraft quickly.

MAINTENANCE RESERVES

    Certain leases for the Initial Aircraft require the lessee to bear the obligation for maintenance costs on airframes and engines, and require the lessee to make certain payments to the lessor, calculated on measures of usage to cover the expected costs of scheduled maintenance charges, including major airframe and engine overhauls. Reserves are maintained at amounts considered adequate to cover those expected payments for maintenance costs.

    The sellers of the aircraft will retain their respective reserve accounts with respect to maintenance reserve payments, if any, on the Initial Aircraft. Maintenance obligations will be paid from funds on deposit in the collections account and, to the extent available for those purposes, funds obtained from any cash collateral accounts or under eligible credit facilities that may be established in the future. There is no assurance that cash flows generated from the Initial Aircraft will be sufficient to satisfy maintenance obligations, to pay expenses and to service interest and principal on the notes.

INCOME TAXES

    The operating results of the LIFT group are included in the tax return of their beneficial interest holders. The LIFT group is, therefore, not subject to U.S. Federal, State, and local income taxes.

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                                 JUNE 30, 2001

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
ACCOUNTING FOR DERIVATIVES AND HEDGING ACTIVITIES

    All derivatives are recognized on the balance sheet at their fair value. On the date that the LIFT group entered into its derivative contract, it designated the derivative as a hedge of the variability of future cash flows that are to be received or paid in connection with a recognized asset or liability (a "cash flow" hedge), to which the LIFT group is party. Changes in the fair value of a derivative that is highly effective as - and that is designated and qualifies as
- a cash flow hedge, to the extent that the hedge is effective, are recorded in other comprehensive income, until earnings are affected by the variability of cash flows of the hedged transaction. Any hedge ineffectiveness (which represents the amount by which the changes in the fair value of the derivative exceed the variability in the cash flows of the forecasted transaction) is recorded in current-period earnings. Changes in the fair value of derivative trading and non-hedging instruments are reported in current-period earnings.

    The LIFT group formally documented all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedge transactions. This process includes linking all derivatives that are designated as cash flow hedges to specific assets and liabilities on the balance sheet. The LIFT group also formally assesses (both at the hedge's inception and on an ongoing basis) whether the derivatives that are used in hedging transactions have been highly effective in offsetting changes in the cash flows of hedged items and whether those derivatives may be expected to remain highly effective in future periods. When it is determined that a derivative is not (or has ceased to be) highly effective as a hedge, the LIFT group will discontinue hedge accounting prospectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments", requires disclosure of the fair value of financial instruments, for both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. Fair values of the LIFT group's financial instruments where applicable are based on pricing models or formulas using assumptions about future interest rates, interest volatility and other factors.

RISKS AND UNCERTAINTIES

    On September 11, 2001, terrorists hijacked and crashed four United States commercial aircraft, with significant loss of life, property damage and economic disruption. As a result, air travel in the United States was suspended for several days, restrictions have been placed on United States air travel, airline costs such as aircraft insurance and aircraft security have increased and passenger demand for air travel has significantly declined. These events may also affect the ability of airlines to obtain insurance, which in turn could result in aircraft groundings.

    The LIFT group notes that aircraft appraisers have recently been reducing, and in some cases significantly reducing, their appraisal values for aircraft, reflecting the supply effects of new aircraft orders, manufacturers' price discounting and other factors. The substantial difficulties faced by airlines as a result of the recent terrorist attacks on the United States have resulted in yet further reductions in aircraft values.

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                                 JUNE 30, 2001

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The impact of the terrorist attacks cannot be completely assessed at this time. The U.S. and European governments are considering providing grants, loan guarantees and other forms of financial assistance to help stabilize the industry. Nevertheless, virtually all airlines, and particularly those serving the United States, either directly or indirectly, will likely incur higher costs and generate lower revenues, which would adversely impact their financial position. Most U.S. carriers have already announced their intention of furloughing a significant percentage of their workforce.

    Most U.S. airlines and some non-U.S. airlines have already announced their intention to reduce capacity and ground aircraft. Any additional terrorist attacks or any military or economic responses by the Unites States may further stimulate increases in airline costs and cause further declines in air travel demand.

    These conditions, particularly should they continue, may affect the lessees' ability to make rent and other lease payments, may impair the ability of LIFT to release aircraft on a timely basis and at favorable rates and may reduce the value of the aircraft for possible sale. These factors could have an adverse effect on LIFT's ability to pay the notes on a timely basis and in full.

NOTE 3--CASH BALANCES

    The LIFT group maintains various cash accounts as required by the trust indenture dated June 26, 2001 (the "Indenture"), including rental accounts, a collections account, an expense account, and lessee funded accounts. In addition, the equity owners of LIFT funded a contingent collateral account, which is available in very limited circumstances to support the Initial Class A Notes.

    All payments (with limited exceptions) under the leases, subsequent to June 26, 2001 are deposited into the rental accounts and subsequently swept to the collection account within one business day of receipt. LIFT maintains a cash reserve balance in the collection account in such amount as determined monthly in accordance with the Indenture. At the Closing Date, the cash reserves included in the collection account were $83.0 million. The cash reserves are intended to provide a source of liquidity for the payment of expenses, swap payments and interest on certain classes of notes. Expenses of the LIFT group are generally paid out of the expense account which is generally funded through transfers from the collections account.

    The lessee funded accounts are not available for general use. Security deposits and maintenance reserve payments from lessees that are required to be segregated from other funds are deposited into the lessee funded accounts. The balances in the lessee funded accounts at June 30, 2001 were $10.1 million and represented security deposits transferred by the Seller.

    On the Closing Date, $3.0 million was deposited into a contingent collateral account related to the Initial Class A Notes by the initial beneficial interest holders.

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                                 JUNE 30, 2001

NOTE 4--AIRCRAFT UNDER OPERATING LEASES

    On the Closing Date, LIFT I agreed to purchase 39 commercial jet aircraft from the Seller having an aggregate cost of $1,310.5 million pursuant to an asset purchase agreement. At June 30, 2001, 31 aircraft had been delivered to the LIFT group, as follows:

                                                                     JUNE 30, 2001
                                                                     --------------
                                                                     (IN THOUSANDS)
       Aircraft under operating lease..............................      $940,478
       Less accumulated depreciation...............................          (455)
                                                                         --------
       Aircraft under operating leases, net........................       940,023

       Aircraft off-lease..........................................        13,731

       Less accumulated depreciation...............................           (10)
                                                                         --------
       Aircraft off-lease, net.....................................        13,721

       Aircraft, net...............................................      $953,744
                                                                         ========

    All aircraft are compliant with Stage 3 noise levels set out in the United States Federal Aviation Regulations. An analysis of the various lessee expiration periods of the aircraft under operating leases (including aircraft expected to be delivered) is as follows at June 30, 2001:

       On lease for a further period of:

       More than five years........................................         13

       From one to five years......................................         23

       Less than one year..........................................          2

       Off-lease...................................................          1
                                                                      --------

       Total aircraft portfolio....................................         39
                                                                      ========

    As of June 30, 2001, 38 of the LIFT group's 39 aircraft (including aircraft expected to be delivered) were on lease to 24 different lessees in 17 different countries and one aircraft was off-lease.

    The cost of undelivered aircraft is $356.9 million as of June 30, 2001. If the Seller is unable to deliver any of the remaining 8 aircraft on or before January 22, 2002, the Seller must deliver a substitute aircraft satisfying certain conditions or repurchase the undelivered aircraft for the depreciated value of that aircraft less an adjustment factor relating to usage of any related maintenance reserves. Any proceeds received from the Seller for repurchase of such undelivered aircraft will be applied towards principal reduction of the outstanding notes payable.

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                                 JUNE 30, 2001

NOTE 4--AIRCRAFT UNDER OPERATING LEASES (CONTINUED)
    At June 30, 2001, future scheduled minimum lease contract payments to be received under operating leases for the years ended December 31 (including aircraft expected to be delivered), are as follows: (dollars in thousands)

2001(July 1 - December 31)..................................  $ 74,275
2002........................................................   144,748
2003........................................................   115,337
2004........................................................    97,316
2005........................................................    75,598
Thereafter..................................................   308,370
                                                              --------
Total.......................................................  $815,644
                                                              ========

    The LIFT group may acquire additional aircraft and related leases from Automatic or the Seller using proceeds from the issuance of additional notes and equity. Any such acquisition of additional aircraft by the LIFT group will be subject to the terms of the Indenture and will require written confirmation from the rating agencies that they will not lower, qualify or withdraw their ratings on the notes as a result of such issuance.

NOTE 5--NOTES PAYABLE

    On the Closing Date, the LIFT group completed a private placement offering of $1,429.0 million of securitized notes on a basis exempt from registration under the Securities Act of 1933, as amended. The LIFT group utilized the proceeds from such Initial Notes as payment for the acquisition of LIFT I from Automatic and repayment of the bridge note that LIFT I issued to acquire the Initial Aircraft.

    Underwriting and other debt issuance costs of $17.2 million which were incurred in connection with the offering are being amortized using the effective interest method over the expected life of the Initial Notes, which is currently estimated to be 17 years.

    The repayment terms of each class of notes are such that certain principal amounts are expected to be repaid on dates which are based on certain operating assumptions (the "Expected Final Payment Date") or refinanced through the issuance of new notes, but in any event are ultimately due for repayment on specified final maturity dates (the "Final Maturity Date"). The interest rates, Expected

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                                 JUNE 30, 2001

NOTE 5--NOTES PAYABLE (CONTINUED)
Final Payment Dates, Final Maturity Dates and the estimated fair values applicable to each class of the Initial Notes at June 30, 2001 are listed as follows (dollars in thousands):

                           INITIAL                             EXPECTED                        JUNE 30, 2001
                          PRINCIPAL          FINAL              FINAL             FINAL          ESTIMATED
        CLASS OF NOTE       AMOUNT       INTEREST RATES     PAYMENT DATES     MATURITY DATES    FAIR VALUES
      ------------------  ----------   ------------------  ----------------   --------------   -------------
                                                             (UNAUDITED)
          Class A-1       $  400,000     LIBOR + 0.390%     July 15, 2003     July 15, 2031     $  400,200
          Class A-2          260,000     LIBOR + 0.430%     July 15, 2004     July 15, 2031        260,130
          Class A-3          425,000     LIBOR + 0.430%    August 15, 2010    July 15, 2016        425,213
          Class B-1           60,000     LIBOR + 1.120%      May 15, 2018     July 15, 2031         60,030
          Class B-2           83,000               7.124%    May 15, 2018     July 15, 2031         83,066

          Class C-1           69,000     LIBOR + 2.120%      May 15, 2018     July 15, 2031         69,048
          Class C-2           72,000               8.093%    May 15, 2018     July 15, 2031         72,065
          Class D-1           35,000     LIBOR + 2.000%      May 15, 2018     July 15, 2031         24,605
          Class D-2           25,000               8.000%    May 15, 2018     July 15, 2031         18,437
                          ----------                                                            ----------
                          $1,429,000                                                            $1,412,794
                          ==========                                                            ==========

    The 30-day LIBOR rate with respect to these notes as of the balance sheet date was 3.79%.

    If the Class A-1 or Class A-2 Notes are not repaid on or before their Expected Final Payment Date, such class of notes will accrue interest thereafter at the stated interest rate plus 0.50% per annum ("Maturity Step-Up Interest").

    The LIFT group is obligated to use its best efforts to consummate an exchange offer (the "Exchange Offer") pursuant to which the Initial Notes, other than Class D Notes, would be exchanged for substantially similar debt securities issued pursuant to an effective registration statement under the Securities Act of 1933. If the Exchange Offer is not consummated on or before March 23, 2002, the Initial Notes will accrue interest at the stated interest rate, plus 0.50% per annum from that date until the date that the Exchange Offer is consummated.

    The LIFT group has the right to make an optional redemption of any Initial Notes. Should LIFT choose to exercise an early redemption of any of the Initial Notes, it may be required to pay a redemption premium as required by the Indenture.

    The dates on which principal repayments on the notes will actually occur will depend on the cash flows generated by the rental income from the LIFT group's portfolio of aircraft, the LIFT group's ability to refinance any or all of the notes and the amount of operating costs incurred in the ordinary course of business. Amounts received by the LIFT group and available for distribution are paid in accordance with the priorities specified in the Indenture.

NOTE 6--DERIVATIVE FINANCIAL INSTRUMENTS

INTEREST RATE SWAPS

    Interest incurred by the LIFT group on the notes and the yield from rental income received by the LIFT group under operating leases are based on combinations of variable and fixed measures of

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                                 JUNE 30, 2001

NOTE 6--DERIVATIVE FINANCIAL INSTRUMENTS (CONTINUED) interest rates. The LIFT group is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the notes do not correlate to the mix of variable and fixed yields from rental income under leases. The LIFT group has engaged advisors to monitor interest rates continuously in order to mitigate its exposure to unfavorable variations. The LIFT group will utilize one or more interest rate swaps that shift the risk of fluctuations in floating rates to a counterparty in exchange for fixed payments by the LIFT group. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates. Counterparty risk will be monitored on an ongoing basis and the counterparties will be subject to the prior approval of the controlling trustees. The counterparties will consist primarily of the affiliates of major United States and European financial institutions and special-purpose derivative vehicles that will have credit ratings, or will provide collateralization arrangements, consistent with maintaining ratings of the notes.

    At June 30, 2001, the LIFT group was a party to an interest rate swap agreement which it entered into on June 13, 2001 and became effective with the Closing Date. Under the agreement, the LIFT group will pay a fixed rate of interest to the counterparty based on an amortizing notional amount and, in turn, the counterparty will pay the LIFT group a rate of interest based on the same amortizing notional amount based on LIBOR as set out below (dollars in thousands):

       INITIAL          RATE TO BE      RATE TO BE
      NOTIONAL          PAID BY THE   RECEIVED BY THE
       AMOUNT           LIFT GROUP      LIFT GROUP      MATURITY DATE
---------------------   -----------   ---------------   -------------
     $1,224,020            5.79%           LIBOR        June 15, 2011

    On June 30, 2001, the fair value of the interest rate swap was approximately $11.0 million. At June 30, 2001, the LIFT group estimates future interest rate swap expenses for the year ended December 31, 2001 will be approximately
$13.0 million.

NOTE 7--COMMITMENTS AND CONTINGENCIES

    In accordance with the terms of a servicing agreement (the "Servicing Agreement"), GECAS is performing certain aircraft related services with respect to the LIFT group's aircraft portfolio. Such activities include the collection of rents and other amounts due from lessees, the monitoring of maintenance, insurance and other obligations under the aircraft leases, the enforcement of rights against the lessees, the remarketing of aircraft for re-lease or sale and the performance of other specified aircraft-related services. In accordance with the Servicing Agreement, fees payable to GECAS by LIFT include base fees and fees calculated as a percentage of lease rentals received, in addition to certain incentive based fees.

    The Servicing Agreement expires on the later of (i) the payment in full of all amounts due on the notes and other similar obligations and all amounts due to the holders of beneficial interests in LIFT and (ii) the date on which LIFT and its subsidiaries cease to own any aircraft. Each party has the right to terminate the Servicing Agreement under specified circumstances.

    Additionally, LIFT has arranged for Phoenix American Financial
Services, Inc., Wilmington Trust Company, Bankers Trust Company and Credit Suisse First Boston to provide managerial services, and financial advice. The aggregate annual fees for these services is estimated to be $0.8 million.

                 LEASE INVESTMENT FLIGHT TRUST AND SUBSIDIARIES

                                 JUNE 30, 2001

NOTE 8--CONCENTRATION OF CREDIT RISK

    Credit risk with respect to operating lease receivables is generally diversified due to the number of lessees comprising the LIFT group's customer base and the different geographic areas in which they operate. At June 30, 2001, the LIFT group had leased aircraft (including aircraft expected to be delivered) to 24 lessees in 17 countries. Also, on June 30, 2001, eighteen of the aircraft are being leased to lessees domiciled in certain emerging markets, including those located in Africa, Eastern Europe, the Middle East, Latin America and Asia. The exposure of the LIFT group's aircraft to particular countries and customers is managed partly through concentration limits and through obtaining deposits from lessees and certain cash reserves.

                                                                      APPENDIX 1

                        INDEX OF SELECTED DEFINED TERMS

Additional Interest.........................................    109
Adjusted Base Value.........................................    111
Adjusted Portfolio Value....................................    111
Applicable Percentage.......................................    113
Assumed Principal Balance...................................    114
Assumed Principal Payments..................................    114
Depreciation Factor.........................................    111
Interest Amount.............................................    109
Junior Note Blockage Amount.................................    119
Maturity Step-Up Interest...................................    109
Mezzanine Note Blockage Amount..............................    119
Minimum Principal Payment Amount............................    110
Net Sales Proceeds..........................................    128
Note Target Price...........................................    128
Projected Principal Payment Amounts.........................    113
Redemption Premium..........................................    114
Redemption Price............................................    113
Registration Step-Up Interest...............................    109
Required Expense Amount.....................................    120
Scheduled Principal Payment Amount..........................    111
Scheduled Target Principal Balance..........................    111
Senior Note Blockage Amount.................................    119
Subordinate Note Blockage Amount............................    119

                                                                      APPENDIX 2

                              AIRCRAFT TYPES DATA
                               AIRCRAFT TYPES(1)

                                                                               STAGE 3
                                 NARROW/    TYPICAL                             NOISE      PRODUCTION   CURRENT       ON
MANUFACTURER  TYPE AND VARIANT   WIDEBODY    SEATS     NO. & MFR OF ENGINES   COMPLIANCE     YEARS       FLEET      ORDER
------------  ----------------   --------   --------   --------------------   ----------   ----------   --------   --------
Airbus......  A320-200           Narrow     150              2 X CFM/IAE         Yes           1987-       941       513
Boeing......  737-300            Narrow     131                  2 X CFM         Yes       1984-1999      1052         0
Boeing......  737-800            Narrow     160                  2 X CFM         Yes           1997-       451       367
Boeing......  737-700            Narrow     135                  2 X CFM         Yes           1997-       294       502
Boeing......  737-400            Narrow     147                  2 X CFM         Yes       1988-1999       475         0
Boeing......  737-500            Narrow     111                  2 X CFM         Yes       1989-1999       385         0
Boeing......  747-400            Wide       374           4 X RR, CF, PW         Yes           1988-       425        26
Boeing......  767-300ER          Wide       231           2 X RR, CF, PW         Yes           1986-       436        41
McDonnell Douglas MD82            Narrow     143                  2 X PW         Yes       1981-1997       535         0
McDonnell Douglas MD83            Narrow     147                  2 X PW         Yes       1984-1999       269         0
McDonnell DouglasMD11F            Wide       N/A               3 X CF/PW         Yes       1989-2000        72         0


               NO. OF
MANUFACTURER  OPERATORS
------------  ---------
Airbus......     107
Boeing......     109
Boeing......      61
Boeing......      52
Boeing......      76
Boeing......      41
Boeing......      38
Boeing......      81
McDonnell Do      33
McDonnell Do      31
McDonnell Do      12

SOURCE: AIRCLAIMS CASE DATABASE

(1) Data as of May 23, 2001

                                                                      APPENDIX 3

          MONTHLY GROSS REVENUES BASED ON THE NOTE PAYMENT ASSUMPTIONS

PAYMENT DATE                 GROSS
OCCURRING IN              REVENUES ($)
------------              ------------
July 15, 2001...........   11,552,558
August 15, 2001.........   12,582,206
September 15, 2001......   14,052,956
October 15, 2001........   11,522,641
November 15, 2001.......   12,286,724
December 15, 2001.......   13,694,974
January 15, 2002........   11,301,641
February 15, 2002.......   12,286,724
March 15, 2002..........   13,757,474
April 15, 2002..........   11,436,641
May 15, 2002............   12,642,724
June 15, 2002...........   14,113,474
July 15, 2002...........   11,657,641
August 15, 2002.........   12,642,724
September 15, 2002......   14,113,474
October 15, 2002........   11,552,799
November 15, 2002.......   12,389,882
December 15, 2002.......   13,857,589
January 15, 2003........   11,401,756
February 15, 2003.......   12,247,440
March 15, 2003..........   13,509,386
April 15, 2003..........   11,728,530
May 15, 2003............   12,850,257
June 15, 2003...........   13,816,565
July 15, 2003...........   11,850,982
August 15, 2003.........   12,836,065
September 15, 2003......   13,162,898
October 15, 2003........   12,058,815
November 15, 2003.......   12,917,398
December 15, 2003.......   12,917,398
January 15, 2004........   11,932,315
February 15, 2004.......   12,917,398
March 15, 2004..........   12,917,398
April 15, 2004..........   11,962,315
May 15, 2004............   13,095,398
June 15, 2004...........   13,095,398
July 15, 2004...........   12,110,315
August 15, 2004.........   13,095,398
September 15, 2004......   13,095,398
October 15, 2004........   12,110,315
November 15, 2004.......   12,947,398
December 15, 2004.......   12,947,398
January 15, 2005........   11,962,315
February 15, 2005.......   12,947,398
March 15, 2005..........   12,947,398
April 15, 2005..........   11,798,029
May 15, 2005............   13,095,398
June 15, 2005...........   13,095,398
July 15, 2005...........   12,110,315
August 15, 2005.........   13,095,398
September 15, 2005......   13,095,398
October 15, 2005........   12,125,394

PAYMENT DATE                 GROSS
OCCURRING IN              REVENUES ($)
------------              ------------
July 15, 2006...........   12,066,533
August 15, 2006.........   13,051,616
September 15, 2006......   13,051,616
October 15, 2006........   12,066,533
November 15, 2006          13,051,616
December 15, 2006.......   13,051,616
January 15, 2007........   12,066,533
February 15, 2007.......   13,051,616
March 15, 2007..........   13,051,616
April 15, 2007..........   12,066,533
May 15, 2007............   13,051,616
June 15, 2007...........   13,051,616
July 15, 2007...........   12,066,533
August 15, 2007.........   13,051,616
September 15, 2007......   13,051,616
October 15, 2007........   12,066,533
November 15, 2007.......   13,051,616
December 15, 2007.......   13,078,823
January 15, 2008........   12,093,740
February 15, 2008.......   13,083,555
March 15, 2008..........   13,100,192
April 15, 2008..........   12,121,065
May 15, 2008............   13,117,505
June 15, 2008...........   13,114,510
July 15, 2008...........   12,129,427
August 15, 2008.........   13,114,510
September 15, 2008......   13,114,510
October 15, 2008........   12,129,427
November 15, 2008.......   13,114,510
December 15, 2008.......   13,114,510
January 15, 2009........   12,129,427
February 15, 2009.......   13,114,510
March 15, 2009..........   13,114,510
April 15, 2009..........   12,129,427
May 15, 2009............   13,114,510
June 15, 2009...........   13,114,510
July 15, 2009...........   12,129,427
August 15, 2009.........   13,114,510
September 15, 2009......   13,114,510
October 15, 2009........   12,129,427
November 15, 2009.......   13,114,510
December 15, 2009.......   13,114,510
January 15, 2010........   12,126,447
February 15, 2010.......   13,111,530
March 15, 2010..........   13,111,530
April 15, 2010..........   12,126,447
May 15, 2010............   13,111,530
June 15, 2010...........   13,111,530
July 15, 2010...........   12,126,447
August 15, 2010.........   13,111,530
September 15, 2010......   13,111,530
October 15, 2010........   12,126,447

PAYMENT DATE                 GROSS
OCCURRING IN              REVENUES ($)
------------              ------------
July 15, 2011...........   12,126,447
August 15, 2011.........   13,111,530
September 15, 2011......   13,111,530
October 15, 2011........   12,126,447
November 15, 2011.......   12,454,808
December 15, 2011.......   12,783,169
January 15, 2012........   12,783,169
February 15, 2012.......   12,783,169
March 15, 2012..........   12,783,169
April 15, 2012..........   12,783,169
May 15, 2012............   12,783,169
June 15, 2012...........   12,783,169
July 15, 2012...........   12,783,169
August 15, 2012.........   12,783,169
September 15, 2012......   12,783,169
October 15, 2012........   12,783,169
November 15, 2012.......   12,783,169
December 15, 2012.......   12,789,284
January 15, 2013........   12,789,284
February 15, 2013.......   12,789,284
March 15, 2013..........   12,789,284
April 15, 2013..........   12,774,514
May 15, 2013............   12,774,514
June 15, 2013...........   12,741,193
July 15, 2013...........   12,741,193
August 15, 2013.........   12,741,193
September 15, 2013......   12,741,193
October 15, 2013........   12,741,193
November 15, 2013.......   12,695,956
December 15, 2013.......   12,695,956
January 15, 2014........   12,650,538
February 15, 2014.......   12,650,538
March 15, 2014..........   12,650,538
April 15, 2014..........   12,650,538
May 15, 2014............   12,650,538
June 15, 2014...........   12,650,538
July 15, 2014...........   12,650,538
August 15, 2014.........   12,614,674
September 15, 2014......   12,614,674
October 15, 2014........   12,614,674
November 15, 2014.......   12,614,674
December 15, 2014.......   12,614,674
January 15, 2015........   12,567,698
February 15, 2015.......   12,567,698
March 15, 2015..........   12,567,698
April 15, 2015..........   12,567,698
May 15, 2015............   12,540,880
June 15, 2015...........   12,540,880
July 15, 2015...........   12,540,880
August 15, 2015.........   12,540,880
September 15, 2015......   12,540,880
October 15, 2015........   12,540,880

PAYMENT DATE                 GROSS
OCCURRING IN              REVENUES ($)
------------              ------------
November 15, 2005.......   13,035,977
December 15, 2005.......   13,051,116
January 15, 2006........   12,066,033
February 15, 2006.......   13,051,616
March 15, 2006..........   13,051,616
April 15, 2006..........   12,066,533
May 15, 2006............   13,051,616
June 15, 2006...........   13,051,616
July 15, 2016...........   12,458,571
August 15, 2016.........   12,458,571
September 15, 2016......   12,458,571
October 15, 2016........   12,458,571
November 15, 2016.......   12,458,571
December 15, 2016.......   12,311,085
January 15, 2017........   12,311,085
February 15, 2017.......   12,311,085
March 15, 2017..........   12,311,085
April 15, 2017..........   12,311,085
May 15, 2017............   12,311,085
June 15, 2017...........   12,311,085
July 15, 2017...........   12,311,085
August 15, 2017.........   12,311,085
September 15, 2017......   12,023,352
October 15, 2017........   12,023,352
November 15, 2017.......   11,736,989
December 15, 2017.......   11,736,989
January 15, 2018........   11,736,989
February 15, 2018.......   11,736,989
March 15, 2018..........   11,736,989
April 15, 2018..........   11,496,818
May 15, 2018............   11,496,818
June 15, 2018...........   11,496,818
July 15, 2018...........   11,496,818
August 15, 2018.........   11,496,818
September 15, 2018......   11,496,818
October 15, 2018........   11,453,572
November 15, 2018.......   11,453,572
December 15, 2018.......   11,453,572
January 15, 2019........   11,453,572
February 15, 2019.......   11,453,572
March 15, 2019..........   11,453,572
April 15, 2019..........   11,453,572
May 15, 2019............   11,453,572
June 15, 2019...........   11,453,572
July 15, 2019...........   11,453,572
August 15, 2019.........   11,227,694
September 15, 2019......   11,055,142
October 15, 2019........   10,852,505
November 15, 2019.......   10,852,505
December 15, 2019.......   10,852,505
January 15, 2020........   10,852,505
February 15, 2020.......   10,852,505
March 15, 2020..........   10,852,505
April 15, 2020..........   10,706,581
May 15, 2020............   10,380,086

PAYMENT DATE                 GROSS
OCCURRING IN              REVENUES ($)
------------              ------------
November 15, 2010.......   13,111,530
December 15, 2010.......   13,111,530
January 15, 2011........   12,126,447
February 15, 2011.......   13,111,530
March 15, 2011..........   13,111,530
April 15, 2011..........   12,126,447
May 15, 2011............   13,111,530
June 15, 2011...........   13,111,530
July 15, 2021...........   10,043,588
August 15, 2021.........   10,043,588
September 15, 2021......   10,043,588
October 15, 2021........   10,043,588
November 15, 2021.......   10,043,588
December 15, 2021.......   10,043,588
January 15, 2022........   10,004,096
February 15, 2022.......   10,004,096
March 15, 2022..........   10,004,096
April 15, 2022..........   10,004,096
May 15, 2022............   10,004,096
June 15, 2022...........   10,004,096
July 15, 2022...........   10,004,096
August 15, 2022.........   10,004,096
September 15, 2022......   10,004,096
October 15, 2022........    9,521,716
November 15, 2022.......    9,521,716
December 15, 2022.......    9,471,843
January 15, 2023........    9,471,843
February 15, 2023.......    9,457,868
March 15, 2023..........    9,281,974
April 15, 2023..........    9,281,974
May 15, 2023............    9,170,599
June 15, 2023...........    9,170,599
July 15, 2023...........    9,170,599
August 15, 2023.........    9,170,599
September 15, 2023......    9,016,796
October 15, 2023........    9,016,796
November 15, 2023.......    9,016,796
December 15, 2023.......    9,016,796
January 15, 2024........    9,016,796
February 15, 2024.......    9,016,796
March 15, 2024..........    9,016,796
April 15, 2024..........    9,016,796
May 15, 2024............    9,016,796
June 15, 2024...........    9,016,796
July 15, 2024...........    9,016,796
August 15, 2024.........    9,016,796
September 15, 2024......    9,016,796
October 15, 2024........    8,652,737
November 15, 2024.......    8,652,737
December 15, 2024.......    8,652,737
January 15, 2025........    8,652,737
February 15, 2025.......    8,652,737
March 15, 2025..........    8,652,737
April 15, 2025..........    8,652,737
May 15, 2025............    8,626,229

PAYMENT DATE                 GROSS
OCCURRING IN              REVENUES ($)
------------              ------------
November 15, 2015.......   12,540,880
December 15, 2015.......   12,540,880
January 15, 2016........   12,535,516
February 15, 2016.......   12,526,389
March 15, 2016..........   12,526,389
April 15, 2016..........   12,526,389
May 15, 2016............   12,496,877
June 15, 2016...........   12,496,877
July 15, 2026...........    8,626,229
August 15, 2026.........    8,626,229
September 15, 2026......    8,626,229
October 15, 2026........    8,626,229
November 15, 2026.......    8,602,223
December 15, 2026.......    8,578,920
January 15, 2027........    8,406,183
February 15, 2027.......    8,350,365
March 15, 2027..........    8,350,365
April 15, 2027..........    8,350,365
May 15, 2027............    8,347,214
June 15, 2027...........    8,327,590
July 15, 2027...........    8,291,049
August 15, 2027.........    8,291,049
September 15, 2027......    8,291,049
October 15, 2027........    8,291,049
November 15, 2027.......    8,291,049
December 15, 2027.......    7,811,128
January 15, 2028........    7,811,128
February 15, 2028.......    7,543,104
March 15, 2028..........    7,012,056
April 15, 2028..........    5,716,209
May 15, 2028............    5,716,209
June 15, 2028...........    5,716,209
July 15, 2028...........    5,716,209
August 15, 2028.........    5,716,209
September 15, 2028......    5,716,209
October 15, 2028........    5,716,209
November 15, 2028.......    5,367,242
December 15, 2028.......    5,367,242
January 15, 2029........    4,695,302
February 15, 2029.......    4,695,302
March 15, 2029..........    4,695,302
April 15, 2029..........    4,695,302
May 15, 2029............    4,426,843
June 15, 2029...........    4,149,994
July 15, 2029...........    4,089,828
August 15, 2029.........    3,932,557
September 15, 2029......    3,689,557
October 15, 2029........    3,294,270
November 15, 2029.......    2,746,915
December 15, 2029.......    1,795,701
January 15, 2030........    1,276,252
February 15, 2030.......    1,276,252
March 15, 2030..........      957,853
April 15, 2030..........      957,853
May 15, 2030............      666,831

PAYMENT DATE                 GROSS
OCCURRING IN              REVENUES ($)
------------              ------------
June 15, 2020...........   10,380,086
July 15, 2020...........   10,380,086
August 15, 2020.........   10,380,086
September 15, 2020......   10,380,086
October 15, 2020........   10,380,086
November 15, 2020.......   10,233,673
December 15, 2020.......   10,233,673
January 15, 2021........   10,043,588
February 15, 2021.......   10,043,588
March 15, 2021..........   10,043,588
April 15, 2021..........   10,043,588
May 15, 2021............   10,043,588
June 15, 2021...........   10,043,588

PAYMENT DATE                 GROSS
OCCURRING IN              REVENUES ($)
------------              ------------

June 15, 2025...........    8,626,229
July 15, 2025...........    8,626,229
August 15, 2025.........    8,626,229
September 15, 2025......    8,626,229
October 15, 2025........    8,626,229
November 15, 2025.......    8,626,229
December 15, 2025.......    8,626,229
January 15, 2026........    8,626,229
February 15, 2026.......    8,626,229
March 15, 2026..........    8,626,229
April 15, 2026..........    8,626,229
May 15, 2026............    8,626,229
June 15, 2026...........    8,626,229

PAYMENT DATE                 GROSS
OCCURRING IN              REVENUES ($)
------------              ------------

June 15, 2030...........      322,500
July 15, 2030...........           --
August 15, 2030.........           --
September 15, 2030......           --
October 15, 2030........           --
November 15, 2030.......           --
December 15, 2030.......           --
January 15, 2031........           --
February 15, 2031.......           --
March 15, 2031..........           --
April 15, 2031..........           --
May 15, 2031............           --
June 15, 2031...........           --
July 15, 2031...........           --

                                                                      APPENDIX 4

               ASSUMED PORTFOLIO VALUES FOR THE INITIAL PORTFOLIO

                             ASSUMED
PAYMENT DATE                PORTFOLIO
OCCURRING IN                VALUE ($)
------------              -------------
July 15, 2001...........  1,550,391,647
August 15, 2001.........  1,548,366,798
September 15, 2001......  1,546,331,031
October 15, 2001........  1,544,284,317
November 15, 2001.......  1,542,226,624
December 15, 2001.......  1,540,157,921
January 15, 2002........  1,538,078,179
February 15, 2002.......  1,535,987,365
March 15, 2002..........  1,533,885,450
April 15, 2002..........  1,531,772,402
May 15, 2002............  1,529,648,191
June 15, 2002...........  1,527,512,785
July 15, 2002...........  1,525,366,152
August 15, 2002.........  1,523,208,262
September 15, 2002......  1,521,039,084
October 15, 2002........  1,518,858,586
November 15, 2002.......  1,516,666,736
December 15, 2002.......  1,514,463,503
January 15, 2003........  1,512,248,855
February 15, 2003.......  1,510,022,761
March 15, 2003..........  1,507,785,189
April 15, 2003..........  1,505,536,106
May 15, 2003............  1,503,275,482
June 15, 2003...........  1,501,003,284
July 15, 2003...........  1,498,719,480
August 15, 2003.........  1,496,424,038
September 15, 2003......  1,494,116,926
October 15, 2003........  1,491,798,111
November 15, 2003.......  1,489,467,561
December 15, 2003.......  1,487,125,244
January 15, 2004........  1,484,771,127
February 15, 2004.......  1,482,405,177
March 15, 2004..........  1,480,027,362
April 15, 2004..........  1,477,637,650
May 15, 2004............  1,475,236,006
June 15, 2004...........  1,472,822,399
July 15, 2004...........  1,470,396,796
August 15, 2004.........  1,467,959,162
September 15, 2004......  1,465,509,466
October 15, 2004........  1,463,047,675
November 15, 2004.......  1,460,573,753
December 15, 2004.......  1,458,087,670
January 15, 2005........  1,455,589,390
February 15, 2005.......  1,453,078,881
March 15, 2005..........  1,450,556,109
April 15, 2005..........  1,448,021,040

                             ASSUMED
PAYMENT DATE                PORTFOLIO
OCCURRING IN                VALUE ($)
------------              -------------
July 15, 2006...........  1,408,496,274
August 15, 2006.........  1,405,759,816
September 15, 2006......  1,403,010,477
October 15, 2006........  1,400,248,222
November 15, 2006.......  1,397,473,016
December 15, 2006.......  1,394,684,823
January 15, 2007........  1,391,883,609
February 15, 2007.......  1,389,069,337
March 15, 2007..........  1,386,241,973
April 15, 2007..........  1,383,401,481
May 15, 2007............  1,380,547,824
June 15, 2007...........  1,377,680,969
July 15, 2007...........  1,374,800,877
August 15, 2007.........  1,371,907,515
September 15, 2007......  1,369,000,844
October 15, 2007........  1,366,080,831
November 15, 2007.......  1,363,147,438
December 15, 2007.......  1,360,200,629
January 15, 2008........  1,357,240,369
February 15, 2008.......  1,354,266,619
March 15, 2008..........  1,351,279,345
April 15, 2008..........  1,348,278,510
May 15, 2008............  1,345,264,076
June 15, 2008...........  1,342,236,007
July 15, 2008...........  1,339,194,266
August 15, 2008.........  1,336,138,817
September 15, 2008......  1,333,069,623
October 15, 2008........  1,329,986,645
November 15, 2008.......  1,326,889,848
December 15, 2008.......  1,323,779,194
January 15, 2009........  1,320,654,645
February 15, 2009.......  1,317,516,165
March 15, 2009..........  1,314,363,715
April 15, 2009..........  1,311,197,259
May 15, 2009............  1,308,016,758
June 15, 2009...........  1,304,822,174
July 15, 2009...........  1,301,613,471
August 15, 2009.........  1,298,390,609
September 15, 2009......  1,295,153,552
October 15, 2009........  1,291,902,260
November 15, 2009.......  1,288,636,696
December 15, 2009.......  1,285,356,821
January 15, 2010........  1,282,062,597
February 15, 2010.......  1,278,753,986
March 15, 2010..........  1,275,430,949
April 15, 2010..........  1,272,093,447

                             ASSUMED
PAYMENT DATE                PORTFOLIO
OCCURRING IN                VALUE ($)
------------              -------------
July 15, 2011...........  1,220,268,627
August 15, 2011.........  1,216,694,366
September 15, 2011......  1,213,104,969
October 15, 2011........  1,209,500,398
November 15, 2011.......  1,205,880,611
December 15, 2011.......  1,202,245,568
January 15, 2012........  1,198,595,228
February 15, 2012.......  1,194,929,552
March 15, 2012..........  1,191,248,498
April 15, 2012..........  1,187,552,025
May 15, 2012............  1,183,840,092
June 15, 2012...........  1,180,112,660
July 15, 2012...........  1,176,369,686
August 15, 2012.........  1,172,611,129
September 15, 2012......  1,168,836,948
October 15, 2012........  1,165,047,102
November 15, 2012.......  1,161,241,549
December 15, 2012.......  1,157,420,248
January 15, 2013........  1,153,583,157
February 15, 2013.......  1,149,730,234
March 15, 2013..........  1,145,861,438
April 15, 2013..........  1,141,976,727
May 15, 2013............  1,138,076,058
June 15, 2013...........  1,134,159,389
July 15, 2013...........  1,130,226,679
August 15, 2013.........  1,126,277,885
September 15, 2013......  1,122,312,964
October 15, 2013........  1,118,331,874
November 15, 2013.......  1,114,334,573
December 15, 2013.......  1,110,321,017
January 15, 2014........  1,106,291,165
February 15, 2014.......  1,102,244,972
March 15, 2014..........  1,098,182,397
April 15, 2014..........  1,094,103,396
May 15, 2014............  1,090,007,925
June 15, 2014...........  1,085,895,943
July 15, 2014...........  1,081,767,404
August 15, 2014.........  1,077,622,266
September 15, 2014......  1,073,460,485
October 15, 2014........  1,069,282,018
November 15, 2014.......  1,065,086,821
December 15, 2014.......  1,060,874,849
January 15, 2015........  1,056,646,060
February 15, 2015.......  1,052,400,408
March 15, 2015..........  1,048,137,850
April 15, 2015..........  1,043,858,341

                             ASSUMED
PAYMENT DATE                PORTFOLIO
OCCURRING IN                VALUE ($)
------------              -------------
May 15, 2005............  1,445,473,641
June 15, 2005...........  1,442,913,877
July 15, 2005...........  1,440,341,716
August 15, 2005.........  1,437,757,122
September 15, 2005......  1,435,160,062
October 15, 2005........  1,432,550,501
November 15, 2005.......  1,429,928,406
December 15, 2005.......  1,427,293,743
January 15, 2006........  1,424,646,476
February 15, 2006.......  1,421,986,571
March 15, 2006..........  1,419,313,995
April 15, 2006..........  1,416,628,711
May 15, 2006............  1,413,930,686
June 15, 2006...........  1,411,219,885
July 15, 2016...........    977,601,234
August 15, 2016.........    973,044,414
September 15, 2016......    968,469,876
October 15, 2016........    963,877,572
November 15, 2016.......    959,267,458
December 15, 2016.......    950,659,180
January 15, 2017........    946,108,959
February 15, 2017.......    941,541,115
March 15, 2017..........    936,955,602
April 15, 2017..........    932,352,374
May 15, 2017............    927,731,385
June 15, 2017...........    923,092,589
July 15, 2017...........    918,435,939
August 15, 2017.........    913,761,390
September 15, 2017......    901,467,306
October 15, 2017........    896,939,498
November 15, 2017.......    884,473,833
December 15, 2017.......    880,101,492
January 15, 2018........    875,712,296
February 15, 2018.......    871,306,202
March 15, 2018..........    866,883,164
April 15, 2018..........    858,202,459
May 15, 2018............    853,847,315
June 15, 2018...........    849,475,445
July 15, 2018...........    845,086,804
August 15, 2018.........    840,681,350
September 15, 2018......    836,259,039
October 15, 2018........    831,819,827
November 15, 2018.......    827,363,671
December 15, 2018.......    822,890,526
January 15, 2019........    818,400,349
February 15, 2019.......    813,893,096
March 15, 2019..........    809,368,722
April 15, 2019..........    804,827,183
May 15, 2019............    800,268,435
June 15, 2019...........    795,692,433
July 15, 2019...........    791,099,133
August 15, 2019.........    781,562,236
September 15, 2019......    772,917,883
October 15, 2019........    763,697,727
November 15, 2019.......    759,368,868

                             ASSUMED
PAYMENT DATE                PORTFOLIO
OCCURRING IN                VALUE ($)
------------              -------------
May 15, 2010............  1,268,741,442
June 15, 2010...........  1,265,374,894
July 15, 2010...........  1,261,993,766
August 15, 2010.........  1,258,598,018
September 15, 2010......  1,255,187,610
October 15, 2010........  1,251,762,504
November 15, 2010.......  1,248,322,661
December 15, 2010.......  1,244,868,041
January 15, 2011........  1,241,398,605
February 15, 2011.......  1,237,914,313
March 15, 2011..........  1,234,415,126
April 15, 2011..........  1,230,901,003
May 15, 2011............  1,227,371,906
June 15, 2011...........  1,223,827,794
July 15, 2021...........    657,115,292
August 15, 2021.........    652,844,718
September 15, 2021......    648,558,245
October 15, 2021........    644,255,833
November 15, 2021.......    639,937,439
December 15, 2021.......    635,603,025
January 15, 2022........    631,252,547
February 15, 2022.......    626,885,965
March 15, 2022..........    622,503,238
April 15, 2022..........    618,104,324
May 15, 2022............    613,689,181
June 15, 2022...........    609,257,769
July 15, 2022...........    604,810,045
August 15, 2022.........    600,345,967
September 15, 2022......    595,865,495
October 15, 2022........    576,240,840
November 15, 2022.......    572,090,997
December 15, 2022.......    567,925,875
January 15, 2023........    563,745,434
February 15, 2023.......    559,549,636
March 15, 2023..........    555,338,440
April 15, 2023..........    551,111,808
May 15, 2023............    546,869,700
June 15, 2023...........    542,612,076
July 15, 2023...........    538,338,897
August 15, 2023.........    534,050,122
September 15, 2023......    525,236,263
October 15, 2023........    521,024,549
November 15, 2023.......    516,797,490
December 15, 2023.......    512,555,048
January 15, 2024........    508,297,182
February 15, 2024.......    504,023,854
March 15, 2024..........    499,735,023
April 15, 2024..........    495,430,652
May 15, 2024............    491,110,699
June 15, 2024...........    486,775,125
July 15, 2024...........    482,423,890
August 15, 2024.........    478,056,955
September 15, 2024......    473,674,279
October 15, 2024........    456,552,173
November 15, 2024.......    452,443,668

                             ASSUMED
PAYMENT DATE                PORTFOLIO
OCCURRING IN                VALUE ($)
------------              -------------
May 15, 2015............  1,039,561,837
June 15, 2015...........  1,035,248,294
July 15, 2015...........  1,030,917,667
August 15, 2015.........  1,026,569,912
September 15, 2015......  1,022,204,983
October 15, 2015........  1,017,822,835
November 15, 2015.......  1,013,423,425
December 15, 2015.......  1,009,006,706
January 15, 2016........  1,004,572,634
February 15, 2016.......  1,000,121,163
March 15, 2016..........    995,652,247
April 15, 2016..........    991,165,843
May 15, 2016............    986,661,903
June 15, 2016...........    982,140,382
July 15, 2026...........    367,111,423
August 15, 2026.........    362,683,736
September 15, 2026......    358,240,422
October 15, 2026........    353,781,442
November 15, 2026.......    349,306,756
December 15, 2026.......    344,816,324
January 15, 2027........    340,310,107
February 15, 2027.......    335,788,064
March 15, 2027..........    331,250,157
April 15, 2027..........    326,696,344
May 15, 2027............    322,126,585
June 15, 2027...........    317,540,840
July 15, 2027...........    312,939,070
August 15, 2027.........    308,321,233
September 15, 2027......    303,687,288
October 15, 2027........    299,037,197
November 15, 2027.......    294,370,916
December 15, 2027.......    279,221,654
January 15, 2028........    274,774,410
February 15, 2028.......    264,466,284
March 15, 2028..........    248,546,785
April 15, 2028..........    212,565,390
May 15, 2028............    209,243,606
June 15, 2028...........    205,910,270
July 15, 2028...........    202,565,352
August 15, 2028.........    199,208,824
September 15, 2028......    195,840,656
October 15, 2028........    192,460,820
November 15, 2028.......    189,069,285
December 15, 2028.......    185,666,022
January 15, 2029........    168,635,360
February 15, 2029.......    165,535,761
March 15, 2029..........    162,425,464
April 15, 2029..........    159,304,442
May 15, 2029............    148,474,875
June 15, 2029...........    137,824,404
July 15, 2029...........    135,041,542
August 15, 2029.........    126,125,009
September 15, 2029......    117,301,015
October 15, 2029........     99,397,925
November 15, 2029.......     83,394,130

                             ASSUMED
PAYMENT DATE                PORTFOLIO
OCCURRING IN                VALUE ($)
------------              -------------
December 15, 2019.......    755,023,627
January 15, 2020........    750,661,962
February 15, 2020.......    746,283,830
March 15, 2020..........    741,889,189
April 15, 2020..........    733,381,517
May 15, 2020............    724,983,476
June 15, 2020...........    720,735,611
July 15, 2020...........    716,471,737
August 15, 2020.........    712,191,813
September 15, 2020......    707,895,798
October 15, 2020........    703,583,649
November 15, 2020.......    695,186,892
December 15, 2020.......    690,940,124
January 15, 2021........    682,407,138
February 15, 2021.......    678,231,104
March 15, 2021..........    674,039,414
April 15, 2021..........    669,832,028
May 15, 2021............    665,608,907
June 15, 2021...........    661,370,008

                             ASSUMED
PAYMENT DATE                PORTFOLIO
OCCURRING IN                VALUE ($)
------------              -------------

December 15, 2024.......    448,320,346
January 15, 2025........    444,182,170
February 15, 2025.......    440,029,102
March 15, 2025..........    435,861,105
April 15, 2025..........    431,678,139
May 15, 2025............    427,480,168
June 15, 2025...........    423,267,152
July 15, 2025...........    419,039,055
August 15, 2025.........    414,795,836
September 15, 2025......    410,537,459
October 15, 2025........    406,263,883
November 15, 2025.......    401,975,072
December 15, 2025.......    397,670,986
January 15, 2026........    393,351,587
February 15, 2026.......    389,016,835
March 15, 2026..........    384,666,691
April 15, 2026..........    380,301,117
May 15, 2026............    375,920,074
June 15, 2026...........    371,523,522

                             ASSUMED
PAYMENT DATE                PORTFOLIO
OCCURRING IN                VALUE ($)
------------              -------------

December 15, 2029.......     51,798,531
January 15, 2030........     35,375,741
February 15, 2030.......     34,619,608
March 15, 2030..........     25,898,320
April 15, 2030..........     25,328,347
May 15, 2030............     24,756,422
June 15, 2030...........      8,258,279
July 15, 2030...........             --
August 15, 2030.........             --
September 15, 2030......             --
October 15, 2030........             --
November 15, 2030.......             --
December 15, 2030.......             --
January 15, 2031........             --
February 15, 2031.......             --
March 15, 2031..........             --
April 15, 2031..........             --
May 15, 2031............             --
June 15, 2031...........             --
July 15, 2031...........             --

                                   APPENDIX 5

The "Class Percentages" contained in the following Appendix 5 represent percentages to be incorporated into the mathematical formulas found on pages 110-111 under "Description of the Indenture and the Notes--Payments on the Notes--Principal Amortization" in the text. Those formulas are used in calculating principal payments on the monthly payment dates for the notes.

                                                                      APPENDIX 5

                           CLASS A CLASS PERCENTAGES

                        CLASS A       CLASS A
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
Closing Date.........   69.933%       69.933%
July 15, 2001........   69.642%       69.627%
August 15, 2001......   69.539%       69.510%
September 15, 2001...   69.362%       69.317%
October 15, 2001.....   69.309%       69.251%
November 15, 2001....   69.219%       69.146%
December 15, 2001....   69.055%       68.966%
January 15, 2002.....   69.013%       68.911%
February 15, 2002....   68.920%       68.804%
March 15, 2002.......   68.747%       68.615%
April 15, 2002.......   68.696%       68.550%
May 15, 2002.........   68.581%       68.420%
June 15, 2002........   68.392%       68.213%
July 15, 2002........   68.351%       68.158%
August 15, 2002......   68.269%       68.059%
September 15, 2002...   68.122%       67.893%
October 15, 2002.....   68.084%       67.840%
November 15, 2002....   68.010%       67.750%
December 15, 2002....   67.871%       67.592%
January 15, 2003.....   67.838%       67.545%
February 15, 2003....   67.769%       67.458%
March 15, 2003.......   67.639%       67.311%
April 15, 2003.......   67.591%       67.246%
May 15, 2003.........   67.491%       67.129%
June 15, 2003........   67.350%       66.968%
July 15, 2003........   67.390%       66.995%
August 15, 2003......   67.294%       66.877%
September 15, 2003...   67.183%       66.743%
October 15, 2003.....   67.117%       66.657%
November 15, 2003....   67.015%       66.533%
December 15, 2003....   66.911%       66.406%
January 15, 2004.....   66.849%       66.324%
February 15, 2004....   66.745%       66.196%
March 15, 2004.......   66.636%       66.065%
April 15, 2004.......   66.572%       65.979%
May 15, 2004.........   66.455%       65.839%
June 15, 2004........   66.339%       65.698%
July 15, 2004........   66.330%       65.668%
August 15, 2004......   66.219%       65.526%
September 15, 2004...   66.106%       65.382%
October 15, 2004.....   66.033%       65.282%
November 15, 2004....   65.925%       65.143%
December 15, 2004....   65.815%       65.001%
January 15, 2005.....   65.747%       64.906%
February 15, 2005....   65.637%       64.763%
March 15, 2005.......   65.521%       64.616%
April 15, 2005.......   65.458%       64.525%
May 15, 2005.........   65.336%       64.370%
June 15, 2005........   65.215%       64.215%

                        CLASS A       CLASS A
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
June 15, 2006........   63.914%       62.444%
July 15, 2006........   63.826%       62.318%
August 15, 2006......   63.695%       62.145%
September 15, 2006...   63.563%       61.970%
October 15, 2006.....   63.472%       61.840%
November 15, 2006....   63.337%       61.662%
December 15, 2006....   63.200%       61.481%
January 15, 2007.....   63.106%       61.348%
February 15, 2007....   62.968%       61.165%
March 15, 2007.......   62.824%       60.976%
April 15, 2007.......   62.727%       60.838%
May 15, 2007.........   62.584%       60.648%
June 15, 2007........   62.440%       60.458%
July 15, 2007........   62.342%       60.313%
August 15, 2007......   62.200%       60.119%
September 15, 2007...   62.056%       59.923%
October 15, 2007.....   61.954%       59.773%
November 15, 2007....   61.808%       59.574%
December 15, 2007....   61.658%       59.369%
January 15, 2008.....   61.552%       59.214%
February 15, 2008....   61.401%       59.006%
March 15, 2008.......   61.244%       58.794%
April 15, 2008.......   61.133%       58.631%
May 15, 2008.........   60.973%       58.415%
June 15, 2008........   60.814%       58.197%
July 15, 2008........   60.701%       58.027%
August 15, 2008......   60.543%       57.805%
September 15, 2008...   60.384%       57.581%
October 15, 2008.....   60.267%       57.404%
November 15, 2008....   60.104%       57.175%
December 15, 2008....   59.939%       56.943%
January 15, 2009.....   59.818%       56.761%
February 15, 2009....   59.651%       56.525%
March 15, 2009.......   59.478%       56.284%
April 15, 2009.......   59.352%       56.095%
May 15, 2009.........   59.178%       55.851%
June 15, 2009........   59.004%       55.605%
July 15, 2009........   58.878%       55.407%
August 15, 2009......   58.707%       55.157%
September 15, 2009...   58.535%       54.904%
October 15, 2009.....   58.404%       54.698%
November 15, 2009....   58.229%       54.441%
December 15, 2009....   58.050%       54.178%
January 15, 2010.....   57.917%       53.968%
February 15, 2010....   57.737%       53.703%
March 15, 2010.......   57.545%       53.426%
April 15, 2010.......   57.407%       53.208%
May 15, 2010.........   57.218%       52.932%
June 15, 2010........   57.031%       52.656%

                        CLASS A       CLASS A
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
June 15, 2011........   54.900%       49.296%
July 15, 2011........   54.745%       49.029%
August 15, 2011......   54.549%       48.711%
September 15, 2011...   54.351%       48.388%
October 15, 2011.....   54.189%       48.110%
November 15, 2011....   54.017%       47.818%
December 15, 2011....   53.820%       47.495%
January 15, 2012.....   53.628%       47.177%
February 15, 2012....   53.434%       46.854%
March 15, 2012.......   53.223%       46.513%
April 15, 2012.......   53.024%       46.182%
May 15, 2012.........   52.815%       45.839%
June 15, 2012........   52.610%       45.500%
July 15, 2012........   52.401%       45.149%
August 15, 2012......   52.195%       44.801%
September 15, 2012...   51.987%       44.449%
October 15, 2012.....   51.770%       44.085%
November 15, 2012....   51.556%       43.723%
December 15, 2012....   51.333%       43.350%
January 15, 2013.....   51.114%       42.979%
February 15, 2013....   50.891%       42.603%
March 15, 2013.......   50.646%       42.202%
April 15, 2013.......   50.419%       41.816%
May 15, 2013.........   50.181%       41.420%
June 15, 2013........   49.949%       41.026%
July 15, 2013........   49.712%       40.621%
August 15, 2013......   49.479%       40.217%
September 15, 2013...   49.242%       39.808%
October 15, 2013.....   48.996%       39.387%
November 15, 2013....   48.755%       38.969%
December 15, 2013....   48.504%       38.540%
January 15, 2014.....   48.259%       38.114%
February 15, 2014....   48.010%       37.682%
March 15, 2014.......   47.740%       37.227%
April 15, 2014.......   47.484%       36.783%
May 15, 2014.........   47.218%       36.328%
June 15, 2014........   46.955%       35.872%
July 15, 2014........   46.688%       35.404%
August 15, 2014......   46.425%       34.937%
September 15, 2014...   46.158%       34.464%
October 15, 2014.....   45.881%       33.980%
November 15, 2014....   45.606%       33.493%
December 15, 2014....   45.322%       32.995%
January 15, 2015.....   45.041%       32.498%
February 15, 2015....   44.757%       31.994%
March 15, 2015.......   44.451%       31.468%
April 15, 2015.......   44.158%       30.949%
May 15, 2015.........   43.857%       30.420%
June 15, 2015........   43.556%       29.888%

                        CLASS A       CLASS A
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
July 15, 2005........   65.138%       64.105%
August 15, 2005......   65.020%       63.947%
September 15, 2005...   64.901%       63.788%
October 15, 2005.....   64.821%       63.673%
November 15, 2005....   64.702%       63.514%
December 15, 2005....   64.580%       63.352%
January 15, 2006.....   64.501%       63.236%
February 15, 2006....   64.378%       63.072%
March 15, 2006.......   64.250%       62.903%
April 15, 2006.......   64.168%       62.783%
May 15, 2006.........   64.041%       62.614%
June 15, 2016........   39.870%       22.847%
July 15, 2016........   39.567%       22.205%
August 15, 2016......   39.263%       21.557%
September 15, 2016...   38.955%       20.898%
October 15, 2016.....   38.637%       20.227%
November 15, 2016....   38.319%       19.548%
December 15, 2016....   38.157%       18.945%
January 15, 2017.....   37.832%       18.252%
February 15, 2017....   37.501%       17.547%
March 15, 2017.......   37.151%       16.823%
April 15, 2017.......   36.809%       16.097%
May 15, 2017.........   36.457%       15.356%
June 15, 2017........   36.103%       14.606%
July 15, 2017........   35.785%       13.841%
August 15, 2017......   35.465%       13.067%
September 15, 2017...   35.452%       12.405%
October 15, 2017.....   35.124%       11.617%
November 15, 2017....   35.122%       10.938%
December 15, 2017....   34.790%       10.138%
January 15, 2018.....   34.456%        9.327%
February 15, 2018....   34.116%        8.504%
March 15, 2018.......   33.760%        7.663%
April 15, 2018.......   33.587%        6.866%
May 15, 2018.........   33.238%        6.021%
June 15, 2018........   32.903%        5.186%
July 15, 2018........   32.602%        4.343%
August 15, 2018......   32.299%        3.488%
September 15, 2018...   31.991%        2.618%
October 15, 2018.....   31.676%        1.737%
November 15, 2018....   31.359%        0.843%
December 15, 2018....   31.034%        0.000%
January 15, 2019.....   30.705%        0.000%
February 15, 2019....   30.371%        0.000%
March 15, 2019.......   30.021%        0.000%
April 15, 2019.......   29.675%        0.000%
May 15, 2019.........   29.318%        0.000%
June 15, 2019........   28.959%        0.000%
July 15, 2019........   28.589%        0.000%
August 15, 2019......   28.407%        0.000%
September 15, 2019...   28.194%        0.000%
October 15, 2019.....   28.003%        0.000%
November 15, 2019....   27.629%        0.000%
December 15, 2019....   27.245%        0.000%

                        CLASS A       CLASS A
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
July 15, 2010........   56.892%       52.426%
August 15, 2010......   56.711%       52.145%
September 15, 2010...   56.528%       51.861%
October 15, 2010.....   56.384%       51.623%
November 15, 2010....   56.198%       51.333%
December 15, 2010....   56.004%       51.035%
January 15, 2011.....   55.860%       50.793%
February 15, 2011....   55.668%       50.495%
March 15, 2011.......   55.455%       50.173%
April 15, 2011.......   55.305%       49.923%
May 15, 2011.........   55.100%       49.608%
June 15, 2021........   19.969%        0.000%
July 15, 2021........   19.460%        0.000%
August 15, 2021......   18.944%        0.000%
September 15, 2021...   18.417%        0.000%
October 15, 2021.....   17.878%        0.000%
November 15, 2021....   17.329%        0.000%
December 15, 2021....   16.767%        0.000%
January 15, 2022.....   16.199%        0.000%
February 15, 2022....   15.618%        0.000%
March 15, 2022.......   15.021%        0.000%
April 15, 2022.......   14.415%        0.000%
May 15, 2022.........   13.795%        0.000%
June 15, 2022........   13.163%        0.000%
July 15, 2022........   12.515%        0.000%
August 15, 2022......   11.855%        0.000%
September 15, 2022...   11.180%        0.000%
October 15, 2022.....   10.805%        0.000%
November 15, 2022....   10.119%        0.000%
December 15, 2022....    9.420%        0.000%
January 15, 2023.....    8.708%        0.000%
February 15, 2023....    7.980%        0.000%
March 15, 2023.......    7.250%        0.000%
April 15, 2023.......    6.505%        0.000%
May 15, 2023.........    5.753%        0.000%
June 15, 2023........    4.984%        0.000%
July 15, 2023........    4.196%        0.000%
August 15, 2023......    3.389%        0.000%
September 15, 2023...    2.600%        0.000%
October 15, 2023.....    1.761%        0.000%
November 15, 2023....    0.900%        0.000%
December 15, 2023....    0.016%        0.000%
January 15, 2024.....    0.000%        0.000%
February 15, 2024....    0.000%        0.000%
March 15, 2024.......    0.000%        0.000%
April 15, 2024.......    0.000%        0.000%
May 15, 2024.........    0.000%        0.000%
June 15, 2024........    0.000%        0.000%
July 15, 2024........    0.000%        0.000%
August 15, 2024......    0.000%        0.000%
September 15, 2024...    0.000%        0.000%
October 15, 2024.....    0.000%        0.000%
November 15, 2024....    0.000%        0.000%
December 15, 2024....    0.000%        0.000%

                        CLASS A       CLASS A
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
July 15, 2015........   43.271%       29.344%
August 15, 2015......   42.986%       28.797%
September 15, 2015...   42.697%       28.241%
October 15, 2015.....   42.398%       27.673%
November 15, 2015....   42.101%       27.102%
December 15, 2015....   41.793%       26.517%
January 15, 2016.....   41.486%       25.929%
February 15, 2016....   41.175%       25.332%
March 15, 2016.......   40.849%       24.718%
April 15, 2016.......   40.529%       24.104%
May 15, 2016.........   40.199%       23.478%
July 15, 2026........    0.000%        0.000%
August 15, 2026......    0.000%        0.000%
September 15, 2026...    0.000%        0.000%
October 15, 2026.....    0.000%        0.000%
November 15, 2026....    0.000%        0.000%
December 15, 2026....    0.000%        0.000%
January 15, 2027.....    0.000%        0.000%
February 15, 2027....    0.000%        0.000%
March 15, 2027.......    0.000%        0.000%
April 15, 2027.......    0.000%        0.000%
May 15, 2027.........    0.000%        0.000%
June 15, 2027........    0.000%        0.000%
July 15, 2027........    0.000%        0.000%
August 15, 2027......    0.000%        0.000%
September 15, 2027...    0.000%        0.000%
October 15, 2027.....    0.000%        0.000%
November 15, 2027....    0.000%        0.000%
December 15, 2027....    0.000%        0.000%
January 15, 2028.....    0.000%        0.000%
February 15, 2028....    0.000%        0.000%
March 15, 2028.......    0.000%        0.000%
April 15, 2028.......    0.000%        0.000%
May 15, 2028.........    0.000%        0.000%
June 15, 2028........    0.000%        0.000%
July 15, 2028........    0.000%        0.000%
August 15, 2028......    0.000%        0.000%
September 15, 2028...    0.000%        0.000%
October 15, 2028.....    0.000%        0.000%
November 15, 2028....    0.000%        0.000%
December 15, 2028....    0.000%        0.000%
January 15, 2029.....    0.000%        0.000%
February 15, 2029....    0.000%        0.000%
March 15, 2029.......    0.000%        0.000%
April 15, 2029.......    0.000%        0.000%
May 15, 2029.........    0.000%        0.000%
June 15, 2029........    0.000%        0.000%
July 15, 2029........    0.000%        0.000%
August 15, 2029......    0.000%        0.000%
September 15, 2029...    0.000%        0.000%
October 15, 2029.....    0.000%        0.000%
November 15, 2029....    0.000%        0.000%
December 15, 2029....    0.000%        0.000%
January 15, 2030.....    0.000%        0.000%

                        CLASS A       CLASS A
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
January 15, 2020.....   26.856%        0.000%
February 15, 2020....   26.460%        0.000%
March 15, 2020.......   26.052%        0.000%
April 15, 2020.......   25.793%        0.000%
May 15, 2020.........   25.539%        0.000%
June 15, 2020........   25.133%        0.000%
July 15, 2020........   24.717%        0.000%
August 15, 2020......   24.296%        0.000%
September 15, 2020...   23.866%        0.000%
October 15, 2020.....   23.426%        0.000%
November 15, 2020....   23.124%        0.000%
December 15, 2020....   22.672%        0.000%
January 15, 2021.....   22.366%        0.000%
February 15, 2021....   21.906%        0.000%
March 15, 2021.......   21.431%        0.000%
April 15, 2021.......   20.954%        0.000%
May 15, 2021.........   20.465%        0.000%

                        CLASS A       CLASS A
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------

January 15, 2025.....    0.000%        0.000%
February 15, 2025....    0.000%        0.000%
March 15, 2025.......    0.000%        0.000%
April 15, 2025.......    0.000%        0.000%
May 15, 2025.........    0.000%        0.000%
June 15, 2025........    0.000%        0.000%
July 15, 2025........    0.000%        0.000%
August 15, 2025......    0.000%        0.000%
September 15, 2025...    0.000%        0.000%
October 15, 2025.....    0.000%        0.000%
November 15, 2025....    0.000%        0.000%
December 15, 2025....    0.000%        0.000%
January 15, 2026.....    0.000%        0.000%
February 15, 2026....    0.000%        0.000%
March 15, 2026.......    0.000%        0.000%
April 15, 2026.......    0.000%        0.000%
May 15, 2026.........    0.000%        0.000%
June 15, 2026........    0.000%        0.000%

                        CLASS A       CLASS A
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------

February 15, 2030....    0.000%        0.000%
March 15, 2030.......    0.000%        0.000%
April 15, 2030.......    0.000%        0.000%
May 15, 2030.........    0.000%        0.000%
June 15, 2030........    0.000%        0.000%
July 15, 2030........    0.000%        0.000%
August 15, 2030......    0.000%        0.000%
September 15, 2030...    0.000%        0.000%
October 15, 2030.....    0.000%        0.000%
November 15, 2030....    0.000%        0.000%
December 15, 2030....    0.000%        0.000%
January 15, 2031.....    0.000%        0.000%
February 15, 2031....    0.000%        0.000%
March 15, 2031.......    0.000%        0.000%
April 15, 2031.......    0.000%        0.000%
May 15, 2031.........    0.000%        0.000%
June 15, 2031........    0.000%        0.000%
July 15, 2031........    0.000%        0.000%

                           CLASS B CLASS PERCENTAGES

                        CLASS B       CLASS B
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
Closing Date.........    9.217%        9.217%
July 15, 2001........    9.178%        9.177%
August 15, 2001......    9.165%        9.161%
September 15, 2001...    9.141%        9.136%
October 15, 2001.....    9.134%        9.127%
November 15, 2001....    9.122%        9.113%
December 15, 2001....    9.101%        9.090%
January 15, 2002.....    9.095%        9.082%
February 15, 2002....    9.083%        9.068%
March 15, 2002.......    9.060%        9.043%
April 15, 2002.......    9.053%        9.035%
May 15, 2002.........    9.038%        9.018%
June 15, 2002........    9.013%        8.990%
July 15, 2002........    9.007%        8.983%
August 15, 2002......    8.995%        8.970%
September 15, 2002...    8.976%        8.948%
October 15, 2002.....    8.970%        8.941%
November 15, 2002....    8.960%        8.929%
December 15, 2002....    8.941%        8.908%
January 15, 2003.....    8.936%        8.902%
February 15, 2003....    8.927%        8.891%
March 15, 2003.......    8.909%        8.871%
April 15, 2003.......    8.902%        8.863%
May 15, 2003.........    8.889%        8.847%
June 15, 2003........    8.870%        8.826%
July 15, 2003........    8.874%        8.830%
August 15, 2003......    8.860%        8.814%
September 15, 2003...    8.844%        8.797%
October 15, 2003.....    8.834%        8.785%
November 15, 2003....    8.819%        8.769%
December 15, 2003....    8.804%        8.752%
January 15, 2004.....    8.795%        8.741%
February 15, 2004....    8.780%        8.724%
March 15, 2004.......    8.764%        8.707%
April 15, 2004.......    8.754%        8.696%
May 15, 2004.........    8.737%        8.677%
June 15, 2004........    8.720%        8.659%
July 15, 2004........    8.717%        8.655%
August 15, 2004......    8.698%        8.636%
September 15, 2004...    8.679%        8.617%
October 15, 2004.....    8.665%        8.604%
November 15, 2004....    8.647%        8.586%
December 15, 2004....    8.628%        8.567%
January 15, 2005.....    8.616%        8.554%
February 15, 2005....    8.597%        8.536%
March 15, 2005.......    8.577%        8.516%
April 15, 2005.......    8.565%        8.504%
May 15, 2005.........    8.545%        8.484%
June 15, 2005........    8.524%        8.463%
July 15, 2005........    8.510%        8.449%

                        CLASS B       CLASS B
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
June 15, 2006........    8.293%        8.230%
July 15, 2006........    8.277%        8.213%
August 15, 2006......    8.256%        8.191%
September 15, 2006...    8.234%        8.167%
October 15, 2006.....    8.218%        8.150%
November 15, 2006....    8.195%        8.127%
December 15, 2006....    8.173%        8.103%
January 15, 2007.....    8.156%        8.085%
February 15, 2007....    8.134%        8.061%
March 15, 2007.......    8.110%        8.037%
April 15, 2007.......    8.093%        8.018%
May 15, 2007.........    8.069%        7.993%
June 15, 2007........    8.046%        7.968%
July 15, 2007........    8.029%        7.949%
August 15, 2007......    8.005%        7.924%
September 15, 2007...    7.981%        7.898%
October 15, 2007.....    7.963%        7.878%
November 15, 2007....    7.939%        7.852%
December 15, 2007....    7.914%        7.825%
January 15, 2008.....    7.896%        7.804%
February 15, 2008....    7.871%        7.777%
March 15, 2008.......    7.845%        7.749%
April 15, 2008.......    7.826%        7.727%
May 15, 2008.........    7.799%        7.699%
June 15, 2008........    7.773%        7.670%
July 15, 2008........    7.753%        7.648%
August 15, 2008......    7.726%        7.619%
September 15, 2008...    7.699%        7.589%
October 15, 2008.....    7.678%        7.566%
November 15, 2008....    7.650%        7.536%
December 15, 2008....    7.622%        7.505%
January 15, 2009.....    7.601%        7.481%
February 15, 2009....    7.573%        7.450%
March 15, 2009.......    7.544%        7.418%
April 15, 2009.......    7.522%        7.393%
May 15, 2009.........    7.492%        7.361%
June 15, 2009........    7.463%        7.329%
July 15, 2009........    7.439%        7.302%
August 15, 2009......    7.407%        7.269%
September 15, 2009...    7.376%        7.236%
October 15, 2009.....    7.351%        7.209%
November 15, 2009....    7.319%        7.175%
December 15, 2009....    7.286%        7.141%
January 15, 2010.....    7.260%        7.113%
February 15, 2010....    7.228%        7.078%
March 15, 2010.......    7.193%        7.041%
April 15, 2010.......    7.167%        7.013%
May 15, 2010.........    7.133%        6.976%
June 15, 2010........    7.099%        6.940%
July 15, 2010........    7.071%        6.910%

                        CLASS B       CLASS B
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
June 15, 2011........    6.691%        6.497%
July 15, 2011........    6.662%        6.462%
August 15, 2011......    6.627%        6.420%
September 15, 2011...    6.591%        6.377%
October 15, 2011.....    6.561%        6.341%
November 15, 2011....    6.530%        6.302%
December 15, 2011....    6.494%        6.260%
January 15, 2012.....    6.460%        6.218%
February 15, 2012....    6.425%        6.175%
March 15, 2012.......    6.388%        6.130%
April 15, 2012.......    6.352%        6.087%
May 15, 2012.........    6.315%        6.042%
June 15, 2012........    6.279%        5.997%
July 15, 2012........    6.241%        5.951%
August 15, 2012......    6.204%        5.905%
September 15, 2012...    6.167%        5.858%
October 15, 2012.....    6.128%        5.810%
November 15, 2012....    6.090%        5.763%
December 15, 2012....    6.051%        5.713%
January 15, 2013.....    6.012%        5.664%
February 15, 2013....    5.973%        5.615%
March 15, 2013.......    5.931%        5.562%
April 15, 2013.......    5.891%        5.511%
May 15, 2013.........    5.850%        5.459%
June 15, 2013........    5.809%        5.407%
July 15, 2013........    5.768%        5.354%
August 15, 2013......    5.727%        5.301%
September 15, 2013...    5.686%        5.247%
October 15, 2013.....    5.643%        5.191%
November 15, 2013....    5.602%        5.136%
December 15, 2013....    5.559%        5.080%
January 15, 2014.....    5.517%        5.023%
February 15, 2014....    5.474%        4.966%
March 15, 2014.......    5.428%        4.906%
April 15, 2014.......    5.385%        4.848%
May 15, 2014.........    5.340%        4.788%
June 15, 2014........    5.296%        4.728%
July 15, 2014........    5.251%        4.666%
August 15, 2014......    5.206%        4.605%
September 15, 2014...    5.161%        4.542%
October 15, 2014.....    5.115%        4.478%
November 15, 2014....    5.069%        4.414%
December 15, 2014....    5.022%        4.349%
January 15, 2015.....    4.975%        4.283%
February 15, 2015....    4.929%        4.217%
March 15, 2015.......    4.879%        4.147%
April 15, 2015.......    4.831%        4.079%
May 15, 2015.........    4.782%        4.009%
June 15, 2015........    4.734%        3.939%
July 15, 2015........    4.684%        3.867%

                        CLASS B       CLASS B
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
August 15, 2005......    8.489%        8.428%
September 15, 2005...    8.468%        8.407%
October 15, 2005.....    8.453%        8.392%
November 15, 2005....    8.432%        8.371%
December 15, 2005....    8.411%        8.350%
January 15, 2006.....    8.396%        8.334%
February 15, 2006....    8.375%        8.313%
March 15, 2006.......    8.353%        8.290%
April 15, 2006.......    8.337%        8.275%
May 15, 2006.........    8.315%        8.252%
June 15, 2016........    4.116%        3.011%
July 15, 2016........    4.060%        2.927%
August 15, 2016......    4.005%        2.841%
September 15, 2016...    3.949%        2.754%
October 15, 2016.....    3.893%        2.666%
November 15, 2016....    3.836%        2.576%
December 15, 2016....    3.796%        2.497%
January 15, 2017.....    3.739%        2.406%
February 15, 2017....    3.682%        2.313%
March 15, 2017.......    3.623%        2.217%
April 15, 2017.......    3.565%        2.121%
May 15, 2017.........    3.506%        2.024%
June 15, 2017........    3.447%        1.925%
July 15, 2017........    3.388%        1.824%
August 15, 2017......    3.329%        1.722%
September 15, 2017...    3.300%        1.635%
October 15, 2017.....    3.241%        1.531%
November 15, 2017....    3.213%        1.442%
December 15, 2017....    3.155%        1.336%
January 15, 2018.....    3.097%        1.229%
February 15, 2018....    3.039%        1.121%
March 15, 2018.......    2.979%        1.010%
April 15, 2018.......    2.936%        0.905%
May 15, 2018.........    2.879%        0.794%
June 15, 2018........    2.823%        0.684%
July 15, 2018........    2.767%        0.572%
August 15, 2018......    2.711%        0.460%
September 15, 2018...    2.655%        0.345%
October 15, 2018.....    2.599%        0.229%
November 15, 2018....    2.543%        0.111%
December 15, 2018....    2.486%        0.000%
January 15, 2019.....    2.430%        0.000%
February 15, 2019....    2.374%        0.000%
March 15, 2019.......    2.316%        0.000%
April 15, 2019.......    2.259%        0.000%
May 15, 2019.........    2.202%        0.000%
June 15, 2019........    2.145%        0.000%
July 15, 2019........    2.088%        0.000%
August 15, 2019......    2.046%        0.000%
September 15, 2019...    2.002%        0.000%
October 15, 2019.....    1.960%        0.000%
November 15, 2019....    1.906%        0.000%
December 15, 2019....    1.851%        0.000%

                        CLASS B       CLASS B
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
August 15, 2010......    7.037%        6.873%
September 15, 2010...    7.002%        6.835%
October 15, 2010.....    6.973%        6.804%
November 15, 2010....    6.937%        6.766%
December 15, 2010....    6.901%        6.726%
January 15, 2011.....    6.872%        6.694%
February 15, 2011....    6.836%        6.655%
March 15, 2011.......    6.796%        6.613%
April 15, 2011.......    6.767%        6.580%
May 15, 2011.........    6.729%        6.538%
June 15, 2021........    0.966%        0.000%
July 15, 2021........    0.918%        0.000%
August 15, 2021......    0.871%        0.000%
September 15, 2021...    0.824%        0.000%
October 15, 2021.....    0.778%        0.000%
November 15, 2021....    0.732%        0.000%
December 15, 2021....    0.687%        0.000%
January 15, 2022.....    0.643%        0.000%
February 15, 2022....    0.599%        0.000%
March 15, 2022.......    0.556%        0.000%
April 15, 2022.......    0.514%        0.000%
May 15, 2022.........    0.472%        0.000%
June 15, 2022........    0.432%        0.000%
July 15, 2022........    0.392%        0.000%
August 15, 2022......    0.354%        0.000%
September 15, 2022...    0.316%        0.000%
October 15, 2022.....    0.290%        0.000%
November 15, 2022....    0.256%        0.000%
December 15, 2022....    0.224%        0.000%
January 15, 2023.....    0.193%        0.000%
February 15, 2023....    0.164%        0.000%
March 15, 2023.......    0.136%        0.000%
April 15, 2023.......    0.111%        0.000%
May 15, 2023.........    0.088%        0.000%
June 15, 2023........    0.067%        0.000%
July 15, 2023........    0.048%        0.000%
August 15, 2023......    0.032%        0.000%
September 15, 2023...    0.018%        0.000%
October 15, 2023.....    0.008%        0.000%
November 15, 2023....    0.001%        0.000%
December 15, 2023....    0.000%        0.000%
January 15, 2024.....    0.000%        0.000%
February 15, 2024....    0.000%        0.000%
March 15, 2024.......    0.000%        0.000%
April 15, 2024.......    0.000%        0.000%
May 15, 2024.........    0.000%        0.000%
June 15, 2024........    0.000%        0.000%
July 15, 2024........    0.000%        0.000%
August 15, 2024......    0.000%        0.000%
September 15, 2024...    0.000%        0.000%
October 15, 2024.....    0.000%        0.000%
November 15, 2024....    0.000%        0.000%
December 15, 2024....    0.000%        0.000%

                        CLASS B       CLASS B
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
August 15, 2015......    4.635%        3.795%
September 15, 2015...    4.585%        3.722%
October 15, 2015.....    4.535%        3.647%
November 15, 2015....    4.484%        3.572%
December 15, 2015....    4.432%        3.495%
January 15, 2016.....    4.381%        3.417%
February 15, 2016....    4.329%        3.339%
March 15, 2016.......    4.275%        3.258%
April 15, 2016.......    4.223%        3.177%
May 15, 2016.........    4.169%        3.094%
July 15, 2026........    0.000%        0.000%
August 15, 2026......    0.000%        0.000%
September 15, 2026...    0.000%        0.000%
October 15, 2026.....    0.000%        0.000%
November 15, 2026....    0.000%        0.000%
December 15, 2026....    0.000%        0.000%
January 15, 2027.....    0.000%        0.000%
February 15, 2027....    0.000%        0.000%
March 15, 2027.......    0.000%        0.000%
April 15, 2027.......    0.000%        0.000%
May 15, 2027.........    0.000%        0.000%
June 15, 2027........    0.000%        0.000%
July 15, 2027........    0.000%        0.000%
August 15, 2027......    0.000%        0.000%
September 15, 2027...    0.000%        0.000%
October 15, 2027.....    0.000%        0.000%
November 15, 2027....    0.000%        0.000%
December 15, 2027....    0.000%        0.000%
January 15, 2028.....    0.000%        0.000%
February 15, 2028....    0.000%        0.000%
March 15, 2028.......    0.000%        0.000%
April 15, 2028.......    0.000%        0.000%
May 15, 2028.........    0.000%        0.000%
June 15, 2028........    0.000%        0.000%
July 15, 2028........    0.000%        0.000%
August 15, 2028......    0.000%        0.000%
September 15, 2028...    0.000%        0.000%
October 15, 2028.....    0.000%        0.000%
November 15, 2028....    0.000%        0.000%
December 15, 2028....    0.000%        0.000%
January 15, 2029.....    0.000%        0.000%
February 15, 2029....    0.000%        0.000%
March 15, 2029.......    0.000%        0.000%
April 15, 2029.......    0.000%        0.000%
May 15, 2029.........    0.000%        0.000%
June 15, 2029........    0.000%        0.000%
July 15, 2029........    0.000%        0.000%
August 15, 2029......    0.000%        0.000%
September 15, 2029...    0.000%        0.000%
October 15, 2029.....    0.000%        0.000%
November 15, 2029....    0.000%        0.000%
December 15, 2029....    0.000%        0.000%
January 15, 2030.....    0.000%        0.000%

                        CLASS B       CLASS B
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------
January 15, 2020.....    1.797%        0.000%
February 15, 2020....    1.743%        0.000%
March 15, 2020.......    1.688%        0.000%
April 15, 2020.......    1.644%        0.000%
May 15, 2020.........    1.601%        0.000%
June 15, 2020........    1.550%        0.000%
July 15, 2020........    1.498%        0.000%
August 15, 2020......    1.446%        0.000%
September 15, 2020...    1.395%        0.000%
October 15, 2020.....    1.344%        0.000%
November 15, 2020....    1.301%        0.000%
December 15, 2020....    1.251%        0.000%
January 15, 2021.....    1.209%        0.000%
February 15, 2021....    1.160%        0.000%
March 15, 2021.......    1.111%        0.000%
April 15, 2021.......    1.062%        0.000%
May 15, 2021.........    1.014%        0.000%

                        CLASS B       CLASS B
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------

January 15, 2025.....    0.000%        0.000%
February 15, 2025....    0.000%        0.000%
March 15, 2025.......    0.000%        0.000%
April 15, 2025.......    0.000%        0.000%
May 15, 2025.........    0.000%        0.000%
June 15, 2025........    0.000%        0.000%
July 15, 2025........    0.000%        0.000%
August 15, 2025......    0.000%        0.000%
September 15, 2025...    0.000%        0.000%
October 15, 2025.....    0.000%        0.000%
November 15, 2025....    0.000%        0.000%
December 15, 2025....    0.000%        0.000%
January 15, 2026.....    0.000%        0.000%
February 15, 2026....    0.000%        0.000%
March 15, 2026.......    0.000%        0.000%
April 15, 2026.......    0.000%        0.000%
May 15, 2026.........    0.000%        0.000%
June 15, 2026........    0.000%        0.000%

                        CLASS B       CLASS B
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
------------          -----------   -----------

February 15, 2030....    0.000%        0.000%
March 15, 2030.......    0.000%        0.000%
April 15, 2030.......    0.000%        0.000%
May 15, 2030.........    0.000%        0.000%
June 15, 2030........    0.000%        0.000%
July 15, 2030........    0.000%        0.000%
August 15, 2030......    0.000%        0.000%
September 15, 2030...    0.000%        0.000%
October 15, 2030.....    0.000%        0.000%
November 15, 2030....    0.000%        0.000%
December 15, 2030....    0.000%        0.000%
January 15, 2031.....    0.000%        0.000%
February 15, 2031....    0.000%        0.000%
March 15, 2031.......    0.000%        0.000%
April 15, 2031.......    0.000%        0.000%
May 15, 2031.........    0.000%        0.000%
June 15, 2031........    0.000%        0.000%
July 15, 2031........    0.000%        0.000%

                           CLASS C CLASS PERCENTAGES

                         CLASS C       CLASS C
                         MINIMUM      SCHEDULED
PAYMENT DATE              CLASS         CLASS
OCCURRING IN           PERCENTAGES   PERCENTAGES
------------           -----------   -----------
Closing Date.........     9.088%        9.088%
July 15, 2001........     9.094%        9.094%
August 15, 2001......     9.106%        9.106%
September 15, 2001...     9.118%        9.118%
October 15, 2001.....     9.130%        9.130%
November 15, 2001....     9.143%        9.143%
December 15, 2001....     9.155%        9.155%
January 15, 2002.....     9.167%        9.167%
February 15, 2002....     9.180%        9.180%
March 15, 2002.......     9.192%        9.192%
April 15, 2002.......     9.205%        9.205%
May 15, 2002.........     9.218%        9.218%
June 15, 2002........     9.231%        9.231%
July 15, 2002........     9.225%        9.223%
August 15, 2002......     9.213%        9.210%
September 15, 2002...     9.193%        9.187%
October 15, 2002.....     9.187%        9.180%
November 15, 2002....     9.176%        9.168%
December 15, 2002....     9.157%        9.147%
January 15, 2003.....     9.152%        9.140%
February 15, 2003....     9.142%        9.129%
March 15, 2003.......     9.124%        9.109%
April 15, 2003.......     9.117%        9.100%
May 15, 2003.........     9.103%        9.084%
June 15, 2003........     9.083%        9.062%
July 15, 2003........     9.088%        9.066%
August 15, 2003......     9.074%        9.050%
September 15, 2003...     9.057%        9.032%
October 15, 2003.....     9.047%        9.020%
November 15, 2003....     9.032%        9.003%
December 15, 2003....     9.016%        8.986%
January 15, 2004.....     9.007%        8.975%
February 15, 2004....     8.991%        8.958%
March 15, 2004.......     8.975%        8.940%
April 15, 2004.......     8.965%        8.928%
May 15, 2004.........     8.948%        8.909%
June 15, 2004........     8.930%        8.890%
July 15, 2004........     8.927%        8.886%
August 15, 2004......     8.908%        8.867%
September 15, 2004...     8.889%        8.848%
October 15, 2004.....     8.875%        8.834%
November 15, 2004....     8.857%        8.815%
December 15, 2004....     8.838%        8.796%
January 15, 2005.....     8.826%        8.783%
February 15, 2005....     8.807%        8.764%
March 15, 2005.......     8.787%        8.744%
April 15, 2005.......     8.775%        8.732%
May 15, 2005.........     8.755%        8.711%
June 15, 2005........     8.734%        8.690%
July 15, 2005........     8.720%        8.675%
August 15, 2005......     8.699%        8.653%

                         CLASS C       CLASS C
                         MINIMUM      SCHEDULED
PAYMENT DATE              CLASS         CLASS
OCCURRING IN           PERCENTAGES   PERCENTAGES
------------           -----------   -----------
June 15, 2006........     8.500%        8.450%
July 15, 2006........     8.484%        8.433%
August 15, 2006......     8.462%        8.410%
September 15, 2006...     8.440%        8.386%
October 15, 2006.....     8.424%        8.368%
November 15, 2006....     8.401%        8.344%
December 15, 2006....     8.378%        8.320%
January 15, 2007.....     8.361%        8.302%
February 15, 2007....     8.338%        8.277%
March 15, 2007.......     8.314%        8.251%
April 15, 2007.......     8.297%        8.233%
May 15, 2007.........     8.273%        8.207%
June 15, 2007........     8.249%        8.181%
July 15, 2007........     8.231%        8.162%
August 15, 2007......     8.206%        8.135%
September 15, 2007...     8.182%        8.109%
October 15, 2007.....     8.163%        8.089%
November 15, 2007....     8.138%        8.062%
December 15, 2007....     8.112%        8.034%
January 15, 2008.....     8.093%        8.013%
February 15, 2008....     8.067%        7.985%
March 15, 2008.......     8.041%        7.956%
April 15, 2008.......     8.021%        7.934%
May 15, 2008.........     7.994%        7.905%
June 15, 2008........     7.967%        7.875%
July 15, 2008........     7.946%        7.852%
August 15, 2008......     7.917%        7.822%
September 15, 2008...     7.889%        7.792%
October 15, 2008.....     7.867%        7.768%
November 15, 2008....     7.838%        7.737%
December 15, 2008....     7.809%        7.706%
January 15, 2009.....     7.786%        7.681%
February 15, 2009....     7.757%        7.649%
March 15, 2009.......     7.726%        7.616%
April 15, 2009.......     7.703%        7.591%
May 15, 2009.........     7.672%        7.558%
June 15, 2009........     7.641%        7.525%
July 15, 2009........     7.616%        7.498%
August 15, 2009......     7.583%        7.464%
September 15, 2009...     7.549%        7.430%
October 15, 2009.....     7.523%        7.402%
November 15, 2009....     7.489%        7.367%
December 15, 2009....     7.455%        7.331%
January 15, 2010.....     7.428%        7.303%
February 15, 2010....     7.393%        7.267%
March 15, 2010.......     7.357%        7.230%
April 15, 2010.......     7.330%        7.200%
May 15, 2010.........     7.294%        7.163%
June 15, 2010........     7.258%        7.125%
July 15, 2010........     7.229%        7.094%
August 15, 2010......     7.193%        7.056%

                         CLASS C       CLASS C
                         MINIMUM      SCHEDULED
PAYMENT DATE              CLASS         CLASS
OCCURRING IN           PERCENTAGES   PERCENTAGES
------------           -----------   -----------
June 15, 2011........     6.836%        6.671%
July 15, 2011........     6.806%        6.635%
August 15, 2011......     6.770%        6.592%
September 15, 2011...     6.733%        6.548%
October 15, 2011.....     6.703%        6.510%
November 15, 2011....     6.670%        6.471%
December 15, 2011....     6.634%        6.427%
January 15, 2012.....     6.599%        6.384%
February 15, 2012....     6.563%        6.340%
March 15, 2012.......     6.525%        6.294%
April 15, 2012.......     6.489%        6.249%
May 15, 2012.........     6.451%        6.203%
June 15, 2012........     6.414%        6.157%
July 15, 2012........     6.375%        6.110%
August 15, 2012......     6.336%        6.063%
September 15, 2012...     6.297%        6.015%
October 15, 2012.....     6.256%        5.966%
November 15, 2012....     6.216%        5.917%
December 15, 2012....     6.175%        5.866%
January 15, 2013.....     6.134%        5.816%
February 15, 2013....     6.093%        5.765%
March 15, 2013.......     6.048%        5.711%
April 15, 2013.......     6.007%        5.659%
May 15, 2013.........     5.963%        5.605%
June 15, 2013........     5.921%        5.552%
July 15, 2013........     5.878%        5.497%
August 15, 2013......     5.835%        5.442%
September 15, 2013...     5.792%        5.387%
October 15, 2013.....     5.747%        5.330%
November 15, 2013....     5.703%        5.273%
December 15, 2013....     5.658%        5.215%
January 15, 2014.....     5.614%        5.158%
February 15, 2014....     5.570%        5.099%
March 15, 2014.......     5.522%        5.038%
April 15, 2014.......     5.477%        4.978%
May 15, 2014.........     5.430%        4.916%
June 15, 2014........     5.384%        4.854%
July 15, 2014........     5.336%        4.791%
August 15, 2014......     5.290%        4.728%
September 15, 2014...     5.243%        4.664%
October 15, 2014.....     5.195%        4.598%
November 15, 2014....     5.147%        4.532%
December 15, 2014....     5.097%        4.465%
January 15, 2015.....     5.049%        4.398%
February 15, 2015....     5.000%        4.329%
March 15, 2015.......     4.948%        4.258%
April 15, 2015.......     4.899%        4.188%
May 15, 2015.........     4.848%        4.116%
June 15, 2015........     4.797%        4.045%
July 15, 2015........     4.746%        3.971%
August 15, 2015......     4.695%        3.897%

                         CLASS C       CLASS C
                         MINIMUM      SCHEDULED
PAYMENT DATE              CLASS         CLASS
OCCURRING IN           PERCENTAGES   PERCENTAGES
------------           -----------   -----------
September 15, 2005...     8.677%        8.632%
October 15, 2005.....     8.662%        8.616%
November 15, 2005....     8.641%        8.595%
December 15, 2005....     8.619%        8.573%
January 15, 2006.....     8.605%        8.557%
February 15, 2006....     8.583%        8.535%
March 15, 2006.......     8.560%        8.512%
April 15, 2006.......     8.545%        8.496%
May 15, 2006.........     8.522%        8.473%
June 15, 2016........     4.159%        3.092%
July 15, 2016........     4.102%        3.005%
August 15, 2016......     4.044%        2.917%
September 15, 2016...     3.987%        2.828%
October 15, 2016.....     3.928%        2.737%
November 15, 2016....     3.870%        2.645%
December 15, 2016....     3.828%        2.564%
January 15, 2017.....     3.769%        2.470%
February 15, 2017....     3.710%        2.375%
March 15, 2017.......     3.649%        2.277%
April 15, 2017.......     3.589%        2.178%
May 15, 2017.........     3.528%        2.078%
June 15, 2017........     3.468%        1.976%
July 15, 2017........     3.407%        1.873%
August 15, 2017......     3.346%        1.768%
September 15, 2017...     3.315%        1.679%
October 15, 2017.....     3.255%        1.572%
November 15, 2017....     3.225%        1.480%
December 15, 2017....     3.165%        1.372%
January 15, 2018.....     3.106%        1.262%
February 15, 2018....     3.046%        1.151%
March 15, 2018.......     2.984%        1.037%
April 15, 2018.......     2.940%        0.929%
May 15, 2018.........     2.881%        0.815%
June 15, 2018........     2.824%        0.702%
July 15, 2018........     2.766%        0.588%
August 15, 2018......     2.707%        0.472%
September 15, 2018...     2.648%        0.354%
October 15, 2018.....     2.590%        0.235%
November 15, 2018....     2.531%        0.114%
December 15, 2018....     2.472%        0.000%
January 15, 2019.....     2.414%        0.000%
February 15, 2019....     2.355%        0.000%
March 15, 2019.......     2.295%        0.000%
April 15, 2019.......     2.236%        0.000%
May 15, 2019.........     2.177%        0.000%
June 15, 2019........     2.118%        0.000%
July 15, 2019........     2.059%        0.000%
August 15, 2019......     2.015%        0.000%
September 15, 2019...     1.969%        0.000%
October 15, 2019.....     1.925%        0.000%

                         CLASS C       CLASS C
                         MINIMUM      SCHEDULED
PAYMENT DATE              CLASS         CLASS
OCCURRING IN           PERCENTAGES   PERCENTAGES
------------           -----------   -----------
September 15, 2010...     7.157%        7.018%
October 15, 2010          7.127%        6.986%
November 15, 2010....     7.090%        6.947%
December 15, 2010....     7.053%        6.906%
January 15, 2011.....     7.023%        6.873%
February 15, 2011....     6.985%        6.833%
March 15, 2011.......     6.944%        6.790%
April 15, 2011.......     6.914%        6.756%
May 15, 2011.........     6.874%        6.713%
June 15, 2021........     0.918%        0.000%
July 15, 2021........     0.871%        0.000%
August 15, 2021......     0.824%        0.000%
September 15, 2021...     0.778%        0.000%
October 15, 2021.....     0.732%        0.000%
November 15, 2021....     0.687%        0.000%
December 15, 2021....     0.643%        0.000%
January 15, 2022.....     0.600%        0.000%
February 15, 2022....     0.557%        0.000%
March 15, 2022.......     0.515%        0.000%
April 15, 2022.......     0.475%        0.000%
May 15, 2022.........     0.435%        0.000%
June 15, 2022........     0.396%        0.000%
July 15, 2022........     0.358%        0.000%
August 15, 2022......     0.322%        0.000%
September 15, 2022...     0.286%        0.000%
October 15, 2022.....     0.261%        0.000%
November 15, 2022....     0.229%        0.000%
December 15, 2022....     0.199%        0.000%
January 15, 2023.....     0.171%        0.000%
February 15, 2023....     0.144%        0.000%
March 15, 2023.......     0.119%        0.000%
April 15, 2023.......     0.096%        0.000%
May 15, 2023.........     0.075%        0.000%
June 15, 2023........     0.056%        0.000%
July 15, 2023........     0.040%        0.000%
August 15, 2023......     0.026%        0.000%
September 15, 2023...     0.014%        0.000%
October 15, 2023.....     0.006%        0.000%
November 15, 2023....     0.001%        0.000%
December 15, 2023....     0.000%        0.000%
January 15, 2024.....     0.000%        0.000%
February 15, 2024....     0.000%        0.000%
March 15, 2024.......     0.000%        0.000%
April 15, 2024.......     0.000%        0.000%
May 15, 2024.........     0.000%        0.000%
June 15, 2024........     0.000%        0.000%
July 15, 2024........     0.000%        0.000%
August 15, 2024......     0.000%        0.000%
September 15, 2024...     0.000%        0.000%
October 15, 2024.....     0.000%        0.000%

                         CLASS C       CLASS C
                         MINIMUM      SCHEDULED
PAYMENT DATE              CLASS         CLASS
OCCURRING IN           PERCENTAGES   PERCENTAGES
------------           -----------   -----------
September 15, 2015...     4.644%        3.822%
October 15, 2015.....     4.591%        3.745%
November 15, 2015....     4.539%        3.667%
December 15, 2015....     4.486%        3.588%
January 15, 2016.....     4.433%        3.509%
February 15, 2016....     4.379%        3.428%
March 15, 2016.......     4.324%        3.345%
April 15, 2016.......     4.270%        3.262%
May 15, 2016.........     4.214%        3.177%
July 15, 2026........     0.000%        0.000%
August 15, 2026......     0.000%        0.000%
September 15, 2026...     0.000%        0.000%
October 15, 2026.....     0.000%        0.000%
November 15, 2026....     0.000%        0.000%
December 15, 2026....     0.000%        0.000%
January 15, 2027.....     0.000%        0.000%
February 15, 2027....     0.000%        0.000%
March 15, 2027.......     0.000%        0.000%
April 15, 2027.......     0.000%        0.000%
May 15, 2027.........     0.000%        0.000%
June 15, 2027........     0.000%        0.000%
July 15, 2027........     0.000%        0.000%
August 15, 2027......     0.000%        0.000%
September 15, 2027...     0.000%        0.000%
October 15, 2027.....     0.000%        0.000%
November 15, 2027....     0.000%        0.000%
December 15, 2027....     0.000%        0.000%
January 15, 2028.....     0.000%        0.000%
February 15, 2028....     0.000%        0.000%
March 15, 2028.......     0.000%        0.000%
April 15, 2028.......     0.000%        0.000%
May 15, 2028.........     0.000%        0.000%
June 15, 2028........     0.000%        0.000%
July 15, 2028........     0.000%        0.000%
August 15, 2028......     0.000%        0.000%
September 15, 2028...     0.000%        0.000%
October 15, 2028.....     0.000%        0.000%
November 15, 2028....     0.000%        0.000%
December 15, 2028....     0.000%        0.000%
January 15, 2029.....     0.000%        0.000%
February 15, 2029....     0.000%        0.000%
March 15, 2029.......     0.000%        0.000%
April 15, 2029.......     0.000%        0.000%
May 15, 2029.........     0.000%        0.000%
June 15, 2029........     0.000%        0.000%
July 15, 2029........     0.000%        0.000%
August 15, 2029......     0.000%        0.000%
September 15, 2029...     0.000%        0.000%
October 15, 2029.....     0.000%        0.000%
November 15, 2029....     0.000%        0.000%

                         CLASS C       CLASS C
                         MINIMUM      SCHEDULED
PAYMENT DATE              CLASS         CLASS
OCCURRING IN           PERCENTAGES   PERCENTAGES
------------           -----------   -----------
November 15, 2019....     1.870%        0.000%
December 15, 2019....     1.814%        0.000%
January 15, 2020.....     1.758%        0.000%
February 15, 2020....     1.702%        0.000%
March 15, 2020.......     1.646%        0.000%
April 15, 2020.......     1.601%        0.000%
May 15, 2020.........     1.557%        0.000%
June 15, 2020........     1.505%        0.000%
July 15, 2020........     1.452%        0.000%
August 15, 2020......     1.400%        0.000%
September 15, 2020...     1.348%        0.000%
October 15, 2020.....     1.296%        0.000%
November 15, 2020....     1.253%        0.000%
December 15, 2020....     1.202%        0.000%
January 15, 2021.....     1.161%        0.000%
February 15, 2021....     1.112%        0.000%
March 15, 2021.......     1.062%        0.000%
April 15, 2021.......     1.014%        0.000%
May 15, 2021.........     0.965%        0.000%

                         CLASS C       CLASS C
                         MINIMUM      SCHEDULED
PAYMENT DATE              CLASS         CLASS
OCCURRING IN           PERCENTAGES   PERCENTAGES
------------           -----------   -----------

November 15, 2024....     0.000%        0.000%
December 15, 2024....     0.000%        0.000%
January 15, 2025.....     0.000%        0.000%
February 15, 2025....     0.000%        0.000%
March 15, 2025.......     0.000%        0.000%
April 15, 2025.......     0.000%        0.000%
May 15, 2025.........     0.000%        0.000%
June 15, 2025........     0.000%        0.000%
July 15, 2025........     0.000%        0.000%
August 15, 2025......     0.000%        0.000%
September 15, 2025...     0.000%        0.000%
October 15, 2025.....     0.000%        0.000%
November 15, 2025....     0.000%        0.000%
December 15, 2025....     0.000%        0.000%
January 15, 2026.....     0.000%        0.000%
February 15, 2026....     0.000%        0.000%
March 15, 2026.......     0.000%        0.000%
April 15, 2026.......     0.000%        0.000%
May 15, 2026.........     0.000%        0.000%
June 15, 2026........     0.000%        0.000%

                         CLASS C       CLASS C
                         MINIMUM      SCHEDULED
PAYMENT DATE              CLASS         CLASS
OCCURRING IN           PERCENTAGES   PERCENTAGES
------------           -----------   -----------

December 15, 2029....     0.000%        0.000%
January 15, 2030.....     0.000%        0.000%
February 15, 2030....     0.000%        0.000%
March 15, 2030.......     0.000%        0.000%
April 15, 2030.......     0.000%        0.000%
May 15, 2030.........     0.000%        0.000%
June 15, 2030........     0.000%        0.000%
July 15, 2030........     0.000%        0.000%
August 15, 2030......     0.000%        0.000%
September 15, 2030...     0.000%        0.000%
October 15, 2030.....     0.000%        0.000%
November 15, 2030....     0.000%        0.000%
December 15, 2030....     0.000%        0.000%
January 15, 2031.....     0.000%        0.000%
February 15, 2031....     0.000%        0.000%
March 15, 2031.......     0.000%        0.000%
April 15, 2031.......     0.000%        0.000%
May 15, 2031.........     0.000%        0.000%
June 15, 2031........     0.000%        0.000%
July 15, 2031........     0.000%        0.000%

                           CLASS D CLASS PERCENTAGES

                        CLASS D      CLASS D                           CLASS D      CLASS D
                        MINIMUM     SCHEDULED                          MINIMUM     SCHEDULED
PAYMENT DATE             CLASS        CLASS        PAYMENT DATE         CLASS        CLASS
OCCURRING IN          PERCENTAGES  PERCENTAGES     OCCURRING IN      PERCENTAGES  PERCENTAGES
--------------------  -----------  -----------  -------------------  -----------  -----------
Closing Date........     3.867%       3.867%    June 15, 2006......     3.641%       3.596%
July 15, 2001.......     3.870%       3.870%    July 15, 2006......     3.635%       3.589%
August 15, 2001.....     3.875%       3.875%    August 15, 2006....     3.626%       3.579%
September 15,                                   September 15,
2001................     3.880%       3.880%    2006...............     3.617%       3.568%
October 15, 2001....     3.885%       3.885%    October 15, 2006...     3.611%       3.561%
November 15, 2001...     3.890%       3.890%    November 15, 2006..     3.602%       3.551%
December 15, 2001...     3.896%       3.896%    December 15, 2006..     3.592%       3.540%
January 15, 2002....     3.901%       3.901%    January 15, 2007...     3.586%       3.533%
                                                February 15,
February 15, 2002...     3.906%       3.906%    2007...............     3.576%       3.522%
March 15, 2002......     3.912%       3.912%    March 15, 2007.....     3.567%       3.511%
April 15, 2002......     3.917%       3.917%    April 15, 2007.....     3.560%       3.503%
May 15, 2002........     3.922%       3.922%    May 15, 2007.......     3.550%       3.492%
June 15, 2002.......     3.928%       3.928%    June 15, 2007......     3.540%       3.481%
July 15, 2002.......     3.925%       3.925%    July 15, 2007......     3.533%       3.473%
August 15, 2002.....     3.920%       3.919%    August 15, 2007....     3.523%       3.462%
September 15,                                   September 15,
2002................     3.912%       3.910%    2007...............     3.513%       3.451%
October 15, 2002....     3.909%       3.906%    October 15, 2007...     3.506%       3.442%
November 15, 2002...     3.905%       3.901%    November 15, 2007..     3.496%       3.430%
December 15, 2002...     3.897%       3.892%    December 15, 2007..     3.485%       3.419%
January 15, 2003....     3.895%       3.889%    January 15, 2008...     3.478%       3.410%
                                                February 15,
February 15, 2003...     3.890%       3.885%    2008...............     3.467%       3.398%
March 15, 2003......     3.883%       3.876%    March 15, 2008.....     3.456%       3.386%
April 15, 2003......     3.880%       3.872%    April 15, 2008.....     3.448%       3.376%
May 15, 2003........     3.874%       3.866%    May 15, 2008.......     3.437%       3.364%
June 15, 2003.......     3.866%       3.856%    June 15, 2008......     3.426%       3.351%
July 15, 2003.......     3.868%       3.858%    July 15, 2008......     3.418%       3.341%
August 15, 2003.....     3.862%       3.851%    August 15, 2008....     3.407%       3.329%
September 15,                                   September 15,
2003................     3.855%       3.843%    2008...............     3.395%       3.316%
October 15, 2003....     3.851%       3.838%    October 15, 2008...     3.387%       3.306%
November 15, 2003...     3.845%       3.831%    November 15, 2008..     3.375%       3.292%
December 15, 2003...     3.838%       3.824%    December 15, 2008..     3.363%       3.279%
January 15, 2004....     3.834%       3.819%    January 15, 2009...     3.355%       3.268%
                                                February 15,
February 15, 2004...     3.828%       3.812%    2009...............     3.343%       3.255%
March 15, 2004......     3.821%       3.804%    March 15, 2009.....     3.331%       3.241%
April 15, 2004......     3.817%       3.799%    April 15, 2009.....     3.322%       3.230%
May 15, 2004........     3.810%       3.791%    May 15, 2009.......     3.309%       3.216%
June 15, 2004.......     3.803%       3.783%    June 15, 2009......     3.297%       3.202%
July 15, 2004.......     3.802%       3.781%    July 15, 2009......     3.288%       3.191%
August 15, 2004.....     3.795%       3.773%    August 15, 2009....     3.275%       3.176%
September 15,                                   September 15,
2004................     3.787%       3.765%    2009...............     3.263%       3.162%
October 15, 2004....     3.783%       3.759%    October 15, 2009...     3.253%       3.150%
November 15, 2004...     3.776%       3.751%    November 15, 2009..     3.240%       3.135%
December 15, 2004...     3.768%       3.743%    December 15, 2009..     3.227%       3.120%
January 15, 2005....     3.764%       3.738%    January 15, 2010...     3.217%       3.108%
                                                February 15,
February 15, 2005...     3.757%       3.729%    2010...............     3.204%       3.092%
March 15, 2005......     3.749%       3.721%    March 15, 2010.....     3.190%       3.076%
April 15, 2005......     3.745%       3.716%    April 15, 2010.....     3.180%       3.064%
May 15, 2005........     3.737%       3.707%    May 15, 2010.......     3.166%       3.048%
June 15, 2005.......     3.729%       3.698%    June 15, 2010......     3.153%       3.032%
July 15, 2005.......     3.724%       3.691%    July 15, 2010......     3.142%       3.019%
August 15, 2005.....     3.716%       3.682%    August 15, 2010....     3.128%       3.003%
September 15,                                   September 15,
2005................     3.708%       3.673%    2010...............     3.114%       2.986%
October 15, 2005....     3.703%       3.667%    October 15, 2010...     3.103%       2.973%
November 15, 2005...     3.695%       3.657%    November 15, 2010..     3.089%       2.956%
December 15, 2005...     3.686%       3.648%    December 15, 2010..     3.075%       2.939%

                                             CLASS D      CLASS D
                                             MINIMUM     SCHEDULED
PAYMENT DATE             PAYMENT DATE         CLASS        CLASS
OCCURRING IN             OCCURRING IN      PERCENTAGES  PERCENTAGES
--------------------  -------------------  -----------  -----------
Closing Date........  June 15, 2011......     2.992%       2.839%
July 15, 2001.......  July 15, 2011......     2.979%       2.823%
August 15, 2001.....  August 15, 2011....     2.964%       2.805%
September 15,         September 15,
2001................  2011...............     2.949%       2.786%
October 15, 2001....  October 15, 2011...     2.936%       2.770%
November 15, 2001...  November 15, 2011..     2.923%       2.754%
December 15, 2001...  December 15, 2011..     2.908%       2.735%
January 15, 2002....  January 15, 2012...     2.893%       2.717%
                      February 15,
February 15, 2002...  2012...............     2.878%       2.698%
March 15, 2002......  March 15, 2012.....     2.862%       2.678%
April 15, 2002......  April 15, 2012.....     2.847%       2.659%
May 15, 2002........  May 15, 2012.......     2.831%       2.640%
June 15, 2002.......  June 15, 2012......     2.815%       2.620%
July 15, 2002.......  July 15, 2012......     2.799%       2.600%
August 15, 2002.....  August 15, 2012....     2.783%       2.580%
September 15,         September 15,
2002................  2012...............     2.767%       2.560%
October 15, 2002....  October 15, 2012...     2.750%       2.539%
November 15, 2002...  November 15, 2012..     2.733%       2.518%
December 15, 2002...  December 15, 2012..     2.716%       2.496%
January 15, 2003....  January 15, 2013...     2.699%       2.475%
                      February 15,
February 15, 2003...  2013...............     2.682%       2.453%
March 15, 2003......  March 15, 2013.....     2.664%       2.430%
April 15, 2003......  April 15, 2013.....     2.646%       2.408%
May 15, 2003........  May 15, 2013.......     2.628%       2.385%
June 15, 2003.......  June 15, 2013......     2.611%       2.362%
July 15, 2003.......  July 15, 2013......     2.593%       2.339%
August 15, 2003.....  August 15, 2013....     2.575%       2.316%
September 15,         September 15,
2003................  2013...............     2.557%       2.292%
October 15, 2003....  October 15, 2013...     2.538%       2.268%
November 15, 2003...  November 15, 2013..     2.520%       2.244%
December 15, 2003...  December 15, 2013..     2.501%       2.219%
January 15, 2004....  January 15, 2014...     2.483%       2.195%
                      February 15,
February 15, 2004...  2014...............     2.464%       2.170%
March 15, 2004......  March 15, 2014.....     2.444%       2.144%
April 15, 2004......  April 15, 2014.....     2.425%       2.118%
May 15, 2004........  May 15, 2014.......     2.406%       2.092%
June 15, 2004.......  June 15, 2014......     2.386%       2.066%
July 15, 2004.......  July 15, 2014......     2.365%       2.039%
August 15, 2004.....  August 15, 2014....     2.345%       2.012%
September 15,         September 15,
2004................  2014...............     2.325%       1.985%
October 15, 2004....  October 15, 2014...     2.303%       1.957%
November 15, 2004...  November 15, 2014..     2.283%       1.929%
December 15, 2004...  December 15, 2014..     2.261%       1.900%
January 15, 2005....  January 15, 2015...     2.240%       1.871%
                      February 15,
February 15, 2005...  2015...............     2.218%       1.842%
March 15, 2005......  March 15, 2015.....     2.196%       1.812%
April 15, 2005......  April 15, 2015.....     2.174%       1.782%
May 15, 2005........  May 15, 2015.......     2.152%       1.752%
June 15, 2005.......  June 15, 2015......     2.129%       1.721%
July 15, 2005.......  July 15, 2015......     2.107%       1.690%
August 15, 2005.....  August 15, 2015....     2.084%       1.658%
September 15,         September 15,
2005................  2015...............     2.061%       1.626%
October 15, 2005....  October 15, 2015...     2.038%       1.594%
November 15, 2005...  November 15, 2015..     2.015%       1.561%
December 15, 2005...  December 15, 2015..     1.991%       1.527%

                        CLASS D      CLASS D                           CLASS D      CLASS D
                        MINIMUM     SCHEDULED                          MINIMUM     SCHEDULED
PAYMENT DATE             CLASS        CLASS        PAYMENT DATE         CLASS        CLASS
OCCURRING IN          PERCENTAGES  PERCENTAGES     OCCURRING IN      PERCENTAGES  PERCENTAGES
--------------------  -----------  -----------  -------------------  -----------  -----------
January 15, 2006....     3.681%       3.641%    January 15, 2011...     3.063%       2.925%
                                                February 15,
February 15, 2006...     3.673%       3.632%    2011...............     3.049%       2.908%
March 15, 2006......     3.664%       3.622%    March 15, 2011.....     3.033%       2.889%
April 15, 2006......     3.658%       3.615%    April 15, 2011.....     3.022%       2.875%
May 15, 2006........     3.650%       3.606%    May 15, 2011.......     3.007%       2.857%
June 15, 2016.......     1.846%       1.316%    June 15, 2021......     0.423%       0.000%
July 15, 2016.......     1.821%       1.279%    July 15, 2021......     0.402%       0.000%
August 15, 2016.....     1.795%       1.241%    August 15, 2021....     0.381%       0.000%
September 15,                                   September 15,
2016................     1.770%       1.203%    2021...............     0.361%       0.000%
October 15, 2016....     1.744%       1.165%    October 15, 2021...     0.340%       0.000%
November 15, 2016...     1.718%       1.126%    November 15, 2021..     0.320%       0.000%
December 15, 2016...     1.699%       1.091%    December 15, 2021..     0.300%       0.000%
January 15, 2017....     1.673%       1.051%    January 15, 2022...     0.280%       0.000%
                                                February 15,
February 15, 2017...     1.647%       1.010%    2022...............     0.261%       0.000%
March 15, 2017......     1.620%       0.969%    March 15, 2022.....     0.242%       0.000%
April 15, 2017......     1.593%       0.927%    April 15, 2022.....     0.224%       0.000%
May 15, 2017........     1.566%       0.884%    May 15, 2022.......     0.205%       0.000%
June 15, 2017.......     1.539%       0.841%    June 15, 2022......     0.188%       0.000%
July 15, 2017.......     1.512%       0.797%    July 15, 2022......     0.170%       0.000%
August 15, 2017.....     1.485%       0.752%    August 15, 2022....     0.153%       0.000%
September 15,                                   September 15,
2017................     1.472%       0.714%    2022...............     0.137%       0.000%
October 15, 2017....     1.445%       0.669%    October 15, 2022...     0.125%       0.000%
November 15, 2017...     1.432%       0.630%    November 15, 2022..     0.111%       0.000%
December 15, 2017...     1.405%       0.584%    December 15, 2022..     0.097%       0.000%
January 15, 2018....     1.379%       0.537%    January 15, 2023...     0.083%       0.000%
                                                February 15,
February 15, 2018...     1.352%       0.490%    2023...............     0.070%       0.000%
March 15, 2018......     1.325%       0.441%    March 15, 2023.....     0.059%       0.000%
April 15, 2018......     1.305%       0.395%    April 15, 2023.....     0.048%       0.000%
May 15, 2018........     1.279%       0.347%    May 15, 2023.......     0.038%       0.000%
June 15, 2018.......     1.254%       0.299%    June 15, 2023......     0.028%       0.000%
July 15, 2018.......     1.229%       0.250%    July 15, 2023......     0.020%       0.000%
August 15, 2018.....     1.203%       0.201%    August 15, 2023....     0.013%       0.000%
September 15,                                   September 15,
2018................     1.178%       0.151%    2023...............     0.008%       0.000%
October 15, 2018....     1.153%       0.100%    October 15, 2023...     0.003%       0.000%
November 15, 2018...     1.128%       0.049%    November 15, 2023..     0.000%       0.000%
December 15, 2018...     1.102%       0.000%    December 15, 2023..     0.000%       0.000%
January 15, 2019....     1.077%       0.000%    January 15, 2024...     0.000%       0.000%
                                                February 15,
February 15, 2019...     1.052%       0.000%    2024...............     0.000%       0.000%
March 15, 2019......     1.026%       0.000%    March 15, 2024.....     0.000%       0.000%
April 15, 2019......     1.001%       0.000%    April 15, 2024.....     0.000%       0.000%
May 15, 2019........     0.975%       0.000%    May 15, 2024.......     0.000%       0.000%
June 15, 2019.......     0.950%       0.000%    June 15, 2024......     0.000%       0.000%
July 15, 2019.......     0.924%       0.000%    July 15, 2024......     0.000%       0.000%
August 15, 2019.....     0.905%       0.000%    August 15, 2024....     0.000%       0.000%
September 15,                                   September 15,
2019................     0.885%       0.000%    2024...............     0.000%       0.000%
October 15, 2019....     0.866%       0.000%    October 15, 2024...     0.000%       0.000%
November 15, 2019...     0.842%       0.000%    November 15, 2024..     0.000%       0.000%
December 15, 2019...     0.818%       0.000%    December 15, 2024..     0.000%       0.000%
January 15, 2020....     0.794%       0.000%    January 15, 2025...     0.000%       0.000%
                                                February 15,
February 15, 2020...     0.769%       0.000%    2025...............     0.000%       0.000%
March 15, 2020......     0.745%       0.000%    March 15, 2025.....     0.000%       0.000%
April 15, 2020......     0.725%       0.000%    April 15, 2025.....     0.000%       0.000%
May 15, 2020........     0.706%       0.000%    May 15, 2025.......     0.000%       0.000%
June 15, 2020.......     0.683%       0.000%    June 15, 2025......     0.000%       0.000%
July 15, 2020.......     0.660%       0.000%    July 15, 2025......     0.000%       0.000%

                                             CLASS D      CLASS D
                                             MINIMUM     SCHEDULED
PAYMENT DATE             PAYMENT DATE         CLASS        CLASS
OCCURRING IN             OCCURRING IN      PERCENTAGES  PERCENTAGES
--------------------  -------------------  -----------  -----------
January 15, 2006....  January 15, 2016...     1.968%       1.493%
                      February 15,
February 15, 2006...  2016...............     1.944%       1.459%
March 15, 2006......  March 15, 2016.....     1.919%       1.423%
April 15, 2006......  April 15, 2016.....     1.895%       1.388%
May 15, 2006........  May 15, 2016.......     1.871%       1.352%
June 15, 2016.......  July 15, 2026......     0.000%       0.000%
July 15, 2016.......  August 15, 2026....     0.000%       0.000%
                      September 15,
August 15, 2016.....  2026...............     0.000%       0.000%
September 15,
2016................  October 15, 2026...     0.000%       0.000%
October 15, 2016....  November 15, 2026..     0.000%       0.000%
November 15, 2016...  December 15, 2026..     0.000%       0.000%
December 15, 2016...  January 15, 2027...     0.000%       0.000%
                      February 15,
January 15, 2017....  2027...............     0.000%       0.000%

February 15, 2017...  March 15, 2027.....     0.000%       0.000%
March 15, 2017......  April 15, 2027.....     0.000%       0.000%
April 15, 2017......  May 15, 2027.......     0.000%       0.000%
May 15, 2017........  June 15, 2027......     0.000%       0.000%
June 15, 2017.......  July 15, 2027......     0.000%       0.000%
July 15, 2017.......  August 15, 2027....     0.000%       0.000%
                      September 15,
August 15, 2017.....  2027...............     0.000%       0.000%
September 15,
2017................  October 15, 2027...     0.000%       0.000%
October 15, 2017....  November 15, 2027..     0.000%       0.000%
November 15, 2017...  December 15, 2027..     0.000%       0.000%
December 15, 2017...  January 15, 2028...     0.000%       0.000%
                      February 15,
January 15, 2018....  2028...............     0.000%       0.000%

February 15, 2018...  March 15, 2028.....     0.000%       0.000%
March 15, 2018......  April 15, 2028.....     0.000%       0.000%
April 15, 2018......  May 15, 2028.......     0.000%       0.000%
May 15, 2018........  June 15, 2028......     0.000%       0.000%
June 15, 2018.......  July 15, 2028......     0.000%       0.000%
July 15, 2018.......  August 15, 2028....     0.000%       0.000%
                      September 15,
August 15, 2018.....  2028...............     0.000%       0.000%
September 15,
2018................  October 15, 2028...     0.000%       0.000%
October 15, 2018....  November 15, 2028..     0.000%       0.000%
November 15, 2018...  December 15, 2028..     0.000%       0.000%
December 15, 2018...  January 15, 2029...     0.000%       0.000%
                      February 15,
January 15, 2019....  2029...............     0.000%       0.000%

February 15, 2019...  March 15, 2029.....     0.000%       0.000%
March 15, 2019......  April 15, 2029.....     0.000%       0.000%
April 15, 2019......  May 15, 2029.......     0.000%       0.000%
May 15, 2019........  June 15, 2029......     0.000%       0.000%
June 15, 2019.......  July 15, 2029......     0.000%       0.000%
July 15, 2019.......  August 15, 2029....     0.000%       0.000%
                      September 15,
August 15, 2019.....  2029...............     0.000%       0.000%
September 15,
2019................  October 15, 2029...     0.000%       0.000%
October 15, 2019....  November 15, 2029..     0.000%       0.000%
November 15, 2019...  December 15, 2029..     0.000%       0.000%
December 15, 2019...  January 15, 2030...     0.000%       0.000%
                      February 15,
January 15, 2020....  2030...............     0.000%       0.000%

February 15, 2020...  March 15, 2030.....     0.000%       0.000%
March 15, 2020......  April 15, 2030.....     0.000%       0.000%
April 15, 2020......  May 15, 2030.......     0.000%       0.000%
May 15, 2020........  June 15, 2030......     0.000%       0.000%
June 15, 2020.......  July 15, 2030......     0.000%       0.000%
July 15, 2020.......  August 15, 2030....     0.000%       0.000%

                        CLASS D       CLASS D                             CLASS D       CLASS D
                        MINIMUM      SCHEDULED                            MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS         PAYMENT DATE          CLASS         CLASS         PAYMENT DATE
OCCURRING IN          PERCENTAGES   PERCENTAGES      OCCURRING IN       PERCENTAGES   PERCENTAGES      OCCURRING IN
--------------------  -----------   -----------   -------------------   -----------   -----------   -------------------
                                                                                                    September 15,
August 15, 2020.....     0.637%        0.000%     August 15, 2025....      0.000%        0.000%     2030...............
September 15,                                     September 15,
2020................     0.614%        0.000%     2025...............      0.000%        0.000%     October 15, 2030...
October 15, 2020....     0.591%        0.000%     October 15, 2025...      0.000%        0.000%     November 15, 2030..
November 15, 2020...     0.572%        0.000%     November 15, 2025..      0.000%        0.000%     December 15, 2030..
December 15, 2020...     0.550%        0.000%     December 15, 2025..      0.000%        0.000%     January 15, 2031...
                                                                                                    February 15,
January 15, 2021....     0.531%        0.000%     January 15, 2026...      0.000%        0.000%     2031...............
                                                  February 15,
February 15, 2021...     0.510%        0.000%     2026...............      0.000%        0.000%     March 15, 2031.....
March 15, 2021......     0.488%        0.000%     March 15, 2026.....      0.000%        0.000%     April 15, 2031.....
April 15, 2021......     0.466%        0.000%     April 15, 2026.....      0.000%        0.000%     May 15, 2031.......
May 15, 2021........     0.445%        0.000%     May 15, 2026.......      0.000%        0.000%     June 15, 2031......
                                                  June 15, 2026......      0.000%        0.000%     July 15, 2031......

                        CLASS D       CLASS D
                        MINIMUM      SCHEDULED
PAYMENT DATE             CLASS         CLASS
OCCURRING IN          PERCENTAGES   PERCENTAGES
--------------------  -----------   -----------

August 15, 2020.....     0.000%        0.000%
September 15,
2020................     0.000%        0.000%
October 15, 2020....     0.000%        0.000%
November 15, 2020...     0.000%        0.000%
December 15, 2020...     0.000%        0.000%

January 15, 2021....     0.000%        0.000%

February 15, 2021...     0.000%        0.000%
March 15, 2021......     0.000%        0.000%
April 15, 2021......     0.000%        0.000%
May 15, 2021........     0.000%        0.000%
                         0.000%        0.000%

                                   APPENDIX 6

    The "Pool Factors" contained in the following Appendix 6 represent percentages to be incorporated in the calculations found on page 120 under "Description of the Indenture and the Notes--Priority of Payments--Allocation of Principal Among Subclasses of Notes." Those calculations are used to determine, in the case of insufficient funds to make a principal payment to all subclasses of a series of notes, the basis on which the available funds are allocated among the subclasses.

                                                                      APPENDIX 6

                                  POOL FACTORS

    The following are the Pool Factors as of June 26, 2001. These Pool Factors may be changed by a resolution of the Controlling Trustees in connection with a refinancing of the notes or the acquisition of additional aircraft.

    PAYMENT DATE        CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
    OCCURRING IN         A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
---------------------  --------   --------   --------   --------   --------   --------   --------   --------   --------
Closing Date.........  100.000%   100.000%   100.000%   100.000%   100.000%   100.000%   100.000%   100.000%   100.000%
July 15, 2001........  100.000%   100.000%    98.705%    99.493%    99.493%   100.000%   100.000%   100.000%   100.000%
August 15, 2001......  100.000%   100.000%    97.947%    99.196%    99.196%   100.000%   100.000%   100.000%   100.000%
September 15, 2001...  100.000%   100.000%    96.909%    98.789%    98.789%   100.000%   100.000%   100.000%   100.000%
October 15, 2001.....  100.000%   100.000%    96.336%    98.565%    98.565%   100.000%   100.000%   100.000%   100.000%
November 15, 2001....  100.000%   100.000%    95.621%    98.285%    98.285%   100.000%   100.000%   100.000%   100.000%
December 15, 2001....  100.000%   100.000%    94.633%    97.898%    97.898%   100.000%   100.000%   100.000%   100.000%
January 15, 2002.....  100.000%   100.000%    94.095%    97.687%    97.687%   100.000%   100.000%   100.000%   100.000%
February 15, 2002....  100.000%   100.000%    93.368%    97.402%    97.402%   100.000%   100.000%   100.000%   100.000%
March 15, 2002.......  100.000%   100.000%    92.346%    97.002%    97.002%   100.000%   100.000%   100.000%   100.000%
April 15, 2002.......  100.000%   100.000%    91.770%    96.776%    96.776%   100.000%   100.000%   100.000%   100.000%
May 15, 2002.........  100.000%   100.000%    90.960%    96.459%    96.459%   100.000%   100.000%   100.000%   100.000%
June 15, 2002........  100.000%   100.000%    89.873%    96.033%    96.033%   100.000%   100.000%   100.000%   100.000%
July 15, 2002........  100.000%   100.000%    89.330%    95.821%    95.821%    99.778%    99.778%    99.778%    99.778%
August 15, 2002......  100.000%   100.000%    88.630%    95.546%    95.546%    99.493%    99.493%    99.493%    99.493%
September 15, 2002...  100.000%   100.000%    87.691%    95.178%    95.178%    99.110%    99.110%    99.110%    99.110%
October 15, 2002.....  100.000%   100.000%    87.153%    94.968%    94.968%    98.890%    98.890%    98.890%    98.890%
November 15, 2002....  100.000%   100.000%    86.481%    94.705%    94.705%    98.616%    98.616%    98.616%    98.616%
December 15, 2002....  100.000%   100.000%    85.567%    94.346%    94.346%    98.243%    98.243%    98.243%    98.243%
January 15, 2003.....  100.000%   100.000%    85.045%    94.142%    94.142%    98.031%    98.031%    98.031%    98.031%
February 15, 2003....  100.000%   100.000%    84.385%    93.884%    93.884%    97.761%    97.761%    97.761%    97.761%
March 15, 2003.......  100.000%   100.000%    83.507%    93.540%    93.540%    97.403%    97.403%    97.403%    97.403%
April 15, 2003.......  100.000%   100.000%    82.922%    93.310%    93.310%    97.164%    97.164%    97.164%    97.164%
May 15, 2003.........  100.000%   100.000%    82.149%    93.008%    93.008%    96.849%    96.849%    96.849%    96.849%
June 15, 2003........  100.000%   100.000%    81.222%    92.645%    92.645%    96.471%    96.471%    96.471%    96.471%
July 15, 2003........  100.000%   100.000%    80.956%    92.540%    92.540%    96.363%    96.363%    96.363%    96.363%
August 15, 2003......  100.000%   100.000%    80.179%    92.236%    92.236%    96.046%    96.046%    96.046%    96.046%
September 15, 2003...  100.000%   100.000%    79.345%    91.909%    91.909%    95.706%    95.706%    95.706%    95.706%
October 15, 2003.....  100.000%   100.000%    78.680%    91.649%    91.649%    95.435%    95.435%    95.435%    95.435%
November 15, 2003....  100.000%   100.000%    77.878%    91.335%    91.335%    95.107%    95.107%    95.107%    95.107%
December 15, 2003....  100.000%   100.000%    77.067%    91.017%    91.017%    94.777%    94.777%    94.777%    94.777%
January 15, 2004.....  100.000%   100.000%    76.414%    90.761%    90.761%    94.510%    94.510%    94.510%    94.510%
February 15, 2004....  100.000%   100.000%    75.599%    90.442%    90.442%    94.178%    94.178%    94.178%    94.178%
March 15, 2004.......  100.000%   100.000%    74.772%    90.118%    90.118%    93.840%    93.840%    93.840%    93.840%
April 15, 2004.......  100.000%   100.000%    74.102%    89.856%    89.856%    93.567%    93.567%    93.567%    93.567%
May 15, 2004.........  100.000%   100.000%    73.242%    89.519%    89.519%    93.216%    93.216%    93.216%    93.216%
June 15, 2004........  100.000%   100.000%    72.381%    89.182%    89.182%    92.865%    92.865%    92.865%    92.865%
July 15, 2004........  100.000%   100.000%    71.901%    88.993%    88.993%    92.669%    92.669%    92.669%    92.669%
August 15, 2004......  100.000%   100.000%    71.033%    88.653%    88.653%    92.315%    92.315%    92.315%    92.315%
September 15, 2004...  100.000%   100.000%    70.160%    88.312%    88.312%    91.959%    91.959%    91.959%    91.959%
October 15, 2004.....  100.000%   100.000%    69.437%    88.028%    88.028%    91.664%    91.664%    91.664%    91.664%
November 15, 2004....  100.000%   100.000%    68.579%    87.692%    87.692%    91.314%    91.314%    91.314%    91.314%
December 15, 2004....  100.000%   100.000%    67.712%    87.353%    87.353%    90.961%    90.961%    90.961%    90.961%
January 15, 2005.....  100.000%   100.000%    67.003%    87.075%    87.075%    90.672%    90.672%    90.672%    90.672%
February 15, 2005....  100.000%   100.000%    66.132%    86.734%    86.734%    90.316%    90.316%    90.316%    90.316%
March 15, 2005.......  100.000%   100.000%    65.245%    86.386%    86.386%    89.954%    89.954%    89.954%    89.954%
April 15, 2005.......  100.000%   100.000%    64.548%    86.113%    86.113%    89.670%    89.670%    89.670%    89.670%
May 15, 2005.........  100.000%   100.000%    63.636%    85.756%    85.756%    89.298%    89.298%    89.298%    89.298%
June 15, 2005........  100.000%   100.000%    62.723%    85.398%    85.398%    88.926%    88.926%    88.926%    88.926%
July 15, 2005........  100.000%   100.000%    61.959%    85.099%    85.099%    88.614%    88.614%    88.614%    88.614%
August 15, 2005......  100.000%   100.000%    61.036%    84.738%    84.738%    88.238%    88.238%    88.238%    88.238%

       PAYMENT DATE          CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
       OCCURRING IN           A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
--------------------------  --------   --------   --------   --------   --------   --------   --------   --------   --------
September 15, 2005........  100.000%   100.000%    60.109%    84.374%    84.374%    87.859%    87.859%    87.859%    87.859%
October 15, 2005..........  100.000%   100.000%    59.328%    84.069%    84.069%    87.541%    87.541%    87.541%    87.541%
November 15, 2005.........  100.000%   100.000%    58.401%    83.705%    83.705%    87.163%    87.163%    87.163%    87.163%
December 15, 2005.........  100.000%   100.000%    57.462%    83.338%    83.338%    86.780%    86.780%    86.780%    86.780%
January 15, 2006..........  100.000%   100.000%    56.680%    83.031%    83.031%    86.461%    86.461%    86.461%    86.461%
February 15, 2006.........  100.000%   100.000%    55.736%    82.661%    82.661%    86.076%    86.076%    86.076%    86.076%
March 15, 2006............  100.000%   100.000%    54.775%    82.285%    82.285%    85.684%    85.684%    85.684%    85.684%
April 15, 2006............  100.000%   100.000%    53.978%    81.973%    81.973%    85.359%    85.359%    85.359%    85.359%
May 15, 2006..............  100.000%   100.000%    53.016%    81.596%    81.596%    84.966%    84.966%    84.966%    84.966%
June 15, 2006.............  100.000%   100.000%    52.051%    81.218%    81.218%    84.573%    84.573%    84.573%    84.573%
July 15, 2006.............  100.000%   100.000%    51.236%    80.899%    80.899%    84.240%    84.240%    84.240%    84.240%
August 15, 2006...........  100.000%   100.000%    50.261%    80.517%    80.517%    83.843%    83.843%    83.843%    83.843%
September 15, 2006........  100.000%   100.000%    49.282%    80.133%    80.133%    83.443%    83.443%    83.443%    83.443%
October 15, 2006..........  100.000%   100.000%    48.451%    79.808%    79.808%    83.105%    83.105%    83.105%    83.105%
November 15, 2006.........  100.000%   100.000%    47.462%    79.421%    79.421%    82.701%    82.701%    82.701%    82.701%
December 15, 2006.........  100.000%   100.000%    46.463%    79.029%    79.029%    82.294%    82.294%    82.294%    82.294%
January 15, 2007..........  100.000%   100.000%    45.621%    78.699%    78.699%    81.950%    81.950%    81.950%    81.950%
February 15, 2007.........  100.000%   100.000%    44.616%    78.306%    78.306%    81.540%    81.540%    81.540%    81.540%
March 15, 2007............  100.000%   100.000%    43.595%    77.906%    77.906%    81.124%    81.124%    81.124%    81.124%
April 15, 2007............  100.000%   100.000%    42.737%    77.570%    77.570%    80.774%    80.774%    80.774%    80.774%
May 15, 2007..............  100.000%   100.000%    41.713%    77.169%    77.169%    80.356%    80.356%    80.356%    80.356%
June 15, 2007.............  100.000%   100.000%    40.686%    76.767%    76.767%    79.937%    79.937%    79.937%    79.937%
July 15, 2007.............  100.000%   100.000%    39.809%    76.423%    76.423%    79.579%    79.579%    79.579%    79.579%
August 15, 2007...........  100.000%   100.000%    38.772%    76.017%    76.017%    79.157%    79.157%    79.157%    79.157%
September 15, 2007........  100.000%   100.000%    37.730%    75.608%    75.608%    78.731%    78.731%    78.731%    78.731%
October 15, 2007..........  100.000%   100.000%    36.836%    75.258%    75.258%    78.367%    78.367%    78.367%    78.367%
November 15, 2007.........  100.000%   100.000%    35.783%    74.846%    74.846%    77.937%    77.937%    77.937%    77.937%
December 15, 2007.........  100.000%   100.000%    34.716%    74.428%    74.428%    77.502%    77.502%    77.502%    77.502%
January 15, 2008..........  100.000%   100.000%    33.805%    74.071%    74.071%    77.131%    77.131%    77.131%    77.131%
February 15, 2008.........  100.000%   100.000%    32.730%    73.650%    73.650%    76.692%    76.692%    76.692%    76.692%
March 15, 2008............  100.000%   100.000%    31.640%    73.223%    73.223%    76.248%    76.248%    76.248%    76.248%
April 15, 2008............  100.000%   100.000%    30.708%    72.858%    72.858%    75.867%    75.867%    75.867%    75.867%
May 15, 2008..............  100.000%   100.000%    29.607%    72.427%    72.427%    75.418%    75.418%    75.418%    75.418%
June 15, 2008.............  100.000%   100.000%    28.505%    71.995%    71.995%    74.969%    74.969%    74.969%    74.969%
July 15, 2008.............  100.000%   100.000%    27.550%    71.621%    71.621%    74.579%    74.579%    74.579%    74.579%
August 15, 2008...........  100.000%   100.000%    26.436%    71.185%    71.185%    74.125%    74.125%    74.125%    74.125%
September 15, 2008........  100.000%   100.000%    25.316%    70.746%    70.746%    73.668%    73.668%    73.668%    73.668%
October 15, 2008..........  100.000%   100.000%    24.345%    70.365%    70.365%    73.272%    73.272%    73.272%    73.272%
November 15, 2008.........  100.000%   100.000%    23.213%    69.922%    69.922%    72.810%    72.810%    72.810%    72.810%
December 15, 2008.........  100.000%   100.000%    22.072%    69.475%    69.475%    72.345%    72.345%    72.345%    72.345%
January 15, 2009..........  100.000%   100.000%    21.086%    69.089%    69.089%    71.943%    71.943%    71.943%    71.943%
February 15, 2009.........  100.000%   100.000%    19.936%    68.639%    68.639%    71.474%    71.474%    71.474%    71.474%
March 15, 2009............  100.000%   100.000%    18.771%    68.182%    68.182%    70.999%    70.999%    70.999%    70.999%
April 15, 2009............  100.000%   100.000%    17.767%    67.789%    67.789%    70.589%    70.589%    70.589%    70.589%
May 15, 2009..............  100.000%   100.000%    16.596%    67.330%    67.330%    70.111%    70.111%    70.111%    70.111%
June 15, 2009.............  100.000%   100.000%    15.422%    66.870%    66.870%    69.632%    69.632%    69.632%    69.632%
July 15, 2009.............  100.000%   100.000%    14.397%    66.469%    66.469%    69.214%    69.214%    69.214%    69.214%
August 15, 2009...........  100.000%   100.000%    13.211%    66.004%    66.004%    68.731%    68.731%    68.731%    68.731%
September 15, 2009........  100.000%   100.000%    12.020%    65.538%    65.538%    68.245%    68.245%    68.245%    68.245%
October 15, 2009..........  100.000%   100.000%    10.976%    65.129%    65.129%    67.819%    67.819%    67.819%    67.819%
November 15, 2009.........  100.000%   100.000%     9.775%    64.658%    64.658%    67.329%    67.329%    67.329%    67.329%
December 15, 2009.........  100.000%   100.000%     8.561%    64.183%    64.183%    66.834%    66.834%    66.834%    66.834%
January 15, 2010..........  100.000%   100.000%     7.506%    63.770%    63.770%    66.404%    66.404%    66.404%    66.404%
February 15, 2010.........  100.000%   100.000%     6.289%    63.293%    63.293%    65.907%    65.907%    65.907%    65.907%
March 15, 2010............  100.000%   100.000%     5.038%    62.803%    62.803%    65.397%    65.397%    65.397%    65.397%
April 15, 2010............  100.000%   100.000%     3.966%    62.383%    62.383%    64.960%    64.960%    64.960%    64.960%

       PAYMENT DATE           CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
       OCCURRING IN            A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
---------------------------  --------   --------   --------   --------   --------   --------   --------   --------   --------
May 15, 2010...............  100.000%   100.000%    2.721%     61.895%    61.895%    64.452%    64.452%    64.452%    64.452%
June 15, 2010..............  100.000%   100.000%    1.481%     61.410%    61.410%    63.946%    63.946%    63.946%    63.946%
July 15, 2010..............  100.000%   100.000%    0.381%     60.979%    60.979%    63.497%    63.497%    63.497%    63.497%
August 15, 2010............  100.000%   100.000%    0.000%     60.489%    60.489%    62.987%    62.987%    62.987%    62.987%
September 15, 2010.........   98.630%    98.630%    0.000%     59.996%    59.996%    62.474%    62.474%    62.474%    62.474%
October 15, 2010...........   97.909%    97.909%    0.000%     59.557%    59.557%    62.017%    62.017%    62.017%    62.017%
November 15, 2010..........   97.092%    97.092%    0.000%     59.061%    59.061%    61.500%    61.500%    61.500%    61.500%
December 15, 2010..........   96.260%    96.260%    0.000%     58.555%    58.555%    60.973%    60.973%    60.973%    60.973%
January 15, 2011...........   95.538%    95.538%    0.000%     58.115%    58.115%    60.515%    60.515%    60.515%    60.515%
February 15, 2011..........   94.710%    94.710%    0.000%     57.611%    57.611%    59.991%    59.991%    59.991%    59.991%
March 15, 2011.............   93.841%    93.841%    0.000%     57.083%    57.083%    59.441%    59.441%    59.441%    59.441%
April 15, 2011.............   93.106%    93.106%    0.000%     56.636%    56.636%    58.975%    58.975%    58.975%    58.975%
May 15, 2011...............   92.253%    92.253%    0.000%     56.117%    56.117%    58.435%    58.435%    58.435%    58.435%
June 15, 2011..............   91.410%    91.410%    0.000%     55.604%    55.604%    57.901%    57.901%    57.901%    57.901%
July 15, 2011..............   90.649%    90.649%    0.000%     55.141%    55.141%    57.419%    57.419%    57.419%    57.419%
August 15, 2011............   89.797%    89.797%    0.000%     54.623%    54.623%    56.879%    56.879%    56.879%    56.879%
September 15, 2011.........   88.940%    88.940%    0.000%     54.102%    54.102%    56.336%    56.336%    56.336%    56.336%
October 15, 2011...........   88.166%    88.166%    0.000%     53.631%    53.631%    55.846%    55.846%    55.846%    55.846%
November 15, 2011..........   87.367%    87.367%    0.000%     53.145%    53.145%    55.340%    55.340%    55.340%    55.340%
December 15, 2011..........   86.517%    86.517%    0.000%     52.628%    52.628%    54.802%    54.802%    54.802%    54.802%
January 15, 2012...........   85.675%    85.675%    0.000%     52.116%    52.116%    54.268%    54.268%    54.268%    54.268%
February 15, 2012..........   84.829%    84.829%    0.000%     51.601%    51.601%    53.732%    53.732%    53.732%    53.732%
March 15, 2012.............   83.952%    83.952%    0.000%     51.067%    51.067%    53.177%    53.177%    53.177%    53.177%
April 15, 2012.............   83.096%    83.096%    0.000%     50.547%    50.547%    52.634%    52.634%    52.634%    52.634%
May 15, 2012...............   82.222%    82.222%    0.000%     50.015%    50.015%    52.081%    52.081%    52.081%    52.081%
June 15, 2012..............   81.356%    81.356%    0.000%     49.489%    49.489%    51.533%    51.533%    51.533%    51.533%
July 15, 2012..............   80.473%    80.473%    0.000%     48.951%    48.951%    50.973%    50.973%    50.973%    50.973%
August 15, 2012............   79.598%    79.598%    0.000%     48.419%    48.419%    50.419%    50.419%    50.419%    50.419%
September 15, 2012.........   78.717%    78.717%    0.000%     47.883%    47.883%    49.861%    49.861%    49.861%    49.861%
October 15, 2012...........   77.820%    77.820%    0.000%     47.337%    47.337%    49.293%    49.293%    49.293%    49.293%
November 15, 2012..........   76.929%    76.929%    0.000%     46.796%    46.796%    48.729%    48.729%    48.729%    48.729%
December 15, 2012..........   76.022%    76.022%    0.000%     46.244%    46.244%    48.154%    48.154%    48.154%    48.154%
January 15, 2013...........   75.120%    75.120%    0.000%     45.695%    45.695%    47.583%    47.583%    47.583%    47.583%
February 15, 2013..........   74.214%    74.214%    0.000%     45.144%    45.144%    47.009%    47.009%    47.009%    47.009%
March 15, 2013.............   73.269%    73.269%    0.000%     44.569%    44.569%    46.410%    46.410%    46.410%    46.410%
April 15, 2013.............   72.354%    72.354%    0.000%     44.012%    44.012%    45.830%    45.830%    45.830%    45.830%
May 15, 2013...............   71.422%    71.422%    0.000%     43.446%    43.446%    45.240%    45.240%    45.240%    45.240%
June 15, 2013..............   70.500%    70.500%    0.000%     42.885%    42.885%    44.656%    44.656%    44.656%    44.656%
July 15, 2013..............   69.562%    69.562%    0.000%     42.314%    42.314%    44.062%    44.062%    44.062%    44.062%
August 15, 2013............   68.630%    68.630%    0.000%     41.747%    41.747%    43.472%    43.472%    43.472%    43.472%
September 15, 2013.........   67.692%    67.692%    0.000%     41.177%    41.177%    42.878%    42.878%    42.878%    42.878%
October 15, 2013...........   66.739%    66.739%    0.000%     40.597%    40.597%    42.274%    42.274%    42.274%    42.274%
November 15, 2013..........   65.795%    65.795%    0.000%     40.023%    40.023%    41.676%    41.676%    41.676%    41.676%
December 15, 2013..........   64.836%    64.836%    0.000%     39.440%    39.440%    41.069%    41.069%    41.069%    41.069%
January 15, 2014...........   63.887%    63.887%    0.000%     38.862%    38.862%    40.467%    40.467%    40.467%    40.467%
February 15, 2014..........   62.932%    62.932%    0.000%     38.281%    38.281%    39.862%    39.862%    39.862%    39.862%
March 15, 2014.............   61.943%    61.943%    0.000%     37.679%    37.679%    39.236%    39.236%    39.236%    39.236%
April 15, 2014.............   60.977%    60.977%    0.000%     37.092%    37.092%    38.624%    38.624%    38.624%    38.624%
May 15, 2014...............   59.996%    59.996%    0.000%     36.496%    36.496%    38.003%    38.003%    38.003%    38.003%
June 15, 2014..............   59.020%    59.020%    0.000%     35.901%    35.901%    37.384%    37.384%    37.384%    37.384%
July 15, 2014..............   58.028%    58.028%    0.000%     35.298%    35.298%    36.756%    36.756%    36.756%    36.756%
August 15, 2014............   57.044%    57.044%    0.000%     34.700%    34.700%    36.133%    36.133%    36.133%    36.133%
September 15, 2014.........   56.055%    56.055%    0.000%     34.098%    34.098%    35.506%    35.506%    35.506%    35.506%
October 15, 2014...........   55.051%    55.051%    0.000%     33.487%    33.487%    34.871%    34.871%    34.871%    34.871%
November 15, 2014..........   54.051%    54.051%    0.000%     32.879%    32.879%    34.237%    34.237%    34.237%    34.237%

        PAYMENT DATE            CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
        OCCURRING IN             A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
-----------------------------  --------   --------   --------   --------   --------   --------   --------   --------   --------
December 15, 2014............   53.036%    53.036%    0.000%     32.261%    32.261%    33.594%    33.594%    33.594%    33.594%
January 15, 2015.............   52.029%    52.029%    0.000%     31.649%    31.649%    32.956%    32.956%    32.956%    32.956%
February 15, 2015............   51.016%    51.016%    0.000%     31.033%    31.033%    32.315%    32.315%    32.314%    32.314%
March 15, 2015...............   49.974%    49.974%    0.000%     30.399%    30.399%    31.654%    31.654%    31.654%    31.654%
April 15, 2015...............   48.949%    48.949%    0.000%     29.776%    29.776%    31.006%    31.006%    31.006%    31.006%
May 15, 2015.................   47.915%    47.915%    0.000%     29.146%    29.146%    30.350%    30.350%    30.350%    30.350%
June 15, 2015................   46.881%    46.881%    0.000%     28.518%    28.518%    29.696%    29.696%    29.696%    29.696%
July 15, 2015................   45.835%    45.835%    0.000%     27.881%    27.881%    29.033%    29.033%    29.033%    29.033%
August 15, 2015..............   44.791%    44.791%    0.000%     27.246%    27.246%    28.371%    28.371%    28.371%    28.371%
September 15, 2015...........   43.740%    43.740%    0.000%     26.607%    26.607%    27.706%    27.706%    27.706%    27.706%
October 15, 2015.............   42.677%    42.677%    0.000%     25.960%    25.960%    27.032%    27.032%    27.032%    27.032%
November 15, 2015............   41.614%    41.614%    0.000%     25.314%    25.314%    26.359%    26.359%    26.359%    26.359%
December 15, 2015............   40.539%    40.539%    0.000%     24.660%    24.660%    25.678%    25.678%    25.678%    25.678%
January 15, 2016.............   39.465%    39.465%    0.000%     24.007%    24.007%    24.998%    24.998%    24.998%    24.998%
February 15, 2016............   38.386%    38.386%    0.000%     23.350%    23.350%    24.315%    24.315%    24.315%    24.315%
March 15, 2016...............   37.289%    37.289%    0.000%     22.683%    22.683%    23.620%    23.620%    23.620%    23.620%
April 15, 2016...............   36.198%    36.198%    0.000%     22.019%    22.019%    22.929%    22.929%    22.929%    22.929%
May 15, 2016.................   35.098%    35.098%    0.000%     21.350%    21.350%    22.232%    22.232%    22.232%    22.232%
June 15, 2016................   33.998%    33.998%    0.000%     20.681%    20.681%    21.535%    21.535%    21.535%    21.535%
July 15, 2016................   32.890%    32.890%    0.000%     20.007%    20.007%    20.833%    20.833%    20.833%    20.833%
August 15, 2016..............   31.781%    31.781%    0.000%     19.332%    19.332%    20.131%    20.131%    20.131%    20.131%
September 15, 2016...........   30.666%    30.666%    0.000%     18.654%    18.654%    19.424%    19.424%    19.424%    19.424%
October 15, 2016.............   29.540%    29.540%    0.000%     17.969%    17.969%    18.711%    18.711%    18.711%    18.711%
November 15, 2016............   28.412%    28.412%    0.000%     17.283%    17.283%    17.997%    17.997%    17.997%    17.997%
December 15, 2016............   27.289%    27.289%    0.000%     16.600%    16.600%    17.285%    17.285%    17.285%    17.285%
January 15, 2017.............   26.164%    26.164%    0.000%     15.915%    15.915%    16.573%    16.573%    16.573%    16.573%
February 15, 2017............   25.032%    25.032%    0.000%     15.227%    15.227%    15.856%    15.856%    15.856%    15.856%
March 15, 2017...............   23.883%    23.883%    0.000%     14.528%    14.528%    15.128%    15.128%    15.128%    15.128%
April 15, 2017...............   22.739%    22.739%    0.000%     13.832%    13.832%    14.403%    14.403%    14.403%    14.403%
May 15, 2017.................   21.585%    21.585%    0.000%     13.130%    13.130%    13.672%    13.672%    13.672%    13.672%
June 15, 2017................   20.428%    20.428%    0.000%     12.426%    12.426%    12.939%    12.939%    12.939%    12.939%
July 15, 2017................   19.261%    19.261%    0.000%     11.716%    11.716%    12.200%    12.200%    12.200%    12.200%
August 15, 2017..............   18.091%    18.091%    0.000%     11.005%    11.005%    11.459%    11.459%    11.459%    11.459%
September 15, 2017...........   16.944%    16.944%    0.000%     10.307%    10.307%    10.733%    10.733%    10.733%    10.733%
October 15, 2017.............   15.788%    15.788%    0.000%      9.604%     9.604%    10.000%    10.000%    10.000%    10.000%
November 15, 2017............   14.658%    14.658%    0.000%      8.916%     8.916%     9.284%     9.284%     9.284%     9.284%
December 15, 2017............   13.519%    13.519%    0.000%      8.223%     8.223%     8.563%     8.563%     8.563%     8.563%
January 15, 2018.............   12.376%    12.376%    0.000%      7.528%     7.528%     7.839%     7.839%     7.839%     7.839%
February 15, 2018............   11.226%    11.226%    0.000%      6.829%     6.829%     7.111%     7.111%     7.111%     7.111%
March 15, 2018...............   10.065%    10.065%    0.000%      6.123%     6.123%     6.375%     6.375%     6.375%     6.375%
April 15, 2018...............    8.928%     8.928%    0.000%      5.431%     5.431%     5.655%     5.655%     5.655%     5.655%
May 15, 2018.................    7.789%     7.789%    0.000%      4.738%     4.738%     4.934%     4.934%     4.934%     4.934%
June 15, 2018................    6.675%     6.675%    0.000%      4.060%     4.060%     4.228%     4.228%     4.228%     4.228%
July 15, 2018................    5.561%     5.561%    0.000%      3.383%     3.383%     3.523%     3.523%     3.523%     3.523%
August 15, 2018..............    4.442%     4.442%    0.000%      2.702%     2.702%     2.814%     2.814%     2.814%     2.814%
September 15, 2018...........    3.317%     3.317%    0.000%      2.018%     2.018%     2.101%     2.101%     2.101%     2.101%
October 15, 2018.............    2.190%     2.190%    0.000%      1.332%     1.332%     1.387%     1.387%     1.387%     1.387%
November 15, 2018............    1.056%     1.056%    0.000%      0.643%     0.643%     0.669%     0.669%     0.669%     0.669%
December 15, 2018............    0.000%     0.000%    0.000%      0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2019.............    0.000%     0.000%    0.000%      0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2019............    0.000%     0.000%    0.000%      0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2019...............    0.000%     0.000%    0.000%      0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2019...............    0.000%     0.000%    0.000%      0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2019.................    0.000%     0.000%    0.000%      0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2019................    0.000%     0.000%    0.000%      0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2019................    0.000%     0.000%    0.000%      0.000%     0.000%     0.000%     0.000%     0.000%     0.000%

         PAYMENT DATE             CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
         OCCURRING IN              A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
-------------------------------  --------   --------   --------   --------   --------   --------   --------   --------   --------
August 15, 2019................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2019.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2019...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2019..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2019..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2020...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2020..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2020.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2020.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2020...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2020..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2020..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2020................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2020.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2020...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2020..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2020..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2021...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2021..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2021.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2021.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2021...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2021..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2021..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2021................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2021.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2021...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2021..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2021..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2022...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2022..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2022.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2022.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2022...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2022..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2022..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2022................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2022.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2022...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2022..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2022..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2023...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2023..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2023.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2023.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2023...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2023..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2023..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2023................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2023.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2023...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2023..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2023..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2024...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2024..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%

         PAYMENT DATE             CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
         OCCURRING IN              A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
-------------------------------  --------   --------   --------   --------   --------   --------   --------   --------   --------
March 15, 2024.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2024.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2024...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2024..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2024..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2024................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2024.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2024...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2024..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2024..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2025...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2025..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2025.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2025.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2025...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2025..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2025..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2025................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2025.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2025...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2025..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2025..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2026...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2026..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2026.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2026.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2026...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2026..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2026..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2026................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2026.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2026...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2026..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2026..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2027...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2027..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2027.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2027.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2027...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2027..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2027..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2027................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2027.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2027...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2027..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2027..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2028...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2028..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2028.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2028.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2028...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2028..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2028..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%

         PAYMENT DATE             CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
         OCCURRING IN              A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
-------------------------------  --------   --------   --------   --------   --------   --------   --------   --------   --------
August 15, 2028................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2028.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2028...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2028..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2028..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2029...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2029..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2029.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2029.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2029...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2029..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2029..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2029................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2029.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2029...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2029..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2029..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2030...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2030..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2030.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2030.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2030...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2030..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2030..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2030................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2030.............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2030...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2030..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2030..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2031...............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2031..............   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2031.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2031.................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2031...................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2031..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2031..................   0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%

                                   APPENDIX 7

    The "Extended Pool Factors" contained in the following Appendix 7 represent percentages to be incorporated in the calculations found on page 120 under "Description of the Indenture and the Notes--Priority of Payments--Allocation of Principal Among Subclasses of Notes." Those calculations are used to determine, in the case of insufficient funds to make a principal payment to all subclasses of a series of notes, the basis on which the available funds are allocated among the subclasses.

                                                                      APPENDIX 7

                             EXTENDED POOL FACTORS

    The following are the Extended Pool Factors as of June 26, 2001. These Extended Pool Factors may be changed by a resolution of the Controlling Trustees in connection with a refinancing of the notes or the acquisition of additional aircraft.

PAYMENT DATE                    CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
OCCURRING IN                     A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
------------                   --------   --------   --------   --------   --------   --------   --------   --------   --------
Closing Date.................  100.000%   100.000%   100.000%   100.000%   100.000%   100.000%   100.000%   100.000%   100.000%
July 15, 2001................  100.000%   100.000%    98.758%    99.511%    99.511%   100.000%   100.000%   100.000%   100.000%
August 15, 2001..............  100.000%   100.000%    98.052%    99.234%    99.234%   100.000%   100.000%   100.000%   100.000%
September 15, 2001...........  100.000%   100.000%    97.074%    98.849%    98.849%   100.000%   100.000%   100.000%   100.000%
October 15, 2001.............  100.000%   100.000%    96.547%    98.642%    98.642%   100.000%   100.000%   100.000%   100.000%
November 15, 2001............  100.000%   100.000%    95.884%    98.381%    98.381%   100.000%   100.000%   100.000%   100.000%
December 15, 2001............  100.000%   100.000%    94.954%    98.016%    98.016%   100.000%   100.000%   100.000%   100.000%
January 15, 2002.............  100.000%   100.000%    94.463%    97.822%    97.822%   100.000%   100.000%   100.000%   100.000%
February 15, 2002............  100.000%   100.000%    93.789%    97.557%    97.557%   100.000%   100.000%   100.000%   100.000%
March 15, 2002...............  100.000%   100.000%    92.825%    97.178%    97.178%   100.000%   100.000%   100.000%   100.000%
April 15, 2002...............  100.000%   100.000%    92.298%    96.971%    96.971%   100.000%   100.000%   100.000%   100.000%
May 15, 2002.................  100.000%   100.000%    91.541%    96.674%    96.674%   100.000%   100.000%   100.000%   100.000%
June 15, 2002................  100.000%   100.000%    90.518%    96.271%    96.271%   100.000%   100.000%   100.000%   100.000%
July 15, 2002................  100.000%   100.000%    90.025%    96.074%    96.074%    99.795%    99.795%    99.795%    99.795%
August 15, 2002..............  100.000%   100.000%    89.382%    95.818%    95.818%    99.528%    99.528%    99.529%    99.529%
September 15, 2002...........  100.000%   100.000%    88.510%    95.470%    95.470%    99.165%    99.165%    99.167%    99.167%
October 15, 2002.............  100.000%   100.000%    88.022%    95.275%    95.275%    98.962%    98.962%    98.964%    98.964%
November 15, 2002............  100.000%   100.000%    87.408%    95.030%    95.030%    98.706%    98.706%    98.709%    98.709%
December 15, 2002............  100.000%   100.000%    86.560%    94.691%    94.691%    98.353%    98.353%    98.357%    98.357%
January 15, 2003.............  100.000%   100.000%    86.090%    94.504%    94.504%    98.158%    98.158%    98.162%    98.162%
February 15, 2003............  100.000%   100.000%    85.487%    94.263%    94.263%    97.907%    97.907%    97.912%    97.912%
March 15, 2003...............  100.000%   100.000%    84.672%    93.938%    93.938%    97.568%    97.568%    97.574%    97.574%
April 15, 2003...............  100.000%   100.000%    84.142%    93.726%    93.726%    97.347%    97.347%    97.354%    97.354%
May 15, 2003.................  100.000%   100.000%    83.431%    93.442%    93.442%    97.052%    97.052%    97.059%    97.059%
June 15, 2003................  100.000%   100.000%    82.572%    93.100%    93.100%    96.695%    96.695%    96.703%    96.703%
July 15, 2003................  100.000%   100.000%    82.351%    93.009%    93.009%    96.600%    96.600%    96.610%    96.610%
August 15, 2003..............  100.000%   100.000%    81.649%    92.719%    92.719%    96.299%    96.299%    96.314%    96.314%
September 15, 2003...........  100.000%   100.000%    80.892%    92.407%    92.407%    95.975%    95.975%    95.995%    95.995%
October 15, 2003.............  100.000%   100.000%    80.295%    92.160%    92.160%    95.719%    95.719%    95.744%    95.744%
November 15, 2003............  100.000%   100.000%    79.569%    91.861%    91.861%    95.408%    95.408%    95.438%    95.438%
December 15, 2003............  100.000%   100.000%    78.834%    91.558%    91.558%    95.093%    95.093%    95.128%    95.128%
January 15, 2004.............  100.000%   100.000%    78.250%    91.317%    91.317%    94.843%    94.843%    94.882%    94.882%
February 15, 2004............  100.000%   100.000%    77.512%    91.013%    91.013%    94.527%    94.527%    94.572%    94.572%
March 15, 2004...............  100.000%   100.000%    76.762%    90.703%    90.703%    94.206%    94.206%    94.256%    94.256%
April 15, 2004...............  100.000%   100.000%    76.162%    90.456%    90.456%    93.949%    93.949%    94.003%    94.003%
May 15, 2004.................  100.000%   100.000%    75.381%    90.134%    90.134%    93.615%    93.615%    93.675%    93.675%
June 15, 2004................  100.000%   100.000%    74.602%    89.813%    89.813%    93.281%    93.281%    93.347%    93.347%
July 15, 2004................  100.000%   100.000%    74.192%    89.629%    89.629%    93.092%    93.092%    93.170%    93.170%
August 15, 2004..............  100.000%   100.000%    73.426%    89.286%    89.286%    92.740%    92.740%    92.839%    92.839%
September 15, 2004...........  100.000%   100.000%    72.656%    88.940%    88.940%    92.385%    92.385%    92.507%    92.507%
October 15, 2004.............  100.000%   100.000%    72.023%    88.657%    88.657%    92.094%    92.094%    92.233%    92.233%
November 15, 2004............  100.000%   100.000%    71.268%    88.318%    88.318%    91.746%    91.746%    91.907%    91.907%
December 15, 2004............  100.000%   100.000%    70.503%    87.976%    87.976%    91.395%    91.395%    91.577%    91.577%
January 15, 2005.............  100.000%   100.000%    69.885%    87.699%    87.699%    91.110%    91.110%    91.311%    91.311%
February 15, 2005............  100.000%   100.000%    69.118%    87.356%    87.356%    90.758%    90.758%    90.980%    90.980%
March 15, 2005...............  100.000%   100.000%    68.333%    87.005%    87.005%    90.397%    90.397%    90.641%    90.641%
April 15, 2005...............  100.000%   100.000%    67.727%    86.734%    86.734%    90.119%    90.119%    90.380%    90.380%
May 15, 2005.................  100.000%   100.000%    66.922%    86.374%    86.374%    89.750%    89.750%    90.033%    90.033%
June 15, 2005................  100.000%   100.000%    66.116%    86.014%    86.014%    89.380%    89.380%    89.686%    89.686%
July 15, 2005................  100.000%   100.000%    65.462%    85.716%    85.716%    89.072%    89.072%    89.397%    89.397%
August 15, 2005..............  100.000%   100.000%    64.666%    85.353%    85.353%    88.698%    88.698%    89.047%    89.047%

PAYMENT DATE                    CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
OCCURRING IN                     A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
------------                   --------   --------   --------   --------   --------   --------   --------   --------   --------
September 15, 2005...........  100.000%   100.000%    63.866%    84.989%    84.989%    88.322%    88.322%    88.695%    88.695%
October 15, 2005.............  100.000%   100.000%    63.198%    84.684%    84.684%    88.008%    88.008%    88.401%    88.401%
November 15, 2005............  100.000%   100.000%    62.398%    84.321%    84.321%    87.632%    87.632%    88.049%    88.049%
December 15, 2005............  100.000%   100.000%    61.588%    83.952%    83.952%    87.252%    87.252%    87.693%    87.693%
January 15, 2006.............  100.000%   100.000%    60.920%    83.649%    83.649%    86.939%    86.939%    87.400%    87.400%
February 15, 2006............  100.000%   100.000%    60.106%    83.279%    83.279%    86.557%    86.557%    87.042%    87.042%
March 15, 2006...............  100.000%   100.000%    59.274%    82.902%    82.902%    86.168%    86.168%    86.677%    86.677%
April 15, 2006...............  100.000%   100.000%    58.594%    82.593%    82.593%    85.849%    85.849%    86.378%    86.378%
May 15, 2006.................  100.000%   100.000%    57.763%    82.216%    82.216%    85.461%    85.461%    86.013%    86.013%
June 15, 2006................  100.000%   100.000%    56.932%    81.840%    81.840%    85.072%    85.072%    85.649%    85.649%
July 15, 2006................  100.000%   100.000%    56.231%    81.530%    81.530%    84.752%    84.752%    85.337%    85.337%
August 15, 2006..............  100.000%   100.000%    55.388%    81.158%    81.158%    84.366%    84.366%    84.961%    84.961%
September 15, 2006...........  100.000%   100.000%    54.539%    80.783%    80.783%    83.979%    83.979%    84.584%    84.584%
October 15, 2006.............  100.000%   100.000%    53.826%    80.468%    80.468%    83.653%    83.653%    84.267%    84.267%
November 15, 2006............  100.000%   100.000%    52.969%    80.090%    80.090%    83.262%    83.262%    83.886%    83.886%
December 15, 2006............  100.000%   100.000%    52.103%    79.709%    79.709%    82.867%    82.867%    83.502%    83.502%
January 15, 2007.............  100.000%   100.000%    51.381%    79.391%    79.391%    82.538%    82.538%    83.181%    83.181%
February 15, 2007............  100.000%   100.000%    50.511%    79.008%    79.008%    82.142%    82.142%    82.795%    82.795%
March 15, 2007...............  100.000%   100.000%    49.623%    78.617%    78.617%    81.737%    81.737%    82.401%    82.401%
April 15, 2007...............  100.000%   100.000%    48.887%    78.294%    78.294%    81.403%    81.403%    82.075%    82.075%
May 15, 2007.................  100.000%   100.000%    48.000%    77.904%    77.904%    80.999%    80.999%    81.681%    81.681%
June 15, 2007................  100.000%   100.000%    47.111%    77.514%    77.514%    80.596%    80.596%    81.288%    81.288%
July 15, 2007................  100.000%   100.000%    46.370%    77.186%    77.186%    80.253%    80.253%    80.954%    80.954%
August 15, 2007..............  100.000%   100.000%    45.488%    76.796%    76.796%    79.846%    79.846%    80.557%    80.557%
September 15, 2007...........  100.000%   100.000%    44.601%    76.405%    76.405%    79.437%    79.437%    80.158%    80.158%
October 15, 2007.............  100.000%   100.000%    43.846%    76.072%    76.072%    79.090%    79.090%    79.819%    79.819%
November 15, 2007............  100.000%   100.000%    42.950%    75.677%    75.677%    78.677%    78.677%    79.417%    79.417%
December 15, 2007............  100.000%   100.000%    42.041%    75.277%    75.277%    78.259%    78.259%    79.008%    79.008%
January 15, 2008.............  100.000%   100.000%    41.274%    74.939%    74.939%    77.906%    77.906%    78.664%    78.664%
February 15, 2008............  100.000%   100.000%    40.360%    74.537%    74.537%    77.486%    77.486%    78.254%    78.254%
March 15, 2008...............  100.000%   100.000%    39.429%    74.128%    74.128%    77.059%    77.059%    77.837%    77.837%
April 15, 2008...............  100.000%   100.000%    38.644%    73.783%    73.783%    76.699%    76.699%    77.485%    77.485%
May 15, 2008.................  100.000%   100.000%    37.706%    73.371%    73.371%    76.269%    76.269%    77.065%    77.065%
June 15, 2008................  100.000%   100.000%    36.769%    72.960%    72.960%    75.839%    75.839%    76.645%    76.645%
July 15, 2008................  100.000%   100.000%    35.977%    72.606%    72.606%    75.465%    75.465%    76.285%    76.285%
August 15, 2008..............  100.000%   100.000%    35.045%    72.189%    72.189%    75.026%    75.026%    75.862%    75.862%
September 15, 2008...........  100.000%   100.000%    34.109%    71.770%    71.770%    74.585%    74.585%    75.436%    75.436%
October 15, 2008.............  100.000%   100.000%    33.303%    71.410%    71.410%    74.205%    74.205%    75.071%    75.071%
November 15, 2008............  100.000%   100.000%    32.357%    70.988%    70.988%    73.760%    73.760%    74.642%    74.642%
December 15, 2008............  100.000%   100.000%    31.402%    70.562%    70.562%    73.311%    73.311%    74.209%    74.209%
January 15, 2009.............  100.000%   100.000%    30.586%    70.199%    70.199%    72.928%    72.928%    73.839%    73.839%
February 15, 2009............  100.000%   100.000%    29.626%    69.771%    69.771%    72.478%    72.478%    73.404%    73.404%
March 15, 2009...............  100.000%   100.000%    28.648%    69.336%    69.336%    72.020%    72.020%    72.962%    72.962%
April 15, 2009...............  100.000%   100.000%    27.817%    68.967%    68.967%    71.631%    71.631%    72.586%    72.586%
May 15, 2009.................  100.000%   100.000%    26.837%    68.532%    68.532%    71.173%    71.173%    72.144%    72.144%
June 15, 2009................  100.000%   100.000%    25.857%    68.097%    68.097%    70.715%    70.715%    71.701%    71.701%
July 15, 2009................  100.000%   100.000%    25.026%    67.708%    67.708%    70.303%    70.303%    71.318%    71.318%
August 15, 2009..............  100.000%   100.000%    24.059%    67.256%    67.256%    69.825%    69.825%    70.872%    70.872%
September 15, 2009...........  100.000%   100.000%    23.088%    66.802%    66.802%    69.345%    69.345%    70.424%    70.424%
October 15, 2009.............  100.000%   100.000%    22.242%    66.407%    66.407%    68.928%    68.928%    70.035%    70.035%
November 15, 2009............  100.000%   100.000%    21.262%    65.951%    65.951%    68.445%    68.445%    69.585%    69.585%
December 15, 2009............  100.000%   100.000%    20.270%    65.489%    65.489%    67.957%    67.957%    69.129%    69.129%
January 15, 2010.............  100.000%   100.000%    19.418%    65.093%    65.093%    67.539%    67.539%    68.738%    68.738%
February 15, 2010............  100.000%   100.000%    18.426%    64.633%    64.633%    67.053%    67.053%    68.283%    68.283%

PAYMENT DATE                    CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
OCCURRING IN                     A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
------------                   --------   --------   --------   --------   --------   --------   --------   --------   --------
March 15, 2010...............  100.000%   100.000%    17.398%    64.157%    64.157%    66.550%    66.550%    67.812%    67.812%
April 15, 2010...............  100.000%   100.000%    16.534%    63.756%    63.756%    66.127%    66.127%    67.416%    67.416%
May 15, 2010.................  100.000%   100.000%    15.516%    63.286%    63.286%    65.630%    65.630%    66.951%    66.951%
June 15, 2010................  100.000%   100.000%    14.506%    62.820%    62.820%    65.138%    65.138%    66.489%    66.489%
July 15, 2010................  100.000%   100.000%    13.640%    62.406%    62.406%    64.704%    64.704%    66.082%    66.082%
August 15, 2010..............  100.000%   100.000%    12.650%    61.932%    61.932%    64.209%    64.209%    65.618%    65.618%
September 15, 2010...........  100.000%   100.000%    11.656%    61.458%    61.458%    63.712%    63.712%    65.151%    65.151%
October 15, 2010.............  100.000%   100.000%    10.775%    61.038%    61.038%    63.273%    63.273%    64.739%    64.739%
November 15, 2010............  100.000%   100.000%     9.772%    60.561%    60.561%    62.774%    62.774%    64.270%    64.270%
December 15, 2010............  100.000%   100.000%     8.748%    60.075%    60.075%    62.266%    62.266%    63.791%    63.791%
January 15, 2011.............  100.000%   100.000%     7.869%    59.658%    59.658%    61.830%    61.830%    63.381%    63.381%
February 15, 2011............  100.000%   100.000%     6.852%    59.177%    59.177%    61.327%    61.327%    62.907%    62.907%
March 15, 2011...............  100.000%   100.000%     5.775%    58.668%    58.668%    60.795%    60.795%    62.406%    62.406%
April 15, 2011...............  100.000%   100.000%     4.883%    58.248%    58.248%    60.355%    60.355%    61.991%    61.991%
May 15, 2011.................  100.000%   100.000%     3.832%    57.753%    57.753%    59.838%    59.838%    61.503%    61.503%
June 15, 2011................  100.000%   100.000%     2.797%    57.267%    57.267%    59.330%    59.330%    61.023%    61.023%
July 15, 2011................  100.000%   100.000%     1.891%    56.852%    56.852%    58.900%    58.900%    60.593%    60.593%
August 15, 2011..............  100.000%   100.000%     0.870%    56.385%    56.385%    58.416%    58.416%    60.109%    60.109%
September 15, 2011...........  100.000%   100.000%     0.000%    55.916%    55.916%    57.930%    57.930%    59.624%    59.624%
October 15, 2011.............   99.306%    99.306%     0.000%    55.496%    55.496%    57.495%    57.495%    59.189%    59.189%
November 15, 2011............   98.694%    98.694%     0.000%    55.063%    55.063%    57.047%    57.047%    58.741%    58.741%
December 15, 2011............   98.039%    98.039%     0.000%    54.600%    54.600%    56.567%    56.567%    58.261%    58.261%
January 15, 2012.............   97.392%    97.392%     0.000%    54.145%    54.145%    56.095%    56.095%    57.789%    57.789%
February 15, 2012............   96.742%    96.742%     0.000%    53.688%    53.688%    55.622%    55.622%    57.315%    57.315%
March 15, 2012...............   96.064%    96.064%     0.000%    53.212%    53.212%    55.128%    55.128%    56.821%    56.821%
April 15, 2012...............   95.407%    95.407%     0.000%    52.751%    52.751%    54.651%    54.651%    56.343%    56.343%
May 15, 2012.................   94.734%    94.734%     0.000%    52.281%    52.281%    54.164%    54.164%    55.855%    55.855%
June 15, 2012................   94.070%    94.070%     0.000%    51.817%    51.817%    53.683%    53.683%    55.374%    55.374%
July 15, 2012................   93.398%    93.398%     0.000%    51.343%    51.343%    53.183%    53.183%    54.877%    54.877%
August 15, 2012..............   92.735%    92.735%     0.000%    50.876%    50.876%    52.690%    52.690%    54.388%    54.388%
September 15, 2012...........   92.068%    92.068%     0.000%    50.408%    50.408%    52.196%    52.196%    53.896%    53.896%
October 15, 2012.............   91.385%    91.385%     0.000%    49.929%    49.929%    51.691%    51.691%    53.395%    53.395%
November 15, 2012............   90.711%    90.711%     0.000%    49.458%    49.458%    51.193%    51.193%    52.900%    52.900%
December 15, 2012............   90.021%    90.021%     0.000%    48.976%    48.976%    50.685%    50.685%    52.394%    52.394%
January 15, 2013.............   89.339%    89.339%     0.000%    48.501%    48.501%    50.184%    50.184%    51.896%    51.896%
February 15, 2013............   88.653%    88.653%     0.000%    48.024%    48.024%    49.682%    49.682%    51.395%    51.395%
March 15, 2013...............   87.930%    87.930%     0.000%    47.522%    47.522%    49.152%    49.152%    50.868%    50.868%
April 15, 2013...............   87.238%    87.238%     0.000%    47.043%    47.043%    48.648%    48.648%    50.365%    50.365%
May 15, 2013.................   86.531%    86.531%     0.000%    46.555%    46.555%    48.133%    48.133%    49.853%    49.853%
June 15, 2013................   85.834%    85.834%     0.000%    46.075%    46.075%    47.627%    47.627%    49.348%    49.348%
July 15, 2013................   85.131%    85.131%     0.000%    45.588%    45.588%    47.114%    47.114%    48.837%    48.837%
August 15, 2013..............   84.435%    84.435%     0.000%    45.107%    45.107%    46.608%    46.608%    48.332%    48.332%
September 15, 2013...........   83.735%    83.735%     0.000%    44.625%    44.625%    46.100%    46.100%    47.825%    47.825%
October 15, 2013.............   83.021%    83.021%     0.000%    44.134%    44.134%    45.583%    45.583%    47.309%    47.309%
November 15, 2013............   82.317%    82.317%     0.000%    43.651%    43.651%    45.075%    45.075%    46.801%    46.801%
December 15, 2013............   81.599%    81.599%     0.000%    43.160%    43.160%    44.558%    44.558%    46.285%    46.285%
January 15, 2014.............   80.892%    80.892%     0.000%    42.677%    42.677%    44.050%    44.050%    45.777%    45.777%
February 15, 2014............   80.180%    80.180%     0.000%    42.193%    42.193%    43.541%    43.541%    45.268%    45.268%
March 15, 2014...............   79.435%    79.435%     0.000%    41.687%    41.687%    43.009%    43.009%    44.735%    44.735%
April 15, 2014...............   78.716%    78.716%     0.000%    41.200%    41.200%    42.497%    42.497%    44.222%    44.222%
May 15, 2014.................   77.982%    77.982%     0.000%    40.705%    40.705%    41.976%    41.976%    43.701%    43.701%
June 15, 2014................   77.255%    77.255%     0.000%    40.215%    40.215%    41.462%    41.462%    43.185%    43.185%
July 15, 2014................   76.523%    76.523%     0.000%    39.720%    39.720%    40.941%    40.941%    42.649%    42.649%
August 15, 2014..............   75.800%    75.800%     0.000%    39.232%    39.232%    40.429%    40.429%    42.120%    42.120%

PAYMENT DATE                    CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
OCCURRING IN                     A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
------------                   --------   --------   --------   --------   --------   --------   --------   --------   --------
September 15, 2014...........   75.073%    75.073%     0.000%    38.743%    38.743%    39.915%    39.915%    41.589%    41.589%
October 15, 2014.............   74.333%    74.333%     0.000%    38.246%    38.246%    39.393%    39.393%    41.051%    41.051%
November 15, 2014............   73.598%    73.598%     0.000%    37.754%    37.754%    38.877%    38.877%    40.518%    40.518%
December 15, 2014............   72.849%    72.849%     0.000%    37.255%    37.255%    38.353%    38.353%    39.977%    39.977%
January 15, 2015.............   72.110%    72.110%     0.000%    36.764%    36.764%    37.838%    37.838%    39.445%    39.445%
February 15, 2015............   71.367%    71.367%     0.000%    36.271%    36.271%    37.321%    37.321%    38.911%    38.911%
March 15, 2015...............   70.593%    70.593%     0.000%    35.760%    35.760%    36.784%    36.784%    38.357%    38.357%
April 15, 2015...............   69.841%    69.841%     0.000%    35.265%    35.265%    36.265%    36.265%    37.821%    37.821%
May 15, 2015.................   69.078%    69.078%     0.000%    34.764%    34.764%    35.741%    35.741%    37.279%    37.279%
June 15, 2015................   68.321%    68.321%     0.000%    34.268%    34.268%    35.221%    35.221%    36.742%    36.742%
July 15, 2015................   67.589%    67.589%     0.000%    33.768%    33.768%    34.700%    34.700%    36.199%    36.199%
August 15, 2015..............   66.861%    66.861%     0.000%    33.273%    33.273%    34.183%    34.183%    35.660%    35.660%
September 15, 2015...........   66.129%    66.129%     0.000%    32.777%    32.777%    33.667%    33.667%    35.121%    35.121%
October 15, 2015.............   65.385%    65.385%     0.000%    32.275%    32.275%    33.143%    33.143%    34.575%    34.575%
November 15, 2015............   64.645%    64.645%     0.000%    31.778%    31.778%    32.625%    32.625%    34.034%    34.034%
December 15, 2015............   63.893%    63.893%     0.000%    31.274%    31.274%    32.101%    32.101%    33.487%    33.487%
January 15, 2016.............   63.145%    63.145%     0.000%    30.776%    30.776%    31.582%    31.582%    32.946%    32.946%
February 15, 2016............   62.394%    62.394%     0.000%    30.277%    30.277%    31.063%    31.063%    32.404%    32.404%
March 15, 2016...............   61.624%    61.624%     0.000%    29.768%    29.768%    30.533%    30.533%    31.852%    31.852%
April 15, 2016...............   60.864%    60.864%     0.000%    29.269%    29.269%    30.013%    30.013%    31.309%    31.309%
May 15, 2016.................   60.096%    60.096%     0.000%    28.765%    28.765%    29.489%    29.489%    30.763%    30.763%
June 15, 2016................   59.330%    59.330%     0.000%    28.266%    28.266%    28.970%    28.970%    30.221%    30.221%
July 15, 2016................   58.607%    58.607%     0.000%    27.756%    27.756%    28.438%    28.438%    29.666%    29.666%
August 15, 2016..............   57.886%    57.886%     0.000%    27.252%    27.252%    27.911%    27.911%    29.117%    29.117%
September 15, 2016...........   57.162%    57.162%     0.000%    26.747%    26.747%    27.385%    27.385%    28.567%    28.567%
October 15, 2016.............   56.426%    56.426%     0.000%    26.239%    26.239%    26.854%    26.854%    28.014%    28.014%
November 15, 2016............   55.694%    55.694%     0.000%    25.735%    25.735%    26.328%    26.328%    27.465%    27.465%
December 15, 2016............   54.962%    54.962%     0.000%    25.234%    25.234%    25.807%    25.807%    26.921%    26.921%
January 15, 2017.............   54.232%    54.232%     0.000%    24.739%    24.739%    25.290%    25.290%    26.382%    26.382%
February 15, 2017............   53.497%    53.497%     0.000%    24.243%    24.243%    24.774%    24.774%    25.844%    25.844%
March 15, 2017...............   52.741%    52.741%     0.000%    23.737%    23.737%    24.246%    24.246%    25.294%    25.294%
April 15, 2017...............   51.998%    51.998%     0.000%    23.242%    23.242%    23.732%    23.732%    24.757%    24.757%
May 15, 2017.................   51.246%    51.246%     0.000%    22.745%    22.745%    23.214%    23.214%    24.217%    24.217%
June 15, 2017................   50.494%    50.494%     0.000%    22.251%    22.251%    22.701%    22.701%    23.682%    23.682%
July 15, 2017................   49.797%    49.797%     0.000%    21.760%    21.760%    22.190%    22.190%    23.149%    23.149%
August 15, 2017..............   49.102%    49.102%     0.000%    21.274%    21.274%    21.684%    21.684%    22.621%    22.621%
September 15, 2017...........   48.422%    48.422%     0.000%    20.803%    20.803%    21.195%    21.195%    22.111%    22.111%
October 15, 2017.............   47.734%    47.734%     0.000%    20.329%    20.329%    20.704%    20.704%    21.598%    21.598%
November 15, 2017............   47.067%    47.067%     0.000%    19.875%    19.875%    20.232%    20.232%    21.106%    21.106%
December 15, 2017............   46.391%    46.391%     0.000%    19.419%    19.419%    19.759%    19.759%    20.612%    20.612%
January 15, 2018.............   45.717%    45.717%     0.000%    18.967%    18.967%    19.290%    19.290%    20.123%    20.123%
February 15, 2018............   45.038%    45.038%     0.000%    18.517%    18.517%    18.823%    18.823%    19.636%    19.636%
March 15, 2018...............   44.342%    44.342%     0.000%    18.058%    18.058%    18.349%    18.349%    19.141%    19.141%
April 15, 2018...............   43.673%    43.673%     0.000%    17.622%    17.622%    17.897%    17.897%    18.670%    18.670%
May 15, 2018.................   43.000%    43.000%     0.000%    17.188%    17.188%    17.447%    17.447%    18.201%    18.201%
June 15, 2018................   42.349%    42.349%     0.000%    16.771%    16.771%    17.016%    17.016%    17.751%    17.751%
July 15, 2018................   41.745%    41.745%     0.000%    16.353%    16.353%    16.576%    16.576%    17.304%    17.304%
August 15, 2018..............   41.141%    41.141%     0.000%    15.939%    15.939%    16.140%    16.140%    16.862%    16.862%
September 15, 2018...........   40.534%    40.534%     0.000%    15.528%    15.528%    15.708%    15.708%    16.423%    16.423%
October 15, 2018.............   39.923%    39.923%     0.000%    15.118%    15.118%    15.277%    15.277%    15.985%    15.985%
November 15, 2018............   39.311%    39.311%     0.000%    14.713%    14.713%    14.852%    14.852%    15.553%    15.553%
December 15, 2018............   38.693%    38.693%     0.000%    14.307%    14.307%    14.428%    14.428%    15.120%    15.120%
January 15, 2019.............   38.074%    38.074%     0.000%    13.907%    13.907%    14.009%    14.009%    14.693%    14.693%
February 15, 2019............   37.452%    37.452%     0.000%    13.510%    13.510%    13.593%    13.593%    14.269%    14.269%
March 15, 2019...............   36.816%    36.816%     0.000%    13.108%    13.108%    13.173%    13.173%    13.841%    13.841%

PAYMENT DATE                    CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
OCCURRING IN                     A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
------------                   --------   --------   --------   --------   --------   --------   --------   --------   --------
April 15, 2019...............   36.186%    36.186%     0.000%    12.715%    12.715%    12.764%    12.764%    13.423%    13.423%
May 15, 2019.................   35.549%    35.549%     0.000%    12.324%    12.324%    12.356%    12.356%    13.005%    13.005%
June 15, 2019................   34.912%    34.912%     0.000%    11.937%    11.937%    11.954%    11.954%    12.593%    12.593%
July 15, 2019................   34.268%    34.268%     0.000%    11.552%    11.552%    11.553%    11.553%    12.183%    12.183%
August 15, 2019..............   33.639%    33.639%     0.000%    11.181%    11.181%    11.167%    11.167%    11.788%    11.788%
September 15, 2019...........   33.018%    33.018%     0.000%    10.819%    10.819%    10.793%    10.793%    11.403%    11.403%
October 15, 2019.............   32.403%    32.403%     0.000%    10.467%    10.467%    10.428%    10.428%    11.028%    11.028%
November 15, 2019............   31.789%    31.789%     0.000%    10.120%    10.120%    10.069%    10.069%    10.659%    10.659%
December 15, 2019............   31.167%    31.167%     0.000%     9.773%     9.773%     9.711%     9.711%    10.291%    10.291%
January 15, 2020.............   30.545%    30.545%     0.000%     9.432%     9.432%     9.359%     9.359%     9.928%     9.928%
February 15, 2020............   29.919%    29.919%     0.000%     9.094%     9.094%     9.011%     9.011%     9.568%     9.568%
March 15, 2020...............   29.284%    29.284%     0.000%     8.756%     8.756%     8.663%     8.663%     9.210%     9.210%
April 15, 2020...............   28.661%    28.661%     0.000%     8.430%     8.430%     8.328%     8.328%     8.863%     8.863%
May 15, 2020.................   28.054%    28.054%     0.000%     8.117%     8.117%     8.008%     8.008%     8.532%     8.532%
June 15, 2020................   27.446%    27.446%     0.000%     7.810%     7.810%     7.693%     7.693%     8.205%     8.205%
July 15, 2020................   26.832%    26.832%     0.000%     7.504%     7.504%     7.380%     7.380%     7.881%     7.881%
August 15, 2020..............   26.217%    26.217%     0.000%     7.203%     7.203%     7.073%     7.073%     7.562%     7.562%
September 15, 2020...........   25.598%    25.598%     0.000%     6.905%     6.905%     6.769%     6.769%     7.246%     7.246%
October 15, 2020.............   24.973%    24.973%     0.000%     6.610%     6.610%     6.469%     6.469%     6.934%     6.934%
November 15, 2020............   24.357%    24.357%     0.000%     6.325%     6.325%     6.179%     6.179%     6.632%     6.632%
December 15, 2020............   23.735%    23.735%     0.000%     6.042%     6.042%     5.892%     5.892%     6.332%     6.332%
January 15, 2021.............   23.125%    23.125%     0.000%     5.771%     5.771%     5.617%     5.617%     6.045%     6.045%
February 15, 2021............   22.511%    22.511%     0.000%     5.503%     5.503%     5.347%     5.347%     5.761%     5.761%
March 15, 2021...............   21.887%    21.887%     0.000%     5.236%     5.236%     5.077%     5.077%     5.479%     5.479%
April 15, 2021...............   21.266%    21.266%     0.000%     4.976%     4.976%     4.816%     4.816%     5.205%     5.205%
May 15, 2021.................   20.639%    20.639%     0.000%     4.719%     4.719%     4.558%     4.558%     4.933%     4.933%
June 15, 2021................   20.010%    20.010%     0.000%     4.467%     4.467%     4.305%     4.305%     4.668%     4.668%
July 15, 2021................   19.375%    19.375%     0.000%     4.219%     4.219%     4.057%     4.057%     4.406%     4.406%
August 15, 2021..............   18.739%    18.739%     0.000%     3.977%     3.977%     3.815%     3.815%     4.150%     4.150%
September 15, 2021...........   18.098%    18.098%     0.000%     3.739%     3.739%     3.578%     3.578%     3.900%     3.900%
October 15, 2021.............   17.451%    17.451%     0.000%     3.505%     3.505%     3.346%     3.346%     3.654%     3.654%
November 15, 2021............   16.802%    16.802%     0.000%     3.277%     3.277%     3.120%     3.120%     3.414%     3.414%
December 15, 2021............   16.148%    16.148%     0.000%     3.053%     3.053%     2.899%     2.899%     3.179%     3.179%
January 15, 2022.............   15.493%    15.493%     0.000%     2.837%     2.837%     2.685%     2.685%     2.951%     2.951%
February 15, 2022............   14.835%    14.835%     0.000%     2.626%     2.626%     2.478%     2.478%     2.729%     2.729%
March 15, 2022...............   14.167%    14.167%     0.000%     2.419%     2.419%     2.276%     2.276%     2.512%     2.512%
April 15, 2022...............   13.500%    13.500%     0.000%     2.220%     2.220%     2.081%     2.081%     2.303%     2.303%
May 15, 2022.................   12.827%    12.827%     0.000%     2.026%     2.026%     1.892%     1.892%     2.101%     2.101%
June 15, 2022................   12.151%    12.151%     0.000%     1.839%     1.839%     1.711%     1.711%     1.905%     1.905%
July 15, 2022................   11.469%    11.469%     0.000%     1.658%     1.658%     1.537%     1.537%     1.716%     1.716%
August 15, 2022..............   10.783%    10.783%     0.000%     1.485%     1.485%     1.370%     1.370%     1.535%     1.535%
September 15, 2022...........   10.093%    10.093%     0.000%     1.319%     1.319%     1.211%     1.211%     1.361%     1.361%
October 15, 2022.............    9.434%     9.434%     0.000%     1.168%     1.168%     1.067%     1.067%     1.204%     1.204%
November 15, 2022............    8.771%     8.771%     0.000%     1.024%     1.024%     0.931%     0.931%     1.055%     1.055%
December 15, 2022............    8.106%     8.106%     0.000%     0.888%     0.888%     0.803%     0.803%     0.913%     0.913%
January 15, 2023.............    7.438%     7.438%     0.000%     0.760%     0.760%     0.682%     0.682%     0.780%     0.780%
February 15, 2023............    6.766%     6.766%     0.000%     0.640%     0.640%     0.570%     0.570%     0.656%     0.656%
March 15, 2023...............    6.100%     6.100%     0.000%     0.530%     0.530%     0.468%     0.468%     0.542%     0.542%
April 15, 2023...............    5.432%     5.432%     0.000%     0.428%     0.428%     0.375%     0.375%     0.437%     0.437%
May 15, 2023.................    4.767%     4.767%     0.000%     0.337%     0.337%     0.292%     0.292%     0.342%     0.342%
June 15, 2023................    4.098%     4.098%     0.000%     0.254%     0.254%     0.217%     0.217%     0.258%     0.258%
July 15, 2023................    3.423%     3.423%     0.000%     0.181%     0.181%     0.152%     0.152%     0.183%     0.183%
August 15, 2023..............    2.743%     2.743%     0.000%     0.118%     0.118%     0.097%     0.097%     0.118%     0.118%
September 15, 2023...........    2.069%     2.069%     0.000%     0.067%     0.067%     0.054%     0.054%     0.067%     0.067%

PAYMENT DATE                    CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
OCCURRING IN                     A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
------------                   --------   --------   --------   --------   --------   --------   --------   --------   --------
October 15, 2023.............    1.390%     1.390%     0.000%     0.029%     0.029%     0.022%     0.022%     0.028%     0.028%
November 15, 2023............    0.705%     0.705%     0.000%     0.004%     0.004%     0.002%     0.002%     0.004%     0.004%
December 15, 2023............    0.012%     0.012%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2024.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2024............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2024...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2024...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2024.................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2024................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2024................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2024..............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2024...........    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2024.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2024............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2024............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2025.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2025............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2025...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2025...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2025.................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2025................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2025................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2025..............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2025...........    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2025.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2025............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2025............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2026.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2026............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2026...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2026...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2026.................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2026................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2026................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2026..............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2026...........    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2026.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2026............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2026............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2027.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2027............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2027...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2027...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2027.................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2027................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2027................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2027..............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2027...........    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2027.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2027............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2027............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2028.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2028............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2028...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%

PAYMENT DATE                    CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS      CLASS
OCCURRING IN                     A-1        A-2        A-3        B-1        B-2        C-1        C-2        D-1        D-2
------------                   --------   --------   --------   --------   --------   --------   --------   --------   --------
April 15, 2028...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2028.................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2028................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2028................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2028..............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2028...........    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2028.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2028............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2028............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2029.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2029............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2029...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2029...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2029.................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2029................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2029................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2029..............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2029...........    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2029.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2029............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2029............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2030.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2030............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2030...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2030...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2030.................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2030................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2030................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
August 15, 2030..............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
September 15, 2030...........    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
October 15, 2030.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
November 15, 2030............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
December 15, 2030............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
January 15, 2031.............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
February 15, 2031............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
March 15, 2031...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
April 15, 2031...............    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
May 15, 2031.................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
June 15, 2031................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%
July 15, 2031................    0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%     0.000%

                                                                      APPENDIX 8

             ASSUMED PRINCIPAL PAYMENTS ON THE CLASS B-2, CLASS C-2
                              AND CLASS D-2 NOTES

                                                               ASSUMED     ASSUMED     ASSUMED
                                                              CLASS B-2   CLASS C-2   CLASS D-2
PAYMENT DATE                                                  PRINCIPAL   PRINCIPAL   PRINCIPAL
OCCURRING IN                                                  PAYMENTS    PAYMENTS    PAYMENTS
------------                                                  ---------   ---------   ---------
July 15, 2001...............................................   421,037          --         --
August 15, 2001.............................................   246,353          --         --
September 15, 2001..........................................   337,411          --         --
October 15, 2001............................................   186,406          --         --
November 15, 2001...........................................   232,385          --         --
December 15, 2001...........................................   321,184          --         --
January 15, 2002............................................   175,189          --         --
February 15, 2002...........................................   236,231          --         --
March 15, 2002..............................................   332,088          --         --
April 15, 2002..............................................   187,352          --         --
May 15, 2002................................................   263,555          --         --
June 15, 2002...............................................   353,094          --         --
July 15, 2002...............................................   176,585     159,509     55,385
August 15, 2002.............................................   227,549     205,545     71,370
September 15, 2002..........................................   305,483     275,943     95,814
October 15, 2002............................................   174,995     158,073     54,886
November 15, 2002...........................................   218,246     197,142     68,452
December 15, 2002...........................................   297,318     268,567     93,253
January 15, 2003............................................   169,549     153,154     53,178
February 15, 2003...........................................   214,574     193,824     67,300
March 15, 2003..............................................   285,556     257,943     89,564
April 15, 2003..............................................   190,258     171,860     59,674
May 15, 2003................................................   251,116     226,833     78,762
June 15, 2003...............................................   301,550     272,390     94,580
July 15, 2003...............................................    86,538      78,169     27,142
August 15, 2003.............................................   252,552     228,130     79,212
September 15, 2003..........................................   270,978     244,774     84,991
October 15, 2003............................................   216,201     195,295     67,811
November 15, 2003...........................................   260,847     235,623     81,814
December 15, 2003...........................................   263,575     238,087     82,669
January 15, 2004............................................   212,357     191,823     66,605
February 15, 2004...........................................   264,885     239,271     83,080
March 15, 2004..............................................   268,907     242,904     84,342
April 15, 2004..............................................   218,011     196,929     68,378
May 15, 2004................................................   279,563     252,529     87,684
June 15, 2004...............................................   279,818     252,760     87,764
July 15, 2004...............................................   156,184     141,081     48,986
August 15, 2004.............................................   282,208     254,919     88,513
September 15, 2004..........................................   283,755     256,316     88,998
October 15, 2004............................................   235,200     212,456     73,770

                                                               ASSUMED     ASSUMED     ASSUMED
                                                              CLASS B-2   CLASS C-2   CLASS D-2
PAYMENT DATE                                                  PRINCIPAL   PRINCIPAL   PRINCIPAL
OCCURRING IN                                                  PAYMENTS    PAYMENTS    PAYMENTS
------------                                                  ---------   ---------   ---------
November 15, 2004...........................................   278,882     251,914      87,470
December 15, 2004...........................................   281,655     254,419      88,340
January 15, 2005............................................   230,590     208,292      72,324
February 15, 2005...........................................   283,218     255,830      88,830
March 15, 2005..............................................   288,463     260,569      90,475
April 15, 2005..............................................   226,421     204,526      71,016
May 15, 2005................................................   296,530     267,856      93,006
June 15, 2005...............................................   296,934     268,220      93,132
July 15, 2005...............................................   248,409     224,388      77,912
August 15, 2005.............................................   299,922     270,920      94,069
September 15, 2005..........................................   301,566     272,405      94,585
October 15, 2005............................................   253,838     229,292      79,615
November 15, 2005...........................................   301,512     272,355      94,568
December 15, 2005...........................................   305,140     275,633      95,706
January 15, 2006............................................   254,262     229,675      79,748
February 15, 2006...........................................   307,045     277,354      96,303
March 15, 2006..............................................   312,243     282,049      97,934
April 15, 2006..............................................   259,076     234,023      81,258
May 15, 2006................................................   313,021     282,752      98,178
June 15, 2006...............................................   313,574     283,252      98,351
July 15, 2006...............................................   265,080     239,447      83,141
August 15, 2006.............................................   316,746     286,117      99,346
September 15, 2006..........................................   318,482     287,685      99,890
October 15, 2006............................................   269,998     243,889      84,684
November 15, 2006...........................................   321,707     290,598     100,902
December 15, 2006...........................................   324,594     293,206     101,808
January 15, 2007............................................   273,885     247,401      85,903
February 15, 2007...........................................   326,750     295,153     102,484
March 15, 2007..............................................   331,865     299,773     104,088
April 15, 2007..............................................   278,996     252,017      87,506
May 15, 2007................................................   332,986     300,786     104,440
June 15, 2007...............................................   333,713     301,443     104,668
July 15, 2007...............................................   285,264     257,679      89,472
August 15, 2007.............................................   337,106     304,508     105,732
September 15, 2007..........................................   338,953     306,176     106,311
October 15, 2007............................................   290,516     262,423      91,119
November 15, 2007...........................................   342,403     309,293     107,393
December 15, 2007...........................................   346,755     313,224     108,758
January 15, 2008............................................   296,235     267,589      92,913
February 15, 2008...........................................   349,468     315,675     109,609
March 15, 2008..............................................   354,331     320,068     111,135
April 15, 2008..............................................   303,140     273,826      95,079
May 15, 2008................................................   357,786     323,188     112,218
June 15, 2008...............................................   358,562     323,889     112,461
July 15, 2008...............................................   310,179     280,185      97,286

                                                               ASSUMED     ASSUMED     ASSUMED
                                                              CLASS B-2   CLASS C-2   CLASS D-2
PAYMENT DATE                                                  PRINCIPAL   PRINCIPAL   PRINCIPAL
OCCURRING IN                                                  PAYMENTS    PAYMENTS    PAYMENTS
------------                                                  ---------   ---------   ---------
August 15, 2008.............................................   362,227     327,200     113,611
September 15, 2008..........................................   364,212     328,993     114,234
October 15, 2008............................................   315,842     285,300      99,063
November 15, 2008...........................................   367,939     332,359     115,403
December 15, 2008...........................................   370,941     335,071     116,344
January 15, 2009............................................   320,625     289,620     100,563
February 15, 2009...........................................   373,746     337,604     117,224
March 15, 2009..............................................   378,695     342,075     118,776
April 15, 2009..............................................   326,506     294,933     102,407
May 15, 2009................................................   380,613     343,808     119,378
June 15, 2009...............................................   381,745     344,830     119,733
July 15, 2009...............................................   333,414     301,173     104,574
August 15, 2009.............................................   385,370     348,105     120,870
September 15, 2009..........................................   387,196     349,754     121,443
October 15, 2009............................................   339,413     306,592     106,456
November 15, 2009...........................................   390,600     352,829     122,510
December 15, 2009...........................................   394,737     356,566     123,807
January 15, 2010............................................   342,815     309,665     107,522
February 15, 2010...........................................   395,765     357,495     124,130
March 15, 2010..............................................   406,891     367,545     127,620
April 15, 2010..............................................   348,233     314,559     109,222
May 15, 2010................................................   404,827     365,680     126,972
June 15, 2010...............................................   403,149     364,164     126,446
July 15, 2010...............................................   357,849     323,245     112,238
August 15, 2010.............................................   406,746     367,413     127,574
September 15, 2010..........................................   408,687     369,167     128,183
October 15, 2010............................................   364,206     328,987     114,232
November 15, 2010...........................................   412,339     372,466     129,328
December 15, 2010...........................................   419,772     379,180     131,660
January 15, 2011............................................   364,959     329,668     114,468
February 15, 2011...........................................   418,028     377,605     131,113
March 15, 2011..............................................   438,783     396,353     137,623
April 15, 2011..............................................   370,787     334,932     116,296
May 15, 2011................................................   430,664     389,019     135,076
June 15, 2011...............................................   425,963     384,772     133,602
July 15, 2011...............................................   383,948     346,820     120,424
August 15, 2011.............................................   430,328     388,716     134,971
September 15, 2011..........................................   432,742     390,896     135,728
October 15, 2011............................................   390,750     352,965     122,557
November 15, 2011...........................................   403,119     364,137     126,437
December 15, 2011...........................................   429,323     387,807     134,655
January 15, 2012............................................   424,910     383,821     133,271
February 15, 2012...........................................   427,293     385,974     134,019

                                                               ASSUMED     ASSUMED     ASSUMED
                                                              CLASS B-2   CLASS C-2   CLASS D-2
PAYMENT DATE                                                  PRINCIPAL   PRINCIPAL   PRINCIPAL
OCCURRING IN                                                  PAYMENTS    PAYMENTS    PAYMENTS
------------                                                  ---------   ---------   ---------
March 15, 2012..............................................   442,936     400,105     138,925
April 15, 2012..............................................   432,174     390,383     135,550
May 15, 2012................................................   441,087     398,434     138,345
June 15, 2012...............................................   437,073     394,808     137,086
July 15, 2012...............................................   445,877     402,761     139,847
August 15, 2012.............................................   442,026     399,282     138,640
September 15, 2012..........................................   444,505     401,522     139,417
October 15, 2012............................................   453,145     409,326     142,127
November 15, 2012...........................................   449,540     406,070     140,997
December 15, 2012...........................................   458,387     414,061     143,771
January 15, 2013............................................   454,952     410,958     142,694
February 15, 2013...........................................   457,504     413,264     143,494
March 15, 2013..............................................   477,454     431,284     149,751
April 15, 2013..............................................   461,979     417,305     144,898
May 15, 2013................................................   470,219     424,749     147,482
June 15, 2013...............................................   465,470     420,459     145,993
July 15, 2013...............................................   473,586     427,790     148,538
August 15, 2013.............................................   470,738     425,217     147,645
September 15, 2013..........................................   473,378     427,603     148,473
October 15, 2013............................................   481,319     434,775     150,964
November 15, 2013...........................................   476,375     430,309     149,413
December 15, 2013...........................................   484,184     437,364     151,862
January 15, 2014............................................   479,395     433,037     150,360
February 15, 2014...........................................   482,084     435,466     151,204
March 15, 2014..............................................   499,529     451,225     156,675
April 15, 2014..............................................   487,590     440,440     152,931
May 15, 2014................................................   495,086     447,211     155,282
June 15, 2014...............................................   493,102     445,419     154,659
July 15, 2014...............................................   500,476     452,080     156,972
August 15, 2014.............................................   496,806     448,765     155,821
September 15, 2014..........................................   499,592     451,282     156,695
October 15, 2014............................................   506,771     457,767     158,947
November 15, 2014...........................................   505,237     456,381     158,466
December 15, 2014...........................................   512,292     462,753     160,678
January 15, 2015............................................   508,496     459,324     159,488
February 15, 2015...........................................   511,348     461,901     160,382
March 15, 2015..............................................   526,166     475,286     165,030
April 15, 2015..............................................   517,168     467,158     162,208
May 15, 2015................................................   522,492     471,967     163,878
June 15, 2015...............................................   521,601     471,163     163,598
July 15, 2015...............................................   528,188     477,112     165,664
August 15, 2015.............................................   527,490     476,482     165,445
September 15, 2015..........................................   530,449     479,155     166,373
October 15, 2015............................................   536,839     484,927     168,377

                                                               ASSUMED     ASSUMED     ASSUMED
                                                              CLASS B-2   CLASS C-2   CLASS D-2
PAYMENT DATE                                                  PRINCIPAL   PRINCIPAL   PRINCIPAL
OCCURRING IN                                                  PAYMENTS    PAYMENTS    PAYMENTS
------------                                                  ---------   ---------   ---------
November 15, 2015...........................................    536,436     484,562     168,251
December 15, 2015...........................................    542,694     490,215     170,214
January 15, 2016............................................    542,209     489,778     170,062
February 15, 2016...........................................    544,775     492,095     170,866
March 15, 2016..............................................    553,825     500,270     173,705
April 15, 2016..............................................    550,937     497,662     172,799
May 15, 2016................................................    555,315     501,616     174,172
June 15, 2016...............................................    555,604     501,877     174,263
July 15, 2016...............................................    559,377     505,286     175,446
August 15, 2016.............................................    559,861     505,722     175,598
September 15, 2016..........................................    563,001     508,559     176,583
October 15, 2016............................................    568,554     513,575     178,325
November 15, 2016...........................................    569,349     514,293     178,574
December 15, 2016...........................................    567,070     512,235     177,859
January 15, 2017............................................    568,033     513,104     178,161
February 15, 2017...........................................    571,219     515,983     179,161
March 15, 2017..............................................    580,287     524,173     182,005
April 15, 2017..............................................    577,679     521,817     181,186
May 15, 2017................................................    582,694     526,348     182,760
June 15, 2017...............................................    584,187     527,697     183,228
July 15, 2017...............................................    589,059     532,097     184,756
August 15, 2017.............................................    590,769     533,641     185,292
September 15, 2017..........................................    579,080     523,083     181,626
October 15, 2017............................................    583,651     527,212     183,060
November 15, 2017...........................................    570,670     515,487     178,988
December 15, 2017...........................................    575,016     519,412     180,351
January 15, 2018............................................    577,097     521,292     181,004
February 15, 2018...........................................    580,334     524,216     182,019
March 15, 2018..............................................    586,219     529,532     183,865
April 15, 2018..............................................    574,355     518,815     180,148
May 15, 2018................................................  4,507,402   4,071,537   1,413,728
June 15, 2018...............................................         --          --          --
July 15, 2018...............................................         --          --          --
August 15, 2018.............................................         --          --          --
September 15, 2018..........................................         --          --          --
October 15, 2018............................................         --          --          --
November 15, 2018...........................................         --          --          --
December 15, 2018...........................................         --          --          --
January 15, 2019............................................         --          --          --
February 15, 2019...........................................         --          --          --
March 15, 2019..............................................         --          --          --
April 15, 2019..............................................         --          --          --
May 15, 2019................................................         --          --          --
June 15, 2019...............................................         --          --          --

                                                               ASSUMED     ASSUMED     ASSUMED
                                                              CLASS B-2   CLASS C-2   CLASS D-2
PAYMENT DATE                                                  PRINCIPAL   PRINCIPAL   PRINCIPAL
OCCURRING IN                                                  PAYMENTS    PAYMENTS    PAYMENTS
------------                                                  ---------   ---------   ---------
July 15, 2019...............................................       --          --            --
August 15, 2019.............................................       --          --            --
September 15, 2019..........................................       --          --            --
October 15, 2019............................................       --          --            --
November 15, 2019...........................................       --          --            --
December 15, 2019...........................................       --          --            --
January 15, 2020............................................       --          --            --
February 15, 2020...........................................       --          --            --
March 15, 2020..............................................       --          --            --
April 15, 2020..............................................       --          --            --
May 15, 2020................................................       --          --            --
June 15, 2020...............................................       --          --            --
July 15, 2020...............................................       --          --            --
August 15, 2020.............................................       --          --            --
September 15, 2020..........................................       --          --            --
October 15, 2020............................................       --          --            --
November 15, 2020...........................................       --          --            --
December 15, 2020...........................................       --          --            --
January 15, 2021............................................       --          --            --
February 15, 2021...........................................       --          --            --
March 15, 2021..............................................       --          --            --
April 15, 2021..............................................       --          --            --
May 15, 2021................................................       --          --            --
June 15, 2021...............................................       --          --            --
July 15, 2021...............................................       --          --            --
August 15, 2021.............................................       --          --            --
September 15, 2021..........................................       --          --            --
October 15, 2021............................................       --          --            --
November 15, 2021...........................................       --          --            --
December 15, 2021...........................................       --          --            --
January 15, 2022............................................       --          --            --
February 15, 2022...........................................       --          --            --
March 15, 2022..............................................       --          --            --
April 15, 2022..............................................       --          --            --
May 15, 2022................................................       --          --            --
June 15, 2022...............................................       --          --            --
July 15, 2022...............................................       --          --            --
August 15, 2022.............................................       --          --            --
September 15, 2022..........................................       --          --            --
October 15, 2022............................................       --          --            --
November 15, 2022...........................................       --          --            --
December 15, 2022...........................................       --          --            --
January 15, 2023............................................       --          --            --
February 15, 2023...........................................       --          --            --

                                                               ASSUMED     ASSUMED     ASSUMED
                                                              CLASS B-2   CLASS C-2   CLASS D-2
PAYMENT DATE                                                  PRINCIPAL   PRINCIPAL   PRINCIPAL
OCCURRING IN                                                  PAYMENTS    PAYMENTS    PAYMENTS
------------                                                  ---------   ---------   ---------
March 15, 2023..............................................       --          --            --
April 15, 2023..............................................       --          --            --
May 15, 2023................................................       --          --            --
June 15, 2023...............................................       --          --            --
July 15, 2023...............................................       --          --            --
August 15, 2023.............................................       --          --            --
September 15, 2023..........................................       --          --            --
October 15, 2023............................................       --          --            --
November 15, 2023...........................................       --          --            --
December 15, 2023...........................................       --          --            --
January 15, 2024............................................       --          --            --
February 15, 2024...........................................       --          --            --
March 15, 2024..............................................       --          --            --
April 15, 2024..............................................       --          --            --
May 15, 2024................................................       --          --            --
June 15, 2024...............................................       --          --            --
July 15, 2024...............................................       --          --            --
August 15, 2024.............................................       --          --            --
September 15, 2024..........................................       --          --            --
October 15, 2024............................................       --          --            --
November 15, 2024...........................................       --          --            --
December 15, 2024...........................................       --          --            --
January 15, 2025............................................       --          --            --
February 15, 2025...........................................       --          --            --
March 15, 2025..............................................       --          --            --
April 15, 2025..............................................       --          --            --
May 15, 2025................................................       --          --            --
June 15, 2025...............................................       --          --            --
July 15, 2025...............................................       --          --            --
August 15, 2025.............................................       --          --            --
September 15, 2025..........................................       --          --            --
October 15, 2025............................................       --          --            --
November 15, 2025...........................................       --          --            --
December 15, 2025...........................................       --          --            --
January 15, 2026............................................       --          --            --
February 15, 2026...........................................       --          --            --
March 15, 2026..............................................       --          --            --
April 15, 2026..............................................       --          --            --
May 15, 2026................................................       --          --            --
June 15, 2026...............................................       --          --            --
July 15, 2026...............................................       --          --            --
August 15, 2026.............................................       --          --            --
September 15, 2026..........................................       --          --            --
October 15, 2026............................................       --          --            --

                                                               ASSUMED     ASSUMED     ASSUMED
                                                              CLASS B-2   CLASS C-2   CLASS D-2
PAYMENT DATE                                                  PRINCIPAL   PRINCIPAL   PRINCIPAL
OCCURRING IN                                                  PAYMENTS    PAYMENTS    PAYMENTS
------------                                                  ---------   ---------   ---------
November 15, 2026...........................................       --          --            --
December 15, 2026...........................................       --          --            --
January 15, 2027............................................       --          --            --
February 15, 2027...........................................       --          --            --
March 15, 2027..............................................       --          --            --
April 15, 2027..............................................       --          --            --
May 15, 2027................................................       --          --            --
June 15, 2027...............................................       --          --            --
July 15, 2027...............................................       --          --            --
August 15, 2027.............................................       --          --            --
September 15, 2027..........................................       --          --            --
October 15, 2027............................................       --          --            --
November 15, 2027...........................................       --          --            --
December 15, 2027...........................................       --          --            --
January 15, 2028............................................       --          --            --
February 15, 2028...........................................       --          --            --
March 15, 2028..............................................       --          --            --
April 15, 2028..............................................       --          --            --
May 15, 2028................................................       --          --            --
June 15, 2028...............................................       --          --            --
July 15, 2028...............................................       --          --            --
August 15, 2028.............................................       --          --            --
September 15, 2028..........................................       --          --            --
October 15, 2028............................................       --          --            --
November 15, 2028...........................................       --          --            --
December 15, 2028...........................................       --          --            --
January 15, 2029............................................       --          --            --
February 15, 2029...........................................       --          --            --
March 15, 2029..............................................       --          --            --
April 15, 2029..............................................       --          --            --
May 15, 2029................................................       --          --            --
June 15, 2029...............................................       --          --            --
July 15, 2029...............................................       --          --            --
August 15, 2029.............................................       --          --            --
September 15, 2029..........................................       --          --            --
October 15, 2029............................................       --          --            --
November 15, 2029...........................................       --          --            --
December 15, 2029...........................................       --          --            --
January 15, 2030............................................       --          --            --
February 15, 2030...........................................       --          --            --
March 15, 2030..............................................       --          --            --
April 15, 2030..............................................       --          --            --
May 15, 2030................................................       --          --            --
June 15, 2030...............................................       --          --            --

                                                               ASSUMED     ASSUMED     ASSUMED
                                                              CLASS B-2   CLASS C-2   CLASS D-2
PAYMENT DATE                                                  PRINCIPAL   PRINCIPAL   PRINCIPAL
OCCURRING IN                                                  PAYMENTS    PAYMENTS    PAYMENTS
------------                                                  ---------   ---------   ---------
July 15, 2030...............................................       --          --            --
August 15, 2030.............................................       --          --            --
September 15, 2030..........................................       --          --            --
October 15, 2030............................................       --          --            --
November 15, 2030...........................................       --          --            --
December 15, 2030...........................................       --          --            --
January 15, 2031............................................       --          --            --
February 15, 2031...........................................       --          --            --
March 15, 2031..............................................       --          --            --
April 15, 2031..............................................       --          --            --
May 15, 2031................................................       --          --            --
June 15, 2031...............................................       --          --            --
July 15, 2031...............................................       --          --            --

                                                                      APPENDIX 9

                        MONTHLY LEASE RATE FACTOR CURVE
                       MONTHLY LEASE RATE FACTOR SCHEDULE

AGE                                                                        WIDEBODY/
(MONTHS)                                                      NARROWBODY   FREIGHTER
--------                                                      ----------   ---------
    1.......................................................    0.8108%     0.7520%
    2.......................................................    0.8118%     0.7535%
    3.......................................................    0.8127%     0.7550%
    4.......................................................    0.8137%     0.7565%
    5.......................................................    0.8147%     0.7580%
    6.......................................................    0.8157%     0.7595%
    7.......................................................    0.8167%     0.7610%
    8.......................................................    0.8177%     0.7625%
    9.......................................................    0.8188%     0.7641%
   10.......................................................    0.8199%     0.7656%
   11.......................................................    0.8209%     0.7671%
   12.......................................................    0.8220%     0.7687%
   13.......................................................    0.8231%     0.7702%
   14.......................................................    0.8243%     0.7718%
   15.......................................................    0.8254%     0.7734%
   16.......................................................    0.8265%     0.7750%
   17.......................................................    0.8277%     0.7765%
   18.......................................................    0.8289%     0.7781%
   19.......................................................    0.8301%     0.7797%
   20.......................................................    0.8313%     0.7813%
   21.......................................................    0.8325%     0.7829%
   22.......................................................    0.8338%     0.7846%
   23.......................................................    0.8351%     0.7862%
   24.......................................................    0.8363%     0.7878%
   25.......................................................    0.8376%     0.7895%
   26.......................................................    0.8389%     0.7911%
   27.......................................................    0.8403%     0.7928%
   28.......................................................    0.8416%     0.7945%
   29.......................................................    0.8430%     0.7961%
   30.......................................................    0.8443%     0.7978%
   31.......................................................    0.8457%     0.7995%
   32.......................................................    0.8471%     0.8012%
   33.......................................................    0.8486%     0.8029%
   34.......................................................    0.8500%     0.8046%
   35.......................................................    0.8515%     0.8063%
   36.......................................................    0.8529%     0.8081%
   37.......................................................    0.8544%     0.8098%
   38.......................................................    0.8559%     0.8116%
   39.......................................................    0.8574%     0.8133%
   40.......................................................    0.8590%     0.8151%

AGE                                                                        WIDEBODY/
(MONTHS)                                                      NARROWBODY   FREIGHTER
--------                                                      ----------   ---------
   41.......................................................    0.8605%     0.8169%
   42.......................................................    0.8621%     0.8186%
   43.......................................................    0.8637%     0.8204%
   44.......................................................    0.8653%     0.8222%
   45.......................................................    0.8669%     0.8240%
   46.......................................................    0.8686%     0.8259%
   47.......................................................    0.8702%     0.8277%
   48.......................................................    0.8719%     0.8295%
   49.......................................................    0.8736%     0.8314%
   50.......................................................    0.8753%     0.8332%
   51.......................................................    0.8770%     0.8351%
   52.......................................................    0.8788%     0.8370%
   53.......................................................    0.8805%     0.8388%
   54.......................................................    0.8823%     0.8407%
   55.......................................................    0.8841%     0.8426%
   56.......................................................    0.8859%     0.8445%
   57.......................................................    0.8878%     0.8464%
   58.......................................................    0.8896%     0.8484%
   59.......................................................    0.8915%     0.8503%
   60.......................................................    0.8934%     0.8523%
   61.......................................................    0.8953%     0.8542%
   62.......................................................    0.8972%     0.8562%
   63.......................................................    0.8991%     0.8581%
   64.......................................................    0.9011%     0.8601%
   65.......................................................    0.9031%     0.8621%
   66.......................................................    0.9051%     0.8641%
   67.......................................................    0.9071%     0.8661%
   68.......................................................    0.9091%     0.8682%
   69.......................................................    0.9111%     0.8702%
   70.......................................................    0.9132%     0.8722%
   71.......................................................    0.9153%     0.8743%
   72.......................................................    0.9174%     0.8764%
   73.......................................................    0.9195%     0.8784%
   74.......................................................    0.9217%     0.8805%
   75.......................................................    0.9238%     0.8826%
   76.......................................................    0.9260%     0.8847%
   77.......................................................    0.9282%     0.8868%
   78.......................................................    0.9304%     0.8890%
   79.......................................................    0.9326%     0.8911%
   80.......................................................    0.9349%     0.8932%
   81.......................................................    0.9372%     0.8954%
   82.......................................................    0.9394%     0.8976%
   83.......................................................    0.9418%     0.8998%
   84.......................................................    0.9441%     0.9019%
   85.......................................................    0.9464%     0.9041%

AGE                                                                        WIDEBODY/
(MONTHS)                                                      NARROWBODY   FREIGHTER
--------                                                      ----------   ---------
   86.......................................................    0.9488%     0.9064%
   87.......................................................    0.9512%     0.9086%
   88.......................................................    0.9536%     0.9108%
   89.......................................................    0.9560%     0.9131%
   90.......................................................    0.9585%     0.9153%
   91.......................................................    0.9609%     0.9176%
   92.......................................................    0.9634%     0.9199%
   93.......................................................    0.9659%     0.9222%
   94.......................................................    0.9684%     0.9245%
   95.......................................................    0.9710%     0.9268%
   96.......................................................    0.9735%     0.9291%
   97.......................................................    0.9761%     0.9314%
   98.......................................................    0.9787%     0.9338%
   99.......................................................    0.9813%     0.9361%
  100.......................................................    0.9840%     0.9385%
  101.......................................................    0.9866%     0.9409%
  102.......................................................    0.9893%     0.9433%
  103.......................................................    0.9920%     0.9457%
  104.......................................................    0.9948%     0.9481%
  105.......................................................    0.9975%     0.9505%
  106.......................................................    1.0003%     0.9530%
  107.......................................................    1.0030%     0.9554%
  108.......................................................    1.0058%     0.9579%
  109.......................................................    1.0087%     0.9604%
  110.......................................................    1.0115%     0.9629%
  111.......................................................    1.0144%     0.9654%
  112.......................................................    1.0173%     0.9679%
  113.......................................................    1.0202%     0.9704%
  114.......................................................    1.0231%     0.9730%
  115.......................................................    1.0260%     0.9755%
  116.......................................................    1.0290%     0.9781%
  117.......................................................    1.0320%     0.9807%
  118.......................................................    1.0350%     0.9833%
  119.......................................................    1.0380%     0.9859%
  120.......................................................    1.0411%     0.9885%
  121.......................................................    1.0442%     0.9911%
  122.......................................................    1.0473%     0.9937%
  123.......................................................    1.0504%     0.9964%
  124.......................................................    1.0535%     0.9991%
  125.......................................................    1.0567%     1.0017%
  126.......................................................    1.0598%     1.0044%
  127.......................................................    1.0630%     1.0071%
  128.......................................................    1.0663%     1.0099%
  129.......................................................    1.0695%     1.0126%

AGE                                                                        WIDEBODY/
(MONTHS)                                                      NARROWBODY   FREIGHTER
--------                                                      ----------   ---------
  130.......................................................    1.0728%     1.0154%
  131.......................................................    1.0761%     1.0181%
  132.......................................................    1.0794%     1.0209%
  133.......................................................    1.0827%     1.0237%
  134.......................................................    1.0861%     1.0265%
  135.......................................................    1.0894%     1.0293%
  136.......................................................    1.0928%     1.0321%
  137.......................................................    1.0962%     1.0350%
  138.......................................................    1.0997%     1.0378%
  139.......................................................    1.1031%     1.0407%
  140.......................................................    1.1066%     1.0436%
  141.......................................................    1.1101%     1.0465%
  142.......................................................    1.1137%     1.0494%
  143.......................................................    1.1172%     1.0523%
  144.......................................................    1.1208%     1.0552%
  145.......................................................    1.1244%     1.0582%
  146.......................................................    1.1280%     1.0612%
  147.......................................................    1.1316%     1.0641%
  148.......................................................    1.1353%     1.0671%
  149.......................................................    1.1390%     1.0701%
  150.......................................................    1.1427%     1.0732%
  151.......................................................    1.1464%     1.0762%
  152.......................................................    1.1502%     1.0793%
  153.......................................................    1.1540%     1.0823%
  154.......................................................    1.1578%     1.0854%
  155.......................................................    1.1616%     1.0885%
  156.......................................................    1.1654%     1.0916%
  157.......................................................    1.1693%     1.0947%
  158.......................................................    1.1732%     1.0979%
  159.......................................................    1.1771%     1.1010%
  160.......................................................    1.1810%     1.1042%
  161.......................................................    1.1850%     1.1074%
  162.......................................................    1.1890%     1.1106%
  163.......................................................    1.1930%     1.1138%
  164.......................................................    1.1970%     1.1171%
  165.......................................................    1.2011%     1.1203%
  166.......................................................    1.2052%     1.1236%
  167.......................................................    1.2093%     1.1268%
  168.......................................................    1.2134%     1.1301%
  169.......................................................    1.2175%     1.1334%
  170.......................................................    1.2217%     1.1368%
  171.......................................................    1.2259%     1.1401%
  172.......................................................    1.2301%     1.1435%

AGE                                                                        WIDEBODY/
(MONTHS)                                                      NARROWBODY   FREIGHTER
--------                                                      ----------   ---------
  173.......................................................    1.2344%     1.1468%
  174.......................................................    1.2386%     1.1502%
  175.......................................................    1.2429%     1.1536%
  176.......................................................    1.2472%     1.1570%
  177.......................................................    1.2516%     1.1605%
  178.......................................................    1.2559%     1.1639%
  179.......................................................    1.2603%     1.1674%
  180.......................................................    1.2647%     1.1709%
  181.......................................................    1.2692%     1.1744%
  182.......................................................    1.2736%     1.1779%
  183.......................................................    1.2781%     1.1814%
  184.......................................................    1.2826%     1.1850%
  185.......................................................    1.2872%     1.1885%
  186.......................................................    1.2917%     1.1921%
  187.......................................................    1.2963%     1.1957%
  188.......................................................    1.3009%     1.1993%
  189.......................................................    1.3056%     1.2029%
  190.......................................................    1.3102%     1.2066%
  191.......................................................    1.3149%     1.2102%
  192.......................................................    1.3196%     1.2139%
  193.......................................................    1.3244%     1.2176%
  194.......................................................    1.3291%     1.2213%
  195.......................................................    1.3339%     1.2250%
  196.......................................................    1.3387%     1.2288%
  197.......................................................    1.3435%     1.2326%
  198.......................................................    1.3484%     1.2363%
  199.......................................................    1.3533%     1.2401%
  200.......................................................    1.3582%     1.2439%
  201.......................................................    1.3631%     1.2478%
  202.......................................................    1.3681%     1.2516%
  203.......................................................    1.3731%     1.2555%
  204.......................................................    1.3781%     1.2594%
  205.......................................................    1.3831%     1.2633%
  206.......................................................    1.3882%     1.2672%
  207.......................................................    1.3933%     1.2711%
  208.......................................................    1.3984%     1.2751%
  209.......................................................    1.4035%     1.2790%
  210.......................................................    1.4087%     1.2830%
  211.......................................................    1.4139%     1.2870%
  212.......................................................    1.4191%     1.2911%
  213.......................................................    1.4244%     1.2951%
  214.......................................................    1.4296%     1.2991%
  215.......................................................    1.4349%     1.3032%

AGE                                                                        WIDEBODY/
(MONTHS)                                                      NARROWBODY   FREIGHTER
--------                                                      ----------   ---------
  216.......................................................    1.4402%     1.3073%
  217.......................................................    1.4456%     1.3114%
  218.......................................................    1.4510%     1.3156%
  219.......................................................    1.4564%     1.3197%
  220.......................................................    1.4618%     1.3239%
  221.......................................................    1.4673%     1.3281%
  222.......................................................    1.4727%     1.3323%
  223.......................................................    1.4782%     1.3365%
  224.......................................................    1.4838%     1.3407%
  225.......................................................    1.4893%     1.3450%
  226.......................................................    1.4949%     1.3493%
  227.......................................................    1.5005%     1.3536%
  228.......................................................    1.5062%     1.3579%
  229.......................................................    1.5119%     1.3622%
  230.......................................................    1.5176%     1.3665%
  231.......................................................    1.5233%     1.3709%
  232.......................................................    1.5290%     1.3753%
  233.......................................................    1.5348%     1.3797%
  234.......................................................    1.5406%     1.3841%
  235.......................................................    1.5464%     1.3886%
  236.......................................................    1.5523%     1.3930%
  237.......................................................    1.5582%     1.3975%
  238.......................................................    1.5641%     1.4020%
  239.......................................................    1.5700%     1.4066%
  240.......................................................    1.5760%     1.4111%
  241.......................................................    1.5820%     1.4157%
  242.......................................................    1.5880%     1.4202%
  243.......................................................    1.5941%     1.4248%
  244.......................................................    1.6002%     1.4295%
  245.......................................................    1.6063%     1.4341%
  246.......................................................    1.6124%     1.4388%
  247.......................................................    1.6186%     1.4434%
  248.......................................................    1.6248%     1.4481%
  249.......................................................    1.6310%     1.4528%
  250.......................................................    1.6372%     1.4576%
  251.......................................................    1.6435%     1.4623%
  252.......................................................    1.6498%     1.4671%
  253.......................................................    1.6561%     1.4719%
  254.......................................................    1.6625%     1.4767%
  255.......................................................    1.6689%     1.4816%
  256.......................................................    1.6753%     1.4864%
  257.......................................................    1.6817%     1.4913%
  258.......................................................    1.6882%     1.4962%

AGE                                                                        WIDEBODY/
(MONTHS)                                                      NARROWBODY   FREIGHTER
--------                                                      ----------   ---------
  259.......................................................    1.6947%     1.5011%
  260.......................................................    1.7012%     1.5060%
  261.......................................................    1.7078%     1.5110%
  262.......................................................    1.7144%     1.5160%
  263.......................................................    1.7210%     1.5210%
  264.......................................................    1.7277%     1.5260%
  265.......................................................    1.7343%     1.5310%
  266.......................................................    1.7410%     1.5361%
  267.......................................................    1.7478%     1.5412%
  268.......................................................    1.7545%     1.5463%
  269.......................................................    1.7613%     1.5514%
  270.......................................................    1.7681%     1.5565%
  271.......................................................    1.7750%     1.5617%
  272.......................................................    1.7819%     1.5669%
  273.......................................................    1.7888%     1.5721%
  274.......................................................    1.7957%     1.5773%
  275.......................................................    1.8027%     1.5826%
  276.......................................................    1.8097%     1.5879%
  277.......................................................    1.8167%     1.5931%
  278.......................................................    1.8237%     1.5985%
  279.......................................................    1.8308%     1.6038%
  280.......................................................    1.8379%     1.6091%
  281.......................................................    1.8451%     1.6145%
  282.......................................................    1.8523%     1.6199%
  283.......................................................    1.8595%     1.6253%
  284.......................................................    1.8667%     1.6308%
  285.......................................................    1.8740%     1.6362%
  286.......................................................    1.8813%     1.6417%
  287.......................................................    1.8886%     1.6472%
  288.......................................................    1.8959%     1.6528%
  289.......................................................    1.9033%     1.6583%
  290.......................................................    1.9107%     1.6639%
  291.......................................................    1.9182%     1.6695%
  292.......................................................    1.9256%     1.6751%
  293.......................................................    1.9332%     1.6807%
  294.......................................................    1.9407%     1.6864%
  295.......................................................    1.9483%     1.6921%
  296.......................................................    1.9558%     1.6978%
  297.......................................................    1.9635%     1.7035%
  298.......................................................    1.9711%     1.7093%
  299.......................................................    1.9788%     1.7150%
  300.......................................................    1.9865%     1.7208%
  301.......................................................    1.9943%     1.7266%
  302.......................................................    2.0021%     1.7325%
  303.......................................................    2.0099%     1.7384%

AGE                                                                        WIDEBODY/
(MONTHS)                                                      NARROWBODY   FREIGHTER
--------                                                      ----------   ---------
  304.......................................................    2.0177%     1.7442%
  305.......................................................    2.0256%     1.7501%
  306.......................................................    2.0335%     1.7561%
  307.......................................................    2.0414%     1.7620%
  308.......................................................    2.0494%     1.7680%
  309.......................................................    2.0574%     1.7740%
  310.......................................................    2.0654%     1.7800%
  311.......................................................    2.0735%     1.7861%
  312.......................................................    2.0816%     1.7921%
  313.......................................................    2.0897%     1.7982%
  314.......................................................    2.0979%     1.8044%
  315.......................................................    2.1060%     1.8105%
  316.......................................................    2.1143%     1.8167%
  317.......................................................    2.1225%     1.8228%
  318.......................................................    2.1308%     1.8290%
  319.......................................................    2.1391%     1.8353%
  320.......................................................    2.1475%     1.8415%
  321.......................................................    2.1558%     1.8478%
  322.......................................................    2.1642%     1.8541%
  323.......................................................    2.1727%     1.8604%
  324.......................................................    2.1812%     1.8668%
  325.......................................................    2.1897%     1.8732%
  326.......................................................    2.1982%     1.8796%
  327.......................................................    2.2068%     1.8860%
  328.......................................................    2.2154%     1.8924%
  329.......................................................    2.2240%     1.8989%
  330.......................................................    2.2327%     1.9054%
  331.......................................................    2.2414%     1.9119%
  332.......................................................    2.2501%     1.9185%
  333.......................................................    2.2589%     1.9250%
  334.......................................................    2.2677%     1.9316%
  335.......................................................    2.2765%     1.9382%
  336.......................................................    2.2854%     1.9449%
  337.......................................................    2.2943%     1.9515%
  338.......................................................    2.3032%     1.9582%
  339.......................................................    2.3121%     1.9650%
  340.......................................................    2.3211%     1.9717%
  341.......................................................    2.3302%     1.9785%

AGE                                                                        WIDEBODY/
(MONTHS)                                                      NARROWBODY   FREIGHTER
--------                                                      ----------   ---------
  342.......................................................    2.3392%     1.9852%
  343.......................................................    2.3483%     1.9921%
  344.......................................................    2.3574%     1.9989%
  345.......................................................    2.3666%     2.0058%
  346.......................................................    2.3758%     2.0126%
  347.......................................................    2.3850%     2.0196%
  348.......................................................    2.3943%     2.0265%
  349.......................................................    2.4036%     2.0335%
  350.......................................................    2.4129%     2.0404%
  351.......................................................    2.4223%     2.0475%
  352.......................................................    2.4316%     2.0545%
  353.......................................................    2.4411%     2.0616%
  354.......................................................    2.4505%     2.0687%
  355.......................................................    2.4600%     2.0758%
  356.......................................................    2.4696%     2.0829%
  357.......................................................    2.4791%     2.0901%
  358.......................................................    2.4887%     2.0973%
  359.......................................................    2.4983%     2.1045%
  360.......................................................    2.5080%     2.1117%

                                  APPENDIX 10
                     LEASE INVESTMENT FLIGHT TRUST ("LIFT")
                          C/O WILMINGTON TRUST COMPANY
                            1100 NORTH MARKET STREET
                              RODNEY SQUARE NORTH
                           WILMINGTON, DELAWARE 19890
                          ADJUSTED BASE VALUE OPINION
                               39 AIRCRAFT FLEET
                            AISI FILE NO.: A1S007BVO
                              DATE: 27 APRIL 2001
                         VALUES AS OF: 31 DECEMBER 2000
      HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUNA HILLS, CA 92653
         TEL: 949-582-8888  FAX: 949-582-8887  E-MAIL: AISINEWS@AOL.COM

27 April 2001

Lease Investment Flight Trust ("LIFT")
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

                        Adjusted Base Value Appraisal for Fleet of 39 Aircraft as of
Subject:                31 December 2000
                        Lease Investment Flight Trust ("LIFT") Portfolio
                        AISI File number: A1S007BVO

Ref:                      (a)      Data--Previous AISI Reports A0S053BVO and A0S083BVO
                          (b)      Email messages 30/31 August 2000
                          (c)      Technical Details/Maintenance Status Data Package 30
                                   August 2000
                          (d)      Technical Details/Maintenance Status Data Package 12
                                   March 2001
                          (e)      Technical Details/Maintenance Status Data Package 26
                                   April 2001

Ladies and Gentlemen:

    Aircraft Information Services, Inc. (AISI) has been requested to offer our opinion of the adjusted base value appraisal as of 31 December 2000 of the Lease Investment Flight Trust ("LIFT") portfolio of 39 Aircraft as identified and defined in Table I and reference (a), (b), (c), (d) and (e) above (the "Aircraft').

1.  METHODOLOGY AND DEFINITIONS

    The standard terms of reference for commercial aircraft value are "base value' and "current market value' of an "average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. All other values are derived from these values. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Appraiser.

    AISI defines a "base value' as that of a transaction between an equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, with supply and demand of the sale item roughly in balance and with no event which would cause a short term change in the market. Base values are typically given for aircraft in "new' condition, "average half-life' condition, or "adjusted' for an aircraft in a specifically described condition at a specific time.

    An "average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report.

    "Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval.

    An "adjusted' appraisal reflects an adjustment from half life condition for the actual condition, utilization, life remaining or time remaining of an airframe, engine or component. Our opinion of the adjusted base values of the Aircraft are derived from information and specifications supplied by the client in the above referenced (a), (b) and (c) data. No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report.

    It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

    AISI defines a "current market value', which is synonymous with the older term "fair market value' as that value which reflects the real market conditions including short term events, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

    AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

    If more than one aircraft is contained in this report than it should be noted that the values given are not directly additive, that is, the total of the given values is not the value of the fleet but rather the sum of the values of the individual aircraft if sold individually over time so as not to exceed demand.

2.  VALUATION

    Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated in the Aircraft Technical Details/Maintenance Status sheets supplied to AISI by the client in reference
(a), (b), (c), (d) and (e) above and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.

    With regard to airframe and gear maintenance, if no time between check/overhaul (TBO) or time since check/overhaul (TSO) information was provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe were assumed to be the TSO. This was typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life was assumed.

    With regard to the engines, on aircraft where all engines total cycles equal the total cycles of the airframe, the engine's life limit CSOs and overhaul CSOs are assumed to be the same as the total cycles of the airframe. This is typical of newer aircraft. Where this assumption can not be made, the engines are considered to be in half life condition.

    All hours and cycle information provided for airframe, C Check, D Check, engines and gear have been projected from the Aircraft Technical Details / Maintenance Status sheet dates to 31 December 2000 based on a daily utilization factor calculated for each aircraft.

    It is our considered opinion that the 31 December 2000 adjusted base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

                                    TABLE I

                                                                                            ADJUSTED
                                                                                           BASE VALUE
                                                                                          31 DEC 2000
NO                           TYPE         MSN        DOM         ENGINE         MTOW       US DOLLARS
--                        -----------   --------   --------   -------------   --------   --------------
 1......................  B767-300ER     29618      May-00    CF6-80C2B7F     412,000    $   94,160,000
 2......................  B767-300ER     30108      Nov-99    CF6-80C2B7F     412,000    $   89,540,000
 3......................  B767-300ER     30112      Sep-99    CF6-80C2B6F     412,000    $   89,170,000
 4......................   B737-300      28672      Jan-98     CFM56-3C1      139,500    $   33,740,000
 5......................   B737-300      28569      Feb-98     CFM56-3C1      139,500    $   33,830,000
 6......................   B737-300      28673      Feb-98     CFM56-3C1      139,500    $   33,700,000
 7......................   B737-300      23384      Aug-87     CFM56-3B2      138,500    $   19,030,000
 8......................   B737-400      24469      Jul-89     CFM56-3C1      142,500    $   22,900,000
 9......................     MD82        49513      Apr-90     JT8D-217A      149,500    $   18,690,000
10......................     MD82        49515      Oct-90     JT8D-217A      149,500    $   18,760,000
11......................     MD82        49511      Mar-90     JT8D-217A      149,500    $   18,580,000
12......................   A320-200       1093      Oct-99     CFM56-5B4      169,750    $   43,250,000
13......................   A320-200       1108      Nov-99     CFM56-5B4      169,750    $   43,290,000
14......................   B737-300      23376      Nov-86     CFM56-3B2      138,500    $   18,790,000
15......................   B737-300      29338      Jul-99     CFM56-3C1      139,500    $   36,250,000
16......................   B737-400      24512      Sep-89     CFM56-3C1      150,000    $   22,900,000
17......................   B737-300      28602      Sep-99     CFM56-3C1      139,500    $   36,550,000
18......................   B737-300      28606      Oct-99     CFM56-3C1      139,500    $   36,650,000
19......................   A320-200        879      Dec-98     CFM56-5B4      169,750    $   40,600,000
20......................     MD82        49419      Aug-87     JT8D-217A      149,500    $   15,830,000
21......................    MD11F        48523      Jun-92       PW4460       630,490    $   73,040,000
22......................   B737-700      28609      Nov-99     CFM56-7B24     154,500    $   38,690,000
23......................   B747-400      28427      Mar-98       PW4056       870,490    $  139,630,000
24......................     MD82        53147      Aug-93     JT8D-217C      149,500    $   22,150,000
25......................   B737-800      28591      Apr-99     CFM56-7B26     174,200    $   45,890,000
26......................   B737-800      28628      Jun-00     CFM56-7B26     174,200    $   49,470,000
27......................   B737-500      28565      Nov-97     CFM56-3C1      133,500    $   27,270,000
28......................   B737-800      28592      May-99     CFM56-7B26     174,200    $   45,500,000
29......................   B737-300      28570      Mar-98     CFM56-3C1      139,500    $   34,170,000
30......................     MD82        49501      Oct-87     JT8D-217A      149,500    $   16,820,000
31......................     MD82        49509      Aug-89     JT8D-217A      149,500    $   18,420,000
32......................     MD82        49519      Dec-90     JT8D-217A      149,500    $   19,400,000
33......................     MD83        49578      Mar-88      JT8D-219      160,000    $   18,150,000
34......................     MD82        49507      Nov-87     JT8D-217A      149,500    $   15,910,000
35......................  B767-300ER     26208      Sep-94       PW4060       407,990    $   68,040,000
36......................   B737-300      28671      Nov-97     CFM56-3C1      139,500    $   31,540,000
37......................   B737-700      28584      Dec-98     CFM56-7B24     154,500    $   36,050,000
38......................   A320-200       1152      Feb-00     CFM56-5B4      169,750    $   45,860,000
39......................  B767-300ER     30110      Dec-99    CF6-80C2B7F     411,990    $   85,340,000
                                                                                         --------------
    TOTALS............................................................................   $1,597,550,000
                                                                                         ==============

    Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

                                          Sincerely,
                                          AIRCRAFT INFORMATION SERVICES, INC.
                                          John D. McNicol
                                          VICE PRESIDENT
                                          Appraisals & Forecasts

                              BK ASSOCIATES, INC.
                            1295 NORTHERN BOULEVARD
                           MANHASSET, NEW YORK 11030
                     (516) 365-6272   -  FAX (516) 365-6287

May 15, 2001

Lease Investment Flight Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE 19890

Gentlemen:

    In response to your request, BK Associates, Inc. is pleased to provide this opinion of the Base Values as of December 31, 2000 on each of 39 commercial jet transport aircraft (the "Aircraft"), which comprise the Lease Investment Flight Trust ("LIFT"). The Aircraft are further identified in the attached Figure I by type, serial number, date of manufacture and engine model.

    Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

    Base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

VALUE METHODOLOGY

    As the definition suggests, Base Value is determined from historic and future value trends and is not influenced by current market conditions. It is often determined as a function of the original cost of the aircraft, technical characteristics of competing aircraft, and development of new models. BK Associates has determined from analysis of historic data, a relationship between aircraft age and its value as a percentage of original value for the average aircraft. These data form the basis for base value and forecast value determinations but must be adjusted to reflect the value of engine and gross weight options and other features of the aircraft.

    Our maintenance adjusted Base Values include appropriate financial adjustments based on our interpretation of the maintenance status data provided by GE Capital Aviation Services ("GECAS").

LIMITING CONDITIONS AND ASSUMPTIONS

    BK has not inspected the Aircraft nor their maintenance records but relied upon information supplied by GECAS and from BK's own database. In determining our values, the following assumptions apply to the aircraft:

        1. Our maintenance adjustments are approximate, based on industry average costs, and normally include an adjustment for the time remaining to a "C" check, time remaining to a "D" check, time remaining to landing gear overhaul and time remaining to a heavy shop visit on engines. Instances where insufficient data was available we assumed a half-time condition existed, and instances where engines were reported at a repair facility we valued that engine as fresh or zero-time since overhaul.

        2. The aircraft is in compliance with a civil airworthiness authority approved airline maintenance program, with all airworthiness directives, mandatory modifications and applicable service bulletins currently up to industry standard.

        3. The interior of the aircraft is in a standard configuration for its specific type, with the buyer furnished equipment and options of the types and models generally accepted and utilized in the industry.

        4.  The aircraft is in current flight operations.

        5.  The aircraft is sold for cash without seller financing.

        6.  The aircraft is in average or better condition.

        7. No accident damage has been incurred that would affect market values.

CONCLUSIONS

    Based on the above methodology, considerations and assumptions, it is our opinion that the current base value in U.S. dollars of each aircraft as of December 31, 2000, including appropriate financial adjustments considering the maintenance status of the Aircraft, is as shown in Figure I attached hereto.

    BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

                                          Sincerely yours,

                                          BK ASSOCIATES, INC.

                                          R. L. Britton
                                          VICE PRESIDENT
                                          ISTAT SENIOR CERTIFIED APPRAISER

RLB/kf
Attachment

                                    FIGURE I
                     LEASE INVESTMENT FLIGHT TRUST ("LIFT")
                               AIRCRAFT PORTFOLIO
                            AS OF DECEMBER 31, 2000

                                                                                         MAINTENANCE
                                                                                          ADJUSTED
                                      AIRCRAFT      SERIAL      MGF.                     BASE VALUE
NO.                                     TYPE        NUMBER      DATE      ENGINE TYPE      ($MIL)
---                                  -----------   --------   --------   -------------   -----------
1..................................   A320-200        879      Dec-98     CFM56-5B4         39.760
2..................................   A320-200       1093      Oct-99     CFM56-5B4         41.690
3..................................   A320-200       1108      Nov-99     CFM56-5B4         41.910
4..................................   A320-200       1152      Feb-00     CFM56-5B4         43.160
5..................................   B737-300      23376      Nov-86     CFM56-3B2         16.540
6..................................   B737-300      23384      Aug-87     CFM56-3B2         16.250
7..................................   B737-300      28671      Nov-97     CFM56-3C1         31.240
8..................................   B737-300      28672      Jan-98     CFM56-3C1         32.970
9..................................   B737-300      29338      Jul-99     CFM56-3C1         34.670
10.................................   B737-300      28673      Feb-98     CFM56-3C1         31.850
11.................................   B737-300      28602      Sep-99     CFM56-3C1         34.920
12.................................   B737-300      28606      Oct-99     CFM56-3C1         35.140
13.................................   B737-300      28570      Mar-98     CFM56-3C1         32.320
14.................................   B737-300      28569      Feb-98     CFM56-3C1         32.160
15.................................   B737-400      24469      Jul-89     CFM56-3C1         22.810
16.................................   B737-400      24512      Sep-89     CFM56-3C1         22.130
17.................................   B737-500      28565      Nov-97     CFM56-3C1         26.500
18.................................   B737-700      28584      Dec-98     CFM56-7B24        35.130
19.................................   B737-700      28609      Nov-99     CFM56-7B24        37.340
20.................................   B737-800      28591      Apr-99     CFM56-7B26        40.300
21.................................   B737-800      28592      May-99     CFM56-7B26        40.700
22.................................   B737-800      28628      Jun-00     CFM56-7B26        42.780
23.................................   B747-400      28427      Mar-98       PW4056         141.040
24.................................  B767-300ER     30112      Sep-99    CF6-80C2B6F        83.490
25.................................  B767-300ER     26208      Sep-94       PW4060          64.440
26.................................  B767-300ER     29618      May-00    CF6-80C2B7F        87.100
27.................................  B767-300ER     30108      Nov-99    CF6-80C2B7F        85.230
28.................................  B767-300ER     30110      Dec-99    CF6-80C2B7F        85.580
29.................................    MD11F        48523      Jun-92       PW4460          74.860
30.................................     MD82        49501      Oct-87     JT8D-217A         16.710
31.................................     MD82        49509      Aug-89     JT8D-217A         18.460
32.................................     MD82        49513      Apr-90     JT8D-217A         18.290
33.................................     MD82        49515      Oct-90     JT8D-217A         17.940
34.................................     MD82        53147      Aug-93     JT8D-217C         22.700
35.................................     MD82        49519      Dec-90     JT8D-217A         19.920
36.................................     MD82        49419      Aug-87     JT8D-217A         15.250
37.................................     MD82        49511      Mar-90     JT8D-217A         17.810
38.................................     MD82        49507      Nov-87     JT8D-217A         16.590
39.................................     MD83        49578      Mar-88      JT8D-219         18.030
                                                                                          --------
    TOTAL.............................................................................    1535.710
                                                                                          ========

                              MORTEN BEYER & AGNEW
                            AVIATION CONSULTING FIRM
                            APPRAISAL OF 39 AIRCRAFT

                                 PREPARED FOR:
                     LEASE INVESTMENT FLIGHT TRUST ("LIFT")

                                  MAY 15, 2001

      WASHINGTON, D.C.                    LONDON                       PACIFIC RIM
      2107 WILSON BLVD.            LAHINCH 62, LASHMERE            3-16-16 HIGASHIOOI
          SUITE 750                      COPTHORNE                    SHINAGAWA-KU
  ARLINGTON, VIRGINIA 22201             WEST SUSSEX                  TOKYO 140-0011
        UNITED STATES                 UNITED KINGDOM                      JAPAN
     PHONE +703 276 3200           PHONE +44 1342 716248           PHONE +81 337636845
      FAX +703 276 3201             FAX +44 1342 718967

                     I.  INTRODUCTION AND EXECUTIVE SUMMARY

    MORTEN BEYER & AGNEW (MBA) has been retained by Lease Investment Flight Trust ("LIFT") to determine the Current Adjusted Base Value of 39 aircraft in their present configuration as passenger or cargo aircraft. The aircraft and the respective Current Adjusted Base Value of the aircraft are identified in
Section III of this report.

    In performing this valuation, MBA did not independently inspect the aircraft and the associated records and documentation associated with each aircraft. MBA relied solely upon the technical data and maintenance status of the aircraft provided by GE Capital Aviation Services ("GECAS").

    Section II of this report presents definitions of various terms, including Current Base Value and Current Market Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading ("ISTAT"). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

    Based on the information set forth in this report, it is our opinion as of DECEMBER 31, 2000 that the Current Adjusted Base Value of this fleet of aircraft is $1,521,214,000 based on the respective adjustments noted in Section IV of this report.

                                II.  DEFINITIONS

CURRENT MARKET VALUE

    ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an asset under market circumstances that are perceived to exist at the time in question. Current Market Value assumes that the asset is valued for its highest, best use, and the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt transaction. It also assumes that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

    Market Value of a specific asset will tend to be consistent with its Base Value in a stable market environment. In situations where a reasonable equilibrium between supply and demand does not exist, trading prices, and therefore Market Values, are likely to be at variance with the Base Value of the asset. Market Value may be based upon either the actual (or specified) physical condition or maintenance time or condition status of the asset, or alternatively upon an assumed average physical condition and mid-life, mid-time maintenance status.

BASE VALUE

    The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question at any point in time. BV is founded in the historical trend of values and value in use, and is generally used to analyze historical values or to project future values.

    ISTAT defines Base Value as the Appraiser's opinion of the underlying economic value of an aircraft, engine, or inventory of aircraft parts/equipment (hereinafter referred to as "the asset"), in an open, unrestricted, stable market environment with a reasonable balance of supply and demand. Full consideration is assumed of its "highest and best use". An asset's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's-length, cash transaction between willing, able, and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an asset assumes the physical condition is average for an asset of its type and age. It further assumes the maintenance time/life status is at mid-time, mid-life (or benefiting from an above-average maintenance status if its is new or nearly new, as the case may be). Since Base Value pertains to a somewhat idealized asset and market combination it may not necessarily reflect the actual current value of the asset in question, but is a nominal starting value to which adjustments may be applied to determine an actual value. Because it is related to long-term market trends, the Base Value definition is commonly applied to analyses of historical values and projections of residual values.

                        III.  CURRENT MARKET CONDITIONS
                                AIRBUS A-320-200

    The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320 is now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start, but the V2500 gaining. At 11/30/00, 848 A320s have been delivered and 550 more are on order. The A320 has achieved a wide market base on all continents, with a total of 89 current operators.

    Other carriers, including Air France Groupe and Lufthansa, have each ordered six types of Airbus aircraft, and currently operate 116 and 114 Airbus aircraft respectively, and other major European operators are Swissair (54) and Iberia
(46). However, the European influence might tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 1999 order books indicate it is doing just that. MBA believes the combination of extremely efficient designs and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways' commitment for 400-some aircraft (including options) appears to justify.

    The A320 family incorporates an increased amount of composites in its secondary structure compared to older jets, a complete fly-by-wire control system, and a computerized flight management system which, when engaged, virtually precludes putting the aircraft into stalls or other extreme conditions. This system has been blamed by some for two early incidents in which the crews placed the aircraft in an untenable position close to the ground with the system disconnected and from which it was unable to recover. These two aircraft were totally cleared by the airworthiness authorities, as well as one involved in a third incident in which the crew made a below-minimum approach in bad weather and struck high ground. The third aircraft had no ground proximity warning device installed, a device now required by the French government and long required by many others. In general, all these components have held up well in service, and the reliability of the aircraft has been excellent.

    The A320 also offers the advantage of being able to carry seven LD-3 cargo containers--a feat not even the B-767 can perform. The fuselage is approximately 10 inches wider than that of the B-727/B-737/B-757 series, offering wider aisles and roomier seats--a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible. The only exception is the A300 "Beluga' an outsized special cargo aircraft, which is already being leased for commercial applications but is primarily in service for Airbus.

ECONOMICS

    The A320 vies with the B-757 for the most efficient aircraft in service. Fuel efficiency, new technology design and low operating cost parameters all combine to give this aircraft among the lowest seat mile costs of any being built or in service. MBA believes this model will produce very attractive operating and net ratios well into the next century.

                             BOEING 737-300/400/500

    As Stage 3 noise rules closed in at last on the B-737-200, Boeing re-engined the aircraft with the CFM-56 engine, which met the noise rules and also offered higher power and the opportunity to stretch both the fuselage (capacity) in the -400 model and the range. They also built the model -500, which kept the basic -200 configuration. The B-737-300 was introduced in the early 1980s, and entered service in 1984, several years behind the MD-80 which was already achieving extensive orders, again giving the lead to Douglas.

    As of October 2000, Boeing had delivered 1,988 of these re-engined 2nd Generation series, as the last -300 rolled out the door at Renton. Success was quick for the 2nd or "Current" Generation production B-737s, as they found homes in fleets already populated with the -100s and -200s. The aircraft particularly suited the deregulated American market, where smaller planes fitted hub-and-spoke operations. Overall, more than 100 airlines have selected the Current Generation B-737 to meet their growth/replacement needs. As airline consolidation continues, however, and as limited slot, gate, runway, and terminal facilities impede growth, we look to the airlines to turn to larger aircraft. This, in short, means that not all B-737 operators will upgrade with the newer 3rd Generation (-600/-700/-800/-900) models. The introduction of the -600/-700/-800/-900 series has preempted incoming orders for the current family (there were eight B-737-300/400/500 orders during 1999, and production and has ceased). The orders for Next Generation (NG) now stand at 1,972 of which 391 were received last year. This was the bright spot in Boeing's 2000 order picture. We suspect a good number of the orders for the -700/-800 will be converted to the -900 as time goes by. Eighty percent of American's 630-plane commitment to Boeing was for B-737s.

    Geographically, 90% of the Current Generation 737's are concentrated primarily in North America, Europe and the Pacific Rim, with the remaining 10% scattered throughout Africa, Asia and South America, and one operator with one aircraft in the Middle East.

    The 737-300/-400/-500 series is fully compliant with all current noise and environmental regulations, and has a wide margin of tolerance sufficient to meet Stage 4.

ECONOMICS

    The MBA Model indicates good operating economics for the 737-300 and particularly the higher capacity -400. The -500 is quite marginal on a comparable basis due to its lack of seat capacity and, therefore, lack of earning power. It was built to be a niche aircraft, and it is going to have to stay in its niche.

                           BOEING 737-600/700/800/900

LN-RPH

    Boeing began replacing the trio of B-737-300/-400/-500s with upgraded new generation versions beginning with the B-737-700 in 1997. Southwest Airlines' order for 63 of the series officially launched the program in late 1993, and with their most recent order of 94 with options for another 196 have secured the future of the program.

    The fuselage of these "Next Generation" (NG) aircraft mirror that of the first generation (which were out-growths of the original -100s and -200s). Upgraded avionics, a new wing design, and other improvements combine to increase range, efficiency, and performance in general. The CFM56-7 is the exclusive engine for the NG series. However, Boeing is losing market share to the more comfortable, wider A320 family.

    Prospects for the 3rd generation B-737 jets were thought to be considerably enhanced by the discontinuation of the MD-80/-90 series. The MD-95 has been adopted by Boeing as its 100-seat competitor under the aegis of B-717, competing with its own B-737-600. Airbus is becoming more aggressive with its A318/319/320/321 high-tech series and winning an increasing share of orders. During 2000 Airbus had 388 narrowbody orders, Boeing had 455.

    The Boeing 737NG aircraft are actually starting to compete with their older and larger sibling, the Boeing 757. Airlines such as Aloha and Southwest are finding the flexibility and the range offered by the 737-700 to fit very well with their respective trans-pacific and trans-continental routes. Delta has replaced their 757's with 737-800 aircraft on their routes to Central America. While the 737s are allowing for greater economics, the success will ultimately depend upon passenger preferences and tolerances for smaller cabins over longer journeys.

    As the industry passes the peak of the current cycle, the prospects for a downturn increase, together with deferrals and cancellations of orders for both manufacturers.

                                 BOEING 747-400

9M-MPK

    The B-747-400 is the current state-of-the-art model of the 747 family. It is offered with all three engine manufacturers' power plants in passenger, Combi, and cargo models. 535 -400s have been built as of November 2000, and 66 remain on order. The aircraft incorporates all of the design improvements developed over the life of the 747 program, including the extended upper deck, a two-pilot glass cockpit, a gross weight of 883,000 pounds at takeoff, and a range of up to 8,000 statute miles. The operator list is surprisingly thin in terms of numbers of airlines, but some individual fleets are huge. There are currently 39 operators of the 747-400, however, after mega-carriers like British Airways announced the partial removal of the -400 from their fleet, there is guaranteed to be some shifting. Recently, Virgin Atlantic announced it will be taking delivery of 5 more -400's to add to their current fleet of 6 -400 aircraft. These aircraft were originally slated for Alitalia. A low gross weight, high-density model, designated as the -400D, is also offered and is being used in the Japanese domestic market.

    The continuing flow of new B-747-400s has created a surplus of older B-747-100s, -200s, and -300s on the market. Until recently the new -400s have gone to meet the pent-up demand for capacity. Half of the aircraft in service and on order are operated by Pacific Rim carriers, not including the 58 operated by United and Northwest for the same area and the fleets of the European carriers which will be deployed on Pacific routes where demand is recovering.

    We consider the long-term value of the 747-400 series to be virtually bulletproof, even when Airbus builds its A380. Although it has suffered in the short term because of forced sales in a down market, its operational capabilities, strong development history, and large market presence assure it a leading role in the aircraft market for the next several decades. Boeing has marketed several other variations of the 747-400 including extended range and stretch models, but none have been ordered to date.

ECONOMICS

    The MBA Economic Model shows both the new B-747-400 all-passenger and Combi models to have high operating margins, that are largely offset at the net level by the high costs of ownership. This effectively mandates utilization in long haul, high utilization markets which, of course, is what the aircraft was built for. But in the event of low load factors and/or yields, the heavy financial burden will be felt more strongly than with a cheaper, older aircraft.

                               BOEING 767-300 ER

    The twin-aisle semi-widebody B-767 was launched in 1978 and entered service in 1982. The aircraft has undergone significant development in terms of gross weight and capacity, affecting payload and range. The initial model, the B-767-200, offered a MTOGW of 280,000 pounds, while the current 767-300ER is certified at 412,000 pounds. Early development of the Extended Range ("ER") extended the range of the -200, enabling it to fly the Atlantic nonstop. Initial routings were circuitous, since the aircraft had to stay within 90 minutes of a landing place. But as experience was gained, the FAA and international authorities approved ETOPS (extended range twin-engine over water operations), and more direct routes became possible. The first production models of the larger 767-300 were delivered in 1986 in domestic configuration, soon to be followed by successively higher gross weight ER models.

    Orders for the -200 slowed to a trickle following the introduction of the -300, and it is probable that production of this model will be discontinued in the near future, despite Continental's recent order. Much of the success of the B-767 program is attributable to ETOPS operations, where these aircraft (as well as the A310) have replaced B-747s, DC-10s, MD11s and L-1011s on many long flights. The 767 has an exemplary overall safety record, with only three flight accidents--one attributed to inadvertent thrust reverser deployment on a Lauda Air 767-300 over Bangkok, one Ethiopian -200 lost in a hijacking incident in the Comoro Islands in 1996, and the third was the recent Egypt Air accident off the coast of Nantucket.

ECONOMICS

    The MBA Model indicates that it is hard to make money with the B-767. Satisfactory margins are achieved only by classifying the B-767 as a narrowbody in terms of seating capacity. MBA has assumed that only 67.5 percent of maximum certified seating is installed in a widebody, compared to 85 percent in a narrowbody. This is in accord with industry experience. By making this narrowbody assumption, we increased the available seating of the B-767-300 from 218 to 247.

    MBA has classified the aircraft as having seven-abreast seating. Interestingly, British tour operators utilize the aircraft in an eight-abreast configuration, thus increasing potential maximum seating from 290 seats in our model to 375 seats claimed by Boeing. With 375 seats, the B-767-300 becomes a potent economic competitor. However, until the industry shows more signs of utilizing this capability we will continue to use the conventional capacity.

                              BOEING/DOUGLAS MD11
                                   Freighter

HL7371

    The MD11 was first ordered in 1986 and entered service at the end of 1990. The aircraft is a slightly larger version of the DC-10-30, with 45,000 pounds greater gross weight. The range is extended 1,000 miles to a maximum full-payload range of 7,000 miles. The aircraft was offered in passenger, cargo, and combi versions, and is equipped with the more fuel efficient PW 4460/4462 and GE CF6-80C2D1F engines.

    Early operational problems likely cost Douglas some of the inherent advantages of introducing the MD11 long before the A330/340 and 777. Fuel consumption of the MD11 has been about eight percent higher than guaranteed, although is still lower than older DC-10s. One operator (Garuda) terminated its MD11 orders for this reason.

    The MD11 is proving to be a better freighter than a passenger aircraft. An increasing number of passenger models are being converted to all-cargo led by American's 19-plane sale to FedEx. Recently, Boeing announced its purchase of 25-30 MD11's to be converted for UPS. This transaction increases the operator base for this aircraft which reinforces its position as a viable freighter.

    Boeing's election to suspend the production of Douglas commercial aircraft entirely has adversely affected the value of used models. Even though the Douglas Division will fully support their aircraft with spares and engineering, there is always a negative implication when aircraft become orphans, especially when only 192 are in current operation.

ECONOMICS

    The MD11 has proved to be a better cargo aircraft than passenger plane. Sixty-five are already in cargo configuration. When the FedEx and UPS programs are completed, more than fifty percent of the entire MD11 fleet will be all-cargo. With a 200,000 pound payload, good cube, and long range, the MD11 Freighter makes sense for a limited number of cargo operators, but not for the likes of Northern Air Cargo or Fine Air who operate in the long haul air cargo markets and use lower cost, older aircraft such as the B-747-100F, DC-8, or L-1011.

                             BOEING/DOUGLAS MD82/83

XA-AMP

    The Boeing MD-80 family of relatively quiet and fuel-efficient twinjets was initially certified by the Federal Aviation Administration in August 1980, and the first aircraft of the series entered airline service in October 1980. The final aircraft, an -83 model, was delivered to Trans World Airlines in December 1999. This ended a nineteen-year production run of 1,212 aircraft. Of those built, 1,179 remain in operation today; three have been retired, 21 are currently parked, and 12 have been destroyed.

    The MD-80's Pratt & Whitney JT8D-200 Series engines, combined with its efficient aerodynamic design, allow it to meet all current Stage III noise regulations while incurring operating costs that are among the lowest in the commercial aviation industry.

    MD-80's are rugged and proven aircraft, well liked by flight crews for their excellent handling characteristics, and appreciated by maintenance personnel for their mechanical reliability, simplicity and relatively low maintenance costs. The MD-80 series of aircraft have an excellent operational safety record; combined with MD-90s, the type has a very low "hull loss" accident rate of 0.43 per million departures.

    MD-80 Series operators range from the largest foreign and domestic trunk carriers to new startup airlines and charter operators. American Airlines operates the largest fleet of MD-80s, with a fleet of 274. The large number in operation worldwide ensures that support is widely available and economical.

    Highly reliable MD-80 series aircraft fly to more than 420 airports worldwide, with 4,800 daily flights. They have flown more than 36 million hours and 24 million flights since entering service in 1980, covering over 13 billion miles, carrying more than 1.9 billion passengers.

    Early MD-80 models were built with conventional flight instruments. Later variants were delivered equipped with four-tube Honeywell Electronic Flight Instrument Systems ("EFIS") suites.

STAGE III NOISE REGULATIONS--

    All of the above aircraft comply with the currently effective Stage III/Chapter III aircraft noise limitations, based on the information provided. However, the FAA and ICAO are currently planning the adoption of more stringent Stage IV noise regulations. The severity of the proposed new regulations currently stands at a 10 decibel reduction, however, the implementation schedule has not been determined nor the phase-out requirements. When enacted and effective these new regulations may limit the continued utilization of the subject aircraft in most areas of the world.

                                 IV. VALUATION

    In developing the Current Adjusted Base Value of this aircraft, MBA did not inspect the aircraft or verify their historical maintenance documentation, but relied on partial information supplied by GECAS. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions for the aircraft are as follows, FOR EACH AIRCRAFT:

    1.  The aircraft is in good overall condition.

    2. The overhaul status of the airframe, engines, landing gear and other major components are the equivalent of mid-time/mid-life, unless otherwise stated.

    3. The historical maintenance documentation has been maintained to acceptable international standards.

    4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

    5.  The aircraft is in a standard airline configuration.

    6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.

    7. Its modification status is comparable to that most common for an aircraft of its type and vintage.

    8.  Its utilization is comparable to industry averages.

    9.  There is no history of accident or incident damage.

    10. No accounting is made for lease revenues, obligations or terms of ownership unless otherwise specified.

                     LEASE INVESTMENT FLIGHT TRUST ("LIFT")

                                     AIRCRAFT        ENGINE         MTOW                      DATE OF
NO.                     SERIAL #       TYPE           TYPE         (LBS)      AIRFRAME      MANUFACTURE          LESSEE NAME
---                     ---------   -----------   -------------   --------   -----------   -------------   ------------------------
          1               29618     B767-300ER    CF6-80C2B7F     412,000     Widebody      05/09/2000     Air 2000
          2               30108     B767-300ER    CF6-80C2B7F     412,000     Widebody      11/01/1999     Air Canada
          3               30112     B767-300ER    CF6-80C2B6F     411,990     Widebody      09/14/1999     Air Canada
          4               28672     B737-300      CFM56-3C1       139,500    Narrowbody     01/09/1998     Air France
          5               28673     B737-300      CFM56-3C1       139,500    Narrowbody     02/16/1998     Air France
          6               28569     B737-300      CFM56-3C1       139,500    Narrowbody     02/20/1998     Air France
          7               23384     B737-300      CFM56-3B2       138,500    Narrowbody     08/14/1987     America West
          8               24469     B737-400      CFM56-3C1       142,500    Narrowbody     07/01/1989     Asiana Airlines
          9               49513     MD82          JT8D-217A       149,500    Narrowbody     04/01/1990     China Eastern
         10               49515     MD82          JT8D-217A       149,500    Narrowbody     10/09/1990     China Eastern
         11               49511     MD82          JT8D-217A       149,500    Narrowbody     03/31/1990     China Eastern
         12                1093     A320-200      CFM56-5B4       169,750    Narrowbody     10/26/1999     China Eastern
         13                1108     A320-200      CFM56-5B4       169,750    Narrowbody     11/16/1999     China Eastern
         14               23376     B737-300      CFM56-3B2       138,500    Narrowbody     11/01/1986     Delta Air Lines
         15               29338     B737-300      CFM56-3C1       139,500    Narrowbody     07/07/1999     easyJet Airline Co. Ltd
         16               24512     B737-400      CFM56-3C1       150,000    Narrowbody     09/01/1989     Garuda Indonesia
         17               28602     B737-300      CFM56-3C1       139,500    Narrowbody     09/10/1999     Go Fly Limited
         18               28606     B737-300      CFM56-3C1       139,500    Narrowbody     10/21/1999     Go Fly Limited
         19                 879     A320-200      CFM56-5B4       169,754    Narrowbody     12/15/1998     Iberworld
         20               49419     MD82          JT8D-217A       149,500    Narrowbody     08/12/1987     Korean Airlines
         21               48523     MD11F         PW4460          630,490    Freighter      06/30/1992     Korean Airlines
         22               28609     B737-700      CFM56-7B24      154,500    Narrowbody     11/18/1999     Jet Airways
         23               28427     B747-400      PW4056          870,490     Widebody      03/03/1998     Malaysian Airline System
         24               53147     MD82          JT8D-217C       149,500    Narrowbody     08/15/1993     Nouvelair Tunisie
         25               28591     B737-800      CFM56-7B26      174,200    Narrowbody     04/05/1999     Pegasus
         26               28628     B737-800      CFM56-7B26      174,200    Narrowbody     06/02/2000     Pegasus
         27               28565     B737-500      CFM56-3C1       133,500    Narrowbody     11/11/1997     Rio Sul
         28               28592     B737-800      CFM56-7B26      174,200    Narrowbody     05/01/1999     Royal Air Maroc
         29               28570     B737-300      CFM56-3C1       139,500    Narrowbody     03/27/1998     SATA--Air Acores
         30               49501     MD82          JT8D-217A       149,500    Narrowbody     10/29/1987     Spanair
         31               49509     MD82          JT8D-217A       149,500    Narrowbody     08/14/1989     Spanair
         32               49519     MD82          JT8D-217A       149,500    Narrowbody     12/01/1990     Spanair
         33               49578     MD83          JT8D-219        160,000    Narrowbody     03/16/1988     Spanair
         34               49507     MD82          JT8D-217A       149,500    Narrowbody     11/29/1987     Spanair
         35               26208     B767-300ER    PW4060          407,990     Widebody      09/08/1994     TWA (American Airlines)
         36               28671     B737-300      CFM56-3C1       139,500    Narrowbody     11/18/1997     VARIG
         37               28584     B737-700      CFM56-7B24      154,500    Narrowbody     12/28/1998     VARIG
         38                1152     A320-200      CFM56-5B4       169,754    Narrowbody     02/03/2000     Volare
         39               30110     B767-300ER    CF6-80C2B7F     411,990     Widebody      12/15/1999     Aeroflot

                          NOISE         ADJUSTED
NO.                     COMPLIANCE     BASE VALUE
---                    ------------   -------------
          1            Stage III         85,435,000
          2            Stage III         83,990,000
          3            Stage III         83,310,000
          4            Stage III         28,380,000
          5            Stage III         28,490,000
          6            Stage III         28,804,000
          7            Stage III         15,190,000
          8            Stage III         22,100,000
          9            Stage III         20,140,000
         10            Stage III         21,134,000
         11            Stage III         21,120,000
         12            Stage III         42,780,000
         13            Stage III         42,940,000
         14            Stage III         15,210,000
         15            Stage III         30,650,000
         16            Stage III         21,240,000
         17            Stage III         30,950,000
         18            Stage III         31,100,000
         19            Stage III         41,097,000
         20            Stage III         17,630,000
         21            Stage III         77,100,000
         22            Stage III         33,210,000
         23            Stage III        144,930,000
         24            Stage III         23,470,000
         25            Stage III         41,090,000
         26            Stage III         42,949,000
         27            Stage III         25,660,000
         28            Stage III         41,130,000
         29            Stage III         28,240,000
         30            Stage III         18,950,000
         31            Stage III         20,290,000
         32            Stage III         21,630,000
         33            Stage III         20,150,000
         34            Stage III         18,900,000
         35            Stage III         63,920,000
         36            Stage III         27,770,000
         37            Stage III         31,790,000
         38            Stage III         43,955,000
         39            Stage III         84,390,000
                                      -------------
                                      1,521,214,000
                                      =============

                                 VI. COVENANTS

    This report has been prepared for the exclusive use of LIFT and shall not be provided to other parties by MBA without the express consent of LIFT. MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Adjusted Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

    This report represents the opinion of MBA as to the Current Adjusted Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by LIFT or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

    This report has been prepared by:

                                          Bryson P. Monteleone
                                          DIRECTOR OF OPERATIONS

                                          Reviewed by:

                                          Morten S. Beyer, APPRAISER FELLOW
                                          CHAIRMAN & CEO
                                          ISTAT CERTIFIED SENIOR APPRAISER

May 15, 2001

                                 $1,369,000,000

                         LEASE INVESTMENT FLIGHT TRUST

                                   PROSPECTUS

                               OFFER TO EXCHANGE
           CLASS A-1 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1, CLASS A-2 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1, CLASS A-3 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1,
           CLASS B-1 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1,
             CLASS B-2 FIXED RATE ASSET BACKED NOTES SERIES 2001-1,
            CLASS C-1 FLOATING RATE ASSET BACKED NOTES SERIES 2001-1
                                      AND
             CLASS C-2 FIXED RATE ASSET BACKED NOTES SERIES 2001-1

                                NOVEMBER 8, 2001